Shearman & Sterling
599 Lexington Avenue
New York, New York 10028

June 29, 1994

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street
Washington, D.C. 20549

Attention:   Document Control--EDGAR

SUBJECT: Corning Incorporated and Corning Delaware, L.P.-- Amendment No. 2 to
         Registration Statement on Form S-3 (Registration No. 33-53821)


Ladies and Gentlemen:

     On behalf of Corning Incorporated ("Corning") and Corning Delaware, L.P. ("Corning Delaware"), we are hereby filing under the Securities Act of 1933, as amended, Amendment No. 2 to the Corning and Corning Delaware Registration Statement on Form S-3 (Registration No. 33-53821).

     If you should have any questions or comments concerning this filing, please call me at (212) 848-8983 or Cornelius J. Dwyer, Jr. at (212) 848-7019.

Very truly yours,

VIRGINIA A. MELVIN
Virginia A. Melvin



Enclosure

As filed with the Securities and Exchange Commission on June 28, 1994
                                                    Registration No 33-53821



                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                             AMENDMENT NO. 2 TO
                                  FORM S-3
                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933


                                  CORNING
                               DELAWARE, L.P.
              (Exact name of registrant as specified in charter)

                           CORNING INCORPORATED
              (Exact name of registrant as specified in charter)

             DELAWARE                               NEW YORK
   (State or other jurisdiction of       (State or other jurisdiction of
   incorporation or organization)        incorporation or organization)
            16-1460072                             16-0393470
  (IRS Employer Identification No.)     (IRS Employer Identification No.)

           c/o William C. Ughetta                             William C. Ughetta
             Corning Incorporated                            Corning Incorporated
             One Riverfront Plaza                            One Riverfront Plaza
            Corning, New York 14831                        Corning, New York 14831
                (607) 974-9000                                  (607) 974-9000
  (Name, address, including zip code, and        (Name, address, including zip code, and
  telephone number, including area code, of agent telephone number, including area code, of agent
                 for service)                                    for service)

                                  COPIES TO:

 Cornelius J. Dwyer, Jr.                        Robert W. Reeder, III
   Shearman & Sterling                           Sullivan & Cromwell
  599 Lexington Avenue                             250 Park Avenue
   New York, NY 10022                             New York, NY 10177
     (212) 848-4000                                 (212) 558-4000

Approximate date of commencement of proposed sale to public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.[x]

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
Information contained herein is
subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


SUBJECT TO COMPLETION, DATED JUNE 28, 1994

5,500,000


Corning Delaware

% Convertible Monthly Income Preferred Securities
("Convertible MIPS"*)
(liquidation preference $50 per security) guaranteed to the extent set forth herein by, and convertible into Common Stock of, Corning Incorporated


The 5,500,000    % Convertible Monthly Income Preferred Securities (the
"Preferred Securities") are being issued by Corning Delaware, L.P. ("Corning Delaware"), a Delaware limited partnership. All of the partnership interests in Corning Delaware, other than the limited partnership interests represented by the Preferred Securities, are owned by Corning Incorporated, a New York corporation ("Corning" or the "Company"), which is the general partner in Corning Delaware. The Preferred Securities will have a preference over all other partnership interests of Corning Delaware with respect to cash distributions and amounts payable on liquidation.


Holders of the Preferred Securities will be entitled to receive cumulative
cash distributions from Corning Delaware, at an annual rate of    % of the
liquidation preference of $50 per Preferred Security, accruing from       ,
1994 and payable monthly in arrears on the last day of each calendar month of
each year, commencing        , 1994 ("dividends"). See "Description of
Securities Offered--Preferred Securities--Dividends."


In the event of the liquidation of Corning Delaware, holders of Preferred Securities will be entitled to receive for each Preferred Security a liquidation preference of $50 plus accumulated and unpaid dividends to the date of payment, subject to certain limitations. See "Description of Securities Offered--Preferred Securities--Liquidation Rights."
                                                      (continued on next page)


 See "Investment Considerations" for a discussion of certain factors to be considered in connection with an investment in the Preferred Securities, including circumstances under which interest payments on the Subordinated Debentures (as defined) in which Corning Delaware will invest the proceeds from the sale of the Preferred Securities may be deferred for up to 60 months.


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                          Initial Public     Underwriting           Proceeds to
                                          Offering Price    Commission (1)   Corning Delaware (2) (3)
Per Corning Delaware Preferred Security        $                        (2)                 $
Total (4)                                      $                        (2)                 $

(1) Corning Delaware and Corning have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."

(2) In view of the fact that the proceeds of the sale of the Preferred Securities will ultimately be used by Corning Delaware to purchase convertible subordinated debentures of Corning, the Underwriting Agreement provides that Corning will pay to the Underwriters, as compensation
("Underwriters' Compensation"), $      per Preferred Security (or $    in the
aggregate). See "Underwriting."

(3) Expenses of the offering which are payable by Corning are estimated to be
$    .


(4) Corning Delaware and Corning have granted the Underwriters an option for 30 days to purchase up to an additional 825,000 Preferred Securities at the initial public offering price per share, solely to cover over-allotments. Corning will pay to the Underwriters, as Underwriters' Compensation, $ per Preferred Security purchased pursuant to this option. If such option is exercised in full, the total initial public offering price, underwriting commission and proceeds to Corning Delaware will be $, $and $, respectively. See "Underwriting."

The Preferred Securities offered hereby are offered severally by the Underwriters, as specified herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. It is expected that delivery of the Preferred Securities will be made only in book-entry form through the facilities of The Depository Trust Company on or
about           , 1994.

Goldman, Sachs & Co.                                       Lazard Freres & Co.

                 The date of this Prospectus is       , 1994.

(continued from previous page)


Each Preferred Security is convertible through Corning Delaware at the option of the holder, at any time, unless previously redeemed or exchanged, into shares of Corning Common Stock, par value $.50 per share ("Corning Common
Stock"), at the rate of   shares of Corning Common Stock for each Preferred
Security (equivalent to a conversion price of $   per share of Corning Common
Stock), subject to adjustment in certain circumstances. See "Description of Securities Offered--Preferred Securities--Conversion Rights." The last reported sale price of Corning Common Stock, which is listed under the symbol "GLW" on the New York Stock Exchange, on June 24, 1994 was $31.25 per share. The Preferred Securities are also subject to exchange through Corning Delaware, in whole but not in part, into shares of Series C Cumulative Convertible Preferred Stock, par value $100 per share ("Corning Series C Preferred Stock"), upon a vote of the holders of a majority of the aggregate liquidation preference of all outstanding Preferred Securities upon the failure of holders of Preferred Securities to receive dividends in full for 15 consecutive months and/or upon the occurrence of a Tax Event (as defined herein). The Corning Series C Preferred Stock will have dividend, conversion and optional redemption features substantially similar to those of the Preferred Securities but will not be subject to mandatory redemption. See "Description of Securities Offered--Preferred Securities--Optional Exchange for Corning Series C Preferred Stock" and "--Description of Corning Series C Preferred Stock."



The Preferred Securities are redeemable, at the option of Corning Delaware,
in whole or in part, on or after June   , 1998, at the redemption prices set
forth herein, together with accumulated and unpaid dividends to the date fixed for redemption. The Preferred Securities are subject to mandatory redemption on the 30th anniversary of the date of original issuance. See "Description of Securities Offered--Preferred Securities--Optional Redemption" and "--Mandatory Redemption."



Corning will irrevocably and unconditionally guarantee, on a subordinated basis and to the extent set forth herein, to pay in full the dividends by Corning Delaware on the Preferred Securities (if and to the extent declared from funds legally available therefor), the redemption price (including all accumulated and unpaid dividends) payable with respect to the Preferred Securities to the extent of funds legally available therefor and payments on liquidation with respect to the Preferred Securities (to the extent of the assets of Corning Delaware available for distribution to holders of the Preferred Securities). The guarantee will be unsecured and will be subordinate to all liabilities of Corning.
The proceeds from the offering of the Preferred Securities will be invested by Corning Delaware in convertible subordinated debentures of Corning (the "Subordinated Debentures") having the terms described herein. If Corning fails to make interest payments on the Subordinated
Debentures, Corning Delaware will have insufficient funds to pay dividends on the Preferred Securities. The guarantee does not cover payment of dividends when Corning Delaware does not have sufficient funds to pay such dividends. In such event (other than as a result of an extended interest period discussed below), holders of the Preferred Securities will be entitled to elect a Special General
Partner to enforce Corning Delaware's rights under the Subordinated Debentures. See "Description of Securities Offered--Preferred Securities--Voting Rights." Interest payment periods on the Subordinated Debentures are monthly but may be extended by Corning for up to 60 months, in which event Corning Delaware would be unable to make monthly dividend payments on the Preferred Securities. If Corning selects an interest period longer than one month, it will be prohibited from paying any dividends on Junior Stock (as defined under "Description of Securities Offered--Description of the Guarantee--Subordination"). The failure of holders to receive dividends in full for 15 consecutive months would trigger the right of the holders of the Preferred Securities to cause Corning Delaware to exchange the Subordinated Debentures for shares of Corning Series C Preferred Stock and distribute such shares to the holders of the Preferred Securities in exchange for the Preferred Securities. For a discussion of the United States federal income tax consequences of such an extended interest payment period, including the fact that holders will be required to include interest accruing on the Subordinated Debentures in their gross income for United States federal income tax purposes in advance of the receipt of cash dividend payments from Corning Delaware, see "Certain Federal Income Tax Considerations--
Original Issue Discount."



The Subordinated Debentures are subordinated in right of payment to all Senior Indebtedness (as defined under "Description of Securities
Offered--Description of the Subordinated Debentures--Subordination") of Corning. As of June 19, 1994, Corning had approximately $1.9 billion of Senior Indebtedness outstanding.


Application will be made to list the Preferred Securities on the New York Stock Exchange under the symbol "GLW pfM."


The Preferred Securities will be represented by a global certificate or certificates registered in the name of The Depository Trust Company ("DTC") or its nominee. Beneficial interests in the Preferred Securities will be shown on, and transfers thereof will be effected only through, records maintained by the participants in DTC. Except as described herein, Preferred Securities in certificated form will not be issued in exchange for the global certificates. See "Description of Securities Offered--Preferred Securities--Book-Entry-Only Issuance--The Depository Trust Company."

- ----------
*An application has been filed by Goldman, Sachs & Co. with the United States Patent and Trademark Office for the registration of the MIPS servicemark.

                            AVAILABLE INFORMATION


Corning is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by Corning may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at 7 World Trade Center, 13th Floor, New York, New York 10048 and 500 West Madison Street, 14th Floor, Chicago, Illinois 60661. Copies of such materials may be obtained upon written request from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, such materials may also be inspected and copied at the offices of the New York Stock Exchange, Inc. (the "NYSE"), 20 Broad Street, New York, New York 10005.


Corning and Corning Delaware have filed with the Commission a registration statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933, as amended. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement.

No separate financial statements of Corning Delaware have been included herein. Corning and Corning Delaware do not consider that such financial statements would be material to holders of Preferred Securities because Corning Delaware is a newly organized special purpose entity, has no operating history and no independent operations and is not engaged in, and does not propose to engage in, any activity other than as described under "Corning Delaware." Corning beneficially owns directly or indirectly all of Corning Delaware's partnership interests (other than the Preferred Securities).

               INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed with the Commission (File No. 1-3247) pursuant to the Exchange Act are incorporated herein by reference:

  1. Corning's Annual Report on Form 10-K for the fiscal year ended January 2, 1994, filed pursuant to Section 13(a) of the Exchange Act.


  2. All other reports filed by Corning pursuant to Section 13(a) or 15(d) of the Exchange Act since January 2, 1994, consisting of Corning's Quarterly Report on Form 10-Q for the twelve weeks ended March 27, 1994; and Corning's Current Reports on Form 8-K dated January 24, 1994, April 6, 1994 and June 28, 1994, respectively. Certain historical financial statements of Damon Corporation ("Damon") which was acquired in 1993 are included in Corning's Current Reports on Form 8-K dated August 4, 1993 and August 13, 1993.


  3. The description of Corning's Preferred Share Purchase Rights Plan contained in the registration statement on Form 8-A filed by Corning on July 8, 1986, including the amendment thereto on Form 8 filed by Corning on October 9, 1989.

  4. All other documents filed by Corning pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the Offering.


Corning will provide without charge to each person, including any beneficial owner of Preferred Securities, to whom a copy of this Prospectus is delivered, upon the written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests should be directed to Corning Incorporated, One Riverfront Plaza, Corning, New York 14831, Attention:
Secretary, telephone (607) 974-9000.


IN CONNECTION WITH THE OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE PREFERRED SECURITIES OFFERED HEREBY AND CORNING COMMON STOCK AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NEW YORK STOCK EXCHANGE, IN THE OVER-THE-COUNTER MARKET OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                             PROSPECTUS SUMMARY

The following summary is qualified in its entirety by the more detailed information and consolidated financial statements (including the notes thereto) appearing elsewhere or incorporated by reference in this Prospectus. Unless otherwise specified, references herein to the "Company" or "Corning" refer to Corning Incorporated and its consolidated subsidiaries. Prospective investors should carefully read the entire Prospectus.

                               CORNING DELAWARE

Corning Delaware is a special purpose limited partnership formed under the laws of the State of Delaware. All of its partnership interests (other than the Preferred Securities) are currently and will be beneficially owned directly or indirectly by Corning. Corning is the sole general partner (the "General Partner") in Corning Delaware.

                                 THE COMPANY

Corning traces its origins to a glass business established by the Houghton family in 1851. The present corporation was incorporated in the State of New York in December 1936, and its name was changed from Corning Glass Works to Corning Incorporated on April 28, 1989.


Corning is an international corporation competing in four broadly-based business segments: Specialty Materials, Communications, Laboratory Services and Consumer Products. Corning is engaged principally in the manufacture and sale of products made from specialty glasses and related inorganic materials having special properties of chemical stability, electrical resistance, heat resistance, light transmission and mechanical strength. Corning and its subsidiaries annually produce some 60,000 different products at 44 plants in eight countries. In addition, Corning, through subsidiaries and affiliates, engages in laboratory services businesses, including life and environmental sciences and clinical-laboratory testing, at more than 50 facilities in ten countries.


Corning has followed and will continue to follow a consistent strategy for its businesses:

  --to provide quality products and services to the four broad market segments in which it chooses to compete,

  --to be a market leader in each of its businesses, and

  --to fully utilize the talents and capabilities of all its employees.

Corning utilizes various strategies and tactics appropriate to each business and its specific markets. However, all strategies incorporate certain key elements.

In addition to the restructuring programs already under way, Corning is currently engaged in a comprehensive review of its business and cost structure. Corning expects this review to be substantially completed by the end of 1994.

Technology has been at the core of Corning's historical success. Corning's investment in research and development has been significant at $131 million in 1991; $151 million in 1992; and $173 million in 1993. Research and development spending has enabled Corning to remain at the forefront of technological advances for decades with new and improved products. Included among Corning's important technological discoveries over the years are optical fiber for telecommunications, ceramic substrates for automotive and stationary emission control devices, photosensitive glasses for various markets and mass produced television bulbs and incandescent light bulbs. Recent developments include an electrically heated automotive pollution control substrate, an expanded line of optical communications amplifiers, dispersion shifted optical fiber, a glass ceramic magnetic memory disk and active matrix liquid-crystal display glasses.


Alliances and acquisitions are utilized to leverage Corning's technologies and market position. Corning's extensive experience with alliances spans more than fifty years and includes jointly owned companies with The Dow Chemical Company ("Dow Chemical") in silicones, PPG Industries Inc. in glass block and foam glass, the Samsung Group and Asahi Glass in television bulbs, Siemens AG in opto-electronics, and Mitsubishi Heavy Industries Ltd. in stationary emission control devices.


Corning has recently completed several major strategic acquisitions, the most significant of which was the acquisition of Damon Corporation ("Damon") in August 1993. The acquisition of Damon has provided significant operating synergies with MetPath Inc. ("MetPath") and is expected to provide additional operating synergies upon full integration of Damon. Corning has also completed acquisitions in the optical-fiber and optical-cable businesses and the science products business and on June 7, 1994, merged Maryland Medical Laboratory Inc., a privately owned Baltimore, Maryland firm specializing in clinical laboratory testing for hospitals and physicians, with its MetPath clinical laboratory testing operations.

Quality is an important element of all of Corning's business strategies. This embodies an unwavering focus on satisfying the customer, continuous improvement of the processes which deliver products and services to the customer and creating an empowered workforce dedicated to serving the customer.

                             RECENT DEVELOPMENTS



Second Quarter 1994 Results
On June 28, 1994, Corning released its results for the quarter ended June 19, 1994. Corning's second quarter net income totaled $111.4 million, or $0.54 per share, compared to 1993's second quarter net income of $89.8 million, or $0.47 per share. Corning's first half net income totaled $169.4 million, or $0.82 per share, compared to 1993's first half net income of $139.6 million, or $0.73 per share.



Second quarter and first half sales increased approximately 20% to $1.1 billion and $2.1 billion, respectively. Approximately half of the increase in both periods was due to recent acquisitions, including the 1993 acquisition of Damon.



Earnings from consolidated operations increased 24% and 16% in the second quarter and first half, respectively. Sales and consolidated earnings growth in both the second quarter and first half resulted from strength across all business segments.



Equity company results for the second quarter and first half increased 24% and 46%, respectively, over the prior year period primarily due to continued improvement from operations at Dow Corning Corporation ("Dow Corning") and the elimination of losses from Vitro Corning, S.A. de C.V. ("Vitro Corning") which was divested in 1993.



Creation of Environmental Testing Services Company
On June 28, 1994, Corning and International Technology Corporation ("International Technology") created a jointly owned company to which Corning transferred the net assets of its environmental testing laboratory business and International Technology transferred the assets of its IT Analytical Services business. Corning and International Technology each own 50 percent of the company. Corning will account for its investment in the newly created company using the equity method of accounting for investments. The impact of the transaction is not expected to be material to Corning's financial statements.



Acquisition of Clinical Laboratory Testing Businesses
On June 7, 1994, Corning acquired all of the outstanding shares of Maryland Medical Laboratory Inc. and several affiliates (collectively, "Maryland Medical") for approximately 4.5 million shares of Corning Common Stock in a pooling of interests transaction. In connection with this transaction, Corning has granted to the stockholders of Maryland Medical registration rights with respect to the shares of Corning Common Stock they received. Pursuant to such rights, Corning is required to file a registration statement covering all 4.5 million shares of Corning Common Stock no later than 90 days after the written request of the designated representative of such stockholders. As of June 27, 1994, no such request had been received by Corning.


On June 1, 1994, Corning signed a definitive agreement to acquire all of the outstanding shares of the capital stock of Nichols Institute ("Nichols") in a transaction to be accounted for as a pooling of interests. Under the terms of the agreement, Corning will exchange newly issued and registered shares of Corning Common Stock with a value equal to up to $13 for each share of the capital stock of Nichols. Using an assumed price of $33 per share of Corning Common Stock and the number of shares of, and options to purchase, the capital stock of Nichols presently outstanding, approximately 6.7 million shares of Corning Common Stock and options to purchase approximately 1 million shares of Corning Common Stock will be issued in the transaction. Substantially all of the options to purchase shares of Corning Common Stock will be exercisable immediately following the closing of the transaction. In no event will more than 9.6 million shares of Corning Common Stock be issued and reserved for the exercise of options granted in connection with such transaction. The final exchange ratio of shares of Corning Common Stock for shares of Nichols capital stock will be determined by the price of Corning Common Stock during the 10-day trading period ending on the fifth trading day prior to the date of the Nichols stockholders meeting held to approve the transaction. The transaction is subject to regulatory approval and is expected to close in the second half of 1994.

Corning's consolidated financial statements for periods prior to these transactions will not be restated since the acquisitions are not material to Corning's financial position or results of operations. Corning will likely record a one-time charge of up to $10 million after-tax in the third quarter for transaction costs associated with these acquisitions and may possibly record an additional one-time charge of up to $25 million after-tax in the second half of 1994 for the integration of the Nichols and Maryland Medical operations into MetPath.

For a discussion of the registration rights granted to the stockholders of Maryland Medical and the registration of the shares of Corning Common Stock to be issued in the Nichols transaction, see "Description of Corning Capital Stock--Common Stock Eligible for Future Sale."


Sale of Parkersburg Plant
In May 1994, Corning sold its Parkersburg, W.Va., glass-tubing products plant to Schott Corporation, a subsidiary of the Schott Group, for $57 million and decided to exit several minor product lines in the specialty materials segment. The net gain from these transactions is not material.



Disposition of Clinical Laboratory Testing Operations
On April 4, 1994, MetPath sold the clinical laboratory testing operations of Damon in California for approximately $51 million in cash. No gain or loss will be recognized as a result of this transaction. The proceeds from the transaction were used to retire a portion of the debt incurred in connection with the acquisition of Damon in August 1993.




See "Investment Considerations" for a discussion of certain factors to be considered in connection with an investment in the Preferred Securities, including circumstances under which interest payments on the Subordinated Debentures (in which Corning Delaware will invest the proceeds from the sale of the Preferred Securities), may be deferred for up to 60 months.



                                 THE OFFERING

Securities Offered         5,500,000 of Corning Delaware's   % Convertible Monthly Income Preferred
                           Securities, liquidation preference of $50 per security. Additionally, Corning
                           Delaware and Corning have granted the Underwriters an option for 30 days to purchase up to an additional 825,000 Preferred Securities at the initial public offering price solely to cover over-allotments, if any.

Dividends                  Dividends on the Preferred Securities will be cumulative from        , 1994
                           and will be payable at the annual rate of   % of the liquidation preference
                           of $50 per Preferred Security. Dividends will be paid monthly in arrears on
                           the last day of each calendar month, commencing       , 1994. The proceeds from
                           the offering of the Preferred Securities will be invested in the Subordinated
                           Debentures. Interest payment periods on the Subordinated Debentures are monthly but may be extended from time to time by Corning for up to 60 months, in which event Corning Delaware would be unable to make monthly dividend payments on the Preferred Securities during the period of any such extension. During such period, interest on the Subordinated Debentures and dividends on the Preferred
                           Securities will compound monthly. The failure of holders of the Preferred Securities to receive dividends in full for 15 consecutive months or the occurrence of a Tax Event would trigger the right of such holders to cause Corning Delaware to exchange all of the Subordinated Debentures for shares of Corning Series
                           C Convertible Preferred Stock, par value $100 per share ("Corning Series C Preferred
                           Stock"), and to distribute such shares to the holders of Preferred Securities in exchange for the Preferred Securities. If the Preferred Securities remain outstanding for three months after the date of notice
                           of a Tax Event or, if occurring earlier than the end of such three-month period, the date on which a vote is taken at any special partnership meeting (or, in lieu of such a meeting, the date of a written consent) by the holders of the
                           Preferred Securities on the matter of whether to cause the exchange of all of the Subordinated Debentures for shares of Corning Series C Preferred Stock, then amounts available for distribution to holders may be reduced by Additional
                           Taxes (as defined under "Description of Securities Offered--Preferred
                           Securities--Dividends"). See "Description of Securities Offered--Description
                           of the Subordinated Debentures--Option to Extend Payment Period" and "Description
                           of Securities Offered--Preferred Securities--Optional Exchange for Corning
                           Series C Preferred Stock."

Liquidation Preference     $50 per Preferred Security, plus an amount equal to any accumulated and unpaid dividends (whether or not earned or declared).

Conversion into Corning
   Common Stock            Each Preferred Security is convertible through Corning Delaware at the option of the holder, at any time, unless previously redeemed or exchanged, into shares of Corning Common Stock, par value $.50 per share (the "Corning Common Stock"),
                           at the rate of        shares of Corning Common Stock for each Preferred Security
                           (equivalent to a conversion price of $     per share of Corning Common Stock),
                           subject to adjustment in certain circumstances. Upon receiving an irrevocable notice by a holder of a Preferred Security to exercise its conversion right,
                           Corning Delaware, on behalf of such holder, will exercise its option to convert a portion of the Subordinated Debentures into Corning Common Stock and will distribute such shares of Corning Common Stock to such holder in exchange for the Preferred Securities of such holder that have been so converted. See "Description of Securities Offered--Preferred Securities--Conversion Rights."

Redemption                 From time to time on and after      , 1998, the Preferred Securities will be
                           redeemable, at the option of Corning Delaware, in whole or in part, for cash at the redemption prices set forth herein, together with accumulated and unpaid dividends (whether or not earned or declared) to the date fixed for redemption.
                           The Preferred Securities are subject to mandatory redemption on the 30th anniversary of the date of original issuance at a redemption price of $50 per Preferred
                           Security together with accumulated and unpaid dividends (whether or not earned or declared). If Preferred Securities are called for redemption, the conversion right will terminate two calendar days prior to the redemption date.

Optional Exchange for
  Corning Series C         Upon the failure of holders of the Preferred Securities to receive, for 15 consecutive
  Preferred Stock          months, the full amount of dividend payments or the occurrence of a Tax Event, the holders of a majority of the aggregate liquidation preference of Preferred
                           Securities then outstanding may, at their option, cause Corning Delaware to exchange all (but not less than all) of the Subordinated Debentures for shares of Corning Series C Preferred Stock at the Exchange Price (as defined under
                           "Description of Securities Offered--Preferred Securities--Dividends") and
                           distribute such shares to the holders of Preferred Securities in exchange for such Preferred Securities.
                           The Corning Series C Preferred Stock will have dividend, conversion, optional redemption, and other terms substantially similar to the terms of the Preferred
                           Securities, except that, among other things, the holders of Corning Series C
                           Preferred Stock will have the right to elect two additional directors of Corning whenever dividends on the Corning Series C Preferred Stock are in arrears for
                           18 months (including for this purpose any arrearage with respect to the Preferred
                           Securities) and the Corning Series C Preferred Stock will not be subject to mandatory redemption.


Guarantee                  Pursuant to a Guarantee Agreement (the "Guarantee"), Corning will irrevocably and unconditionally agree, on a subordinated basis and to the extent set forth therein, to pay in full (a) the dividends (including any Additional Dividends thereon, as defined under "Description of Securities Offered--Preferred Securities--Additional
                           Dividends") by Corning Delaware on the Preferred Securities, if, and
                           to the extent declared from funds legally available therefor, (b) the redemption price (including all accumulated and unpaid dividends) of the Preferred Securities, to the extent of funds legally available therefor and (c) payments on liquidation with respect to the Preferred Securities, to the extent of the assets of Corning Delaware available for distribution to holders of the Preferred Securities. The Guarantee will be unsecured and will be subordinated to all liabilities of Corning and will rank pari passu with the Series B Preferred
                           Stock (as defined under "Description of Corning Capital Stock--Series Preferred
                           Stock"). A holder of Preferred Securities may enforce Corning's obligations under the Guarantee directly against Corning, and Corning waives any right or remedy to require that an action be brought against Corning Delaware or any other person or entity before proceeding against Corning. See "Description of Securities Offered--Description of the Guarantee."

Voting Rights              Generally, holders of the Preferred Securities will not have any voting rights.
                           However, upon an Event of Default under the Subordinated Debentures (as described under "Description of Securities Offered--Subordinated Debentures--Events of
                           Default"), a failure by Corning Delaware to pay dividends in full for 15 consecutive months (other than as a result of an election by Corning to defer interest payments)
                           or a default by Corning under the Guarantee, the holders of the Preferred Securities will be entitled to appoint and authorize a Special General Partner to enforce
                           Corning Delaware's rights under the Subordinated Debentures, enforce Corning's obligations under the Guarantee and declare and pay dividends on the Preferred
                           Securities to the extent funds are legally available therefor. In addition, upon the occurrence of a Tax Event, holders of the Preferred Securities will be entitled to call a special partnership meeting for the purpose of deciding whether to cause Corning Delaware to exchange all of the outstanding Subordinated
                           Debentures for shares of Corning Series C Preferred Stock at the Exchange Price
                           and distribute such shares to the holders of Preferred Securities in exchange for the Preferred Securities. See "Description of Securities Offered--Preferred
                           Securities--Dividends."

Use of Proceeds            The proceeds to be received by Corning Delaware from the sale of the Preferred
                           Securities will be invested in the Subordinated Debentures of Corning, which, after paying the expenses associated with this Offering, will use such funds to retire a significant portion of the Damon acquisition debt. See "Use of Proceeds."

Subordinated               The Subordinated Debentures will have a maturity of 30 years and will bear interest
  Debentures               at the rate of    % per annum, payable monthly in arrears. Corning has the right to select an interest payment period or periods longer than one month (during which period or periods interest will compound monthly), provided that any extended interest payment period does not exceed 60 months. If Corning selects an interest payment period longer than one month, it will be prohibited from paying dividends on any Junior Stock (as defined under "Description of Securities
                           Offered--Description of the Guarantee--Subordination") and making certain other restricted payments until monthly interest payments are resumed and all accumulated and unpaid interest (including any Additional Interest) on the Subordinated
                           Debentures is brought current. Corning will have the right to make partial payments of such interest during the extended interest payment period. The Subordinated
                           Debentures are convertible into shares of Corning Common Stock at the option of Corning Delaware and exchangeable for shares of Corning Series C Preferred
                           Stock as described above under "Optional Exchange for Corning Series C Preferred
                           Stock." On and after       , 1998, Corning may prepay the Subordinated Debentures,
                           in whole or in part. The payment of the principal and interest on the Subordinated
                           Debentures will be subordinated in right of payment to all Senior Indebtedness
                           (as defined under "Description of Securities Offered--Description of the
                           Subordinated Debentures--Subordination") of Corning. As of June 19, 1994, Corning
                           had approximately $1.9 billion of Senior Indebtedness outstanding.

                        SUMMARY FINANCIAL INFORMATION

The following is a summary of certain consolidated financial information that has been derived from the consolidated financial statements of Corning. The summary financial data set forth below for Corning for the 1989 through 1993 fiscal years are derived from its audited financial statements. The summary financial data set forth below for the first twelve weeks of 1994 and 1993 are derived from Corning's unaudited financial statements, which in the opinion of management contain all adjustments (consisting only of normal recurring items) necessary for the fair presentation of this information. The financial data should be read in conjunction with the information set forth in "Selected Consolidated Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations," and the historical financial information and related notes incorporated by reference in this Prospectus.

The unaudited pro forma combined financial information set forth below reflects the estimated impact on Corning's financial statements of the acquisition of Damon, the merger with Costar Corporation ("Costar"), the transaction with Unilab Corporation ("Unilab") and several other completed 1993 transactions, the Vitro transaction completed in January 1994, the acquisition of the optical-fiber and optical-cable businesses of Northern Telecom Limited ("NTL") by Corning and Siecor Corporation ("Siecor") in February 1994, the merger with Maryland Medical completed in June 1994, the pending acquisition of Nichols and the Offering (collectively, the "Transactions"). Such pro forma data assume the Transactions had been completed on January 4, 1993, for income statement data and by March 27, 1994, for balance sheet data. The unaudited pro forma combined financial information set forth below is derived from, and should be read in conjunction with, the unaudited pro forma combined financial information included elsewhere in this Prospectus and the historical financial statements of Corning and Damon incorporated by reference into this Prospectus. The unaudited pro forma combined financial information is presented for informational purposes only, and is not necessarily indicative of the results of operations or financial position which would have been achieved had the Transactions been completed on the dates indicated or the results that may be attained in the future.

See "Selected Consolidated Financial Data", "Corning Unaudited Pro Forma Combined Financial Information," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Incorporation of Certain Documents by Reference."

                                Twelve
                             Weeks Ended                         Fiscal Year Ended
                           Mar.       Mar.                             Dec.       Dec.
                            27,       28,      Jan. 2,    Jan. 3,      29,        30,       Dec. 31,
                           1994       1993       1994       1993       1991       1990        1989
                                        (dollars in millions, except per share amounts)
HISTORICAL:
Income Statement Data:
Net sales               $  948.9   $  817.0   $4,004.8   $3,708.7   $3,259.2   $2,940.5    $2,439.2
Income before
  extraordinary credit
  and cumulative
  effect of changes in
  accounting
  methods(a)                58.0       49.8      (15.2 )    266.3      311.2      289.1       259.4
Net income (loss)(a)        58.0       49.8      (15.2 )    (12.6 )    316.8      292.0       261.0
Balance Sheet Data:
Total assets            $5,430.2   $4,282.6   $5,231.7   $4,286.3   $3,852.6   $3,512.0    $3,360.7
Working capital            452.5      596.6      451.4      465.2      521.0      458.4       487.3
Loans payable beyond
  one year               1,573.6      916.7    1,585.6      815.7      700.0      611.2       624.5
Common stockholders'
  equity                 1,956.1    1,808.5    1,685.8    1,803.8    2,018.8    1,850.3     1,711.2
Per Common Share Data:
Income before
  extraordinary credit
  and cumulative
  effect of changes in
  accounting
  methods(a)            $   0.28  $    0.26  $   (0.09) $    1.40  $    1.66  $    1.53   $    1.39
Net income (loss)(a)        0.28       0.26      (0.09)     (0.08)      1.69       1.55        1.40
Common dividends
  declared(b)               0.17       0.17       0.68       0.62       0.68       0.46        0.53
PRO FORMA: (c)
Income Statement Data:
Net sales               $1,050.2              $4,798.9
Net income                  53.6                   8.8
Net income per share        0.25                  0.03
Balance Sheet Data:
Total assets            $5,721.3
Working capital            434.9
Loans payable beyond
  one year               1,357.1
Common stockholders'     2,052.5
  equity

(a) Amounts for all periods other than the first quarter 1994 are significantly impacted by certain non-recurring gains and losses and the cumulative effect of changes in accounting methods. See the Notes to Selected Consolidated Financial Data contained elsewhere in this Prospectus.
(b) Includes special dividends of $0.15 and $0.1125 per common share in 1991 and 1989, respectively.
(c) See the Notes to Corning Unaudited Pro Forma Combined Financial Information contained elsewhere in this Prospectus.

                                USE OF PROCEEDS

Corning Delaware will invest the proceeds from the Offering in the Subordinated Debentures. Corning, after payment of the Underwriters' Compensation (as defined under "Underwriting") and other expenses of the Offering, will use the net proceeds from the sale of the Subordinated
Debentures to Corning Delaware of $           ($        if the Underwriters'
over-allotment option is exercised in full) to retire a significant portion of the debt incurred in the 1993 acquisition of Damon. The Damon debt bears a variable interest rate based on the London Interbank Offered Rate and matures on December 31, 1995. For information concerning the Damon transaction, see "Business of Corning--Laboratory Services."

                          INVESTMENT CONSIDERATIONS

Prospective purchasers of Preferred Securities should carefully review the information contained elsewhere in this Prospectus and should particularly consider the following matters:

Subordinate Obligations Under Guarantee and Subordinated Debentures

Corning's obligations under the Guarantee are subordinate and junior in right of payment to all liabilities of Corning and the obligations of Corning under the Subordinated Debentures are subordinate and junior in right of payment to all Senior Indebtedness of Corning. See "Description of Securities Offered--Description of the Guarantee" and "Description of Securities Offered--Description of the Subordinated Debentures--Subordination."

Option to Extend Payment Periods


Corning has the right to extend interest payment periods on the Subordinated Debentures for up to 60 months, and, as a consequence, monthly dividends on the Preferred Securities would be deferred (but will continue to compound monthly) during any such extended interest payment period. In the event that Corning exercises this right, Corning may not declare dividends on any shares of Junior Stock (as defined under "Description of Securities Offered-- Description of the Guarantee--Subordination") during any such extended period and until all dividend arrearages have been paid in full. However, in the event such a deferral continues for more than 15 months, the holders of a majority of the aggregate liquidation preference of the Preferred Securities then outstanding may cause the exchange of all of the Preferred Securities for Corning Series C Preferred Stock at the Exchange Price. See "Description of Securities Offered--Description of the Subordinated Debentures--Option to Extend Interest Payment Period."


For a discussion of the taxation of such an exchange to holders, including the possibility that holders who exchange their Preferred Securities for Corning Series C Preferred Stock may be subject to additional income tax to the extent accrued but unpaid interest on the Subordinated Debentures is converted into accumulated and unpaid dividends on the Corning Series C Preferred Stock received in exchange for the Preferred Securities, see "Certain Federal Income Tax Considerations--Exchange of Preferred Securities for Corning Series C Preferred Stock."


Should an extended interest payment period occur, Corning Delaware, except in very limited circumstances, will continue to accrue income for United States federal income tax purposes which will be allocated, but not distributed, to holders of record of Preferred Securities. As a result, such holders would be required to include such interest in gross income for United States federal income tax purposes in advance of the receipt of cash dividend payments from Corning Delaware and would not receive the cash related to such income if such a holder disposes of its Preferred Securities prior to the record date for payment of dividends. See "Certain Federal Income Tax Considerations--Original Issue Discount."


Tax Event


In the case of a Tax Event, the holders of a majority of the aggregate liquidation preference of Preferred Securities then outstanding will have the right to cause all of the Preferred Securities to be exchanged for Corning Series C Preferred Stock at the Exchange Price. However, in the event that the Preferred Securities are not exchanged, the amounts available for distribution to holders may be reduced by Additional Taxes. Under certain circumstances giving rise to a Tax Event, the exchange of Preferred Securities for Corning Series C Preferred Stock would be a taxable transaction in which exchanging holders recognize gain. For a discussion of the taxation of such an exchange to holders, including the possibility that holders who exchange their Preferred Securities for Corning Series C Preferred Stock may be subject to additional income tax to the extent accrued but unpaid interest on the Subordinated Debentures is converted into accumulated and unpaid divi dends on the Corning Series C Preferred Stock received in exchange for the Preferred Securities, see "Certain Federal Income Tax
Considerations--Exchange of Preferred Securities for Corning Series C Preferred Stock."

                                CAPITALIZATION

The following table sets forth (i) the actual capitalization of Corning at March 27, 1994, (ii) the pro forma capitalization of Corning as of such date after giving effect to the completed or pending transactions and (iii) the pro forma capitalization of the Company as of such date as further adjusted to reflect the Offering, assuming no exercise of the Underwriters' over-allotment option. The table should be read in conjunction with the financial statements of Corning incorporated by reference in this Prospectus. See "Use of Proceeds," "Selected Consolidated Financial Data," "Unaudited Pro Forma Combined Financial Information," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and "Description of Securities Offered--Preferred Securities."

                                                           March 27, 1994
                                                              Pro
                                                 Actual      Forma     As Adjusted
                                                  (dollars in millions, except per
                                                             share data)
Short-Term Debt:
  Total short-term debt                         $  232.5   $  308.5        $  308.5
Long-Term Debt:
  Total long-term debt                           1,573.6    1,625.3         1,357.1
Convertible Preferred Securities of
  Subsidiary:                                                                 268.2
Convertible Preferred Stock:
 Par value $100 per share: 10,000,000 shares
   authorized; 255,036 shares of 8% Series B
   Preferred Stock outstanding                      25.5       25.5            25.5
Common Stockholders' Equity:
 Common Stock, including excess over par value
   and other capital: par value $0.50 per
  share;
   authorized 500,000,000 shares; 235,988,668
   issued                                          872.9      965.5           965.5
 Retained earnings                               1,603.9    1,607.7         1,607.7
 Less cost of 27,368,018 shares of common
  stock  in treasury                              (515.8)    (515.8)         (515.8)
 Cumulative translation adjustment                  (4.9)      (4.9)           (4.9)
  Total common stockholders' equity              1,956.1    2,052.5         2,052.5
   Total capitalization                         $3,787.7   $4,011.8        $4,011.8

              RATIOS OF EARNINGS TO COMBINED FIXED CHARGES AND
                          PREFERRED STOCK DIVIDENDS

The following table sets forth the historical ratio of earnings to combined fixed charges and preferred stock dividends of Corning for the periods indicated:

                                                                      Fiscal Year Ended
                                        Twelve Weeks
                                            Ended        Jan.     Jan.     Dec.      Dec.
                                          March 27,       2,       3,       29,       30,     Dec. 31,
                                            1994         1994     1993     1991      1990       1989
Ratio of Earnings to Combined Fixed
  Charges and Preferred Stock
  Dividends                                    3.2x     1.1x     3.8x      4.4x      4.6x        5.0x

For the purposes of computing the ratio of earnings to combined fixed charges and preferred stock dividends, earnings consist of (1) income before taxes on income, before equity in earnings and minority interest and before fixed charges (excluding interest capitalized during the period), (2) Corning's share of pre-tax earnings of fifty-percent owned companies, (3) Corning's share of pre-tax earnings of greater than fifty-percent owned unconsolidated subsidiaries, (4) dividends received from less than fifty-percent owned companies and Corning's share of losses of such companies, if any, if any debt of such companies is guaranteed by Corning and (5) previously capitalized interest amortized during the period; fixed charges consist of
(1) interest on indebtedness, (2) amortization of debt issuance costs, (3) a portion of rental expenses which represent an appropriate interest factor,
(4) Corning's share of the fixed charges of fifty-percent owned companies and
(5) fixed charges of greater than fifty-percent owned unconsolidated subsidiaries; and preferred dividends include the amount of pre-tax income required to pay preferred dividends on an after-tax basis.
            MARKET PRICES OF CORNING COMMON STOCK AND DIVIDENDS


Corning Common Stock is traded on the NYSE under the symbol "GLW." At June 23, 1994, there were 20,298 holders of record of Corning Common Stock and 213,575,956 shares outstanding. The following table sets forth the high and low sale prices for Corning Common Stock, as reported by the NYSE, and the cash dividends declared per share on Corning Common Stock, for the periods indicated.

                                         Price Range(a)
                                                           Cash Dividends
                                                            Declared Per
                                         High      Low        Share(a)
1991
 First Quarter                         $31.000  $21.063             $.125
 Second Quarter                         31.750   28.375              .125
 Third Quarter                          35.750   31.250              .125
 Fourth Quarter                         43.125   33.563              .300(b)
1992
 First Quarter                          40.313   28.750              .15
 Second Quarter                         38.625   31.500              .15
 Third Quarter                          38.625   34.375              .15
 Fourth Quarter                         39.750   34.750              .17
1993
 First Quarter                          39.000   29.000              .17
 Second Quarter                         35.875   31.500              .17
 Third Quarter                          35.125   26.875              .17
 Fourth Quarter                         28.250   24.000              .17
1994
 First Quarter                          33.125   27.625              .17
 Second Quarter                         34.125   30.250              .17
 Third Quarter (through June 24,
  1994)                                 33.000   31.250

(a) Per share amounts have been adjusted for the 2-for-1 stock split effective January 13, 1992.

(b) Includes a special dividend of $.15 per common share in the fourth quarter of 1991.


Corning has regularly paid cash dividends since 1881 and expects to continue to pay cash dividends. Corning's quarterly cash dividend is currently $.17 per share of Corning Common Stock. The payment of dividends is subject to the preferential dividend rights of any outstanding Series Preferred Stock of Corning (as defined under "Description of Corning Capital Stock--Series Preferred Stock"). Corning and its majority-owned subsidiaries would also be prohibited from paying dividends on Corning Common Stock at any time during an extended interest payment period with respect to the Subordinated Debentures, when there is an Event of Default (as defined under "Description of Securities Offered--Description of the Subordinated Debentures--Events of Default") under the Subordinated Debentures or when Corning has failed to make a payment required under the Guarantee. See "Description of Securities Offered--Description of the Guarantee--Certain Covenants of Corning." Since the declaration and payment of future dividends on Corning's capital stock will be based on a number of factors considered by Corning's Board of Directors, including current and prospective earnings, financial condition and capital requirements, and such other factors as the Board of Directors may deem relevant, there can be no assurance that dividends on Corning Common Stock will be paid in the future. See "Description of Corning Capital Stock--General--Dividend Rights and Restrictions."

                     SELECTED CONSOLIDATED FINANCIAL DATA

The following is a summary of certain consolidated financial information that has been derived from the consolidated financial statements of Corning. The summary financial data set forth below for Corning for the fiscal years 1989 through 1993 are derived from its audited financial statements. The selected consolidated financial data set forth below for the first twelve weeks of 1994 and 1993 are derived from Corning's unaudited financial statements, which in the opinion of management contain all adjustments (consisting only of normal recurring items) necessary for the fair presentation of this information. The financial data should be read in conjunction with the information set forth in "Management's Discussion and Analysis of Financial Condition and Results of Operations," and the historical financial information and related notes incorporated by reference in this Prospectus. See "Incorporation of Certain Documents by Reference."

                        SELECTED CONSOLIDATED FINANCIAL DATA

                                   Twelve
                                Weeks Ended                           Fiscal Year Ended
                               Mar.      Mar.                                Dec.       Dec.
                               27,       28,       Jan. 2,      Jan. 3,       29,        30,      Dec. 31,
                               1994      1993       1994         1993        1991       1990        1989
                                             (dollars in millions, except per share amounts)
Income Statement Data:
Revenues
 Net sales                  $  948.9  $  817.0     $4,004.8     $3,708.7   $3,259.2   $2,940.5     $2,439.2
 Royalty, interest and
  dividend  income               7.7       6.4         29.9         35.3       27.6       39.9         29.6
 Non-operating gains                       4.2          4.2          7.0        8.1       69.2        107.1
                               956.6     827.6      4,038.9      3,751.0    3,294.9    3,049.6      2,575.9
Deductions
 Cost of sales                 622.1     532.1      2,597.0      2,411.3    2,121.6    1,925.7      1,600.9
 Selling, general and
  administrative  expenses     185.7     168.6        774.0        692.2      622.5      581.8        491.8
 Research and development
   expenses                     38.2      37.7        173.1        151.1      130.7      124.5        109.6
 Provision for
  restructuring costs and
   other special charges                              207.0         63.3                               54.4
 Interest expense               25.8      16.5         88.2         62.6       58.1       54.0         44.5
 Other, net                      5.8       3.1         42.9         33.9       34.6       35.5         20.9
Income before taxes on
  income                        79.0      69.6        156.7        336.6      327.4      328.1        253.8
Taxes on income                 29.6      23.9         35.3         92.5      110.6      136.1        116.9
Income before minority
  interest and equity
  earnings                      49.4      45.7        121.4        244.1      216.8      192.0        136.9
Minority interest in
  earnings of subsidiaries      (7.9)     (3.1)       (16.6)       (21.6)     (17.3)     (10.4)        (4.2)
Equity in earnings
  (losses) of associated
  companies before
  cumulative effect of
  changes in accounting
  methods                       16.5       7.2       (120.0)        43.8      111.7      107.5        126.7
Income (Loss) before
  Extraordinary Credit and
  Cumulative Effect of
  Changes in Accounting
  Methods                       58.0      49.8(a)     (15.2)(c)    266.3(d)   311.2(f)   289.1(g)     259.4(h)
 Tax benefit of loss
  carryforwards                                                      7.7        5.6        2.9          1.6
 Cumulative effect of
  changes in  accounting
  methods                                                         (286.6)
Net Income (Loss)           $   58.0  $   49.8(b)  $  (15.2)(b) $  (12.6)(e) $316.8   $  292.0     $  261.0
Balance Sheet Data:
 Total assets               $5,430.2  $4,282.6     $5,231.7     $4,286.3   $3,852.6   $3,512.0     $3,360.7
 Working capital               452.5     596.6        451.4        465.2      521.0      458.4        487.3
 Loans payable beyond one
  year                       1,573.6     916.7      1,585.6        815.7      700.0      611.2        624.5
 Common stockholders'
  equity                     1,956.1   1,808.5      1,685.8      1,803.8    2,018.8    1,850.3      1,711.2
Per Common Share Data:(i)
 Income (loss) before
  extraordinary  credit
  and cumulative effect of
   changes in accounting
  methods                   $   0.28  $   0.26     $  (0.09)    $   1.40   $   1.66   $   1.53     $   1.39
 Net income (loss)              0.28      0.26        (0.09)       (0.08)      1.69       1.55         1.40
 Common dividends
  declared(j)                   0.17      0.17         0.68         0.62       0.68       0.46         0.53

The accompanying notes are an integral part of these statements.

(a) During the first quarter 1993, Corning recognized a non-operating gain totaling $4.2 million ($2.6 million after-tax).

(b) Effective January 4, 1993, Corning and its subsidiaries adopted Financial Accounting Standard No. 109, " Accounting for Income Taxes" ("FAS 109") and Financial Accounting Standard No. 112, "Employers' Accounting for
Postemployment Benefits" ("FAS 112"). The impact of adopting FAS 109 and FAS 112 was not material to the financial statements.

(c) In 1993, Corning recognized net non-recurring losses from consolidated operations totaling $202.8 million ($117.9 million after-tax and minority interest), including a non-operating gain of $4.2 million ($2.6 million after-tax); a charge of $36.5 million ($22.0 million after tax) to reflect the settlement and related legal expenses incurred in the compromise agreement between MetPath and the Civil Division of the Department of Justice; and a restructuring charge totaling $170.5 million ($98.5 million after tax and minority interest) as a result of costs to integrate the Damon and Costar acquisitions and a planned company-wide restructuring program announced October 6, 1993 to reduce overhead costs during 1994.
Corning also recorded a $203.1 million reduction in equity earnings as a result of a charge taken by Dow Corning related to breast-implant litigation and a $9.5 million reduction in equity earnings as a result of a restructuring charge taken by Vitro Corning.

(d) In 1992, Corning recognized net non-operating gains from consolidated operations totaling $7.0 million ($21.7 million after- tax), including a gain of $10.1 million (before- and after-tax) from the sale of an additional equity interest in Corning Japan K.K. and a pre-tax loss of $7.3 million ($9.0 million after-tax gain) from the formation of the consumer housewares venture with Vitro S.A. ("Vitro"). Corning also recorded a provision of $63.3 million ($32.1 million after-tax of $22.9 million and minority interest of $8.3 million) as a result of Corning Vitro Corporation's ("Corning Vitro") decision to restructure its Brazilian operations.
Corning also recognized a $37.7 million reduction in equity earnings which included $24.5 million of costs associated with Dow Corning's terminated breast implant business and $13.2 million of restructuring charges associated with Dow Corning's exit from its Brazilian operations and other cost-reduction programs.

(e) Effective December 30, 1991, Corning and its subsidiaries adopted Financial Accounting Standard No. 106, "Employers' Accounting for Postretirement Benefits Other than Pensions" ("FAS 106"). The cumulative effect of adopting FAS 106 resulted in a charge of $294.8 million (after-tax and minority interest), or $1.56 per share, in 1992. In addition, an $8.2 million gain, or $0.04 per share, from an equity company's adoption of FAS 109 was recognized in 1992.

(f) In 1991, the Company recognized net non-operating gains from consolidated operations totaling $8.1 million ($14.6 million after-tax) which included a gain of $5.3 million (before- and after-tax) on the sale of a less than 10% equity interest in Corning Japan. The Company also recognized an $8.2 million reduction in equity earnings to reflect a charge recorded by Dow Corning for costs associated with its breast implant business.

(g) In 1990, the Company recognized non-operating gains totaling $69.2 million ($29.2 million after-tax) on the sales of certain investments, including a gain on the sale of substantially all the Company's investment in Iwaki Glass Company Ltd. totaling $51.1 million ($19.4 million after-tax).

(h) In 1989, the Company recognized non-operating gains totaling $107.1 million ($61.9 million after-tax), including a gain on the sale of its 50% interest in Ciba Corning Diagnostics Corp. of $75.7 million ($41.0 million after-tax) and a gain of $21.7 million ($13.7 million after-tax) related to patent infringement matters in the optical-fiber business.
Also in 1989, the Company provided $54.4 million ($45.0 million after-tax) for the repositioning of certain businesses and facilities. The provision related primarily to consumer product operations worldwide, and to certain other operations in Europe.

(i) Per share amounts have been adjusted for the 2-for-1 stock split effective January 13, 1992.

(j) Includes special dividends of $0.15 and $0.1125 per common share in 1991 and 1989, respectively.

          CORNING UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION


The Unaudited Pro Forma Combined Financial Information (the "Unaudited Pro Forma Information") is presented to reflect the estimated impact on Corning's Financial Statements of the following proposed or completed transactions (collectively, the "Transactions"):


* The acquisition of Damon in August 1993, at a total purchase price of approximately $405 million, including acquisition expenses. The transaction has been accounted for as a purchase.

* The acquisition of Costar in September 1993, the transaction with Unilab in November 1993, and other acquisitions completed in 1993 (collectively, the "Other 1993 Transactions") which individually and in the aggregate are not significant. The Costar merger and the Unilab transaction are described in Notes 4 and 5, respectively.

* The acquisition of the optical-fiber and optical-cable businesses of Northern Telecom Limited ("NTL") by Corning and Siecor for $131 million in February 1994, the Vitro transaction completed in January 1994 and the merger with Maryland Medical for 4.5 million shares of Corning Common Stock in June 1994 (collectively, the "Completed 1994 Transactions"). The NTL transaction has been accounted for as a purchase and the Maryland Medical transaction will be accounted for as a pooling of interests. The Vitro transaction is described in Note 6.
The NTL and Vitro transactions were financed by the issuance of 8.0 million shares of Corning Common Stock in February 1994.

* The proposed acquisition of Nichols for an estimated 6.7 million shares of Corning Common Stock and options to purchase approximately 1 million shares of Corning Common Stock (the "Pending 1994 Transaction"). This transaction will be accounted for as a pooling of interests.

* The issuance by Corning Delaware of $275 million of Preferred Securities in the Offering and the use of the net proceeds thereof by Corning to retire a significant portion of the indebtedness incurred in connection with the Damon transaction.

The Unaudited Pro Forma Combined Statements of Income for the year ended January 2, 1994, and the twelve weeks ended March 27, 1994, assume that the Transactions had been completed on January 4, 1993. The Unaudited Pro Forma Combined Balance Sheet at March 27, 1994, assumes that the Transactions had been completed by that date. Corning's consolidated financial statements for periods prior to the two pooling of interests transactions will not be restated since the acquisitions are not material to Corning's financial position or results of operations.

The Unaudited Pro Forma Information gives effect only to the adjustments set forth in the accompanying notes and does not reflect any synergies anticipated by Corning's management as a result of these acquisitions. The Unaudited Pro Forma Information is not necessarily indicative of the results of operations or financial position which would have been achieved had the Transactions been completed as of the beginning of the earliest period presented, nor is it necessarily indicative of Corning's future results of operations or financial position.

Corning has completed or has pending several business dispositions in 1994 which individually and in the aggregate are not significant to Corning's consolidated financial statements. As such, pro forma data on these transactions are not presented.


The Unaudited Pro Forma Information should be read in conjunction with the historical financial statements of Corning and Damon incorporated by reference into this Prospectus.

                                   CORNING
               UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
                          YEAR ENDED JANUARY 2, 1994
                   (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                                        ---------------Pro Forma-------------
                                                                                       Adjustments
                                              Other Completed  Pending                        to
                                               1993     1994     1994                      Reflect
                                             Trans-    Trans-   Trans-  Adjust-              the        As
                                            actions   actions   action    ments  Combined Offering   Adjusted
                 Corning (1)    Damon (2)      (3)      (4)       (5)     (6)       (7)      (8)       (9)
Revenues
 Net sales           $4,004.8       $199.9   $146.1    $168.5   $279.6           $4,798.9            $4,798.9
 Royalty,
  interest
  and
   dividend
  income                 29.9                                                        29.9                29.9
 Non-operating
  gains                   4.2                                                         4.2                 4.2
                      4,038.9        199.9    146.1     168.5    279.6            4,833.0             4.833.0
Deductions
 Cost of
  sales               2,597.0        129.4    105.4     128.2    175.3  $  13.5(a)3,148.8             3,148.8
 Selling,
  general and
   administrative
   expenses             774.0         58.1     23.1      32.0     75.2              962.4               962.4
 Research and
   development
  expenses              173.1                   2.2       1.8      4.2              181.3               181.3
 Provision
  for
  restructuring
  and other
  special
  charges               207.0                                     16.0    (55.0)(b)  168.0              168.0
 Interest
  expense                88.2          5.6      3.6       1.5     11.7     14.2(c)   124.8  $(13.1)(h)  111.7
 Other, net              42.9          1.0      0.6      (0.2)     2.6     (1.0)(d)   45.9               45.9
Income (loss)
  before
  taxes on
  income                156.7          5.8     11.2       5.2     (5.4)    28.3      201.8    13.1      214.9
Tax provision
  (benefit)              35.3          2.1      3.9       1.0     (1.0)    14.5(e)    55.8     4.6(i)    60.4
Income (loss)
  before
  minority
  interest
  and equity
  earnings              121.4          3.7      7.3       4.2     (4.4)    13.8      146.0     8.5      154.5
Minority
  interest in
  earnings of
  subsidiaries          (16.6)        (2.2)             (15.1)              0.8(f)   (33.1)             (33.1)
Dividends on
  convertible
  preferred
  securities
  of
  subsidiary                                                                                 (11.6)(j)  (11.6)
Equity in
  earnings
  (loss) of
  associated
  companies            (120.0)                           19.0                      (101.0)            (101.0)
NET INCOME
  (LOSS)             $  (15.2)      $  1.5   $  7.3    $  8.1   $ (4.4) $  14.6  $   11.9   $ (3.1)      $8.8
Weighted
  Average
  Shares
  Outstanding         191.963                                            23.325(g) 215.288            215.288
Earnings Per
  Common
  Share:
NET INCOME
  (LOSS)             $  (0.09)                                                   $   0.05               $0.03

(1) Represents the historical results of operations of Corning for the year ended January 2, 1994.
(2) Represents the historical results of operations of Damon for the seven months ended July 31, 1993.
(3) Represents the historical results of operations of the businesses involved in the Other 1993 Transactions through the respective acquisition dates.
(4) Represents the historical results of operations of the businesses involved in the Completed 1994 Transactions for the year ended January 2, 1994.
(5) Represents the historical results of operations of the business to be acquired in the Pending 1994 Transaction for the year ended December 31, 1993.
(6) See Note 2 to the Unaudited Pro Forma Information--Statement of Income.
(7) Reflects the results of operations of Corning on a pro forma basis assuming the Transactions had been completed on January 4, 1993.
(8) See Note 2 to the Unaudited Pro Forma Information--Adjustments to Reflect the Offering.
(9) Reflects the results of operations of Corning on a pro forma basis assuming the Transactions and the Offering had been completed on January 4, 1993.

                                   CORNING
               UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
                      TWELVE WEEKS ENDED MARCH 27, 1994
                   (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                     -------------------------Pro Forma----------------------
                                                                                   Adjustments
                               Completed     Pending                                    to
                                 1994          1994                                  Reflect
                  Corning       Trans-        Trans-                                   the            As
                    (1)       actions(2)    action(3)Adjustments(4)  Combined(5)   Offering(6)   Adjusted(7)
Revenues
 Net sales         $  948.9        $31.7         $69.6                  $1,050.2                     $1,050.2
 Royalty,
  interest
  and
  dividend
  income                7.7                                                  7.7                          7.7
                      956.6         31.7          69.6                   1,057.9                      1,057.9
Deductions
 Cost of
  sales               622.1         21.8          46.5      $   1.3(a)     691.7                        691.7
 Selling,
  general and
  administrative
  expenses            185.7          9.4          18.5                     213.6                        213.6
 Research and
  development
  expenses             38.2          0.3           0.9                      39.4                         39.4
 Provision
  for
  restructuring
  and other
  special
  charges                                          1.8                       1.8                          1.8
 Interest
  expense              25.8          0.4           2.6                      28.8          $(2.1)(h)      26.7
 Other, net             5.8         (0.1)          0.6                       6.3                          6.3
Income before
  taxes on
  income               79.0         (0.1)         (1.3)        (1.3)        76.3            2.1          78.4
Tax provision
  (benefit)            29.6                        0.2         (0.3)(e)     29.5            0.8(i)       30.3
Income (loss)
  before
  minority
  interest
  and equity
  earnings             49.4         (0.1)         (1.5)        (1.0)       46.8            1.3          48.1
Minority
  interest in
  earnings of
  subsidiaries         (7.9)        (0.3)                      (0.1)(f)     (8.3)                        (8.3)
Dividends on
  convertible
  preferred
  securities
  of
  subsidiary                                                                              (2.7)(j)       (2.7)
Equity in
  earnings of
  associated
  companies            16.5                                                 16.5                         16.5
NET INCOME
  (LOSS)           $   58.0        $(0.4)        $(1.5)     $  (1.1)    $  55.0          $(1.4)      $  53.6
Weighted
  Average
  Shares
  Outstanding       202.325                                  13.867(g)   216.192                      216.192
Earnings Per
  Common
  Share:
NET INCOME         $   0.28                                             $   0.25                     $   0.25

(1) Represents the historical results of operations of Corning for the twelve weeks ended March 27, 1994.
(2) Represents the historical results of operations of the businesses involved in the Completed 1994 Transactions through the earlier of March 27, 1994 or the respective acquisition dates.
(3) Represents the historical results of operations of the business to be acquired in the Pending 1994 Transaction for the quarter ended March 31, 1994.
(4) See Note 2 to the Unaudited Pro Forma Information--Statement of Income.
(5) Reflects the results of operations of Corning on a pro forma basis assuming the Transactions had been completed on January 4, 1993.
(6) See Note 2 to the Unaudited Pro Forma Information--Adjustments to Reflect the Offering.
(7) Reflects the results of operations of Corning on a pro forma basis assuming the Transactions and the Offering had been completed on January 4, 1993.

                                   CORNING
           UNAUDITED PRO FORMA COMBINED CONSOLIDATED BALANCE SHEET
                                MARCH 27, 1994
                   (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                          ------------------------Pro Forma--------------------
                                                                                      Adjustments
                                                                                           to
                                  Completed     Pending                                 Reflect
                                     1994         1994                                    the            As
                      Corning    Transaction  Transaction                  Combined     Offering      Adjusted
                       (1)           (2)          (3)     Adjustments        (4)          (5)            (6)
Assets
Current Assets
 Cash and
  short-term
  investments         $   98.2         $ 0.7      $ 13.5                   $  112.4                    $  112.4
 Receivables,
  net                    752.2          19.0        55.6                      826.8                       826.8
 Inventories             378.1           2.3        11.2                      391.6                       391.6
 Deferred taxes
  on income and
  other
   current assets        264.2           1.6         9.8                      275.6                       275.6
Total Current
  Assets               1,492.7          23.6        90.1                    1,606.4                     1,606.4
Investments              650.1                                                650.1                       650.1
Plant and
  Equipment, net       1,776.2          19.3        88.6                    1,884.1                     1,884.1
Goodwill and
  Intangibles,
  net                  1,193.1                      65.1                    1,258.2                     1,258.2
Other Assets             318.1           0.8         3.6                      322.5                       322.5
                      $5,430.2         $43.7      $247.4                   $5,721.3                    $5,721.3
Liabilities and
  Stockholders'
  Equity
Current
  Liabilities
 Loans payable        $  232.5         $11.1      $ 64.9                   $  308.5                    $  308.5
 Accounts
  payable                170.6           8.3        20.1                      199.0                       199.0
 Other accrued
  liabilities            637.1           4.1        22.8                      664.0                       664.0
Total Current
  Liabilities          1,040.2          23.5       107.8                    1,171.5                     1,171.5
Other
  Liabilities            652.6           0.8        10.9                      664.3                       664.3
Loans Payable
  Beyond One Year      1,573.6          13.7        38.0                    1,625.3       $(268.2)(k)   1,357.1
Minority
  Interest In
  Subsidiary
  Companies              182.2                                                182.2                       182.2
Convertible
  Preferred Stock
  of Subsidiary                                                                             268.2(k)      268.2
Convertible
  Preferred Stock         25.5                                                 25.5                        25.5
Common
  Stockholders'
  Equity               1,956.1           5.7        90.7                    2,052.5                     2,052.5
                      $5,430.2         $43.7      $247.4                   $5,721.3       $            $5,721.3

(1) Represents the historical financial position of Corning at March 27, 1994.
(2) Represents the historical financial position of the business involved in the Completed 1994 Transaction at March 31, 1994.
(3) Represents the historical financial position of the business to be acquired in the Pending 1994 Transaction at March 31, 1994.
(4) Reflects the financial position of Corning on a pro forma basis assuming the Transactions had been completed by March 27, 1994.
(5) See Note 2 to Unaudited Pro Forma Information--Adjustments to Reflect the Offering.
(6) Reflects the financial position of Corning on a pro forma basis assuming the Transactions and the Offering had been completed by March 27, 1994.

                                   CORNING
         NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

Note 1--Basis of Presentation:
The Unaudited Pro Forma Combined Statements of Income reflect Corning's results of operations for the year ended January 2, 1994, and the twelve weeks ended March 27, 1994, on a pro forma basis assuming the Transactions had been completed as of January 4, 1993. The Unaudited Pro Forma Combined Balance Sheet at March 27, 1994, assumes that the Transactions had been completed by that date.


Corning's management believes that the assumptions used in preparing the Unaudited Pro Forma Information provide a reasonable basis for presenting all of the significant effects of the Transactions, that the pro forma adjustments give appropriate effect to those assumptions and that the pro forma adjustments are properly applied in the Unaudited Pro Forma
Information.


Note 2--Pro Forma Adjustments:
 Statement of Income
(a) The pro forma adjustment to cost of sales represents the increase in amortization of the excess of cost over fair value of tangible net assets acquired in the Damon transaction, the Other 1993 Transactions and the Completed 1994 Transactions of $5.7 million, $1.8 million, and $6.0 million, respectively, for the year ended January 2, 1994, and $1.3 million for the Completed 1994 Transactions, for the twelve weeks ended March 27, 1994.

Including $40 million of anticipated costs to restructure Damon's facilities as a result of the integration of Corning's and Damon's operations, the excess of cost over fair value of tangible net assets acquired in the Damon transaction is $552 million. The excess of cost over fair value of tangible net assets acquired has been allocated to goodwill with a life of forty years. Management believes that fair value approximates book value for all tangible assets acquired in the Damon transaction.


Goodwill totaling $258 million and $190 million resulted from the Other 1993 Transactions and the Completed 1994 Transactions, respectively, and is being amortized over 25 to 40 years.


(b) The pro forma adjustment represents the elimination of one-time restructuring costs of $47.1 million related to closing MetPath facilities as a result of the integration of Damon and MetPath and $7.9 million of Costar transaction costs recorded in Corning's results for the year ended January 2, 1994.

(c) The pro forma adjustment to interest expense represents the interest on the debt incurred in connection with the Damon transaction and the Other 1993 Transactions of $11.9 million and $2.3 million, respectively, for the year ended January 2, 1994. The weighted average interest rate on the debt incurred in connection with the Damon transaction is 4.9% and on the Other 1993 Transactions ranges from 3.5% to 6.7%.

Corning financed the Damon acquisition and the refinancing of approximately $167 million of indebtedness of Damon under short-term financing agreements entered into with certain banks to effect this transaction. During the third quarter of 1993, Corning refinanced a portion of this short-term financing by issuing approximately $200 million of longer-term debt. During the fourth quarter of 1993, Corning extended the terms of the financing agreements to December 31, 1995. The pro forma adjustment to interest expense related to the Damon transaction is calculated as the weighted average of short-term and longer-term interest rates.

(d) The pro forma adjustment represents the elimination of approximately $1 million of one-time costs incurred by Damon in connection with a terminated merger agreement with National Health Laboratories Incorporated which were charged to results of operations for the seven months ended July 31, 1993.

(e) The pro forma adjustment to tax expense represents the tax effect of the adjustments detailed in notes (a), (b), (c) and (d) above. In addition, tax expense has been adjusted to provide taxes on the income of one of the Completed 1994 Transactions which was previously a Subchapter S corporation. These adjustments are calculated at Corning's historical effective tax rate.


(f) The pro forma adjustment to minority interest represents the applicable minority interest on the historical earnings and pro forma adjustments of the Other 1993 Transactions and the Completed 1994 Transactions.


(g) The pro forma adjustment to weighted average shares outstanding represents the issuance of 5.5 million shares to complete the Costar acquisition in September 1993, 12.5 million shares in conjunction with the Completed 1994 Transactions and an estimated 6.7 million shares to be issued in conjunction with the Pending 1994 Transaction.
The number of shares to be issued in the Pending 1994 Transaction is dependent on the price of Corning Common Stock during the 10-day trading period ending on the fifth trading day prior to the date of the Nichols stockholders meeting held to approve the transaction. For purposes of this pro forma presentation, it is assumed that 6.7 million shares will be issued (based on a price of $33 per share of Corning Common Stock and the current number of Nichols common shares and options to purchase Nichols common shares outstanding). Pursuant to the agreement with Nichols, the maximum number of shares of Corning Common Stock which could be issued is 9.6 million shares (assuming the "floor" price of $26.50 per share of Corning Common Stock and exercise of all outstanding options). An increase in the number of shares to
9.6 million shares would not materially impact the pro forma earnings per share presented in the Unaudited Pro Forma Combined Statements of Income.

 Adjustments to Reflect the Offering
(h) The pro forma adjustment to interest expense reflects the decrease in interest expense assuming the issuance by Corning Delaware on January 4, 1993, of $275 million of Preferred Securities (net of an estimated $6.8 million of underwriting commissions and expenses), and the use of the net proceeds thereof by Corning to retire a significant portion of the indebtedness incurred in connection with the Damon Transaction.

(i) The pro forma adjustment to tax expense reflects the tax effects of the adjustment detailed in note (h) above.

(j) The pro forma adjustment to dividends on preferred securities of subsidiaries represents the after-tax dividends payable on the $275 million of Preferred Securities.

(k) The pro forma adjustment to loans payable beyond one year and preferred securities of subsidiaries assumes the issuance on March 27, 1994, of $275 million of Preferred Securities (net of an estimated $6.8 million of underwriting commissions and expenses).


Note 3--Earnings Per Share:
Earnings per common share are computed by dividing net income less preferred dividends on Corning's Series B Preferred Stock by the weighted average of common shares outstanding during each period. Preferred dividends amounted to $2.2 million and $.5 million during the year ended January 2, 1994, and the twelve weeks ended March 27, 1994, respectively.


Note 4--Costar Merger:
In September 1993, Corning acquired all of the outstanding shares of common stock and options to purchase common stock of Costar for approximately 5.5 million shares of Corning Common Stock and options to purchase approximately 300,000 shares of Corning Common Stock. This acquisition has been accounted for as a pooling of interests. Corning's consolidated financial statements for periods prior to the acquisition have not been restated since the acquisition is not material to Corning's financial position or results of operations.

Note 5--Unilab Transaction:
Corning, through a wholly owned subsidiary, owned 43% of Unilab. In November 1993, Corning acquired 100 percent of certain Unilab facilities in exchange for a majority of the Unilab shares owned by Corning, the assumption of approximately $70 million of Unilab debt and Corning's investment in J.S. Pathology PLC ("J.S. Pathology"). Corning retained a 12% equity investment in Unilab.

Note 6--Vitro Transaction:
On January 2, 1992, Corning entered into an alliance with Vitro, by transferring 49% of its consumer-housewares businesses to Vitro, in exchange for 49% of Vitro's consumer-products businesses and approximately $137 million in cash. The alliance consisted of two jointly owned companies. Corning owned 51% of Corning Vitro and consolidated its financial statements and 49% of Vitro Corning and accounted for its investment under the equity method.

In December 1993, Vitro and Corning reached an agreement whereby, in two separate transactions, Vitro purchased in December 1993, the shares of capital stock of Vitro Corning owned by Corning and Corning purchased in February 1994 the shares of capital stock of Corning Vitro held by Vitro. The net cost to Corning of the two transactions was $131 million. Corning and Vitro are continuing their consumer products alliance through cross distribution and supply agreements.

                   MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                FINANCIAL CONDITION AND RESULTS OF OPERATIONS

First Quarter 1994 Performance
Net sales for the first quarter 1994 totaled $948.9 million, up 16 percent from the same period last year. Approximately half of the sales increase was due to the 1993 acquisition of Damon. The other 1993 acquisitions also contributed positively to sales growth. Net income was $58.0 million ($0.28 per share) for the first quarter of 1994 compared to $49.8 million ($0.26 per share) for the first quarter 1993. Excluding the impact of a non-operating gain in 1993, net income and earnings per share for the first quarter 1994 were up 23 percent and 15 percent, respectively, when compared to the same period last year.

Earnings from consolidated operations for the first quarter 1994, excluding the non-operating gain in 1993, increased 4 percent over the same period last year.

First quarter 1994 equity in earnings of associated companies was $16.5 million compared with $7.2 million in the same period last year. Increased earnings were due to strong operating performance at Dow Corning and the elimination of losses from Vitro Corning, which was divested in late 1993.

  Segment Overview
Corning's products and services are grouped into four industry segments:
Specialty Materials, Communications, Laboratory Services and Consumer Products. Sales and earnings for the first quarter 1994 increased in all segments except laboratory services which was negatively impacted by severe winter weather in the eastern half of the United States.

Sales and earnings growth in the specialty materials segment was led by the environmental products business which experienced increased demand for ceramic substrates in its North American market. The science products business, which included results of Corning Costar Corporation which was acquired in 1993, and the optical products business also contributed to the earnings growth in this segment.

Increased sales and earnings in the communications segment were primarily due to strong volume gains in the optical-fiber and optical-cable businesses. Sales and earnings in the conventional video components and projection video businesses also contributed to the growth in this segment. Earnings improvements were offset somewhat by continued development spending in the advanced display products and ceramic memory disk businesses.

First quarter sales of the laboratory services segment improved significantly over the prior year primarily as a result of the 1993 acquisition of Damon. First quarter segment earnings were level with 1993. Sales and earnings of this segment were negatively impacted by the severe winter weather in the eastern half of the United States. The Damon acquisition contributed positively to the operating results of this segment; however, the gain was offset by increased goodwill amoritization resulting from the acquisition.

Sales and earnings gains in the consumer products segment were driven by improved domestic volume. Strong manufacturing performance and a continued focus on cost controls also contributed to the earnings growth in this segment.

At year end 1993, Corning had restructuring and acquisition integration reserves totaling $232.5 million, of which $155 million were short-term and $77.5 million were long-term. Corning's restructuring and integration programs are proceeding as planned. At the end of April 1994, the activities associated with the corporate-wide restructuring program were more than half complete and MetPath and Damon laboratories had been fully integrated in five of ten primary locations. Of the $199.1 million in restructuring reserves at the end of the first quarter, $128.4 million were classified as short-term and $70.7 million were classified as long-term. The majority of these reserves are expected to be paid in cash for severance-related items and facility exit expenses. The restructuring program and the integration of Damon are expected to be substantially complete by the end of the third quarter 1994.

  Taxes on Income
Corning's effective tax rate was 37% in the first quarter 1994 and 34% in the first quarter 1993. The change in the effective tax rate was primarily due to the increase in the U.S. corporate statutory tax rate (which was effective in the third quarter 1993) and an increase in non-deductible amortization of intangibles and other expenses.

  Liquidity and Capital Resources
Corning's working capital of $452.5 million at March 27, 1994 was relatively unchanged from $451.4 million at the end of 1993. The ratio of current assets to current liabilities of 1.4 was also unchanged from year-end 1993. Corning's long-term debt as a percentage of total capital was 42% at the end of the first quarter compared to 45% at year-end 1993. The improvement in this ratio is due primarily to the issuance of common stock in February 1994. Corning intends to repay a significant portion of the remaining $400 million Damon acquisition debt with the proceeds from the sale of the Damon laboratories in California and the net proceeds from this Offering.

  Cash Flows
Cash and short-term investments declined from year-end 1993 by $62.6 million due to operating and investing activities which used cash of $63.8 million and $334.7 million, respectively, offset by financing activities which provided cash of $335.7 million. Net cash used in operating activities increased in the first quarter 1994 compared to the same period in 1993 due primarily to an increase in accounts receivable. Net cash used in investing activities increased during the same period due to the acquisition of assets from Northern Telecom Limited and the purchase of Corning Vitro stock from Vitro. Net cash provided by financing activities increased in the first quarter 1994 over 1993 primarily as a result of the issuance of common stock in February 1994 to finance the Northern Telecom and Vitro transactions.

1993 Performance
Corning's consolidated sales of $4,004.8 million in 1993 were up 8% from 1992. Approximately half of this growth was attributable to recent acquisitions, with the remaining growth led by the Laboratory Services and Communications segments. Consolidated sales in 1992 increased 14% from 1991 also as a result of strong performance by the Laboratory Services segment, due in part to acquisitions, and the Communications segment.

As a result of non-recurring charges, Corning incurred a net loss in both 1993 and 1992.

Net losses totaled $15.2 million ($0.09 per common share) in 1993 and included net non-recurring charges against consolidated operations totaling $202.8 million ($117.9 million after tax and minority interest). These charges included $36.5 million for the settlement and related legal expenses incurred in the compromise agreement between MetPath, Corning's clinical-testing business, and the Civil Division of the Department of Justice; a restructuring charge of $170.5 million as a result of costs to integrate the Damon and Costar acquisitions and a planned company-wide program to reduce assets and overhead costs during the next year; and a non-operating gain of $4.2 million. Corning also recorded a $203.1 million reduction in equity earnings as a result of a charge taken by Dow Corning related to breast-implant litigation and a $9.5 million reduction in equity earnings as a result of a restructuring charge taken by Vitro Corning.

As a result of non-recurring charges in 1992, Corning recorded a net loss of $12.6 million ($0.08 per common share) compared with net income of $316.8 million ($1.69 per common share) in 1991. Non-recurring charges in 1992 included an after-tax charge of $294.8 million ($1.56 per common share) to reflect the cumulative effect of adoption of Financial Accounting Standard No. 106, "Employers' Accounting for Postretirement Benefits Other than Pensions," (FAS 106) for all consolidated and equity companies and a gain of $8.2 million ($0.04 per common share) to reflect Corning's equity in the cumulative effect of adoption of Financial Accounting Standard No. 109, "Accounting for Income Taxes," by an equity company.

Earnings from consolidated operations, excluding non-recurring gains and losses, declined 4% in 1993 when compared with 1992. This decline was principally due to weak performance in the Consumer Products segment and the cyclical businesses of the Specialty Materials segment, especially those in Europe. In addition, lower prices reduced the rate of growth in both the MetPath clinical-testing business and the optical-fiber and optical-cable businesses. Earnings were also impacted by increased interest expense on debt incurred to finance the acquisition of Damon and capital expansion programs.

Equity earnings in 1993, excluding non-recurring charges, were up 14% over 1992 primarily as a result of improved performance at Samsung-Corning Company, Ltd. ("Samsung-Corning") and Dow Corning. These gains were offset somewhat by a decline in earnings from the optical-fiber equity companies and continued poor operating performance at Vitro Corning.

In 1992, earnings from consolidated operations increased 12% over 1991 with the growth led by the Communications and Laboratory Services segments. Equity earnings in 1992 declined substantially from 1991 levels due to non-recurring charges and reduced operating earnings at Dow Corning and losses at both Vitro Corning and Unilab.
Segment Overview
In the following discussion, the sales and earnings of Corning's equity affiliates are discussed in terms of the Company's four industry segments.

Specialty Materials
(In millions)

                           1993       1992      1991
Consolidated sales        $758.7    $750.1 (1)  $704.4
Income before taxes (2)     73.6(3)   93.8 (1)    92.2

(1) The 1992 results of certain businesses which have been transferred from the Consumer Products segment to the Specialty Materials segment have been reclassified to conform to the current year's presentation.(2) Both 1992 and 1993 include the incremental expense due to the adoption of FAS 106 which totaled $8.5 million in 1992.(3) Includes $26.5 million of restructuring charges.

Consolidated operations:

Consolidated sales of this segment have increased modestly in each of the last three years. The increase in 1993 segment sales resulted primarily from the acquisition of Costar. Excluding the impact of restructuring charges, earnings have also increased over the past three years. Restructuring charges in 1993 included $8 million of transaction costs related to the Costar acquisition and $18.5 million of severance and other costs to restructure operations both in the United States and in Europe.

Segment performance in 1993 was led by the science-products businesses. Sales and earnings of the science-products businesses were up significantly over 1992 reflecting improved manufacturing efficiencies in both the plastic and glass product lines, continued strength in the market for plastic science products, and the acquisition of Costar. In the third quarter, Corning acquired Costar, a manufacturer of disposable plastic products, membrane filters, cartridge and filtration equipment used in life-science laboratories and industrial plants throughout the world. With this acquisition, Corning more than doubled the size of its existing plastics business. The modest sales growth of the science-products businesses in 1992 over 1991 was attributable to the growth in the market for plastic products. Earnings gains in 1992 were primarily due to manufacturing efficiencies in the plastics line.

Sales of the environmental-products business in 1993 were up slightly over 1992 due primarily to strong sales in North America offset by declines in the European markets. Legislation mandating the use of pollution-control devices continues to drive the increase in demand for automotive and diesel substrates. Earnings in 1993 were down when compared with 1992 due to the weak European economies. Sales and earnings of this business increased in 1992 over 1991 due to volume and manufacturing efficiency gains.

Sales of Corning's other Specialty Materials businesses, consisting of optical products, lighting, and other advanced materials, declined in 1993 and 1992. Sales of these businesses in 1993 increased in the United States but were down significantly in Europe due to weak economic conditions. Growth in the optical products business continues to be negatively impacted by plastic optical products. Earnings of these businesses in total declined in 1993 and 1992.

In December 1993, Corning sold its process systems business which had annual sales of approximately $40 million. Both the operating results of this business and impact of this transaction were not material.

Equity companies:
(In millions)

                                         1993         1992        1991
Net sales                              $2,322.4    $2,230.6     $2,090.5
Corning's share of net income (loss)     (139.2)       20.3(1)      83.5

(1) Before equity in changes in accounting methods.

Corning is an investor in and receives income from a number of equity companies in the Specialty Materials segment, including Dow Corning, Pittsburgh Corning Corporation and Pittsburgh Corning Europe, N.V. Dow Corning's sales increased in each of the last three years. Corning's equity in earnings of Dow Corning was reduced by $203.1 million, $24.5 million and $8.2 million in 1993, 1992 and 1991, respectively, as a result of charges taken by Dow Corning related to its terminated breast implant business and by restructuring charges totaling $13.2 million in 1992. Excluding special charges, earnings were up in 1993 following a decline in 1992 due to improved operating performance at Dow Corning. The 1992 decline was caused by weak worldwide economies and the increase in postretirement benefit expense caused by the adoption of FAS 106 at Dow Corning.



In September 1993, Dow Corning announced that a proposal had been developed to settle, on a global basis, matters involved in litigation over silicone breast implant products. In March 1994, Dow Corning, along with other defendants and representatives of breast implant litigation plaintiffs, signed a Breast Implant Litigation Settlement Agreement (the "Settlement Agreement"). Under the Settlement Agreement and related agreements, industry participants would contribute approximately $4.2 billion over a period of more than thirty years to establish several special purpose funds. The Settlement Agreement is subject to court approval and to withdrawal by Dow Corning and other defendants and plaintiffs in certain events. Corning is not a party to the Settlement Agreement and will not make any contributions to the settlement contemplated thereby. See "Business of Corning--Recent Developments--Breast Implant Litigation."



Dow Corning recorded an accounting charge of $415 million after tax in the fourth quarter of 1993. As disclosed in Dow Corning's financial statements, this charge included the net present value of Dow Corning's best estimate of its potential liability for breast implant litigation based on current settlement negotiations, and also included provisions for legal, administrative, and research costs related to breast implants, for a total of $1.24 billion, less expected insurance recoveries of $600 million. Future developments, including any failure of the Settlement Agreement to receive court approval and any withdrawal by Dow Corning and other defendants and plaintiffs from the Settlement Agreement, may require Dow Corning to revise its current estimates or record additional provisions.



Corning does not believe that its share of any additional accounting charge taken by Dow Corning resulting from the breast implant litigation will have a material adverse effect upon Corning's overall financial condition. However, it is possible that Corning's share of any such charge taken by Dow Corning will have a material adverse effect upon Corning's earnings in the quarter in which any such charge is recognized by Dow Corning. The amount of any such charge would be written off against Corning's investment in Dow Corning which totalled $370 million at June 19, 1994.



In early 1993, Dow Corning suspended its dividend payments to Corning and Dow Chemical. In 1992, Corning received from Dow Corning $43 million in dividends. Corning does not expect to receive dividends from Dow Corning for the next several years. Corning believes that it has sufficient liquidity and access to capital and does not believe that the suspension of these dividends will have a material impact on its liquidity or financial position.


Outlook:

The modest positive sales trend experienced in this segment over the last three years is expected to continue in 1994. Sales growth is expected to come primarily from the continued strength of the plastics science-products business and from the ceramic substrates business as new and pending environmental regulations become effective in the United States and foreign countries. Although performance of this segment will continue to be affected by the European and Japanese economies, consolidated earnings are expected to grow modestly due primarily to continued cost control and restructuring measures and manufacturing efficiencies. Dow Corning's sales and operating earnings are expected to improve in 1994.

Communications
(In millions)


                            1993        1992      1991
Consolidated sales        $1,192.0    $1,036.6   $901.8
Income before taxes (1)      243.3 (2)   230.1    189.1

(1) Both 1992 and 1993 include the incremental expense due to the adoption of FAS 106 which totaled $9.1 million in 1992.
(2)  Includes $10.7 million of restructuring charges.

Consolidated operations:

Consolidated sales in this segment have grown during the past three years driven by continued strong growth in worldwide demand for optical fiber and optical cable. The conventional-video components and advanced display products businesses also experienced strong sales increases in 1993. Excluding restructuring charges, earnings were up in 1993 due to volume growth and improved manufacturing performance in the advanced display products and conventional-video components businesses and a modest increase in earnings of the optical-fiber and optical-cable businesses. Sales and earnings in the projection-video business reached record levels in 1993. Restructuring charges of $10.7 million in 1993 included severance and other costs associated with an overhead reduction program. Segment earnings in 1992 increased over 1991.
Sales of Corning's optical-fiber and optical-cable businesses increased significantly in both 1993 and 1992. Market growth has been led by the increased use of fiber-optic cable in the feeder portions of telephone networks and the rapidly growing use of fiber in cable-television systems. Despite record volume growth, earnings of the optical-fiber and optical-cable businesses increased only slightly due to aggressive pricing to secure long-term optical-cable supply contracts. Earnings in 1992 increased over 1991. Corning continues to invest in the development of several businesses in this segment which provide a variety of optical components to bring optical fiber to the home.

In 1993, Corning increased its acquisition activity in this segment to expand its market for optical-fiber products and related optical components. In the third quarter of 1993, Siecor acquired the telecommunications business of GTE Control Devices Incorporated which manufactures single- and multi-line network interface devices, solid state protection devices for central office and building entrance terminals, and optical hardware products. In February 1994, Corning and Siecor acquired the assets relating to the optical-fiber and optical-cable businesses of NTL for $130 million in a transaction accounted for as a purchase. NTL is a major supplier of optical fiber and optical cable to Canadian and international markets.

Sales in the conventional-video components and projection-video businesses increased significantly in 1993. The recovering U.S. television market and a shift in product mix from medium to larger size video components contributed to the strong sales increase. Sales in 1992 increased over 1991. Earnings were up in 1993 and 1992 as a result of higher volume and continuing manufacturing efficiency improvements.

Sales in the advanced display products business, which produces liquid-crystal display glass, increased significantly in both 1993 and 1992. As a result of the growth in sales and solid manufacturing gains, this business experienced profitability for the first time in 1993 despite continued significant investment in research and development. In 1993, Corning began construction of melting units in Japan and in the United States which will significantly increase production capacity to meet the demands of this growing market.

In 1993, Corning and Seagate Technology, Inc. ("Seagate") entered into the first major sales contract for Corning's new MemCor(tm) glass-ceramic memory disk which is used for high-performance disk drives in computers. This product significantly increases storage capacity and, because of its strength, improves reliability. Although the Seagate contract represents an important milestone in the development of this product, the profitability of this business will continue to be impacted by significant development spending.

Sales of Biosym Technologies Inc. ("Biosym"), which was acquired in the third quarter of 1992, contributed to the sales growth of this segment. Biosym specializes in the development, marketing, and support of computer-aided molecular design software. Biosym's profitability was impacted by the weak economies in Japan and Europe and a slowdown in sales to pharmaceutical companies caused by uncertainty surrounding the impact of health-care reform.

Equity companies:
(In millions)

                                 1993      1992     1991
Net sales                       $680.2    $685.8   $609.1
Corning's share of net income     35.4      37.4     25.8

Samsung-Corning, a South Korean manufacturer, produces glass panels and funnels for entertainment television and display monitors. Samsung-Corning's sales and earnings increased in 1993 and 1992. The 1993 increase in sales and earnings reflected higher volumes and share gains due to the strengthening yen along with reduced financing costs. The 1992 increase was primarily a result of increased sales and improved manufacturing performance. In 1993, Samsung-Corning completed a transaction which will expand its manufacturing capacity into Eastern Europe.

Sales and earnings of Corning's optical-fiber equity companies declined in 1993 due primarily to a decrease in volume and pricing pressures felt most heavily in Europe. Earnings were flat in 1992 compared with 1991 primarily as a result of adverse market conditions in the United Kingdom.

Outlook:
Segment performance is expected to improve in 1994. Sales volumes in the optical-fiber and optical-cable businesses are expected to continue to grow, although the rate of growth in earnings will continue to be impacted by worldwide pricing pressures. Sales and earnings of the advanced display products business are expected to continue their rapid growth trend. Sales and earnings in the conventional-video components and projection-video businesses are expected to continue their upward trend. Equity earnings in this segment are expected to decline due to the impact of two major glass furnace repairs on Samsung-Corning sales offset by a slight improvement in the optical-fiber equity companies.

Laboratory Services
(In millions)

                        1993        1992      1991
Consolidated sales    $1,319.5    $1,149.8   $884.3
Income before taxes      125.3 (1)   203.1    155.5

(1) Includes a $36.5 million charge for the MetPath settlement and $58.5 million of restructuring charges.

Consolidated operations:

Consolidated sales in this segment achieved record levels in each of the last three years, reflecting the strong performance trend in existing businesses and the impact of strategic acquisitions. Earnings were significantly impacted by non-recurring charges in 1993. Excluding these charges, earnings increased, but at a slower pace in 1993 than in prior years as a result of pricing pressures and significant uncertainty in the health care industry.

In August 1993, MetPath completed the acquisition of Damon, a clinical-testing business. In addition, in November 1993, MetPath completed a transaction with Unilab which resulted in the acquisition of Unilab's laboratories in Denver, Dallas, and Phoenix. With the completion of these transactions, MetPath is strategically positioned with efficient low-cost operations throughout the United States.

MetPath's sales increased in both 1993 and 1992. Approximately 75% of the 1993 sales growth resulted from Damon and other acquisitions. Excluding the impact of non-recurring charges, MetPath's 1993 earnings were up slightly due to the acquisition of Damon. Earnings growth in 1993 was hindered by competitive pricing pressures and an increasingly higher mix of business from lower-priced managed-care clients. MetPath recorded a $58.5 million restructuring charge in 1993 primarily for costs of closing MetPath facilities as a result of the integration of Damon and MetPath operations. This integration should provide MetPath with significant synergies and additional opportunities to reduce unit costs in 1994 and 1995.

In September 1993, MetPath recorded a charge of $36.5 million to reflect the settlement and related legal expenses associated with its compromise agreement with the Civil Division of the Department of Justice to settle claims brought on behalf of the Inspector General, U.S. Department of Health and Human Services. The claims related to the marketing, sale, pricing and billing of certain blood-test series provided to Medicare patients. The settlement does not constitute an admission by MetPath with respect to any issue arising from the civil action. In the third quarter 1993, MetPath, along with other major clinical laboratories, received subpoenas for additional information relating to certain other tests. In addition, certain payors are reviewing their reimbursement practices for laboratory tests in response to announcements by certain competitors and continued pressure by government agencies. The outcome of these events is uncertain but could increase the current downward price trend in the clinical-testing industry. See "Business of Corning--Recent Developments--Department of Justice Investigation."

Sales of the pharmaceutical services businesses have increased during the last three years. Earnings improved significantly in 1993 and 1992 primarily as a result of strong volume growth and cost-reduction actions. SciCor, Inc. ("SciCor"), which was acquired in 1991, reported increased revenues and operating profits in both 1993 and 1992 as the market for clinical drug trials continues to grow.

Sales at Enseco, the environmental-laboratory testing company, declined slightly in 1993 due to weak market conditions and a scale-back in operations. Sales in 1992 increased over 1991 levels primarily due to a late 1991 acquisition. Earnings increased slightly in both 1993 and 1992 resulting from improved operating efficiencies and cost-reduction programs.

Equity companies:
(In millions)

                                        1993     1992     1991
Net sales                              $18.0    $228.4   $198.7
Corning's share of net income (loss)    (0.5)     (8.5)     0.7

In November 1993, MetPath acquired 100% of certain Unilab facilities in exchange for a majority of the Unilab shares owned by MetPath, the assumption of approximately $70 million of Unilab debt, and MetPath's investment in J.S. Pathology PLC. MetPath retained a 12% equity investment in Unilab. At year end 1992, MetPath owned 43% of Unilab and, in contemplation of this transaction, accounted for it using the cost method of accounting for investments in 1993.

Outlook:

Sales of the Laboratory Services segment are expected to increase as a result of the Damon acquisition and volume gains in all businesses. MetPath's earnings are expected to increase as a result of significant cost reductions over the next year and synergies from the Damon acquisition offset somewhat by the continuing price pressures in the health care industry. Solid growth is expected to continue in the pharmaceutical services businesses. The environmental-laboratory testing business will continue to emphasize cost efficiencies and quality.

Consumer Products
(In millions)

                               1993      1992      1991
Consolidated sales            $734.6    $772.2 (1) $768.7
Income before taxes (2) (3)    (35.4)    (20.3)(1)   57.7

(1) The 1992 results of certain businesses which have been transferred from the Consumer Products segment to the Specialty Materials segment have been reclassified to conform to the current year's presentation.

(2) Both 1992 and 1993 include the incremental expense due to the adoption of FAS 106 which totaled $6.3 million in 1992.

(3) Includes $46.5 million and $63.3 million of restructuring charges in 1993 and 1992, respectively.

Consolidated operations:

Consolidated sales in the Consumer Products segment declined in 1993 in comparison with 1992 due to the impact of a poor worldwide retail sales environment and the recent exit from the Brazilian market. Profitability has been affected by increased promotion costs, reduced manufacturing to realign inventory levels with lower sales volumes and reserves for certain inventory and product claims. Segment profits were also adversely impacted in 1993 by restructuring charges. Sales in 1992 were up in comparison with 1991; however, earnings in 1992 were down primarily due to a restructuring provision for the shutdown of operations in Brazil.

In December 1993, Corning and Vitro of Mexico agreed to end their cross ownership of Corning Vitro in the United States and Vitro Corning in Mexico. As a result of the agreement, in December 1993, Vitro purchased the shares of capital stock of Vitro Corning owned by Corning and, in February 1994, Corning purchased the shares of capital stock of Corning Vitro held by Vitro. The net cost to Corning was $131 million. As a result of the transactions, Corning Vitro has changed its name to Corning Consumer Products Company. Corning and Vitro will continue their consumer products alliance through cross distribution and supply agreements.

Corning Consumer Products' sales decreased in the North American and European markets in 1993. The decline in the U.S. market was attributable primarily to trade inventory corrections and reduced promotional activity. European sales continue to be impacted by the weak economy. In 1992, sales increased in North America but declined in Europe. Sales improved in Asia-Pacific in both 1993 and 1992.

Sales of Corning Ware(R) cookware and Pyrex(R) ware improved in 1993 compared with 1992. These increases were offset, however, by declines in sales of Visions(R) ware, due partially to Corning Consumer Products' exit from Brazil. Sales of Corelle(R) dinnerware and Revere Ware(R) cookware declined slightly. Corelle(R) dinnerware volume was affected by trade inventory corrections and reduced trade promotional activity.

Restructuring charges totaling $46.5 million in this segment included costs of a reduction in the salaried work force, the consolidation of Corning Ware(R) cookware and Visions(R) ware manufacturing, and the consolidation of North American packaging operations.

Sales of Steuben(R) crystal increased over 1992 due to a general increase in volume as well as the opening of several new retail stores and wholesale galleries and new product introductions. Earnings of this business improved slightly in 1993 due to improved glass melting performance and quality initiatives.

Equity companies:
(In millions)

                                        1993      1992     1991
Net sales                              $285.2    $273.4   $87.7
Corning's share of net income (loss)    (15.7)     (5.4)    1.7

Equity in earnings in 1993 continued to be negatively impacted by the poor operating results of Vitro Corning due to the combined impact of the weak Mexican economy, domestic Mexican inflation, increasing foreign competition in Mexico and the strength of the Mexican peso. Vitro Corning's 1993 operating losses were offset somewhat by a favorable non-recurring tax adjustment. Corning also recorded a $9.5 million reduction in equity earnings resulting from a restructuring charge taken by Vitro Corning in 1993. The decline in 1992 was the result of equity losses recorded by Vitro Corning, due primarily to adverse retail market conditions in Mexico.

Outlook:

Sales and earnings are expected to improve in 1994 as the benefits of restructuring programs implemented in 1993 and a focused marketing strategy positively impact performance. The change from cross ownership to distribution and supply agreements with Vitro is expected to have a modest positive impact on earnings. Economic uncertainties, especially in Europe, will continue to impact this segment.

  Other Revenues and Deductions
Non-operating gains and losses:

In 1993, Corning recognized a non-operating gain of $4.2 million ($2.6 million after tax).

In 1992, Corning recognized net non-operating gains from consolidated operations totaling $7.0 million ($21.7 million after tax), including a gain of $10.1 million (before and after tax) from the sale of an additional equity interest in Corning Japan K.K. and a pre-tax loss of $7.3 million ($9.0 million after-tax gain) from the formation of the consumer housewares venture with Vitro.

In 1991, Corning recognized net non-operating gains from consolidated operations totaling $8.1 million ($14.6 million after tax) which included a gain of $5.3 million (before and after tax) on the sale of an equity interest in Corning Japan.

Provision for restructuring and other special charges:

In 1993, Corning recorded a charge of $170.5 million ($98.5 million after tax of $64.6 million and minority interest of $7.4 million) as a result of costs to integrate the Damon and Costar acquisitions and as a result of a planned company-wide restructuring program to reduce assets and overhead costs during the next year. Also in 1993, MetPath recorded a charge of $36.5 million ($22.0 million after tax) to reflect the settlement and related legal expenses associated with its compromise agreement with the Civil Division of the Department of Justice to settle claims brought on behalf of the Inspector General, U.S. Department of Health and Human Services.

In 1992, Corning recorded a charge of $63.3 million ($32.1 million after tax of $22.9 million and minority interest of $8.3 million) as a result of Corning Vitro's decision to restructure its Brazilian operations.

Equity earnings:

In 1993, Corning recognized a $203.1 million reduction in equity earnings as a result of an accounting charge taken by Dow Corning related to breast-implant litigation and a $9.5 million reduction in equity earnings as a result of a restructuring charge taken by Vitro Corning.

In 1992, Corning recognized a $37.7 million reduction in equity earnings which included $24.5 million of accounting charges associated with Dow Corning's terminated breast-implant business and $13.2 million of restructuring charges associated with Dow Corning's exit from its Brazilian operations and other cost-reduction programs.

In 1991, Corning recognized an $8.2 million reduction in equity earnings to reflect an accounting charge recorded by Dow Corning for costs associated with its terminated breast-implant business.

  Taxes
Corning's effective tax rate varies between years due primarily to the impact of certain non-operating gains and losses and restructuring charges. The effective tax rates, excluding these items, were 31% in 1993, 33% in 1992, and 37% in 1991. The reduced 1993 rate is primarily due to tax benefits associated with the sale of the process systems business and the revaluation of deferred tax assets discussed below. The reduced 1992 rate resulted from the implementation of repatriation programs and increased utilization of tax credits.

Corning adopted FAS 109 at the beginning of 1993. The impact of adoption of FAS 109 was not material. On August 10, 1993, the Revenue Reconciliation Act of 1993 (the "Act") was signed into law. The Act increased the U.S. corporate statutory tax rate from 34% to 35% for years beginning after December 31, 1992, changed the deductibility of certain expenses and extended certain tax credits. The increase in the statutory tax rate resulted in a gain from the revaluation of Corning's net deferred tax assets in the third quarter 1993 which lowered the 1993 effective tax rate. Excluding this gain, the impact of the Act did not have a material impact on Corning's effective tax rate.

  Liquidity and Capital Resources
Corning's working capital of $451.4 million at the end of 1993 declined slightly from $465.2 million at the end of 1992. The ratio of current assets to current liabilities was 1.4 at the end of 1993 compared with 1.6 at the end of 1992. Corning's ratio of long-term debt to total capital increased to 45% at the end of 1993 from 28% at the end of 1992. The change in the ratio of long-term debt to total capital is primarily due to the financing of the Damon acquisition.

In 1993, Corning increased its available bank credit lines by $155 million. In addition, Corning borrowed $600 million under agreements with two banks to finance the acquisition of Damon for approximately $405 million in cash and the refinancing of approximately $167 million of Damon's debt. In September 1993, Corning issued $200 million of long-term debt securities in public offerings and used the proceeds of such offerings to repay an equivalent amount of the acquisition debt. Corning intends to refinance a significant portion of the remaining acquisition debt with the net proceeds from this Offering.

  Cash Flows
Cash flows from operating activities increased in 1993 compared with 1992 primarily due to a significant reduction in net current operating assets and liabilities (excluding the impact of acquisitions) offset by the payment by MetPath to the Department of Justice and the suspension of dividends from Dow Corning. Cash flows from operating activities increased in 1992 over 1991 primarily due to improved operations.

Cash used in investing activities increased significantly in 1993 over 1992 primarily due to the acquisition of Damon for approximately $405 million. Cash used in investing activities also increased in 1992 over 1991 primarily due to increased investments in plant and equipment and acquisitions in the Laboratory Services segment, partially offset by the receipt of $137 million of net proceeds from the formation of Corning Vitro and Vitro Corning. Capital spending increased in 1993 when compared with 1992 primarily due to the expansion of the liquid-crystal display facility in Japan and the completion of Corning's corporate headquarters building. Capital spending increased in 1992 over 1991 primarily due to the continued expansion of the Wilmington, North Carolina, optical-fiber manufacturing facility, the construction of additional facilities to support growth in the Laboratory Services segment and the construction of the corporate headquarters building. At year end 1993, Corning's capital commitments totaled approximately $199.2 million.

In 1993, cash provided by financing activities increased significantly over 1992 primarily as a result of increased borrowings to finance the acquisition of Damon and the telecommunications business of GTE Control Devices Incorporated and to finance continued capital expansion programs. In 1992, cash used in financing activities increased significantly over 1991 due to higher levels of common stock repurchases and the timing of dividend payments.

Corning repurchased 1,323,700; 2,910,500; and 1,989,000 shares of its common stock in 1993, 1992, and 1991, respectively, pursuant to a systematic plan authorized by the Board of Directors. This activity is designed to provide shares for Corning's various employee-benefit programs. Corning suspended its share repurchase program in May 1993 to conserve cash for acquisition purposes.

Dividends paid to common shareholders in 1993 totaled $134.1 million compared with $176.7 million in 1992 and $92.6 million in 1991. The higher 1992 payment resulted from a $0.15 per-share special dividend declared in 1991 and paid in 1992 and the payment of the fourth quarter 1992 dividend prior to the end of fiscal 1992. Excluding these items, the increase in dividends paid was caused by an increase in the dividend rate of 10% and 17% in 1993 and 1992, respectively, and the increase in common shares outstanding.

  Environment
Corning has been named by the Environmental Protection Agency under the Superfund Act, or by state governments under similar state laws, as a potentially responsible party for 22 hazardous waste sites. Under the Superfund Act, all parties who may have contributed any waste to a hazardous waste site, identified by such Agency, are jointly and severally liable for the cost of cleanup unless the Agency agrees otherwise. It is Corning's policy to accrue for its estimated liability based on expert analysis and continual monitoring by both internal and external consultants. Corning has accrued for its estimated liability with respect to each of these sites and has not reduced the liability for any potential insurance recoveries. The aggregate liability is not material to the Company's operations or financial position.
Effects of Inflation
Amounts reflected in the financial statements do not provide for the effect of inflation on operations or financial position. The expenses and asset values, specifically those related to long-lived assets, reflect historical cost and do not necessarily represent replacement cost or charges to operations based on replacement cost. Corning's operations are geared to provide funds from operations which would be sufficient along with other sources to replace fixed assets as necessary. Net income would be lower than reported if the effects of inflation were reflected by charging operations for replacement costs.

                             BUSINESS OF CORNING

General
Corning traces its origin to a glass business established by the Houghton family in 1851. The present corporation was incorporated in the State of New York in December 1936, and its name was changed from Corning Glass Works to Corning Incorporated on April 28, 1989.


Corning is an international corporation competing in four broadly-based business segments: Specialty Materials, Communications, Laboratory Services and Consumer Products. Corning is engaged principally in the manufacture and sale of products made from specialty glasses and related inorganic materials having special properties of chemical stability, electrical resistance, heat resistance, light transmission and mechanical strength. Corning and its subsidiaries annually produce some 60,000 different products at 44 plants in eight countries. In addition, Corning, through subsidiaries and affiliates, engages in laboratory services businesses, including life and environmental sciences and clinical-laboratory testing at more than 50 facilities in ten countries.


Corning's strategy includes growth from new products developed from Corning's long-standing commitment to research and development and from mergers and acquisitions. Accordingly, Corning continuously reviews potential acquisition opportunities, primarily in the laboratory services and communications areas. However, there can be no assurance that Corning will pursue any such acquisition opportunity.

In addition to the restructuring programs already under way, Corning is currently engaged in a comprehensive review of its business and cost structure. Corning expects this review to be substantially completed by the end of 1994.

Specialty Materials
Corning's Specialty Materials segment sells more than 40,000 products and has evolved from Corning's historical business base in materials development. The major business units within the Specialty Materials segment are: automotive substrates, ophthalmic and optical products, automotive lighting, science products, and other advanced materials. Products manufactured by these businesses include cellular ceramics for automotive and stationary emission-control devices, plastic and glass ware for laboratory applications and glass optical lenses.

Corning's long standing commitment to research, development and engineering has driven the introduction of new products and technologies. In the 1970's Corning developed the technology and created products for the substrates used in emission control systems. Today the environmental products business continues to be a driving force within the Specialty Materials segment. Corning continues to develop new products and technologies to meet increasing demand as a result of tightened regulations in the United States and Europe and new regulations in other parts of the world. For example, to meet tightening clean air standards, Corning has developed as a prototype an electrically heated automotive catalytic converter substrate that begins working within seconds of ignition, which is when most of the pollutants are generated. Corning has developed a new family of materials, glass-polymers, the properties of which make them well suited for components in automobiles, aircraft, lighting systems and electronic devices.

Corning's equity company investments in this segment include Dow Corning, Pittsburgh Corning and Cormetech, Inc., an equity company which manufactures and sells stationary emission control devices for power plants.

Communications
Corning's Communications segment consists of the following major product lines: optical fiber, optical cable, optical components, liquid-crystal display glass, television bulbs, lenses for projection television, and magnetic memory disks.
Corning's Communications segment also originates from Corning's commitment to research and development in new materials. Corning led the development of the modern opto-electronics market with its invention of optical fiber in the late 1960's and is the leading supplier of optical fiber and such supporting components as couplers and signal splitters. Corning is also a leading supplier of optical cable through its 50% ownership of Siecor. In addition, Corning has several equity investments in companies that produce optical fiber internationally.

Approximately two-thirds of the revenues in the Communications segment are generated by sales of opto-electronic products. Today, optical fiber is penetrating the communications market as optical fiber is rapidly becoming the preferred way to transmit telephone, cable-TV and computer data worldwide. Optical fiber permits the transmission of substantially more data over greater distances with less distortion than does copper, the product it is principally replacing. As users of optical fiber increase applications and expand services, Corning continues to provide new and improved optical-fiber products and corollary components to an expanding market. During the next few years, management believes that more fiber will be deployed in distribution cables and that utilization of fiber to the home will increase.

Corning continues to be a leading producer of glass panels and funnels for television picture tubes through Corning Asahi Video Products Company, and is also a world leader in the production of projection television lenses through its wholly owned subsidiary, U.S. Precision Lens Inc.

The market for liquid-crystal display glass continues to grow, currently driven by notebook computer and portable-TV sales. Future applications are expected to include desktop-computer displays, projection-TV systems, video phones and automotive applications. Corning is the world's leading supplier in this market.

Another Corning invention, the MemCor(tm) glass-ceramic memory disk for high-performance hard-disk drives in computers, significantly increases storage capacity and improves reliability.

Also included in this segment is Biosym, which develops and markets computer-aided molecular design software.


Laboratory Services
Corning entered the laboratory services market in the early 1970's with its initial investment in MetPath, a regional U.S. clinical laboratory which Corning acquired in 1982. Since 1982, Corning has made several other acquisitions in the clinical, biological, pharmaceutical and environmental-services industries. In 1991 Corning combined its laboratory-service business units into a wholly owned subsidiary, Corning Life Sciences Inc. ("CLSI"), to better manage the development of its business in this rapidly growing area. Today CLSI, through subsidiaries and affiliates, operates more than 50 facilities in ten countries that provide clinical, pharmaceutical and environmental testing services.


CLSI's clinical testing subsidiary, MetPath, performs more than 1,400 different clinical tests for physicians, hospitals, laboratories, industries, health-maintenance organizations and other managed-care providers through a quick-response network of regional U.S. laboratories. MetPath is a leader in providing cost-effective and reliable clinical diagnostic testing services. See "--Recent Developments--Department of Justice Investigation."

In August 1993 Corning acquired all of the outstanding shares of common stock of Damon in a transaction accounted for as a purchase. The total purchase price of this transaction was approximately $405 million, including acquisition expenses. In addition, approximately $167 million of indebtedness of Damon has been refinanced. Corning has financed the acquisition of Damon and the refinancing of Damon's debt with financing agreements entered into with certain commercial banks. Approximately $200 million of such financing has been retired with the proceeds from the issuance of long-term debt of Corning. Corning intends to retire a significant portion of the remaining acquisition debt with the net proceeds of the Offering.

Damon's principal line of business is clinical-laboratory testing, providing to the medical profession a full range of routine and esoteric testing services that are used in the diagnosis, monitoring and treatment of disease. Damon provides its services to physicians, hospitals, nursing homes, managed care institutions, corporations and governmental agencies, including agencies of the United States of America.

On June 7, 1994, Corning acquired all of the outstanding shares of Maryland Medical and several affiliates for approximately 4.5 million shares of Corning Common Stock in a pooling of interests transaction.

On June 1, 1994, Corning signed a definitive agreement to acquire all of the outstanding shares of the capital stock of Nichols in a transaction to be accounted for as a pooling of interests. Under the terms of the agreement, Corning will exchange newly issued and registered shares of Corning Common Stock with a value equal to up to $13 for each share of the capital stock of Nichols. Using an assumed price of $33 per share of Corning Common Stock and the number of shares of, and options to purchase, the capital stock of Nichols presently outstanding, approximately 6.7 million shares of Corning Common Stock and options to purchase approximately 1 million shares of Corning Common Stock will be issued in the transaction. Substantially all of the options to purchase shares of Corning Common Stock will be exercisable immediately following the closing of the transaction. In no event will more than 9.6 million shares of Corning Common Stock be issued and reserved for the exercise of options granted in connection with such transaction.

For a discussion of the registration rights granted to the stockholders of Maryland Medical and the registration of the shares of Corning Common Stock to be issued in the Nichols transaction, see "Description of Corning Capital Stock--Common Stock Eligible for Future Sale."


CLSI's pharmaceutical-testing businesses are conducted by MetPath's wholly owned subsidiaries, G.H. Besselaar Associates, Hazelton Corporation and SciCor. These businesses perform chemical and biological testing, clinical research and data management services primarily for the pharmaceutical industry. On June 28, 1994, Corning and International Technology created a jointly owned company to which Corning transferred the net assets of MetPath's environmental testing laboratory business and International Technology transferred the assets of its IT Analytical Services business. Corning and International Technology each own 50 percent of the company. See "--Recent Developments--Creation of Environmental Testing Services Company."


Corning's Laboratory Services segment is being affected by new federal legislation implemented in January 1994. The new legislation reduces Medicare reimbursement rates and will limit future laboratory fee increases. In addition, the Clinton Administration's health-care plan calls for managed competition with limitations on total national health-care expenditures and on the annual growth of such expenditures. A health-care reform model based on managed competition will likely reduce reimbursements for clinical laboratory services as managed care networks continue to proliferate. As the plan also calls for insurance coverage for some 37 million people who currently have no such coverage, it is expected that demand for such services will increase. Demand should also increase as a result of a stronger emphasis on testing as a preventative measure. It is not clear how quickly or to what extent Medicare and Medicaid programs will be incorporated into the health reform system. Management believes that while the entire health-care industry faces dramatic challenges to build a more effective means of delivery of services, MetPath's leading market position in major geographic areas will allow Corning to continue to benefit from the ongoing and increasing consolidation in the industry.

Consumer Products
Corning is well known for its line of consumer housewares with strong brand names and consumer franchise. Key product lines are Pyrex(R) glassware, Corelle(R) tableware, Corning Ware(R), Visions(R) cookware, and Revere Ware(R) cookware. Other Corning consumer products include the prestigious Steuben(R) crystal and Serengeti(R) sunglasses.

Corning's executive offices are located at One Riverfront Plaza, Corning, New York 14831, and its telephone number at such offices is (607) 974-9000.


Recent Developments



Creation of Environmental Testing Services Company. On June 28, 1994, Corning and International Technology created a jointly owned company to which Corning transferred the net assets of its environmental testing laboratory business and International Technology transferred the assets of its IT Analytical Services business. Corning and International Technology each will own 50 percent of the company. Corning will account for its investment in the newly created company using the equity method of accounting for investments. The impact of the transaction is not expected to be material to Corning's financial statements.


Acquisition of Clinical Laboratory Testing Businesses. On June 7, 1994, Corning acquired all of the outstanding shares of Maryland Medical for approximately 4.5 million shares of Corning Common Stock in a pooling of interests transaction.

On June 1, 1994, Corning signed a definitive agreement to acquire all of the outstanding shares of the capital stock of Nichols in a transaction to be accounted for as a pooling of interests. Under the terms of the agreement, Corning will exchange newly issued and registered shares of Corning Common Stock with a value equal to up to $13 for each share of the capital stock of Nichols. Using an assumed price of $33 per share of Corning Common Stock and the number of shares of, and options to purchase, the capital stock of Nichols presently outstanding, approximately 6.7 million shares of Corning Common Stock and options to purchase approximately 1 million shares of Corning Common Stock will be issued in the transaction. Substantially all of the options to purchase shares of Corning Common Stock will be exercisable immediately following the closing of the transaction. In no event will more than 9.6 million shares of Corning Common Stock be issued and reserved for the exercise of options granted in connection with such transaction. The final exchange ratio of shares of Corning Common Stock for shares of Nichols capital stock will be determined by the price of Corning Common Stock during a 10-day trading period prior to the date of the Nichols stockholders meeting held to approve the transaction. The transaction is subject to regulatory approval and is expected to close in the second half of 1994.

Corning's consolidated financial statements for periods prior to these transactions will not be restated since the acquisitions are not material to Corning's financial position or results of operations. Corning will likely record a one-time charge of up to $10 million after-tax in the third quarter for transaction costs associated with these acquisitions and may possibly record an additional one-time charge of up to $25 million after-tax in the second half of 1994 for the integration of the Nichols and Maryland Medical operations into MetPath.

For a discussion of the registration rights granted to the stockholders of Maryland Medical and the registration of the shares of Corning Common Stock to be issued in the Nichols transaction, see "Description of Corning Capital Stock--Common Stock Eligible for Future Sale."


Sale of Parkersburg Plant. In May 1994, Corning sold its Parkersburg, W.Va., glass-tubing products plant to Schott Corporation, a subsidiary of the Schott Group, for $57 million and decided to exit several minor product lines in the specialty materials segment. The net gain from these transactions is not material.

Disposition of Clinical Laboratory Testing Operations. On April 4, 1994, MetPath sold the clinical laboratory testing operations of Damon in California for approximately $51 million in cash. No gain or loss will be recognized as a result of this transaction. The proceeds from the transaction were used to retire a portion of the debt incurred in connection with the acquisition of Damon in August 1993.


Breast Implant Litigation. Corning continues to be a defendant in two types of cases previously reported involving the silicone-gel breast implant products or materials formerly manufactured or supplied by Dow Corning or a Dow Corning subsidiary. These cases include (1) several purported federal securities class action lawsuits and shareholder derivative lawsuits filed against Corning by shareholders of Corning alleging, among other things, misrepresentations and omissions of material facts, breach of duty to shareholders and waste of corporate assets relative to the silicone-gel breast implant business conducted by Dow Corning and (2) as of May 23, 1994 over 3,490 lawsuits filed in various state courts against Corning and others (including Dow Corning) by persons claiming injury from the silicone-gel breast implant products or materials formerly manufactured by Dow Corning or a Dow Corning subsidiary. Several of such suits have been styled as class actions and others involve multiple plaintiffs.

All of the more than 3,000 tort lawsuits filed against Corning in federal courts were consolidated in the United States District Court, Northern District of Alabama, and in early December 1993, Corning was dismissed from these cases. This decision by the District Court is non-appealable and, although the District Court noted that it was "highly unlikely" that additional discovery would produce new evidence, the decision is subject to reconsideration if additional information is discovered or if there is a change in state law. Certain state court tort cases against Corning have also been consolidated for the purposes of discovery and pretrial matters. During 1994, Corning has made several motions for summary judgment in state courts and judges have dismissed Corning from all of the over 2,500 tort cases filed in California, Michigan, New York and Pennsylvania, some of which are on appeal. Corning's motions seeking dismissal remain pending in various other states. The federal securities suits are all pending in the United States District Court for the Southern District of New York.

Corning's management does not believe that the purported securities class action lawsuits or the purported shareholder derivative lawsuits or the tort actions filed against Corning described above will have a material adverse effect on Corning's financial condition or the results of its operations.

Dow Corning has informed Corning that as of April 15, 1994, Dow Corning has been named in 45 purported breast implant product liability class action lawsuits and approximately 14,500 individual breast implant product liability lawsuits (which number includes all or substantially all of the 3,490 lawsuits referred to above) and that Dow Corning anticipates that it will be named as a defendant in additional breast implant lawsuits in the future. Dow Corning has also stated that it is vigorously defending this litigation.

Verdicts in breast implant litigation against Dow Corning and other defendants which have gone to judgment have varied widely, ranging from dismissal to the award of significant compensatory and punitive damages.

Dow Corning has also informed Corning that Dow Corning believes that a substantial portion of the indemnity and defense costs related to the breast implant litigation brought and to be brought against it is and will be covered by product liability insurance available to it but that the insurance companies issuing the policies in question have reserved the right to deny coverage under various theories and in many cases have refused to pay defense and indemnity costs which have been incurred by Dow Corning. In this regard, on June 30, 1993, Dow Corning instituted litigation in California against certain insurance companies which had issued product liability insurance policies to it from 1962 through 1985 seeking declaratory judgments that the insurance company defendants are liable to indemnify Dow Corning for such liabilities and costs and, in the case of certain insurance company defendants, damages including punitive damages. In September 1993, several of Dow Corning's insurers filed a complaint against Dow Corning and other insurers for declaratory relief in Michigan and moved for the action brought by Dow Corning in California to be dismissed in favor of the Michigan litigation. In October 1993, this motion was granted. In March 1994, the Michigan court ruled that certain of Dow Corning's primary insurers had a duty to defend Dow Corning with respect to certain breast implant product liability lawsuits. These insurers were directed to reimburse Dow Corning for certain defense costs previously incurred. Dow Corning has informed Corning that it is continuing negotiations with such insurance companies to obtain an agreement on a formula for the allocation among these insurers of payments of defense and indemnity expenses related to breast implant products liability lawsuits and claims.


In March 1994, Dow Corning, along with other defendants and representatives of breast implant litigation plaintiffs, signed the Settlement Agreement. The Settlement Agreement is subject to court approval and to withdrawal by Dow Corning and other defendants and plaintiffs. Under the Settlement Agreement and related agreements, industry participants (the "Funding Participants") would contribute approximately $4.2 billion over a period of more than thirty years to establish several special purpose funds. The Settlement Agreement, if implemented, would provide for a claims based structured resolution of claims arising out of silicone breast implants, define the circumstances under which payments from the funds would be made and include a number of other provisions related to claims and administration. The Settlement Agreement defines periods during which breast implant plaintiffs may elect not to settle their claims by way of the Settlement Agreement and to continue their individual breast implant litigation against manufacturers and other defendants (the "Opt Out Plaintiffs"). In certain circumstances, if Dow Corning considers the number of Opt Out Plaintiffs to be excessive, Dow Corning is entitled to withdraw from participation in the Settlement Agreement. Corning is not a party to the Settlement Agreement and will not make any contribution to the settlement contemplated thereby.


In April 1994, the U.S. District Court for the Northern District of Alabama preliminarily approved the Settlement Agreement and temporarily stayed and suspended federal and state class action certification or notice proceedings relative to federal or state class action lawsuits filed by plaintiffs included in the settlement class.


In April 1994, the Court also notified the breast implant plaintiffs eligible to participate in the settlement of a 60-day period during which they have the ability to become initial Opt Out Plaintiffs. Such period has been extended to July 1, 1994. A Court-supervised fairness review process of the Settlement Agreement must be completed before the Settlement Agreement can be implemented. Once the Settlement Agreement is approved by the Court, claims can then be validated. The Court's approval of the Settlement Agreement would be subject to appeal.


Dow Corning recorded a pre-tax charge of $640 million ($415 million after tax) against its earnings for the fourth quarter of 1993 to reflect its best estimate as of January 1994 of the net present value of its net liabilities and costs as a result of its involvement in breast implant litigation and, as a result of Dow Corning's decision to take this charge, Corning recorded a charge of $203 million after tax against its equity in earnings of associated companies for the fourth quarter of 1993 and against the carrying value of its investment in Dow Corning at the end of fiscal 1993.

If the tort actions filed against Dow Corning or any settlement of the breast implant controversy should require Dow Corning to record any additional charges against income, the effect on Corning of any such additional charges would be limited to their consequent impact (in the amount of approximately 50% of the amount thereof) on Corning's reported equity in earnings of associated companies for the period such charges were recognized, on the book value of Corning's equity investment in Dow Corning and on Corning's retained earnings. Corning does not believe that its share of any additional charges taken by Dow Corning resulting from the breast implant controversy will have a material adverse effect upon Corning's financial condition. However, it is possible that Corning's shares of any such additional charges taken by Dow Corning could have a material adverse effect upon Corning's earnings in the quarters in which any such charges were recognized by Dow Corning.

Other Dow Corning Matters. Dow Corning received a request dated July 9, 1993 from the Boston Regional Office of the Commission for certain documents and information related to silicone breast implants. The request stated that the Boston Regional Office was conducting an informal investigation which "concerns Dow Corning, its subsidiary Dow Corning Wright and parent corporations, Dow Chemical Co. and Corning Inc." Dow Corning has informed Corning that Dow Corning has responded to this request enclosing the documents and information requested along with related information and continues to cooperate with the Boston Regional Office.

During the first quarter of 1993, Dow Corning received two federal grand jury subpoenas initiated by the United States Department of Justice ("DOJ") seeking documents and information related to silicone breast implants. Dow Corning has informed Corning that it has delivered the documents and information requested and continues to cooperate with the DOJ as this grand jury investigation proceeds.


Department of Justice Investigations. In September 1993, MetPath and MetWest Inc. ("MetWest"), a wholly owned subsidiary of Unilab, in which Corning had at the time an interest of approximately 43%, entered into a Settlement Agreement (the "MetPath Settlement Agreement") with the DOJ and the Inspector General of the Department of Health and Human Services (the "Inspector General"). Pursuant to the MetPath Settlement Agreement, MetPath and MetWest paid to the United States a total of $39.8 million in settlement of civil claims by the DOJ and the Inspector General that MetPath and MetWest had wrongfully induced physicians to order certain laboratory tests without realizing that such tests would be billed to Medicare at rates higher than those the physicians believed were applicable.


Several state and private insurers have made claims based on the practices covered by the MetPath Settlement Agreement. Several have settled but it is not clear at this time what, if any, additional exposure Corning may have to these entities and to other persons who may assert claims on the basis of these or other practices.


During August 1993, MetPath, MetWest and Damon (which was acquired by Corning in that month) together with other participants in the industry received subpoenas from the Inspector General seeking information regarding their practices with respect to 14 enumerated tests offered in conjunction with automatic chemical test panels. Of these 14 tests, 5 were covered by the MetPath Settlement Agreement and consequently MetPath and MetWest are not being required to provide further information with regard to them. MetPath, MetWest and Damon have completed this process of complying with these subpoenas. MetPath also received in May 1994 two subpoenas from the Inspector General concerning, in one case, an investigation into billings for tests not performed or reported for which MetPath had voluntarily made corrective payments in 1993 and, in the other, an investigation into whether separate billings for tests which should have been grouped together had occurred. In addition, a federal grand jury in New Jersey is investigating the billings for tests not performed or reported. The results of these investigations cannot currently be predicted but the possibility that they may result in additional claims by the DOJ or the Inspector General or additional claims or settlements with parties other than the DOJ and the Inspector General cannot be excluded.


Other Legal Proceedings. During September 1993, two individuals filed in the Supreme Court of the State of New York (one in New York County and one in Suffolk County) separate purported derivative actions against Corning, as nominal defendant, and Corning's Directors and certain of its officers seeking on behalf of Corning compensatory and punitive damages in unspecified amounts (and plaintiffs' costs and disbursements including attorneys' and experts' fees) by reason of the alleged responsibility of the actual defendants for the conduct which gave rise to the settlement in the MetPath litigation described above and their alleged failure to cause Corning to make timely disclosure thereof. The parties have agreed to consolidate such actions in a single action before the Supreme Court of the State of New York in New York County.

During October 1993, two individuals instituted in the United States District Court for the Southern District of New York separate purported class actions on behalf of purchasers of Corning securities in the open market during the period from September 17 to October 6, 1993 against Corning, certain of its Directors and officers and the underwriters of Corning's offering, on September 17, 1993, of $100 million of 6.75% Debentures due on September 15, 2013. The complaints generally allege that the defendants failed to make timely disclosures of adverse developments in Corning's business and seek compensatory and punitive damages in unspecified amounts (and plaintiffs' costs and expenses including attorneys' fees and disbursements). These two actions, with respect to which the underwriters have been dismissed, have been consolidated.


Two class actions have been filed in the Court of Chancery for the State of Delaware against Damon and certain of its officers and directors. These suits allege damages arising from Damon's failure to mention in the press release that announced the initial merger agreement it had reached with a company other than Corning that an unnamed bidder (Corning) had also expressed interest in acquiring Damon. The class of plaintiffs are those who sold their stock at the price offered by the other company, rather than the higher amount later offered and paid by Corning.

Corning's management does not believe that the purported class action lawsuits or the purported shareholder derivative lawsuits described above will have a material adverse effect on Corning's financial condition or the results of its operations.

                               CORNING DELAWARE


Corning Delaware is a special purpose limited partnership formed under the laws of the State of Delaware. All of its partnership interests (other than the Preferred Securities and any interests of any Special General Partner) are and will be beneficially owned directly or indirectly by Corning. Corning is the sole general partner in Corning Delaware. Corning Finance Corporation, a Delaware corporation and a wholly-owned subsidiary of Corning ("Corning Finance"), initially will be the sole limited partner in Corning Delaware. Upon issuance of the Preferred Securities, which securities represent limited partnership interests in Corning Delaware, the holders of such Preferred Securities will become limited partners in Corning Delaware and Corning Finance will withdraw as a limited partner. The General Partner will agree to contribute capital to the extent required to maintain its capital account balance at 21% of all the capital contributed to Corning Delaware by the holders of the Preferred Securities. The General Partner will invest 99% of the total contributions in Corning Delaware in the Subordinated Debentures and the remaining 1% in Eligible Investments as provided in the Amended and Restated Limited Partnership Agreement (the "Limited Partnership Agreement"). Corning Delaware will exist for a maximum term of 45 years, unless earlier dissolved. The Limited Partnership Agreement of Corning Delaware provides that the General Partner will have liability for the debts and obligations of Corning Delaware (including certain tax obligations as provided herein, but excluding obligations to holders of Preferred Securities in their capacities as holders, such obligations being separately guaranteed pursuant to the Guarantee). Under Delaware law, limited partners in a Delaware limited partnership (i.e., holders of the Preferred Securities) will not be personally liable for the debts, obligations and liabilities of such limited partnership, whether arising in contract, tort or otherwise, solely by reason of being a limited partner of Corning Delaware (subject to any obligation such holders have to repay any funds that may have been wrongfully distributed to them). All of Corning Delaware's business and affairs will be conducted by the General Partner. The location of the principal executive offices of the General Partner is One Riverfront Plaza, Corning, New York 14831, telephone number (607) 974-9000. Corning Delaware exists for the purpose of issuing the Preferred Securities and investing the proceeds thereof in the Subordinated Debentures and Eligible Investments, as described above.



                      DESCRIPTION OF SECURITIES OFFERED

The securities offered hereby are    % Convertible Monthly Income Preferred
Securities of Corning Delaware with a liquidation preference of $50 per security. The Preferred Securities are convertible at the option of the holder through Corning Delaware into shares of Corning Common Stock at an
initial conversion rate of             shares of Corning Common Stock for
each $50 principal amount of Subordinated Debentures (equivalent to a
conversion rate of        shares of Corning Common Stock for each Preferred
Security), subject to adjustment in certain circumstances. The Preferred Securities are guaranteed, to the extent described herein, by Corning as to dividends, the Redemption Price and cash and other distributions payable on liquidation. In certain circumstances the holders can cause Corning Delaware to exchange all of the Subordinated Debentures for shares of Corning Series C Preferred Stock and distribute such shares in exchange for the Preferred Securities.

The following is a description of the principal terms of the Preferred Securities; the Corning Common Stock and the Corning Series C Preferred Stock into or for which the Preferred Securities may be con verted or exchanged; the Guarantee pursuant to which Corning will guarantee, to the extent described therein, certain payments with respect to the Preferred Securities; and the Subordinated Debentures and the fiscal agency agreement pursuant to which the Subordinated Debentures will be issued (the "Fiscal Agency Agreement").

Preferred Securities

The following summary of the principal terms and provisions of the Preferred Securities does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Limited PartnershipAgreement, a copy of which is filed as an exhibit to the Registration Statement of which this Prospectus is a part.

General


All of the partnership interests in Corning Delaware other than the Preferred Securities (and any interests of any Special General Partner) will be owned directly by Corning at all times while the Preferred Securities are outstanding. The Limited Partnership Agreement authorizes and creates the Preferred Securities, which represent limited partnership interests in Corning Delaware. The limited partnership interests represented by the Preferred Securities will have a preference with respect to cash distributions and amounts payable on liquidation and redemption over the other partnership interests in Corning Delaware. The Limited Partnership Agreement does not permit the issuance of other partnership interests without the prior approval of holders of not less than 66-2/3% of the aggregate liquidation preference of the Preferred Securities then outstanding.


Holders of Preferred Securities will have no preemptive rights.

Holders of the Preferred Securities will not have the right to remove or replace the General Partner.


  Dividends
Holders of the Preferred Securities will be entitled to receive cumulative
cash distributions from Corning Delaware, accruing from          , 1994 and
payable monthly in arrears on the last day of each calendar month of each
year, commencing            , 1994 ("dividends"). The dividends payable on
each Preferred Security will be fixed at a rate per annum of $            or
    % of the liquidation preference of $50. The amount of dividends payable for any period will be computed on the basis of twelve 30-day months and a 360-day year and, for any period shorter than a full month, will be computed on the basis of the actual number of days elapsed in such period.



Dividends on the Preferred Securities must be declared monthly and paid on the last day of each calendar month to the extent that Corning Delaware has funds legally available for the payment of such dividends and cash on hand sufficient to make such payments. It is anticipated that Corning Delaware's funds will be limited principally to payments received under the Subordinated Debentures in which Corning Delaware will invest the proceeds from this Offering. See "--Description of the Subordinated Debentures."



Corning has the right under the Subordinated Debentures to extend, from time to time, the interest payment periods on the Subordinated Debentures for up to 60 months. Monthly dividends on the Preferred Securities would be deferred (but would continue to compound interest monthly) by Corning Delaware during any such extended interest payment period. See "Investment Considerations--Option to Extend Payment Periods", "--Additional Dividends" and "--Option to Extend Interest Payment Period." The failure of holders of Preferred Securities to receive dividends in full for 15 consecutive months would trigger the right of holders of a majority of the aggregate liquidation preference of the Preferred Securities then outstanding to cause Corning Delaware to exchange all of the Subordinated Debentures for shares of Corning Series C Preferred Stock at the Exchange Price and to distribute such shares to the holders of Preferred Securities in exchange for all of the Preferred Securities then outstanding. "Exchange Price" means one share of Corning Series C Preferred Stock for each $100 principal amount of Subordinated Debentures (which rate of exchange is equivalent to one share of Corning Series C Preferred Stock for two Preferred Securities). See "--Optional Exchange for Corning Series C Preferred Stock."



If a Tax Event occurs, then all dividends and distributions (including distributions to the General Partner) shall be reduced by Additional Taxes, commencing on the date that is the earlier of (i) three months after the date of notice of such Tax Event and (ii) the date of a vote taken at a special partnership meeting (or, in lieu of such a meeting, the date of written consent) by the holders of the Preferred Securities on the matter of whether to cause the exchange of all Preferred Securities for shares of Corning Series C Preferred Stock (such earlier date being referred to herein as the "Tax Event Date"). Prior to the Tax Event


Date, no reduction will be made on account of Additional Taxes and any Additional Taxes will be paid by Corning. See "--Optional Exchange for Corning Series C Preferred Stock."

"Tax Event" means that Corning shall have obtained an opinion of nationally recognized independent tax counsel experienced in such matters to the effect that on or after the date of this Prospectus, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, (b) any amendment to, or change in, an interpretation or application of any such laws or regulations by any legislative body, court, governmental agency or regulatory authority (including the enactment of any legislation and the publication of any judicial decision or regulatory determination), (c) any interpretation or pronouncement that provides for a position with respect to such laws or regulations that differs from the generally accepted position or (d) any action taken by any governmental agency or regulatory authority, which amendment or change is enacted, promulgated, issued or effective or which interpretation or pronouncement is issued or announced or which action is taken, in each case on or after the date of this Prospectus, there is more than an insubstantial risk that (i) Corning Delaware is subject to federal income tax with respect to interest accrued or received on the Subordinated Debentures, or (ii) Corning Delaware is subject to more than a de minimis amount of taxes, duties or other governmental charges.

"Additional Taxes" means the sum of any additional income taxes, duties and other governmental charges to which Corning Delaware has become subject from time to time as a result of a Tax Event, except for United States withholding taxes.

Corning will agree as General Partner in the Limited Partnership Agreement to pay any and all Additional Taxes, liabilities, costs and expenses with respect to such Additional Taxes of Corning Delaware for the period from the formation of Corning Delaware through the Tax Event Date.


Dividends declared on the Preferred Securities will be payable to the holders thereof as they appear on the books and records of Corning Delaware on the relevant record dates, which will be one Business Day (as defined below) prior to the relevant payment dates. Subject to any applicable laws and regulations and the Limited Partnership Agreement, each such payment will be made as described under "--Book-Entry-Only Issuance--The Depository Trust Company" below. In the event that any date on which dividends are payable on the Preferred Securities is not a Business Day, then payment of the dividend payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. A "Business Day" means any day other than a day on which banking institutions in The City of New York or Chicago are authorized or obligated by law or executive order to close.


Additional Dividends


Corning Delaware shall be required to declare and pay additional dividends at
a rate of     % per annum on the Preferred Securities upon any dividend
arrearages in respect of the Preferred Securities in order to provide, in effect, monthly compounding on such dividend arrearages. (The amounts payable to effect such monthly compounding on dividend arrearages in respect of the Preferred Securities being referred to herein as "Additional Dividends").


Certain Restrictions on Corning Delaware

If accumulated and unpaid dividends have not been paid in full on the Preferred Securities, Corning Delaware may not:

  (i) pay, or declare and set aside for payment, any dividends on any other partnership interests; or


  (ii) redeem, purchase, or otherwise acquire any other partnership interests;
until, in each case, such time as all accumulated and unpaid dividends on all of the Preferred Securities, including any Additional Dividends thereon, shall have been paid in full for all dividend periods terminating on or prior to the date of such payment or the date of such redemption, purchase, or acquisition, as the case may be.


If accumulated and unpaid dividends have been paid in full on the Preferred Securities for all prior whole dividend periods, then holders of Preferred Securities will not be entitled to receive or share in any dividends paid, declared or set aside for payment on any other partnership interest in Corning Delaware.
Optional Redemption


Corning Delaware may not redeem the Preferred Securities prior to      ,
1998. On and after such date, Corning Delaware at its option may redeem the Preferred Securities, in whole or in part, on not fewer than 35 nor more than 60 days' prior notice, at any time or from time to time, during the
twelve-month periods beginning on                   in each of the following
years at the redemption price (expressed as a percentage of the liquidation preference) indicated below, plus accumulated and unpaid dividends (the "Redemption Price"):



 Date                          Redemption Price
   , 1998                                        %
   , 1999
   , 2000
   , 2001
   , 2002
   , 2003
   , 2004 and thereafter                     100

Corning Delaware may not redeem the Preferred Securities in part unless all accumulated and unpaid dividends have been paid in full on all Preferred Securities for all monthly dividend periods terminating on or prior to the date of redemption. In the event there is a redemption of Preferred Securities after the Tax Event Date, then the Redemption Price for such Preferred Securities will be reduced by the amount of Additional Taxes, if any, that are attributable to such redemption of such Preferred Securities.

Mandatory Redemption

Upon repayment or prepayment by Corning of the Subordinated Debentures, including as a result of the acceleration of the Subordinated Debentures upon the occurrence of an "Event of Default" described under "Description of Securities Offered--Description of the Subordinated Debentures--Events of Default", the proceeds from such repayment or prepayment will be applied to redeem the allocable portion of the Preferred Securities at the applicable Redemption Price.

Redemption Procedures


Notice of any redemption (optional or mandatory) of Preferred Securities (which notice will be irrevocable) will be given by Corning Delaware to Corning and each record holder of Preferred Securities that are being redeemed not fewer than 35 nor more than 60 days prior to the date fixed for redemption thereof. If Corning Delaware gives a notice of redemption, then on the redemption date, Corning will repay an aggregate principal amount of the Subordinated Debentures plus accrued and unpaid interest in an amount equal to the applicable Redemption Price for the Preferred Securities to be redeemed. Corning Delaware will irrevocably deposit such funds with The Depository Trust Company ("DTC") or the Paying and Conversion Agent, as the case may be, and give DTC or the Paying and Conversion Agent, as the case may be, irrevocable instructions and authority to pay the applicable Redemption Price to the holders of the Preferred Securities to be redeemed. See "--Book-Entry-Only Issuance--The Depository Trust Company." If notice of redemption has been given and funds deposited with DTC or the Paying and Conversion Agent, as the case may be, as required, then immediately prior to the close of business on the date of such deposit, all rights of holders of such Preferred Securities so called for redemption will cease, except the right of the holders to receive the Redemption Price, but without additional interest. In the event that any date fixed for redemption of Preferred Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the Redemption Price is improperly withheld or refused and not paid by either Corning Delaware or Corning pursuant to the Guarantee described under "--Description of the Guarantee" below, dividends on the Preferred Securities called for redemption will continue to accumulate at the then applicable rate, from the original redemption date to the date that the Redemption Price is actually paid and the holders of such Preferred Securities may exercise all of their rights as holders of the Preferred Securities.


In the event that fewer than all of the outstanding Preferred Securities are to be redeemed, the Preferred Securities to be redeemed will be selected by lot as described under "--Book-Entry-Only Issuance--The Depository Trust Company" below.
Conversion Rights

General. The Preferred Securities will be convertible at any time, at the option of the holder thereof, through Corning Delaware into shares of Corning
Common Stock at an initial conversion rate of           shares of Corning
Common Stock for each Preferred Security (equivalent to a conversion price of
$        per share of Corning Common Stock), subject to adjustment as described under "--Conversion Price Adjustments" below. Upon receiving an irrevocable notice by a holder of a Preferred Security to exercise its conversion right, Corning Delaware, on behalf of such holder, will exercise its option to convert an equivalent portion of the Subordinated Debentures into Corning Common Stock and will distribute such shares of Corning Common Stock to such holder in exchange for a corresponding portion of such holder's Preferred Securities. Preferred Securities that have been called for redemption will not be convertible after the close of business two calendar days preceding the date fixed for redemption, unless Corning Delaware defaults in making payment of the amount payable upon such redemption date. Conversion rights will terminate upon the making of an Exchange Election referred to below under "--Optional Exchange for Corning Series C Preferred Stock" and upon the issuance of Corning Series C Preferred Stock pursuant to such Exchange Election.


Holders of Preferred Securities at the close of business on a dividend payment record date will be entitled to receive the dividend payable on such securities on the corresponding dividend payment date notwithstanding the conversion of such Preferred Securities following such dividend payment record date. Except as provided in the immediately preceding sentence, Corning Delaware will make no payment or allowance for accumulated and unpaid dividends, whether or not in arrears, on converted Preferred Securities. Corning will make no payment or allowance for dividends on the shares of Corning Common Stock issued upon such conversion except with respect to dividends or distributions as of record dates subsequent to such conversion. Each conversion will be deemed to have been effected immediately prior to the close of business on the day on which notice was received by Corning Delaware.


No fractional shares of Corning Common Stock will be issued as a result of conversion, but in lieu thereof such fractional interest will be paid in cash.


Conversion Price Adjustments--General. The conversion price will be subject to adjustment in certain events including, without duplication: (i) the payment of dividends (and other distributions) payable in Corning Common Stock on any class of capital stock of Corning; (ii) the issuance to all holders of Corning Common Stock of rights or warrants entitling holders of such rights or warrants to subscribe for or purchase Corning Common Stock at less than the current market price; (iii) subdivisions and combinations of Corning Common Stock; (iv) the payment of dividends (and other distributions) to all holders of Corning Common Stock in the form of evidences of indebtedness of Corning, securities or capital stock, cash, or assets (including securities, but excluding those rights, warrants, dividends, and distributions referred to in clause (ii) and dividends and distributions paid exclusively in cash); (v) the payment of dividends (and other distributions) on Corning Common Stock paid exclusively in cash, excluding (A) cash dividends that do not exceed the per share amount of the immediately preceding regular cash dividend (as adjusted to reflect any of the events referred to in clauses (i) through (vi) of this sentence), or (B) cash dividends if the annualized per share amount thereof does not exceed 15% of the current market price of Corning Common Stock on the trading day immediately preceding the date of declaration of such dividend; and (vi) payment in respect of a tender or exchange offer (other than an odd-lot offer) by Corning or any subsidiary of Corning for Corning Common Stock in excess of 10% of the current market price of Corning Common Stock on the trading day next succeeding the last date tenders or exchanges may be made pursuant to such tender or exchange offer.


If after the Distribution Date for the preferred share purchase rights (the "Rights") of Corning, as presently constituted or under any similar plan (see "Description of Corning Capital Stock--Preferred Share Purchase Rights"), converting holders of the Preferred Securities are not entitled to receive the Rights that would otherwise be attributable (but for the date of conversion) to the shares of Corning Common Stock received upon such conversion, then adjustment of the conversion price shall be made under clause (iv) of the preceding paragraph as if the Rights were then being distributed to the common stockholders. If such an adjustment is made and the Rights are later redeemed, invalidated, or terminated, then a corresponding reversing adjustment shall be made to the conversion price, on an equitable basis, to take account of such event.

Corning from time to time may reduce the conversion price by any amount selected by Corning for any period of at least 20 days, in which case Corning shall give at least 15 days' notice of such reduction.
Corning may, at its option, make such reductions in the conversion price, in addition to those set forth above, as the Board of Directors deems advisable to avoid or diminish any income tax to holders of Corning Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

No adjustment of the conversion price will be made upon the issuance of any shares of Corning Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of Corning and the investment of additional optional amounts in shares of Corning Common Stock under any such plan, or the issuance of any shares of Corning Common Stock or options or rights to purchase such shares pursuant to any present or future employee benefit plan or program of Corning or pursuant to any option, warrant, right, or exercisable, exchangeable, or convertible security outstanding as of the date the Preferred Securities were first designated. There shall also be no adjustment of the conversion price in case of the issuance of any Corning Common Stock (or securities convertible into or exchangeable for Corning Common Stock) of Corning, except as specifically described above. If any action would require adjustment of the conversion price pursuant to more than one of the anti-dilution provisions, only one adjustment shall be made and such adjustment shall be the amount of adjustment that has the highest absolute value to holders of the Preferred Securities. No adjustment in the conversion price will be required unless such adjustment would require an increase or decrease of at least 1% of the conversion price, but any adjustment that would otherwise be required to be made shall be carried forward and taken into account in any subsequent adjustment.

Conversion Price Adjustments--Merger, Consolidation or Sale of Assets of Corning. In the event that Corning is a party to any transaction (including, without limitation, a merger, consolidation, sale of all or substantially all of Corning's assets, recapitalization or reclassification of Corning Common Stock or any compulsory share exchange (each of the foregoing being referred to as a "Transaction")), in each case, as a result of which shares of Corning Common Stock shall be converted into the right (i) in the case of any Transaction other than a Transaction involving a Common Stock Fundamental Change (as defined below) to receive securities, cash, or other property, each Preferred Security shall thereafter be convertible into the kind and amount of securities, cash, and other property receivable upon the consummation of such Transaction by a holder of that number of shares of Corning Common Stock into which a Preferred Security was convertible immediately prior to such Transaction, or (ii) in the case of a Transaction involving a Common Stock Fundamental Change to receive common stock of the kind received by holders of Corning Common Stock (but in each case after giving effect to any adjustment discussed below relating to a Fundamental Change if such Transaction constitutes a Fundamental Change).

If any Fundamental Change occurs, then the conversion price in effect will be adjusted immediately after such Fundamental Change as described below. In addition, in the event of a Common Stock Fundamental Change, each Preferred Security shall be convertible solely into common stock of the kind received by holders of Corning Common Stock as a result of such Common Stock Fundamental Change.


The conversion price in the case of any Transaction involving a Fundamental Change will be adjusted immediately after such Fundamental Change:



  (i) in the case of a Non-Stock Fundamental Change (as defined below), the conversion price of the Preferred Security will thereupon become the lower of
(A) the conversion price in effect immediately prior to such Non-Stock Fundamental Change, but after giving effect to any other prior adjustments, and (B) the result obtained by multiplying the greater of the Applicable Price (as defined below) or the then applicable Reference Market Price (as defined below) by a fraction of which the numerator will be $50 and the denominator will be the then current redemption price per Preferred Security
(or, for periods prior to          , 1998, an amount per Preferred Security
of $       (for the twelve month period ended           , 1995), $       (for
the twelve month period ended           , 1996), $       (for the twelve
month period ended           , 1997) and $       (for the twelve month period
ended           , 1998)); and


  (ii) in the case of a Common Stock Fundamental Change, the conversion price of the Preferred Securities in effect immediately prior to such Common Stock Fundamental Change, but after giving effect to any other prior adjustments, will thereupon be adjusted by multiplying such conversion price by a fraction of which the numerator will be the Purchaser Stock Price (as defined below) and the denominator will be the Applicable Price; provided, however, that in the event of a Common Stock Fundamental Change in which (A) 100% of the value of the consideration received by a holder of Corning Common Stock is common stock of the successor, acquiror, or other third party (and cash, if any, is paid only with respect to any fractional interests in such common stock resulting from such Common Stock Fundamental Change) and (B) all of the Corning Common Stock will have been exchanged for, converted into, or acquired for common stock (and cash with respect to fractional interests) of the successor, acquiror, or other third party, the conversion price of the Preferred Securities in effect immediately prior to such Common Stock Fundamental Change will thereupon be adjusted by multiplying such conversion price by a fraction of which the numerator will be one and the denominator will be the number of securities of common stock of the successor, acquiror, or other third party received by a holder of one share of Corning Common Stock as a result of such Common Stock Fundamental Change.

In the absence of the Fundamental Change provisions, in the case of a Transaction each Preferred Security would become convertible into the securities, cash, or property receivable by a holder of the number of shares of Corning Common Stock into which such Preferred Security was convertible immediately prior to such Transaction. This change could substantially lessen or eliminate the value of the conversion privilege associated with the Preferred Securities. For example, if Corning were acquired in a cash merger, each Preferred Security would become convertible solely into cash and would no longer be convertible into securities whose value would vary depending on the future prospects of Corning and other factors.

The foregoing conversion price adjustments are designed, in "Fundamental Change" transactions where all or substantially all the Corning Common Stock is converted into securities, cash, or property and not more than 50% of the value received by the holders of Corning Common Stock consists of stock listed or admitted for listing subject to notice of issuance on a national securities exchange or quoted on the National Market System of the National Association of Securities Dealers, Inc. (a "Non-Stock Fundamental Change," as defined below), to increase the securities, cash, or property into which each Preferred Security is convertible.


In a Non-Stock Fundamental Change transaction where the initial value received per share of Corning Common Stock (measured as described in the definition of Applicable Price below) is lower than the then applicable conversion price of a Preferred Security but greater than or equal to the
"Reference Market Price" (initially $       but subject to adjustment in
certain events as described below), the conversion price will be adjusted as described above with the effect that each Preferred Security will be convertible into securities, cash, or property of the same type received by the holders of Corning Common Stock in the transaction but in an amount that would at the time of the transaction have had a value equal to the then current Redemption Price per Preferred Security (or, for periods prior to
             , 1998, the amounts per Preferred Security for such periods set forth in clause (i) above with respect to conversion prices for Non-Stock Fundamental Changes).


In a Non-Stock Fundamental Change transaction where the initial value received per share of Corning Common Stock (measured as described in the definition of Applicable Price) is lower than both the Applicable Conversion Price of a Preferred Security and the Reference Market Price, the conversion price will be adjusted as described above but calculated as though such initial value had been the Reference Market Price.

In a Fundamental Change transaction where all or substantially all the Corning Common Stock is converted into securities, cash, or property and more than 50% of the value received by the holders of Corning Common Stock consists of listed or National Market System traded common stock (a "Common Stock Fundamental Change," as defined below), the foregoing adjustments are designed to provide in effect that (a) where Corning Common Stock is converted partly into such common stock and partly into other securities, cash, or property, each Preferred Security will be convertible solely into a number of shares of such common stock determined so that the initial value of such shares (measured as described in the definition of "Purchaser Stock Price" below) equals the value of the shares of Corning Common Stock into which such Preferred Security was convertible immediately before the transaction (measured as aforesaid) and (b) where Corning Common Stock is converted solely into such common stock, each Preferred Security will be convertible into the same number of shares of such common stock receivable by a holder of the number of shares of Corning Common Stock into which such Preferred Security was convertible immediately before such transaction.

The term "Applicable Price" means (i) in the case of a Non-Stock Fundamental Change in which the holders of the Corning Common Stock receive only cash, the amount of cash received by the holder of one share of Corning Common Stock and (ii) in the event of any other Non-Stock Fundamental Change or any Common Stock Fundamental Change, the average of the Closing Prices for the Corning Common

Stock during the ten trading days prior to and including the record date for the determination of the holders of Corning Common Stock entitled to receive such securities, cash, or other property in connection with such Non-Stock Fundamental Change or Common Stock Fundamental Change or, if there is no such record date, the date upon which the holders of the Corning Common Stock shall have the right to receive such securities, cash, or other property (such record date or distribution date being hereinafter referred to the "Entitlement Date"), in each case as adjusted in good faith by the General Partner to appropriately reflect any of the events referred to in clauses (i) through (vi) of the first paragraph under "--Conversion Price Adjustments--General."


The term "Closing Price" means on any day the reported last sales price on such day or in case no sale takes place on such day, the average of the reported closing bid and asked prices in each case on the New York Stock Exchange Composite Tape or, if the stock is not listed or admitted to trading on such Exchange, on the principal national securities exchange on which such stock is listed or admitted to trading or if not listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices as furnished by any New York Stock Exchange member firm, selected by the General Partner for that purpose.

The term "Common Stock Fundamental Change" means any Fundamental Change in which more than 50% of the value (as determined in good faith by the Board of Directors of Corning) of the consideration received by holders of Corning Common Stock consists of common stock that for each of the ten consecutive trading days prior to the Entitlement Date has been admitted for listing or admitted for listing subject to notice of issuance on a national securities exchange or quoted on the National Market System of the National Association of Securities Dealers, Inc.; provided, however, that a Fundamental Change shall not be a Common Stock Fundamental Change unless either (i) Corning continues to exist after the occurrence of such Fundamental Change and the outstanding Preferred Securities continue to exist as outstanding Preferred Securities or (ii) not later than the occurrence of such Fundamental Change, the outstanding Preferred Securities are converted into or exchanged for shares of convertible preferred stock of an entity succeeding to the business of Corning, which convertible preferred stock has powers, preferences, and relative, participating, optional, or other rights, and qualifications, limitations, and restrictions, substantially similar to those of the Preferred Securities.

The term "Fundamental Change" means the occurrence of any transaction or event in connection with a plan pursuant to which all or substantially all of the Corning Common Stock shall be exchanged for, converted into, acquired for, or constitute solely the right to receive securities, cash, or other property (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization, or otherwise), provided, that, in the case of a plan involving more than one such transaction or event, for purposes of adjustment of the conversion price, such Fundamental Change shall be deemed to have occurred when substantially all of the Corning Common Stock shall be exchanged for, converted into, or acquired for or constitute solely the right to receive securities, cash, or other property, but the adjustment shall be based upon the highest weighted average per share consideration that a holder of Corning Common Stock could have received in such transaction or event as a result of which more than 50% of the Corning Common Stock shall have been exchanged for, converted into, or acquired for or constitute solely the right to receive securities, cash, or other property.

The term "Non-Stock Fundamental Change" means any Fundamental Change other than a Common Stock Fundamental Change.


The term "Purchaser Stock Price" means, with respect to any Common Stock Fundamental Change, the average of the Closing Prices for the common stock received in such Common Stock Fundamental Change for the ten consecutive trading days prior to and including the Entitlement Date, as adjusted in good faith by the General Partner to appropriately reflect any of the events referred to in clauses (i) through (vi) of the first paragraph under "--Conversion Price Adjustments--General."


The term "Reference Market Price" shall initially mean $       (which is an
amount equal to 66-2/3% of the reported last sale price for the Corning
Common Stock on the NYSE on            , 1994), and in the event of any
adjustment to the conversion price other than as a result of a Non-Stock Fundamental Change, the Reference Market Price shall also be adjusted so that the ratio of the Reference Market Price to the conversion price after giving effect to any such adjustment shall always be the same as the ratio of $ to the initial conversion price of the Preferred Securities.
Optional Exchange for Corning Series C Preferred Stock


Upon the occurrence of an Exchange Event (as defined below), the holders of not less than a majority of the aggregate liquidation preference of Preferred Securities then outstanding, voting as a class or by written consent, may, at their option, cause Corning Delaware to exchange all of the Subordinated Debentures for shares of Corning Series C Preferred Stock at the Exchange Price and distribute such shares to the holders of Preferred Securities in exchange for the Preferred Securities.



The Corning Series C Preferred Stock issued upon any such exchange will have terms substantially similar to the terms of the Preferred Securities, except that, among other things, the Corning Series C Preferred Stock will have the right to elect two additional directors of Corning whenever dividends on the Corning Series C Preferred Stock are in arrears for 18 months (including for this purpose any arrearage with respect to the Preferred Securities) and will not be subject to mandatory redemption. See "--Description of Corning Series C Preferred Stock." The terms of the Corning Series C Preferred Stock provide that all accumulated and unpaid dividends (including any Additional Dividends) on the Preferred Securities that are not paid at the time of making an Exchange Election shall be treated as accrued and unpaid dividends on the Corning Series C Preferred Stock. For a discussion of the taxation of such an exchange to holders, including the possibility that holders who exchange their Preferred Securities for Corning Series C Preferred Stock may be subject to additional income tax to the extent accrued but unpaid interest on the Subordinated Debentures is converted into accumulated and unpaid dividends on the Corning Series C Preferred Stock received in exchange for the Preferred Securities, see "Certain Federal Income Tax Considerations--Exchange of Preferred Securities for Corning Series C Preferred Stock."


The following events are "Exchange Events":

  (a) The failure of holders of Preferred Securities to receive, for 15 consecutive months, the full amount of dividend payments on the Preferred Securities; or

  (b) The occurrence of a Tax Event.


As soon as practicable, but in no event later than 30 days after the occurrence of an Exchange Event, the General Partner will convene a meeting of the holders of Preferred Securities (an "Exchange Election Meeting") for the purpose of acting on the matter of whether to cause Corning Delaware to exchange the Subordinated Debentures for shares of Corning Series C Preferred Stock. If the General Partner fails to convene such Exchange Election Meeting within such 30-day period, the holders of not less than 10% of the aggregate liquidation preference of the outstanding Preferred Securities will be entitled to convene such Exchange Election Meeting. Upon the affirmative vote of the holders of Preferred Securities representing not less than a majority of the aggregate liquidation preference of the Preferred Securities then outstanding at an Exchange Election Meeting or, in the absence of such meeting, upon receipt by Corning Delaware of written consents signed by the holders of a majority of the aggregate liquidation preference of the outstanding Preferred Securities, an election to exchange all outstanding Preferred Securities on the basis described above (an "Exchange Election") will be deemed to have been made. In the case of a Tax Event, Corning Delaware will continue to pay dividends on the Preferred Securities without adjustment for Additional Taxes until the Tax Event Date. During such time, Corning will pay any and all Additional Taxes of Corning Delaware.


Holders of Preferred Securities, by purchasing such Preferred Securities, will be deemed to have agreed to be bound by these optional exchange provisions in regard to the exchange of such Preferred Securities for Corning Series C Preferred Stock on the terms described above.

Liquidation Rights

In the event of any voluntary or involuntary liquidation, dissolution, or winding-up of Corning Delaware, the holders of Preferred Securities at the time outstanding will be entitled to receive a liquidation preference of $50 per Preferred Security plus all accumulated and unpaid dividends (whether or not earned or declared), including any Additional Dividends thereon, to the date of payment (the "Liquidation Distribution") out of the assets of Corning Delaware legally available for distribution to partners prior to any distribution by Corning Delaware on its other partnership interests.

If, upon any liquidation of Corning Delaware, the holders of Preferred Securities are paid in full the aggregate Liquidation Distribution to which they are entitled, then such holders will not be entitled to receive or share in any other assets of Corning Delaware thereafter available for distribution to any other holders of partnership interests in Corning Delaware.
Pursuant to the Limited Partnership Agreement, Corning Delaware shall be dissolved and its affairs shall be wound up upon the earliest to occur of:
(i) the expiration of the term of Corning Delaware; (ii) any bankruptcy, dissolution or insolvency of the General Partner; (iii) upon the entry of a decree of a judicial dissolution; or (iv) upon the written consent of all partners of Corning Delaware.

Merger, Consolidation or Sale of Assets of Corning Delaware

The General Partner is authorized and directed to conduct its affairs and to operate Corning Delaware in such a way that Corning Delaware will not be deemed to be an "investment company" required to be registered under the Investment Company Act of 1940 (the "1940 Act") or taxed as a corporation for federal income tax purposes and so that the Subordinated Debentures will be treated as indebtedness of Corning for federal income tax purposes. In this connection, the General Partner is authorized to take any action not inconsistent with applicable law, the Certificate of Limited Partnership of Corning Delaware or the Limited Partnership Agreement that does not adversely affect the interests of the holders of the Preferred Securities and that the General Partner determines in its discretion to be necessary or desirable for such purposes.


Corning Delaware may not consolidate or merge with or into, or convey, transfer or lease its properties and assets substantially as an entirety to any entity, except as described below. Corning Delaware may, for purposes of changing its state of domicile in order to avoid federal income tax or 1940 Act consequences adverse to Corning or Corning Delaware or to the holders of the Preferred Securities, without the consent of the holders of the Preferred Securities, consolidate or merge with or into a limited partnership or trust organized as such under the laws of any state of the United States of America; provided, that (i) such successor entity either (x) expressly assumes all of the obligations of Corning Delaware under the Preferred Securities or (y) substitutes for the Preferred Securities other securities having substantially the same terms as the Preferred Securities (the "Successor Securities") so long as the Successor Securities rank, with respect to participation in the profits or assets of the successor entity, at least as high as the Preferred Securities rank with respect to participation in the profits or assets of Corning Delaware, (ii) Corning expressly acknowledges such successor entity as the holder of the Subordinated Debentures, (iii) such merger or consolidation does not cause the Preferred Securities (or any Successor Securities) to be delisted by any national securities exchange or other organization on which the Preferred Securities are then listed, (iv) such merger or consolidation does not cause the Preferred Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger or consolidation does not adversely affect the powers, preferences and other special rights of the holders of the Preferred Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in the new entity), (vi) prior to such merger or consolidation Corning has received an opinion of nationally recognized independent counsel to Corning Delaware experienced in such matters to the effect that (x) such successor entity will be treated as a partnership for federal income tax purposes, (y) following such merger or consolidation, Corning and such successor entity will be in compliance with the 1940 Act without registering thereunder as an investment company and (z) such merger or consolidation will not adversely affect the limited liability of the holders of the Preferred Securities.


Voting Rights

Except as provided below and under "--Description of the Guarantee--Amendments and Assignment" and as otherwise required by law and the Limited Partnership Agreement, the holders of the Preferred Securities will have no voting rights.


If (i) Corning Delaware fails to pay dividends in full on the Preferred Securities for 15 consecutive months (other than as a result of a determination by Corning to defer interest payments on the Subordinated Debentures as described under "Description of Securities Offered--Description of the Subordinated Debentures--Option to Extend Interest Payment Period");
(ii) an Event of Default (as defined under "Description of Securities Offered--Description of the Subordinated Debentures--Events of Default") occurs and is continuing with respect to the Subordinated Debentures; or
(iii) Corning is in default under any of its payment obligations under the Guarantee (as described under "--Description of the Guarantee"), then the holders of the Preferred Securities, upon the affirmative vote of not less than a majority in aggregate liquidation preference of the Preferred Securities then outstanding, will be entitled to appoint and authorize a special general partner (a "Special General Partner") to enforce Corning Delaware's rights under the Subordinated Debentures, enforce the rights of the holders of Preferred Securities under the Guarantee and enforce the rights of the holders to receive dividends on the Preferred Securities. For pur-



poses of determining whether Corning Delaware has failed to pay dividends in full for 15 consecutive months, dividends shall be deemed to remain in arrears, notwithstanding any partial payments in respect thereof, until all accumulated and unpaid dividends have been or contemporaneously are paid. Not later than 30 days after such right to appoint a Special General Partner arises, the General Partner will convene a meeting to elect a Special General Partner. If the General Partner fails to convene such meeting within such 30-day period, the holders of not less than 10% of the aggregate liquidation preference of the Preferred Securities then outstanding will be entitled to convene such meeting. Any Special General Partner so appointed shall vacate office immediately if Corning Delaware (or Corning pursuant to the Guarantee) shall have paid in full all accumulated and unpaid dividends on the Preferred Securities or such Event of Default or default, as the case may be, shall have been cured. Notwithstanding the appointment of any such Special General Partner, Corning will retain all rights as obligor under the Subordinated Debentures, including the right to extend the interest payment period as provided under "--Description of the Subordinated Debentures--Option to Extend Interest Payment Period."



If any proposed amendment to the Limited Partnership Agreement provides for, or the General Partner otherwise proposes to effect, (x) any action that would materially adversely affect the powers, preferences or special rights of the Preferred Securities, whether by way of amendment to the Limited Partnership Agreement or otherwise (including, without limitation, the authorization or issuance of any additional limited partnership interests in Corning Delaware), or (y) the dissolution, winding-up or termination of Corning Delaware (other than in connection with the exchange of Corning Series C Preferred Stock for Preferred Securities upon the occurrence of an Exchange Event or as described under "--Merger, Consolidation or Sale of Assets of Corning Delaware"), then the holders of outstanding Preferred Securities will be entitled to vote on such amendment or action of the General Partner (but not on any other amendment or action), and such amendment or action shall not be effective except with the approval of the holders of not less than 66-2/3% or more of the aggregate liquidation preference of the Preferred Securities then outstanding; provided, however, that no such approval shall be required if the dissolution, winding-up or termination of Corning Delaware is proposed or initiated pursuant to the Limited Partnership Agreement.


The rights attached to the Preferred Securities will be deemed to be materially adversely affected by the creation or issue of, and a vote of the holders of Preferred Securities will be required for the creation or issue of, any partnership interests in Corning Delaware other than the interests represented by the Preferred Securities, the interests of the General Partner and the interests of any Special General Partner.


So long as any Subordinated Debentures are held by Corning Delaware, the General Partner shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Special General Partner (as defined under "Description of Securities Offered--Description of the Subordinated Debentures"), or exercising any trust or power conferred on the Special General Partner with respect to the Subordinated Debentures, (ii) waive any past default, which is waivable under the Fiscal Agency Agreement,
(iii) exercise any right to rescind or annul a declaration that the principal of all the Subordinated Debentures shall be due and payable, (iv) consent to any amendment, modification or termination of the Subordinated Debentures or of the Fiscal Agency Agreement without, in each case, obtaining the prior approval of the holders of at least 66-2/3% or more of the aggregate liquidation preference of the Preferred Securities then outstanding, provided, however, that where a consent under the Subordinated Debentures would require the consent of each holder affected thereby, no such consent shall be given by the General Partner without the prior consent of each holder of the Preferred Securities. The General Partner shall not revoke any action previously authorized or approved by the Special General Partner or by a vote of Preferred Securities, without the approval of the holders of Preferred Securities representing not less than 66-2/3% of the aggregate liquidation preference of the Preferred Securities then outstanding. The General Partner shall notify all holders of Preferred Securities of any notice of default received from the Fiscal Agent with respect to the Subordinated Debentures.


Any required approval of holders of Preferred Securities may be given at a meeting of such holders convened for such purpose or pursuant to written consent. Corning Delaware will cause a notice of any meeting at which holders of Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be mailed to each holder of record of Preferred Securities. Each such notice will include a statement setting forth (i) the date of such meeting or the date by which such action is to be taken, (ii) a description of any matter on which such holders are entitled to vote or of such matter upon which written consent is sought and (iii) instructions for the delivery of proxies or consents. Book-Entry-Only Issuance--The Depository Trust Company

DTC will act as securities depository for the Preferred Securities. The Preferred Securities will be issued only as fully-registered securities registered in the name of Cede & Co. (as nominee for DTC). One or more fully-registered global Preferred Security certificates will be issued, representing in the aggregate the total number of Preferred Securities, and will be deposited with DTC.

The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial interests in a global Preferred Security.

DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations ("Direct Participants"). Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants").

Purchases of Preferred Securities within the DTC system must be made by or through Direct Participants, which will receive a credit for the Preferred Securities on DTC's records. The ownership interest of each actual purchaser of a Preferred Security ("Beneficial Owner") is in turn to be recorded on the Direct or Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased Preferred Securities. Transfers of ownership interests in Preferred Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Preferred Securities, except upon a resignation of DTC, upon the occurrence of an Event of Default under the Subordinated Debentures or upon a decision by Corning Delaware to discontinue the book-entry system for the Preferred Securities.

DTC has no knowledge of the actual Beneficial Owners of the Preferred Securities; DTC's records reflect only the identity of the Direct
Participants to whose accounts such Preferred Securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption notices shall be sent to Cede & Co. If less than all of the Preferred Securities are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant in such securities to be redeemed.

Although voting with respect to the Preferred Securities is limited, in those cases where a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to Preferred Securities. Under its usual procedures, DTC would mail an Omnibus Proxy to Corning Delaware as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Preferred Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

Dividend payments on the Preferred Securities will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and cus tomary practices and will be the responsibility of such Participant and not of DTC, Corning Delaware or Corning, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of dividends to DTC is the responsibility of Corning Delaware, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

Except as provided herein, a Beneficial Owner in a global Preferred Security will not be entitled to receive physical delivery of Preferred Securities. Accordingly, each Beneficial Owner must rely on the procedures of DTC to exercise any rights under the Preferred Securities.


DTC may discontinue providing its services as securities depository with respect to the Preferred Securities at any time by giving reasonable notice to Corning Delaware. Under such circumstances, in the event that a successor securities depository is not obtained, certificates representing the Preferred Securities will be printed and delivered. If an Event of Default occurs under the Subordinated Debentures or if Corning Delaware decides to discontinue use of the system of book-entry transfers through DTC (or a successor depository), certificates representing the Preferred Securities will be printed and delivered.


Transfer Agent, Registrar, Paying and Conversion Agent

Harris Trust and Savings Bank will act as Transfer Agent, Registrar and Paying and Conversion Agent for the Preferred Securities.

Registration of transfers of Preferred Securities will be effected without charge by or on behalf of Corning Delaware, but upon payment (with the giving of such indemnity as Corning Delaware may require) in respect of any tax or other government charges which may be imposed in relation to it.

Description of Corning Series C Preferred Stock

As described under "--Preferred Securities--Optional Exchange for Corning Series C Preferred Stock" above, the Preferred Securities may be exchanged in certain circumstances through Corning Delaware for Corning Series C Preferred Stock. The following description of the principal terms of the Corning Series C Preferred Stock does not purport to be complete or to give full effect to the provisions of statutory or other law and is qualified in its entirety by reference to the Corning Restated Certificate of Incorporation as amended (the "Restated Certificate") and the Certificate of Amendment, Preferences and Rights of the Corning Series C Preferred Stock (the "Certificate of Amendment"), which are filed as exhibits to the Registration Statement of which this Prospectus is a part.

The Board of Directors of Corning has designated, and Corning will keep
available,           shares (          shares if the Underwriters'
over-allotment option is exercised in full) of Corning Series C Preferred Stock for issuance upon exchange of the Preferred Securities (as described under " --Preferred Securities--Optional Exchange for Corning Series C Preferred Stock" above). At the time the Preferred Securities are issued, all corporate action required in connection with the issuance of the Corning Series C Preferred Stock upon the making of an Exchange Election will have been taken. The terms of the Corning Series C Preferred Stock are substantially similar to those of the Preferred Securities with the following principal exceptions:

  (a) Accumulated and unpaid dividends (including any Additional Dividends thereon) on the Preferred Securities, if any, at the time of the making of an Exchange Election will become accumulated and unpaid dividends on the Corning Series C Preferred Stock;

  (b) If dividends are not paid on the Corning Series C Preferred Stock for 18 monthly dividend periods (including for this purpose any arrearage with respect to the Preferred Securities), the number of directors of Corning shall be increased by two persons and the holders of the Corning Series C Preferred Stock will be entitled to elect the persons to fill such positions;


  (c) Dividends on the Corning Series C Preferred Stock need not be declared even if Corning has funds legally available therefor and cash on hand sufficient to pay dividends. However, if Corning fails to declare such dividends, no dividends would be payable on any Junior Stock (as defined under "--Description of the Guarantee--Subordination") of Corning ranking junior to the Corning Series C Preferred Stock; and


  (d) The Corning Series C Preferred Stock will not be subject to mandatory redemption.

The Corning Series C Preferred Stock will rank senior to the Corning Common Stock and the Corning Series A Preferred Stock (as defined below under "Description of Corning Capital Stock--Series Preferred
Stock") with respect to the payment of dividends and amounts on liquidation, dissolution and winding-up. The Corning Series C Preferred Stock will rank on a parity with the Series B Preferred Stock with respect to the payment of dividends and amounts upon liquidation, dissolution or winding-up. In the event dividends are not paid in full on either the Corning Series B or Series C Preferred Stock, the holders of the Corning Series B and Series C Preferred Stock will share ratably with respect to any dividend payment in proportion to the respective amounts of the accumulated and unpaid dividends due on such preferred stock .

In the event of a voluntary or involuntary bankruptcy, liquidation, dissolution or winding-up of Corning, the holders of Corning Series C Preferred Stock are entitled to receive out of the net assets of Corning, but before any distribution is made on any class of securities ranking junior to the Corning Series C Preferred Stock, $100 per share in cash plus accumulated and unpaid dividends (whether or not earned or declared) to the date of final distribution to such holders. After payment of the full amount of the liquidation distribution to which they are entitled, the holders of shares of Corning Series C Preferred Stock will not be entitled to any further participation in any distribution of assets of Corning. In the event that the assets available for distribution are insufficient to pay in full the liquidation preference to the holders of the Corning Series B and Series C Preferred Stock and any other pari passu preferred stock, the holders of such preferred stock will share in the remaining assets, based on the proportion of their liquidation preference to the entire amount of unpaid liquidation preference.

So long as the Subordinated Debentures are exchangeable for the Corning Series C Preferred Stock, Corning may not authorize or issue any other preferred stock ranking senior to the Corning Series C Preferred Stock without the approval of the holders of not less than 66-2/3% of the aggregate liquidation preference of the Preferred Securities then outstanding. However, no such vote shall be required for the issuance by Corning of additional preferred stock ranking pari passu to the Corning Series C Preferred Stock as to the payment of dividends and amounts upon liquidation, dissolution and winding-up.

Description of the Guarantee

The following is a description of the principal terms and provisions of the Guarantee Agreement (the "Guarantee"), which will be executed and delivered by Corning for the benefit of the holders from time to time of the Preferred Securities. The following description is qualified in its entirety by reference to such agreement, a copy of the form of which is filed as an exhibit to the Registration Statement of which this Prospectus is a part.

General

Pursuant to the Guarantee, Corning will irrevocably and unconditionally agree, on a subordinated basis and to the extent set forth therein, to pay in full to the holders of the Preferred Securities, the Guarantee Payments (as defined below) (except to the extent previously paid by Corning Delaware), as and when due, regardless of any defense, right of set-off or counterclaim that Corning Delaware may have or assert. The following payments, to the extent not paid by Corning Delaware, are the "Guarantee Payments": (a) any accumulated and unpaid dividends (including any Additional Dividends thereon) that have been theretofore declared on the Preferred Securities from monies legally available therefor; (b) the Redemption Price payable with respect to Preferred Securities called for redemption by Corning Delaware out of funds legally available therefor; and (c) upon a liquidation of Corning Delaware, the lesser of (i) the Liquidation Distribution and (ii) the amount of assets of Corning Delaware available for distribution to holders of Preferred Securities in liquidation of Corning Delaware. Corning's obligation to make a Guarantee Payment may be satisfied by Corning's direct payment of the required amounts to the holders of Preferred Securities or by Corning's causing Corning Delaware to pay such amounts to such holders.


If Corning fails to make interest payments on the Subordinated Debentures purchased by Corning Delaware, Corning Delaware will have insufficient funds to pay dividends on the Preferred Securities. The Guarantee does not cover payment of dividends when Corning Delaware does not have sufficient funds to pay such dividends.



Corning's obligations under the Guarantee will constitute a guarantee of payment and not of collection. A holder of Preferred Securities may enforce such obligations directly against Corning, and Corning waives any right or remedy to require that any action be brought against Corning Delaware or any other person or entity before proceeding against Corning. Such obligations will not be discharged except by payment of the Guarantee Payments in full.


Certain Covenants of Corning


In the Guarantee, Corning will covenant and agree that, so long as any Preferred Securities are outstanding, neither Corning nor any majority owned subsidiary of Corning shall declare or pay any dividend or distribution on, or redeem, purchase or otherwise acquire or make a liquidation payment with respect to, any Junior Stock (as defined below under "--Subordination") (other than as a result of a reclassification of Junior Stock or the exchange or conversion of one class or series of Junior Stock for another class or series of Junior Stock) or make any guarantee payments with respect to the foregoing (other than payments under the Guarantee or dividends or guarantee payments to Corning), if at such time Corning has exercised its option to extend the interest payment period on the Subordinated Debentures and such extension is continuing, Corning is in default with respect to its payment or other obligations under the Guarantee or there shall have occurred any event that, with the giving of notice or the lapse of time or both, would constitute an Event of Default under the Subordinated Debentures. When dividends are not paid in full, all dividends declared upon the Preferred Securities and all dividends declared upon any Pari Passu Stock shall be declared ratably in proportion to the respective amounts of dividends accumulated and unpaid on the Preferred Securities and accumulated and unpaid on such Pari Passu Stock. "Pari Passu Stock" means Corning's Series B Preferred Stock, and any guarantee now or hereafter entered into by Corning in respect of any preferred or preference stock of any affiliate of Corning, and any other class or series of preferred stock of Corning, ranking as to the payment of dividends and amounts upon liquidation, dissolution and winding-up on a parity with the Series B Preferred Stock. Corning will covenant to take all actions necessary to ensure the compliance of its subsidiaries with the above covenant.



Corning will also covenant that, so long as any Preferred Securities are outstanding, it will (a) maintain direct 100% ownership of the partnership interests and any other interests in Corning Delaware other than the Preferred Securities, except as permitted in the Limited Partnership Agreement, (b) cause at least 21% of the total value of Corning Delaware and at least 21% of all interest in the capital, income, gain, loss, deduction and credit of Corning Delaware to be held by Corning, as General Partner, except as permitted in the Limited Partnership Agreement, (c) not voluntarily dissolve, wind-up or liquidate itself or Corning Delaware, (d) remain the General Partner and timely perform all of its duties as General Partner of Corning Delaware (including the duty to cause Corning Delaware to declare and pay dividends on the Preferred Securities), unless a permitted successor General Partner is appointed, and (e) subject to the terms of the Preferred Securities, use reasonable efforts to cause Corning Delaware to remain a Delaware limited partnership and otherwise continue to be treated as a partnership for United States federal income tax purposes.



Subordination


Corning's obligations under the Guarantee to make Guarantee Payments will constitute an unsecured obligation of Corning that will rank (i) subordinate and junior in right of payment to all liabilities of Corning, (ii) pari passu with the Series B Preferred Stock, with any guarantee now or hereafter entered into by Corning in respect of any preferred or preference stock of any affiliate of Corning and any other class or series of Corning preferred stock ranking as to the payment of dividends and amounts upon liquidation, dissolution and winding up on a parity with the Series B Preferred Stock and
(iii) senior to Corning Common Stock, the Series A Preferred Stock and any other class or series of capital stock issued by Corning or any of its affiliates which by its express terms ranks junior in the payment of dividends and amounts on liquidation, dissolution, and winding-up to the Preferred Securities ("Junior Stock").


Amendments and Assignment


The terms of the Guarantee may be amended only with the prior approval of the holders of not less than 66-2/3% of the aggregate liquidation preference of the Preferred Securities then outstanding. The manner of obtaining any such approval of holders of the Preferred Securities will be as set forth in "--Preferred Securities--Voting Rights." All provisions contained in the Guarantee will bind the successors, assigns, receivers, trustees and representatives of Corning and will inure to the benefit of the holders of the Preferred Securities. Except in connection with any merger or consolidation of Corning with or into another entity or any sale, transfer or lease of Corning's assets to another entity complying with the provisions under "--Consolidation, Merger or Sale of Assets" below. Corning may not assign its rights or delegate its obligations under the Guarantee without the prior approval of the holders of not less than 66-2/3% of the aggregate liquidation preference of the Preferred Securities then outstanding.

Termination


Corning's obligation to make Guarantee Payments under the Guarantee will terminate as to each holder of Preferred Securities and be of no further force and effect upon (a) full payment of the Redemption Price of such holder's Preferred Securities, (b) full payment of the amounts payable to such holder upon liquidation of Corning Delaware, (c) the distribution of Corning Common Stock to such holder in respect of the conversion of all of such holder's Preferred Securities into Corning Common Stock or (d) the distribution of Corning Series C Preferred Stock to such holder in respect of the exchange of the Subordinated Debentures for Corning Series C Preferred Stock. Notwithstanding the foregoing, Corning's obligation to make Guarantee Payments will continue to be effective or will be reinstated, as the case may be, as to a holder if at any time such holder must restore payment of any sums paid under the Preferred Securities or under the Guarantee for any reason whatsoever.


Consolidation, Merger or Sale of Assets


The Guarantee provides that Corning may merge or consolidate with or into another entity, may permit another entity to merge or consolidate with or into Corning and may sell, transfer or lease all or substantially all of its assets to another entity if (i) at such time no Event of Default (as defined in the Fiscal Agency Agreement) shall have occurred and be continuing, or would occur as a result of such merger, consolidation, sale, transfer or lease and (ii) the survivor of such merger or consolidation or entity to which Corning's assets are sold, transferred or leased is an entity organized under the laws of the United States or any state thereof, becomes the General Partner, assumes all of Corning's obligations under the Guarantee and has a net worth equal to at least 10% of the total contributions to Corning Delaware.


Governing Law

The Guarantee will be governed by and construed in accordance with the laws of the State of New York.

Description of the Subordinated Debentures


The following summary of the principal terms and provisions of the Subordinated Debentures in which Corning Delaware will invest the proceeds of the issuance and sale of the Preferred Securities and substantially all of the capital contributed to Corning Delaware by the General Partner (the "General Partner Payment") does not purport to be complete and is qualified in its entirety by reference to the Fiscal Agency Agreement among Corning, Corning Delaware and Harris Trust and Savings Bank, as fiscal agent (the "Fiscal Agent"), a form of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. All of the Subordinated Debentures will be issued under the Fiscal Agency Agreement.


General

The Subordinated Debentures will be limited in aggregate principal amount to the sum of the aggregate amount of the proceeds received by Corning Delaware from the Offering and the General Partner Payment less 1% of such sum.

The entire principal amount of the Subordinated Debentures will become due and payable, together with any accrued and unpaid interest thereon, including
Additional Interest (as defined below), on the earliest of            , 2024
or the date upon which Corning Delaware is dissolved, wound-up, liquidated or terminated.

Prepayment


Corning will have the right to prepay the Subordinated Debentures, in whole or in part (together with any accrued but unpaid interest on the portion
being prepaid), at any time on or after       , 1998, during the twelve-month
periods beginning on             in each of the following years at the
following prepayment prices (expressed as a percentage of the principal amount of the Subordinated Debentures being prepaid):


                              Prepayment Price
Year                       (% of principal amount)
1998                                               %
1999
2000
2001
2002
2003
2004 and thereafter

Interest


The Subordinated Debentures will bear interest at the rate of     % per annum
from the original date of issuance, payable monthly in arrears on the last day of each calendar month of each year (each an "Interest Payment Date"),
commencing            , 1994. Interest will compound monthly and will accrue
at the annual rate of    % on any interest installment not paid monthly or
when otherwise due.


The amount of interest payable for any period will be computed on the basis of twelve 30-day months and a 360-day year and, for any period shorter than a full monthly interest period, will be computed on the basis of the actual number of days elapsed in such period. In the event that any date on which interest is payable on the Subordinated Debentures is not a Business Day, then a payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. A "Business Day" shall mean any day other than a day on which banking institutions in The City of New York are authorized or required by law to close.

Option to Extend Interest Payment Period


Corning shall have the right at any time and from time to time during the term of the Subordinated Debentures to extend interest payment periods for up to 60 months, during which periods interest will compound monthly and during which Corning shall have the right to make partial payments of interest and at the end of which period Corning shall pay all interest then accrued and unpaid (together with Additional Interest); provided that, during any such extended interest payment period neither Corning nor any majority owned subsidiary of Corning shall declare or pay any dividend on, or redeem, purchase, acquire for value or make a liquidation payment with respect to, any Junior Stock (other than as a result of a reclassification of Junior Stock or the exchange or conversion of one class or series of Junior Stock for another class or series of Junior Stock) or make any guarantee payments with respect to the foregoing (other than payments under the Guarantee or dividends or guarantee payments to Corning). Prior to the termination of any such extended interest payment period, Corning may further extend the interest payment period, provided that such extended interest payment period together with all such further extensions thereof may not exceed 60 months. Corning shall give Corning Delaware notice of its selection of an extended interest payment period one Business Day prior to the earlier of (i) the date the related dividends are payable or (ii) the date Corning Delaware is required to give notice of the record or payment date of such related dividend to the New York Stock Exchange or other applicable self-regulatory organization or to holders of the Preferred Securities, but in any event not less than two Business Days prior to such record date. The General Partner shall give notice of Corning's selection of an extended interest payment period to the holders of the Preferred Securities.


Additional Interest

Corning shall be required to pay any interest upon interest that has not been paid on the Subordinated Debentures monthly. Accordingly, in such circumstance, Corning will pay interest upon interest in order to provide for monthly compounding on the Subordinated Debentures (the amounts of interest payable to effect monthly compounding on the Subordinated Debentures being referred to herein as "Additional Interest").

Subordination


The Fiscal Agency Agreement provides that the Subordinated Debentures are subordinate and junior in right of payment to all Senior Indebtedness (as defined below) of Corning and will rank pari passu with the claims of Corning's trade creditors.


Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors, marshalling of assets or any bankruptcy, insolvency or similar proceedings of Corning, the holders of all Senior Indebtedness will first be entitled to receive payment in full of all amounts due thereon before any payment will be made in respect of the principal of or premium, if any, or interest on the Subordinated Debentures. In the event of the acceleration of the maturity of the Subordinated Debentures, the holders of all Senior Indebtedness will first be entitled to receive payment in full of all amounts due thereon before any payment will be made upon the principal of or premium, if any, or interest on the Subordinated Debentures. No payments on account of principal, premium, if any, or interest in respect of the Subordinated Debentures may be made if there shall have occurred and be continuing a default in any payment with respect to Senior Indebtedness, or an event of default with respect to any Senior Indebtedness permitting the holders thereof to accelerate the maturity thereof.

By reason of such subordination, in the event of any proceeding of the type described in the preceding paragraph involving Corning, creditors of Corning who are holders of Senior Indebtedness and general unsecured creditors of Corning may recover more, ratably, than Corning Delaware.

The term "Senior Indebtedness" is defined to mean the principal of, premium, if any, interest on, and any other payment due pursuant to any of the following, whether outstanding at the date of execution of the Fiscal Agency Agreement or thereafter incurred, created or assumed:

  (a) all indebtedness of Corning for money borrowed (including any indebtedness secured by a mortgage or other lien which is (i) given to secure all or part of the purchase price of property subject thereto, whether given to the vendor of such property or to another or (ii) existing on property at the time of acquisition thereof) but, in either case, excluding trade accounts payable or similar accrued liabilities arising in the ordinary course of business;

  (b) all indebtedness of Corning for money borrowed evidenced by notes, debentures, bonds or other securities;


  (c) all lease obligations of Corning which are capitalized on the books of Corning in accordance with generally accepted accounting principles;

  (d) all indebtedness of others of the kinds described in either of the preceding clauses (a) or (b) and all lease obligations of others of the kind described in the preceding clause (c) assumed by or guaranteed in any manner by Corning or in effect guaranteed by Corning through an agreement to purchase, contingent or otherwise;

  (e) all obligations of Corning with respect to letters of credit issued in connection with indebtedness of others of the kind described in the preceding clauses (a) or (b) or lease obligations of the kind described in the preceding clause (c); and

  (f) all renewals, extensions or refundings of indebtedness of the kinds described in any of the preceding clauses (a), (b) or (d), all renewals or extensions of lease obligations of the kinds described in either the preceding clauses (c) and (d) and all renewals or extensions of obligations with respect to letters of credit of the kind described in the preceding clause (e);
unless, in the case of any particular indebtedness, lease obligation, renewal, extension, refunding or obligations with respect to letters of credit, the instrument or lease creating or evidencing the same or the assumption or guarantee of the same expressly provides that such indebtedness, lease, obligation, renewal, extension or refunding is not superior in right of payment to or is pari passu with the Subordinated Debentures. Such Senior Indebtedness shall continue to be Senior Indebtedness and entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.


As of June 19, 1994, Senior Indebtedness of Corning aggregated approximately $1.9 billion. The Fiscal Agency Agreement does not limit Corning's ability to incur Senior Indebtedness.


Certain Covenants of Corning

Corning will covenant that neither it nor any majority owned subsidiary of Corning will declare or pay any dividend on, or redeem, purchase, acquire for value or make a liquidation payment with respect to, any Junior Stock, or make any guarantee payments with respect to the foregoing if at such time (i) there shall have occurred any event that, with the giving of notice or the lapse of time or both would constitute an Event of Default

(as defined below) under the Subordinated Debentures, (ii) Corning shall be in default with respect to its payment or other obligations under the Guarantee or (iii) Corning shall have given notice of its selection of an extended interest payment period as provided in the Subordinated Debentures and such period or any extension thereof shall be continuing. Corning will also covenant (i) to remain the General Partner of Corning Delaware, provided that any permitted successor of Corning under the Limited Partnership Agreement may succeed to Corning's duties as General Partner, (ii) to cause at least 21% of the total value of Corning Delaware and at least 21% of all interests in the capital, income, gain, loss, deduction and credit of Corning Delaware to be held by Corning as General Parter, (iii) not to voluntarily dissolve, wind-up or liquidate Corning Delaware, (iv) to perform timely all of its duties as General Partner (including the duty to pay dividends on the Preferred Securities as described under "--Description of the Guarantee--General"), (v) to maintain direct ownership of all partnership interests of Corning Delaware other than the Preferred Securities and any Special General Partnership Interest, (vi) to use its reasonable efforts to cause Corning Delaware to remain a limited partnership and otherwise to continue to be treated as a partnership for United States federal income tax purposes and (vii) to deliver shares of Corning Series C Preferred Stock or Corning Common Stock upon an election by Corning Delaware to exchange or convert the Subordinated Debentures.


Events of Default

If one or more of the following events (each an "Event of Default") shall occur and be continuing :

  (a) failure to pay any principal of the Subordinated Debentures when due;

  (b) failure to pay any interest on the Subordinated Debentures, including any Additional Interest, when due and such failure continues for a period of 10 days; provided that a valid extension of the interest payment period by Corning shall not constitute a default in the payment of interest for this purpose;

  (c) failure by Corning to deliver shares of Corning Series C Preferred Stock or Corning Common Stock upon an election by Corning Delaware to exchange or convert the Subordinated Debentures;

  (d) failure by Corning to perform in any material respect any other covenant in the Fiscal Agency Agreement for the benefit of the holders of Subordinated Debentures continued for a period of 60 days after written notice to Corning from Corning Delaware or any holder of Preferred Securities;

  (e) the dissolution, winding-up, liquidation or termination of Corning Delaware; or

  (f) certain events of bankruptcy, insolvency or liquidation of Corning; then Corning Delaware, or any subsequent holder of the Subordinated Debentures, will have the right to declare the principal of and the interest on the Subordinated Debentures (including any Additional Interest) and any other amounts payable under the Subordinated Debentures to be forthwith due and payable and to enforce its other rights as a creditor with respect to the Subordinated Debentures. Additionally, under the terms of the Preferred Securities, the holders of outstanding Preferred Securities will have the rights described above under "--Preferred Securities--Voting Rights," including the right to appoint a Special General Partner, which Special General Partner shall be authorized to exercise Corning Delaware's right to accelerate the principal amount of the Subordinated Debentures and accrued interest (including any Additional Interest) thereon and to enforce Corning Delaware's other rights as a creditor under the Subordinated Debentures.

Conversion of the Subordinated Debentures

The Subordinated Debentures will be convertible into Corning Common Stock at the option of Corning Delaware at any time on or before the close of business on the maturity date thereof at the initial conversion price set forth on the cover page of this Prospectus subject to the adjustments described under "--Preferred Securities--Conversion Rights." Upon conversion of the Preferred Securities, Corning Delaware will convert $50 principal amount of the Subordinated Debentures for every Preferred Security so converted. Corning's delivery to Corning Delaware of the fixed number of shares of Corning Common Stock into which the Subordinated Debentures are convertible (together with the cash payment, if any, in lieu of fractional shares) will be deemed to satisfy Corning's obligation to pay the principal amount of the Subordinated Debentures, including any applicable redemption premium, and the accrued and unpaid interest attributable to the period from the last date to which interest has been paid or duly provided for.

  Exchange of the Subordinated Debentures
The Subordinated Debentures will be exchangeable for shares of Corning Series C Preferred Stock upon an Exchange Event on or before the close of business on the maturity date thereof at the rate of one share of Corning Series C Preferred Stock for each $100 principal amount of the Subordinated Debentures. Accrued and unpaid interest (including Additional Interest) on the Subordinated Debentures will be treated as accrued and unpaid dividends on the Corning Series C Preferred Stock.

Modification of the Fiscal Agency Agreement

The Fiscal Agency Agreement may be amended by mutual consent of the parties in any manner the parties shall agree; provided that, so long as any of the Preferred Securities remain outstanding, no such amendment may be made that adversely affects the holders of Preferred Securities, and no termination of the Fiscal Agency Agreement may occur, and no Event of Default or compliance with any covenant under the Fiscal Agency Agreement may be waived by Corning Delaware, without the prior consent of the holders of at least 66-2/3% of the aggregate liquidation preference of the Preferred Securities then outstanding unless and until the Subordinated Debentures and all accrued and unpaid interest thereon have been paid in full.

Governing Law

The Fiscal Agency Agreement and the Subordinated Debentures will be governed by, and construed in accordance with, the laws of the State of New York.

Information Concerning the Fiscal Agent

The Fiscal Agent is an agent of Corning and owes no duty to the holders of Subordinated Debentures or holders of the Preferred Securities. Corning and Corning Delaware have agreed in the Fiscal Agency Agreement to indemnify and hold harmless the Fiscal Agent against any losses or damages it may suffer as Fiscal Agent.

Harris Trust and Savings Bank, the Fiscal Agent under the Fiscal Agency Agreement, has from time to time engaged in transactions with, or performed services for, Corning in the ordinary course of business.

                     DESCRIPTION OF CORNING CAPITAL STOCK


General
The following is a brief summary of certain provisions of the Restated Certificate and does not relate to or give effect to provisions of statutory or other law except as specifically stated. The Restated Certificate authorizes the issuance of 500,000,000 shares of Common Stock. As of June 23, 1994, 213,575,956 shares of Common Stock were outstanding. The rights of holders of Corning Common Stock are governed by the Restated Certificate, the Company's By-Laws and by the New York Business Corporation Law (the "NYBCL").


 Voting Rights
Subject to the voting of any shares of Series Preferred Stock that may be outstanding, voting power is vested in the Common Stock, each share having one vote.

 Preemptive Rights
The Restated Certificate provides that no holder of Common Stock or Series Preferred Stock (as defined below) of the Company shall have any preemptive rights except as the Board of Directors of the Company may determine from time to time. No such rights have been granted by the Board of Directors of the Company.

 Liquidation Rights
Subject to the preferential rights of any outstanding Series Preferred Stock, in the event of any liquidation of the Company, holders of Common Stock then outstanding are entitled to share ratably in the assets of the Company available for distribution to such holders.

 Dividend Rights and Restrictions
Subject to any preferential rights of any outstanding Series Preferred Stock and any outstanding Preferred Securities, such dividends as may be determined by the Board of Directors may be declared and paid on the Common Stock from time to time out of any funds legally available therefor. The Company has regularly paid cash dividends since 1881 and currently expects to continue to pay cash dividends. The Company's current quarterly cash dividend is $.17 per share of Common Stock. The continued declaration of dividends by the Board of Directors of the Company is subject to, among other things, the Company's current and prospective earnings, financial condition and capital requirements and such other factors as the Board of Directors may deem relevant.

Other Provisions
The Common Stock has no redemption, sinking fund or conversion privileges applicable thereto and holders of Common Stock are not liable to assessments or to further call.


 Common Stock Eligible for Future Sale
In connection with the acquisition by Corning on June 7, 1994 of all of the outstanding shares of Maryland Medical for approximately 4.5 million shares of Corning Common Stock, Corning granted to the stockholders of Maryland Medical registration rights for such shares of Corning Common Stock. Pursuant to such rights, Corning is required to file a registration statement covering all 4.5 million shares of Corning Common Stock no later than 90 days after the written request of the designated representative of such stockholders. As of June 27, 1994, no such request had been received by Corning.


On June 1, 1994 Corning signed a definitive agreement to acquire all of the outstanding shares of the capital stock of Nichols in a transaction to be accounted for as a pooling of interests. Under the terms of the agreement, Corning will exchange newly issued and registered shares of Corning Common Stock with a value equal to up to $13 for each share of the capital stock of Nichols outstanding. Using an assumed price of $33 per share of Corning Common Stock and the number of shares of the capital stock of Nichols presently outstanding, approximately 6.7 million shares of Corning Common Stock will be issued in such exchange. The final exchange ratio of shares of Corning Common Stock for shares of Nichols capital stock will be determined by the price of Corning Common Stock during the 10-day trading period ending on the fifth trading day prior to the date of the Nichols stockholders meeting held to approve the transaction. In no event will more than 8.4 million shares of Corning Common Stock be issued in exchange for the outstanding shares of the capital stock of Nichols.


At the closing of the Nichols transaction, outstanding options to purchase the capital stock of Nichols will be converted to options to purchase Corning Common Stock in accordance with the final exchange ratio. At a value of $13 per share of capital stock of Nichols, substantially all of the options to purchase the capital stock of Nichols are "in the money." Using an assumed price of $33 per share of Corning Common Stock and the number of options to purchase the capital stock of Nichols presently outstanding, approximately
1.0 million shares of Corning Common Stock will be reserved for issuance upon the exercise of such options. Substantially all of such options to purchase Corning Common Stock will be exercisable immediately following the closing of the transaction. In no event will more than 1.2 million shares of Corning Common Stock be issued upon the exercise of outstanding options. Corning believes that approximately 85% of the shares of Corning Common Stock to be issued in the Nichols transaction will be freely transferable upon consummation of the acquisition.


The Nichols transaction is subject to regulatory approval and is expected to close in the second half of 1994.

Series Preferred Stock
The Restated Certificate authorizes the issuance of up to 10,000,000 shares of Series Preferred Stock, par value $100 per share (the "Series Preferred Stock"). The Company's Board of Directors has the authority to issue such shares from time to time, without stockholder approval, and the authority to determine the designations, preferences, rights, including voting rights, and restrictions of such shares, subject to the NYBCL. Pursuant to this authority, the Board of Directors has designated 600,000 shares of Series Preferred Stock as Series A Preferred Stock (the "Series A Preferred Stock"), 500,000 shares of Series Preferred Stock as Series B Preferred Stock (the
"Series B Preferred Stock"), and     shares of Series Preferred Stock as
Series C Preferred Stock. No other class of Series Preferred Stock has been designated by the Board of Directors. For a description of the Corning Series C Preferred Stock, see "Description of Securities Offered--Corning Series C Preferred Stock."

 Series B Preferred Stock
Cumulative cash dividends at the rate of 8% per annum are payable on shares of the Series B Preferred Stock that have been issued. The Company has regularly paid dividends on the Series B Preferred Stock. No dividends may be paid or declared on the Series A Preferred Stock or the Common Stock unless all dividends for all prior dividend periods have been paid or declared on the Series B Preferred Stock, the Series C Preferred Stock and the Preferred Securities.

Holders of Series B Preferred Stock are entitled to vote, voting together with the Common Stock and not as a separate class, on all matters submitted to holders of the Common Stock, each share of Series B Preferred Stock having four votes, subject to adjustment.
Holders of Series B Preferred Stock have no preemptive rights. In the event of a liquidation, dissolution or winding-up of the Company, holders of Series B Preferred Stock shall be entitled to receive a distribution in the amount of $100 per share, plus accrued and unpaid dividends, before any distribution on the Common Stock or Series A Preferred Stock. The Series B Preferred Stock ranks pari passu with the Corning Series C Preferred Stock with respect to the payment of dividends and amounts on liquidation, dissolution and winding-up. See "Description of Securities Offered--Series C Preferred Stock."

The Series B Preferred Stock is redeemable, in whole or in part, at the election of the Company, at any time, at the following redemption prices per share:

 During the Twelve-
Month Period                                             Price Per
Beginning October 1,                                       Share
1993                                                       $104.00
1994                                                       $103.00
1995                                                       $102.00
1996                                                       $101.00

  and thereafter at $100.00 per share plus, in each case, accrued and unpaid dividends.

The Series B Preferred Stock is subject to redemption, at the option of the holder, at any time upon five Business Days' notice, at a redemption price equal to $100 plus accrued and unpaid dividends, if the proceeds are necessary (i) to make a distribution pursuant to an investment election made under the employee benefit plan or (ii) to satisfy any indebtedness to which the employee benefit plan is subject, provided that such payment is necessary to remedy or prevent a default under such indebtedness.

The Company, at its option, may make payment of the redemption price required upon redemption of shares of Series B Preferred Stock in cash or in shares of Common Stock, or in any combination of such shares and cash.

The Series B Preferred Stock is convertible at the option of the holder, at any time, into Common Stock at a conversion price of $25 per share of Common Stock, each share of Series B Preferred Stock being valued at $100 for the purpose of such conversion, producing a conversion ratio equal to four shares of Common Stock for each share of Series B Preferred Stock so converted, subject to certain adjustments to prevent dilution.

Preferred Share Purchase Rights
Attached to each share of Common Stock is one preferred share purchase right ("Right"). Each Right entitles the registered holder to purchase from the Company one four-hundredth of a share of Series A Preferred Stock at a price of $62.50 per one four-hundredth of a share of Series A Preferred Stock (the "Exercise Price"), subject to adjustment. The Rights expire on July 15, 1996 (the "Final Expiration Date"), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed by the Company.

The Rights represented by the certificates for Common Stock, are not exercisable, and are not transferable apart from the Common Stock, until the earlier of (i) ten days following the public announcement by the Company or an Acquiring Person (as defined below) that a person or group has acquired beneficial ownership of 20% or more of the Company's Common Stock (an "Acquiring Person") or (ii) ten business days (or such later date as the Board of Directors may determine) after the commencement or first public announcement of a tender or exchange offer that would result in a person or group beneficially owning 20% or more of the Company's outstanding Common Stock (the earlier of such dates being called the "Distribution Date"). Separate certificates for the Rights will be mailed to holders of record of the Common Stock as of such date. The Rights could then begin trading separately from the Common Stock.

Generally, in the event that a person or group becomes an Acquiring Person, each Right, other than the Rights owned by the Acquiring Person, will thereafter entitle the holder to receive, upon exercise of the Right, Common Stock having a value equal to two times the Exercise Price of the Right. In the event that the Company is acquired in a merger, consolidation, or other business combination transaction or more than 50% of the Company's assets, cash flow or earning power is sold or transferred, each Right, other than the Rights owned by an Acquiring Person, will thereafter entitle the holder thereof to receive, upon the exercise of the Right, common stock of the surviving corporation having a value equal to two times the Exercise Price of the Right.

The Rights are redeemable in whole, but not in part, at $.0125 per Right at any time on or prior to any person or group becoming an Acquiring Person, provided that the Rights may no longer be redeemed if such person or group shall have acquired beneficial ownership of 90% or more of the Common Stock. The right to exercise the Rights terminates at the time that the Board of Directors elects to redeem the Rights. Notice of redemption shall be given by mailing such notice to the registered holders of the Rights. At no time will the Rights have any voting rights. The Rights Agent is Harris Trust and Savings Bank (the "Rights Agent").

The exercise price payable, and the number of shares of Series A Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the shares of Series A Preferred Stock, (ii) upon the grant to holders of the shares of Series A Preferred Stock of certain rights or warrants to subscribe for or purchase shares of Series A Preferred Stock at a price, or securities convertible into shares of Series A Preferred Stock with a conversion price, less than the then current market price of the shares of Series A Preferred Stock or (iii) upon the distribution to holders of the shares of Series A Preferred Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in shares of Series A Preferred Stock) or of subscription rights or warrants (other than those referred to above).

The number of outstanding Rights and the number of one four-hundredths of a share of Series A Preferred Stock issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of, or stock dividend on, or subdivision, consolidation or combination of, the Common Stock prior to the Distribution Date. With certain exceptions, no adjustment in the exercise price will be required until cumulative adjustments require an adjustment of at least 1% in such exercise price.

Upon exercise of the Rights, no fractional shares of Series A Preferred Stock will be issued (other than fractions which are integral multiples of one four-hundredth of a share, which may, at the election of the Company, be evidenced by depositary receipts) and in lieu thereof an adjustment in cash will be made.

The Rights have certain anti-takeover effects. The Rights may cause substantial dilution to a person or group that attempts to acquire the Company on terms not approved by the Board of Directors of the Company, except pursuant to an offer conditioned on a substantial number of Rights being acquired. The Rights should not interfere with any merger or other business combination approved by the Board of Directors since the Rights may be redeemed by the Company at $.0125 per Right prior to the fifteenth day after the acquisition by a person or group of beneficial ownership of 20% or more of the Common Stock (subject to certain exceptions).

The shares of Series A Preferred Stock purchasable upon exercise of the Rights will rank junior to all other series of the Company's Preferred Stock (including the Series B and Series C Preferred Stock) or any similar stock that specifically provides that they shall rank prior to the shares of Series A Preferred Stock. The shares of Series A Preferred Stock will be nonredeemable. Each share of Series A Preferred Stock will be entitled to a minimum preferential quarterly dividend of $10 per share, but will be entitled to an aggregate dividend of 100 times the dividend declared per share of Common Stock. In the event of liquidation, the holders of the shares of Series A Preferred Stock will be entitled to a minimum preferential liquidation payment of $100 per share, but will be entitled to an aggregate payment of 100 times the payment made per share of Common Stock. Each share of Series A Preferred Stock will have 100 votes, voting together with the Common Stock. In the event of any merger, consolidation or other transaction in which Common Stock is exchanged, each share of Series A Preferred Stock will be entitled to receive 100 times the amount and type of consideration received per share of Common Stock. These rights are protected by customary antidilution provisions. Because of the nature of the Series A Preferred Stock's dividend, liquidation and voting rights, the value of the interest in a share of Series A Preferred Stock purchasable upon the exercise of each Right should approximate the value of one share of Common Stock.

The foregoing description of the Rights does not purport to be complete and is qualified in its entirety by reference to the description of the Rights contained in the Rights Agreement, dated as of July 2, 1986 between the Company and the Rights Agent, as amended by the Amended Rights Agreement, dated as of October 4, 1989, included as an exhibit to this Registration Statement.

Corning's Fair Price Amendment
In 1985, the Company's stockholders adopted an amendment (the "Fair Price Amendment") to the Restated Certificate that, in general, requires the approval by the holders of at least 80% of the voting power of the outstanding capital stock of the Company (other than the Series C Preferred Stock) entitled to vote generally in the election of directors (the "Voting Stock") as a condition for mergers and certain other business combinations with any beneficial owner of more than 10% of such voting power unless (1) the transaction is approved by at least a majority of the Continuing Directors (as defined in the Restated Certificate) or (2) certain minimum price, form of consideration and procedural requirements are met. Certain terms used herein are defined in the Restated Certificate.

Amendment or repeal of this provision or the adoption of any provision inconsistent therewith would require the affirmative vote of at least 80% of the Voting Stock unless the proposed amendment or repeal or the adoption of the inconsistent provisions were approved by two-thirds of the entire Board of Directors and a majority of the Continuing Directors.

Certain Other Provisions of the Restated Certificate and By-Laws
In addition to the Preferred Share Purchase Rights and the Fair Price Amendment, the Restated Certificate and By-Laws contain other provisions that may discourage a third party from seeking to acquire the Company or to commence a proxy contest or other takeover-related action. The Company has classified its Board of Directors such that one-third of the Board is elected each year to three-year terms of office. In addition, holders of Common Stock may remove a Director from office at any time prior to the expiration of his or her term only with cause and by vote of a majority of holders of Common Stock outstanding. These provisions, together with provisions concerning the size of the Board and requiring that premature vacancies on the Board be filled only by a majority of the entire Board, may not be amended, altered or repealed, nor may the Company adopt any provisions inconsistent therewith, without the affirmative vote of at least 80% of the Voting Stock of the Company or the approval of two-thirds of the entire Board of Directors.

The Company's By-Laws contain certain procedural requirements with respect to the nomination of directors by stockholders that require, among other things, delivery of notice by such stockholders to the Secretary of the Company not later than 60 days nor more than 90 days prior to the date of the stockholders meeting at which such nomination is to be considered. The By-Laws do not provide that a meeting of the Board of Directors may be called by stockholders.

The Restated Certificate provides that no director will be liable to the Company or its stockholders for a breach of duty as a director except as provided by the NYBCL.

The effect of these provisions may be to deter attempts either to obtain control of the Company or to acquire a substantial amount of its stock, even if such a proposed transaction were at a significant premium over the then-prevailing market value of the Common Stock, or to deter attempts to remove the Board of Directors and management of the Company, even though some or a majority of the holders of Common Stock may believe such actions to be beneficial.

                  CERTAIN FEDERAL INCOME TAX CONSIDERATIONS


General
In the opinion of Shearman & Sterling, special federal income tax counsel to Corning and Corning Delaware, the following discussion accurately describes, subject to the limitations stated herein, the material federal income tax considerations relevant to the purchase, ownership and disposition of the Preferred Securities. This discussion is a summary that does not purport to deal with all aspects of federal income taxation that may be relevant to holders of the Preferred Securities, nor to certain types of holders subject to special treatment under the federal income tax laws (for example, banks, life insurance companies, dealers, tax-exempt organizations, persons whose functional currency is not the U.S. dollar or foreign persons and foreign entities). This discussion is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations (proposed, temporary and final) promulgated thereunder, judicial decisions and Internal Revenue Service ("IRS") rulings, all of which are subject to change, which change may be retroactively applied in a manner that could adversely affect a holder of the Preferred Securities. Unless otherwise indicated, the information below is directed at initial purchasers that acquire Preferred Securities at original issue for their initial offering price, and that hold Preferred Securities as capital assets (generally property held for investment.)



Prospective investors are advised to consult their own tax advisors with regard to the federal income, estate and gift tax consequences of purchasing, holding and disposing of Preferred Securities, as well as the tax consequences arising under the laws of any state, foreign country or other jurisdiction. Further, while the following summary reflects the opinion of Shearman & Sterling an opinion of counsel is not bind ing on the IRS or the courts, and neither Corning nor Corning Delaware have sought, nor do they intend to seek, a ruling from the IRS that the position as reflected in the discussion below will be accepted by the IRS. Moreover, there are no cases or rulings on similar transactions and, as a result, there can be no assurance that the IRS will agree with the conclusions and discussions below.

Tax Classification
While the following matters are not free from doubt, Shearman & Sterling is of the opinion that (i) Corning Delaware will be classified as a partnership for federal income tax purposes and not as an association (or as a publicly traded partnership) taxable as a corporation, and (ii) the Subordinated Debentures will be classified as indebtedness of Corning for such purposes. This advice is based upon the terms of the Subordinated Debentures, the Limited Partnership Agreement, the Fiscal Agency Agreement and related documents and transactions as described in this Prospectus (and assumes ongoing compliance with such agreement and documents) and upon the conclusion by Shearman & Sterling that the nature of the income of Corning Delaware will exempt it from the rule that certain publicly traded partnerships are taxable as corporations (assuming Corning Delaware will not register under the 1940
Act).


Prospective investors and their advisors should be aware, however, that the proper characterization of the arrangement involving Corning Delaware, the Preferred Securities and the Subordinated Debentures is not entirely clear and the IRS has recently announced that it will scrutinize and may challenge certain aspects of transactions with some features that are similar to this arrangement. If, contrary to the opinion of tax counsel, the IRS successfully argued that Corning Delaware should be taxable as a corporation, Corning Delaware (including the income from the Subordinated Debentures) would be subject to federal income tax at corporate rates and distributions to holders of Preferred Securities likely would be taxable as dividend income to the extent of the earnings and profits of Corning Delaware. Similarly, if, contrary to the opinion of tax counsel, the IRS successfully asserted that the Subordinated Debentures were properly classified as stock or other equity in Corning, then payments on the Subordinated Debentures would not be deductible by Corning as interest, but instead likely would be treated as distributions to holders taxable as dividends to the extent of the earnings and profits of Corning and perhaps without a dividends-received deduction with respect to such dividends. Either event could have adverse tax consequences for certain holders and could result in substantially reduced amounts payable to holders, as well as resulting in holders receiving Corning Series C Preferred Stock in a taxable transaction that has other possible adverse tax consequences. See "--Exchange of Preferred Securities for Corning Series C Preferred Stock."


Prospective investors should also be aware that the IRS recently issued a proposed Treasury regulation under which the IRS can disregard or recast the form of a transaction if a partnership is formed or availed of in connection with a transaction (or series of related transactions) "with a principal purpose of substantially reducing the present value of the partners' aggregate federal tax liability" in a manner inconsistent with the intent of the partnership provisions of the Code. In the view of Shearman & Sterling, based in part upon certain representations of Corning, Corning Delaware should not be considered to be formed or availed of with such a purpose because the transactions involving Corning Delaware are not of the type intended to fall within the scope of such proposed regulation. There can be no assurance, however, that the IRS will agree with this view. Unless otherwise noted, the remainder of this summary assumes, in accordance with the opinion of Shearman & Sterling, that Corning Delaware is properly classified as a partnership and the Subordinated Debentures are properly classified as indebtedness of Corning for income tax purposes.

Income from Preferred Securities
As partners in a partnership, each holder of Preferred Securities will be required to include in gross income its distributive share of the net income of Corning Delaware, which net income generally will be equal to the amount of interest received or accrued on the Subordinated Debentures. See "--Original Issue Discount" below. Any amount so included in a holder's gross income will increase its tax basis in the Preferred Securities, and the amount of distributions of cash or other property by Corning Delaware to the holder will reduce such holder's tax basis in the Preferred Securities. No portion of the amounts received on the Preferred Securities will be eligible for the dividends received deduction.


Corning Delaware does not presently intend to make an election under Section 754 of the Code. As a result, a subsequent purchaser of Preferred Securities will not be permitted to adjust the tax basis in its allocable share of Corning Delaware's assets so as to reflect any difference between its purchase price for the Preferred Securities and the underlying tax basis of Corning Delaware in its assets. As a result, a holder of a Preferred Security may be allocated a larger or smaller amount of Corning Delaware's income than would otherwise be appropriate based upon such holder's purchase price for the Preferred Security.



Under Section 708 of the Code, Corning Delaware will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in Corning Delaware are sold or exchanged within a 12-month period. If such a termination occurs, there will be a closing of the partnership's taxable year for all partners and Corning Delaware will be considered to distribute its assets to the partners, who would then be treated as recontributing those assets to Corning Delaware, as a new partnership. Corning Delaware will not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, Corning Delaware may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. (Furthermore, Corning Delaware might not be able to comply due to lack of data.)




Original Issue Discount
Under Treasury Regulations, the stated interest payments on the Subordinated Debentures will be treated as "original issue discount" because Corning has an option, under the terms of the Subordinated Debentures, to extend interest payment periods for up to 60 months. Under the Code, holders of debt with original issue discount must include that discount in income on an economic accrual basis and before the receipt of cash attributable to the interest regardless of their method of tax accounting. In the event that the interest payment period is extended, Corning Delaware will continue to accrue income equal to the amount of the interest payment due at the end of the extended interest payment period on an economic accrual basis over the length of the extended interest payment period.


Accrued income will be allocated, but not distributed, to holders of record on the Business Day preceding the last day of each calendar month. As a result, holders of record during an extended interest payment period will include interest in gross income in advance of the receipt of cash, and any such holders who dispose of Preferred Securities prior to the record date for the payment of dividends following such extended interest payment period will include such holder's allocable share of such interest in gross income but will not receive any cash related thereto. The tax basis of a Preferred Security will be increased by the amount of any interest that is included in income without a corresponding receipt of cash and will be decreased when and if such cash is subsequently received from Corning Delaware.


Under Treasury Regulations, no portion of the price paid for a debt instrument is to be allocated to the right to convert into, or the right to exchange for, stock of the corporation issuing the debt instrument. As such, neither Corning Delaware nor the holders of Preferred Securities should be required to allocate a portion of their purchase price to the right of Corning Delaware to convert the Subordinated Debentures into Corning Common Stock or to exchange the Subordinated Debentures for Corning Series C Preferred Stock. Nevertheless, the IRS may take a contrary view, or may require an allocation of purchase price to the Guarantee. If the IRS were successful in requiring such an allocation, a holder could be required to include an incremental amount of original issue discount (in addition to stated interest) in income over the life of the Preferred Securities. Corning intends to take the position that no allocation that would result in additional original issue discount (in excess of stated interest) is required.



Disposition of Preferred Securities
Generally, capital gain or loss will be recognized on a sale of Preferred Securities, including a complete redemption for cash, equal to the difference between the amount realized and the holder's tax basis in the Preferred Securities sold. Gain or loss recognized by a holder on the sale or exchange of a Preferred Security held for more than one year generally will be taxable as long-term capital gain or loss. The adjusted tax basis of the Preferred Securities sold by a holder will equal the amount paid by such holder for the Preferred Securities, plus the share of partnership income allocated to such holder and reduced by any cash or other property distributed to such holder by Corning Delaware. A holder acquiring Preferred
Securities at different prices may be required to maintain a single aggregate adjusted tax basis in such Preferred Securities, and, upon sale or other disposition of some of the Preferred Securities, allocate a pro rata portion of such aggregate tax basis to the Preferred Securities sold (rather than maintaining a separate tax basis in each Preferred Security for purposes of computing gain or loss on a sale of that Preferred Security).


If a holder of Preferred Securities is required to recognize an aggregate amount of income over the life of the Preferred Security that exceeds the aggregate cash distribution with respect thereto, such excess generally will result in a capital loss upon the retirement of the Preferred Securities.


Corning Delaware is obligated to redeem the Preferred Securities for cash on repayment or on any prepayment of the Subordinated Debentures. Corning will pay a prepayment premium to Corning Delaware if Corning prepays any portion
of the Subordinated Debentures before       , 2004 and Corning Delaware will
pay a corresponding redemption premium to holders of Preferred Securities
whose Preferred Securities are redeemed before          , 2004. Corning
Delaware will recognize capital gain on a prepayment of the Subordinated Debentures to the extent of the prepayment premium. Corning Delaware's gain will be allocated to the holder whose Preferred Securities are subsequently redeemed by Corning Delaware, and the allocated gain should increase the holder's adjusted tax basis in these Preferred Securities. A holder who has a basis increase due to such allocation to the holder of Corning Delaware's gain on Corning's prepayment of the Subordinated Debentures will not have additional taxable gain attributable to the redemption premium upon Corning Delaware's subsequent redemption of the holder's Preferred Securities.


Corning Delaware will allocate income to holders of Preferred Securities on the Business Day preceding the last day of each calendar month. As a result of such monthly allocation, a holder purchasing Preferred Securities may be allocated tax items attributable to periods before the transfer. The use of such monthly allocation may not be permitted under applicable Treasury Regulations, and, if not allowed, taxable income of Corning Delaware may be reallocated among holders of Preferred Securities. The General Partner is authorized to adjust allocations if necessary to reflect the economic income of holders or as otherwise required by the Code.

Exchange of Preferred Securities for Corning Common Stock
The Subordinated Debentures may be converted at the option of Corning Delaware into Corning Common Stock and the Limited Partnership Agreement allows a holder to direct Corning Delaware to make such a conversion for the holder to the extent of such holder's allocable share of the Subordinated Debentures and distribute Corning Common Stock to such holder in exchange for such holder's Preferred Securities. A holder's exchange of Preferred Securities through Corning Delaware for shares of Corning Common Stock should be treated as a distribution of Corning Common Stock by Corning Delaware in redemption of all or part of the holder's interest in a partnership. Neither a holder nor Corning Delaware should recognize gain or loss on the conversion or the exchange. However, when Corning Delaware exchanges Subordinated Debentures with Corning to obtain shares of Corning Common Stock for delivery to a holder in exchange for the holder's Preferred Securities, interest income which has accrued on that portion of the Subordinated Debentures since the last interest payment date will be allocated to the holder exchanging Preferred Securities, but no cash will be distributed in connection with this income. As a result, holders of Preferred Securities who exchange these securities on a date other than an interest payment date will include some interest in gross income but will not receive any cash related to that interest. This income will increase the holder's basis in its Preferred Securities. In addition, under the current advance ruling policy of the IRS, cash received by Corning Delaware in lieu of a fractional share of Corning Common Stock upon conversion of all or part of the Subordinated Debentures should be treated as a payment in exchange for the fractional share of Corning Common Stock. This treatment generally will result in Corning Delaware recognizing gain or loss, if any, measured by the difference between the cash received for the fractional share interest and Corning Delaware's tax basis in such fractional share interest. This gain will be allocated to the holder of Preferred Securities who converts those shares through Corning Delaware into shares of Corning Common Stock, and the cash which Corning Delaware receives in lieu of a fractional share interest will be distributed to that holder.


In the case of an exchange upon conversion for all of the holder's Preferred Securities, the holder's tax basis in the shares of Corning Common Stock received will equal the holder's tax basis in the Preferred Securities immediately before such exchange increased by the gain allocated to the holder on any fractional share interest redeemed by Corning and reduced by any cash distributed to the holder with respect to a fractional share interest. In the case of an exchange for less than all of a holder's Preferred Securities, the holder's tax basis in the shares of Corning Common Stock received will be the lesser of the holder's tax basis in such holder's Preferred Securities immediately before such exchange or Corning
Delaware's tax basis in the portion of the Subordinated Debentures converted for those shares of Corning Common Stock increased by any gain recognized by Corning Delaware on conversion in respect of any fractional share interest redeemed by Corning and decreased by any cash received by Corning Delaware in connection therewith. In such case, the holder's aggregate tax basis in its remaining Preferred Securities will be its aggregate tax basis in such holder's Preferred Securities immediately before such redemption, reduced (but not below zero) by the sum of Corning Delaware's tax basis in the shares of Corning Common Stock delivered in such redemption as described above, and the amount of cash paid by Corning Delaware to a holder in lieu of a fractional share interest, if any.



The holding period for Corning Common Stock received in exchange for a holder's Preferred Securities will begin on the date Corning Delaware acquired the Subordinated Debentures, except that the holding period of Corning Common Stock received by Corning Delaware in satisfaction of accrued but unpaid interest, if any, may commence on the date of conversion, although there is no authority precisely on point. Gain or loss upon a sale or other taxable disposition of the Corning Common Stock will be capital gain or loss if the Corning Common Stock is a capital asset in the hands of the holder.


Holders should be aware that the tax treatment of the conversion feature is not entirely clear and the IRS might argue that, for tax purposes, the conversion of a Subordinated Debenture into Corning Common Stock (and Corning Delaware's subsequent distribution of such stock to a holder) should be treated as an exchange by the holder of its Preferred Securities against Corning for Corning Common Stock. While unlikely, if this argument were asserted and sustained, the conversion of the Preferred Securities by a holder for Corning Common Stock would be a taxable transaction in which a holder recognizes capital gain or loss.


Adjustment of Conversion Price
Treasury Regulations promulgated under Section 305 of the Code would treat Corning Delaware (and, thus, holders of Preferred Securities) as having received a constructive distribution from Corning in the event the conversion ratio of the Subordinated Debentures were adjusted if (i) as a result of such adjustment, the proportionate interest of Corning Delaware in the assets or earnings and profits of Corning were increased and (ii) the adjustment was not made pursuant to a bona fide, reasonable antidilution formula. An adjustment in the conversion ratio would not be considered made pursuant to such a formula if the adjustment was made to compensate for certain taxable distributions with respect to the stock into which the Subordinated Debentures are convertible. Thus, under certain circumstances, a reduction in the conversion price for the Subordinated Debentures is likely to be taxable to Corning Delaware as a dividend to the extent of the current or accumulated earnings and profits of Corning. The holders of the Preferred Securities would be required to include their allocable share of such constructive dividend in gross income but will not receive any cash related thereto. In addition, the failure to fully adjust the conversion price of the Subordinated Debentures to reflect distributions of stock dividends with respect to the Corning Common Stock may result in a taxable dividend to the holders of the Corning Common Stock.


Similarly, under Section 305 of the Code, adjustments to the conversion price of the Corning Series C Preferred Stock, which may occur under certain circumstances, may result in deemed dividend income to holders of the Corning Series C Preferred Stock if such adjustments are not made pursuant to a bona fide, reasonable antidilution formula, and failure to make such adjustments to the conversion price of the Corning Series C Preferred Stock may result in deemed dividend income to holders of the Corning Common Stock.


Exchange of Preferred Securities for Corning Series C Preferred Stock
Under certain circumstances, as described under the caption "Description of Securities Offered--Preferred Securities--Optional Exchange for Corning Series C Preferred Stock," Subordinated Debentures will be exchanged by Corning Delaware for Corning Series C Preferred Stock which would then be distributed to the holders of the Preferred Securities in a complete liquidation of Corning Delaware. If Corning Delaware is taxed as a partnership, Corning Delaware's subsequent distribution of the Corning Series C Preferred Stock to the holders in exchange for the holders' Preferred Securities should be treated as a non-taxable exchange to Corning Delaware and to each holder of Preferred Securities and should result in the holder of such Preferred Securities receiving an aggregate tax basis in the Corning Series C Preferred Stock equal to such holder's aggregate tax basis in its Preferred Securities. A holder's holding period for the Corning Series C Preferred Stock so received in liquidation of Corning Delaware as a partnership would include the period for which the Preferred Securities were held by such holder. Under a change in law, a change in legal interpretation or the other circumstances giving rise to a Tax Event, however, the liquidation of Corning Delaware could be a taxable event to both
Corning Delaware and the holders of the Preferred Securities.


Notwithstanding partnership treatment, however, holders should be aware that the taxation of the exchange feature is not entirely clear and the IRS might argue that, for tax purposes, the exchange of Subordinated Debentures for Corning Series C Preferred Stock (and Corning Delaware's subsequent distribution of such stock to a holder) should be treated as an exchange by the holder of its Preferred Securities against Corning for Corning Series C Preferred Stock. If this argument were asserted and sustained, the exchange of the Preferred Securities by a holder for Corning Series C Preferred Stock would be a taxable transaction in which a holder recognizes capital gain or loss.

In addition, if Corning exercises its option to extend interest payment periods under the Subordinated Debentures for more than fifteen months or if a Tax Event occurs, holders will have the option of causing Corning Delaware to exchange the Subordinated Debentures for Corning Series C Preferred Stock and to distribute such stock to such holders in exchange for their Preferred Securities. Holders who exchange their Preferred Securities for Corning Series C Preferred Stock, however, may be subject to additional income tax to the extent accrued but unpaid interest (taxed as original issue discount) on the Subordinated Debentures is converted into accumulated and unpaid dividends on the Corning Series C Preferred Stock received in exchange for the Preferred Securities. This is because holders first would be subject to tax on their distributive share of Corning Delaware's unpaid interest income on the Subordinated Debentures as such interest accrues during the extended period (with a corresponding increase in the tax basis of the holders' Preferred Securities). If the holders exchange their Preferred Securities for Corning Series C Preferred Stock when there is accrued but unpaid interest due on the Subordinated Debentures and such unpaid interest is converted into accumulated and unpaid dividends on the Corning Series C Preferred Stock received in the exchange, the holders would be subject to tax again on the previously taxed accrued interest to the extent Corning subsequently paid such amount as dividends to the holders. Moreover, if such accumulated, unpaid dividends on the Corning Series C Preferred Stock were considered to cause the dividend rate on the Corning Series C Preferred Stock to decline in the future, then, under Section 1059(f) of the Code, such dividends may be treated as "extraordinary dividends" for tax purposes (regardless of the period over which a holder has or is deemed to have held the Corning Series C Preferred Stock) and corporate holders generally would be required to reduce their tax basis in their Corning Series C Preferred Stock by the "non-taxed" portion of such dividends (which portion generally reflects the dividends received deduction claimed by the corporate holder with respect to such extraordinary dividend).

Holders are urged to consult their own tax advisors as to the tax consequences to them of an exchange of their Preferred Securities for Corning Series C Preferred Stock.


Corning Delaware Information Returns and Audit Procedures
The General Partner in Corning Delaware will furnish each holder with a Schedule K-1 each year setting forth such holder's allocable share of income for the prior calendar year. The General Partner is required, under the Limited Partnership Agreement, to furnish such Schedule K-1 as soon as practicable following the end of the taxable year, but in any event prior to March 31st of each succeeding year (assuming, as anticipated, that Corning Delaware's taxable year is a calendar year).



Any person who holds Preferred Securities as nominee for another person is required to furnish to Corning Delaware (a) the name, address and taxpayer identification number of the beneficial owner and the nominee; (b) information as to whether the beneficial owner is (i) a person that is not a United States person, (ii) a foreign government, an international organization or any wholly owned agency or instrumentality of either of the foregoing, or (iii) a tax-exempt entity; (c) the amount and description of Preferred Securities held, acquired or transferred for the beneficial owner; and (d) certain information including the dates of acquisitions and transfers, means of such acquisitions and transfers, and acquisition cost for purchases, as well as the amount of net proceeds from sales. Brokers and financial institutions are required to furnish additional information, including whether they are United States persons and certain information on Preferred Securities they acquire, hold or transfer for their own accounts. A penalty of $50 per failure (up to a maximum of $100,000 per calendar year) is imposed by the Code for failure to report such information to Corning Delaware. The nominee is required to supply the beneficial owners of the Preferred Securities with the information furnished to Corning Delaware.



The General Partner, as the tax matters partner, will be responsible for representing the holders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years since the later of the filing or the last date for filing of the partnership information return. Any adverse determination following an audit of the return of Corning Delaware by the appropriate taxing authorities could result in an adjustment of the tax returns of the holders, and, under certain circumstances, a holder may be precluded from separately litigating a proposed adjustment to the items of the partnership. An adjustment could also result in an audit of a holder's tax return and adjustments of items not related to the income and losses of Corning Delaware.


Foreign Holders
Ownership of Preferred Securities by nonresident aliens, foreign corporations and other foreign persons raises tax considerations unique to such persons and may have substantially adverse tax consequences to them. Therefore, prospective investors who are foreign persons or which are foreign entities are urged to consult with their United States tax advisors as to whether an investment in a Preferred Security represents an appropriate investment in light of those unique tax considerations and possible adverse tax consequences.

Backup Withholding and Information Reporting
In general, information reporting requirements will apply to payments to noncorporate holders of the proceeds of the sale of Preferred Securities, Corning Series C Preferred Stock or Corning Common Stock within the United States and "backup withholding" at a rate of 31% will apply to such payments if the holder fails to provide an accurate taxpayer identification number.

Proposed Tax Legislation
Legislation pending before Congress would apply special rules to "large partnerships," generally defined as partnerships with at least 250 partners during a taxable year (counting towards such total each owner during the year of a partnership interest that is transferred during the year). Under the legislation, certain computations are made at the partnership level rather than the partner level. In particular, taxable income is calculated at the partnership level, and is calculated generally in the same manner as for an individual, except that 70% of miscellaneous itemized deductions (such as expenses for the production of non-business income) are disallowed. As a result, all partners (including corporations) might have a portion of their share of partnership deductions (other than interest expense) disallowed. In addition, large partnerships would become subject to new audit procedures; among other things, an adjustment to taxable income of the partnership for a prior year would flow through to current partners in the year the audit was settled, and the partnership itself (rather than the partners) would be subject to any applicable interest or penalties. Moreover, under this legislation, a large partnership would not be deemed to terminate under
Section 708 of the Code solely because 50% or more of its interests are sold or exchanged within a 12-month period. As proposed, these rules would apply to partnership taxable years ending on or after December 31, 1994.

This legislation is currently pending before Congress; however, no prediction can be made whether this proposal or similar legislation might be enacted in the future, or the ultimate effective date of such legislation or whether the number of holders would cause Corning Delaware to be considered a "large partnership."

THE FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE PREFERRED SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

                                 UNDERWRITING

Subject to the terms and conditions of the Underwriting Agreement, Corning Delaware has agreed to sell to each of the Underwriters named below, and each of such Underwriters, for whom Goldman, Sachs & Co. and Lazard Freres & Co. are acting as representatives, has severally agreed to purchase from Corning Delaware, the respective number of Preferred Securities set forth opposite its name below:

                                   Number of
Underwriter                   Preferred Securities
Goldman, Sachs & Co.
Lazard Freres & Co.

  Total                                         ,000

Under the terms and conditions of the Underwriting Agreement, the Underwriters are committed to take and pay for all such Preferred Securities offered hereby, if any are taken.


The Underwriters propose to offer the Preferred Securities in part directly to the public at the initial public offering price set forth on the cover page of this Prospectus, and in part to certain securities dealers at such
price less a concession of $  .   per Preferred Security. The Underwriters
may allow, and such dealers may reallow, a concession not in excess of $ . per Preferred Security to certain brokers and dealers. After the Preferred Securities are released for sale to the public, the offering price and other selling terms may from time to time be varied by the representatives.


In view of the fact that the proceeds from the sale of the Preferred Securities will be used by Corning Delaware to purchase the Subordinated Debentures of Corning, the Underwriting Agreement provides that Corning will pay as compensation to the Underwriters ("Underwriters' Compensation"), a
commission of $  .   per Preferred Security.

Corning and Corning Delaware have granted the Underwriters an option exercisable for 30 days after the date of this Prospectus to purchase up to
an aggregate of      additional Preferred Securities solely to cover
over-allotments, if any. If the Underwriters exercise their over-allotment option, the Underwriters have severally agreed, subject to certain conditions, to purchase approximately the same percentage thereof that the number of Preferred Securities to be purchased by each of them, as shown in
the foregoing table, bears to the      Preferred Securities offered.


Corning and Corning Delaware have agreed not to offer, sell, contract to sell, or otherwise dispose of any shares of Corning Common Stock, any other capital stock of Corning, any other security convertible into or exercisable or exchangeable for Corning Common Stock or any such other capital stock or debt securities substantially similar to the Subordinated Debentures for a period of 90 days after the date of this Prospectus without the prior written consent of the representatives, except for (a) the Preferred Securities offered hereby, (b) Corning Common Stock or Corning Series C Preferred Stock issued or delivered upon conversion or exchange of the Subordinated Debentures, (c) securities issued or delivered upon conversion, exchange or exercise of any other securities of Corning outstanding on the date of this Prospectus, (d) securities issued pursuant to Corning's stock option or other benefit or incentive plans maintained for its officers, directors or employees, (e) securities issued in connection with mergers, acquisitions or similar transactions, (f) partnership interests of Corning Delaware issued to Corning in connection with the sale of the over-allotment shares in order to maintain Corning's 21% interest in the total capital of Corning Delaware or
(g) Corning Common Stock issued pursuant to the Nichols transaction.


Certain of the Underwriters are customers of, or engage in transactions with, and from time to time have performed services for, Corning and its subsidiaries and associated companies in the ordinary course of business. Prior to this Offering, there has been no public market for the Preferred Securities. Application will be made to list the Preferred Securities on the New York Stock Exchange under the symbol "GLW pfM." In order to meet one of the requirements for listing the Preferred Securities on the New York Stock Exchange, the Underwriters will undertake to sell lots of 100 or more Preferred Securities to a minimum of 2,000 beneficial holders.

Corning and Corning Delaware have agreed to indemnify the several
Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

                          VALIDITY OF THE SECURITIES

The validity of the Preferred Securities, the Guarantee, the Corning Common Stock and the Corning Series C Preferred Stock issuable upon conversion or exchange of the Subordinated Debentures will be passed upon for Corning by William C. Ughetta, Esq., Senior Vice President and General Counsel of Corning, and for the Underwriters by Sullivan & Cromwell, New York, New York. Additionally, certain matters as to (i) the formation of Corning Delaware and the authority of Corning and Corning Delaware to enter into certain agreements relating to the transaction and (ii) United States taxation will be passed upon by Shearman & Sterling, New York, New York. Mr. Ughetta owns substantially less than 1% of the outstanding shares of Corning Common Stock.

                                   EXPERTS

The consolidated financial statements of Corning and of Dow Corning incorporated in this Prospectus by reference to Corning's 1993 Annual Report on Form 10-K for the year ended January 2, 1994, have been so incorporated in reliance on the reports of Price Waterhouse, independent accountants, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Damon, as of December 31, 1992 and 1991, and for each of the three years ended December 31, 1992, incorporated by reference in this Prospectus by reference to Corning's Current Report on Form 8-K dated August 4, 1993 have been so incorporated in reliance on the report of Arthur Andersen & Co., independent public accountants, given on the authority of said firm as experts in accounting and auditing.

No person has been authorized to give any information or to make any representations other than those contained in this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized. This Prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities to which it relates or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of Corning and Corning Delaware since the date hereof or that the information contained herein is correct as of any time subsequent to its date.

TABLE OF CONTENTS

                                          PAGE
Available Information                         3
Incorporation of Certain Documents by
  Reference                                   3
Prospectus Summary                            4
Use of Proceeds                              11
Investment Considerations                    11
Capitalization                               12
Ratios of Earnings to Combined Fixed
  Charges and Preferred Stock
  Dividends                                  13
Market Prices of Corning Common Stock
  and Dividends                              14
Selected Consolidated Financial Data         14
Corning Unaudited Pro Forma Combined
  1993 Statement of Income                   17
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations                                 23
Business of Corning                          32
Corning Delaware                             38
Description of Securities Offered            38
Description of Corning Capital Stock         57
Certain Federal Income Tax
  Considerations                             61
Underwriting                                 67
Validity of the Securities                   69
Experts                                      69


                                   5,500,000
                               CORNING DELAWARE
                                GUARANTEED BY

                             Corning Incorporated

                        % Convertible Monthly Income
                            Preferred Securities

                             Goldman, Sachs & Co.
                             Lazard Freres & Co.

                                  PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.
The following table sets forth the estimated expenses to be incurred in connection with the distribution of the securities to be registered, other than underwriting commissions. Corning will pay the following expenses:

 Registration Fee--Securities and Exchange
  Commission                                        $ 109,053
Filing Fee--New York Stock Exchange                    68,520
Legal Fees and Expenses                               200,000
Printing Fees                                          70,000
Accounting Fees                                        60,000
Blue Sky Fees and Expenses                             12,000
Rating Agency Fees                                    155,000
Fiscal Agent Fees                                       5,000
Miscellaneous                                           9,480
Total                                                $580,000


Item 15. Indemnification of Directors and Officers.
Sections 722 and 723 of the Business Corporation Law of the State of New York (the "NYBCL") provide that a corporation may indemnify its current and former directors and officers under certain circumstances.


Article VIII of Corning's By-Laws provides that Corning shall indemnify each director and officer against all costs and expenses actually and reasonably incurred by him in connection with the defense of any claim, action, suit or proceeding against him by reason of his being or having been a director or officer of the registrant to the full extent permitted by, and consistent with, the NYBCL.

Item 16. Exhibits.

 Number                                       Description
1.1          Form of Underwriting Agreement
2.1          Certificate of Limited Partnership of Corning Delaware
2.2          Form of Amended and Restated Limited Partnership Agreement of Corning Delaware
3.1          Restated Certificate of Incorporation, dated July 12, 1989, and the Certificate of
             Amendment, dated September 28, 1989, to the Restated Certificate of Incorporation
             of Corning (incorporated by reference to Exhibit 3(a) of Corning's Annual Report on Form 10-K for the fiscal year ended December 31, 1989)
3.2          By-laws of Corning (incorporated by reference to Exhibit 3(a) of Corning's Annual
             Report on Form 10-K for the fiscal year ended December 30, 1990)
3.3          Certificate of Amendment, dated April 30, 1992, of the Restated Certificate of
             Incorporation of Corning (incorporated by reference to Exhibit 3(a) of Corning's
             Annual Report on Form 10-K for the fiscal year ended January 3, 1993)
3.4          Certificate of Amendment dated June   , 1994 of the Restated Certificate of Incorporation
             of Corning, with respect to the Corning Series C Preferred Stock
4.1          Form and terms of Corning Delaware Preferred Securities (included in Exhibit 2.2)
4.2          Form and Terms of Corning Series C Preferred Stock (included in Exhibit 3.4)
4.3          Form of Fiscal Agency Agreement
4.4          Form of Subordinated Debenture (included in Exhibit 4.3)
4.5          Form of Guarantee
4.6          Form of Corning Common Stock Certificate (incorporated by reference to Exhibit 4 to Registration Statement on Form S-4 filed with the Commission on June 17, 1992
             (Registration Statement No. 33-48488))
4.7          Rights Agreement, dated as of July 2, 1986, between Corning Incorporated and Harris
             Trust and Savings Bank, as amended (incorporated by reference to Exhibit 1 to Registration
             Statement on Form 8-A, filed with the Commission on July 2, 1986, and Exhibit 1 to
             Amendment No. 1 on Form 8, filed with the Commission on October 10, 1989)
4.8          Form of Corning Preferred Share Purchase Right (included in Exhibit 4.7)
4.9          Registration Rights Agreement, dated as of June 7, 1994, among Corning Incorporated,
             Maryland Medical Laboratories, Inc., Maryland Medical Data, Inc., Pharmaceutical
             Laboratory Services, Inc., Passen Professional Services, P.A., and Podiatric Pathology
             Laboratories, Inc.
5.1          Opinion of William C. Ughetta, Esq., Senior Vice President and General Counsel
8.1          Opinion of Shearman & Sterling as to tax matters
12.1         Ratio of Earnings to Combined Fixed Charges and Preferred Dividends
23.1         Consent of Price Waterhouse, independent accountants
23.2         Consent of Arthur Andersen & Co., independent public accountants
23.3         Consent of William C. Ughetta, Esq. (included in Exhibit 5.1)
23.4         Consent of Shearman & Sterling (included in Exhibit 8.1)
24.1         Powers of Attorney*

* Previously filed.

Item 17. Undertakings.
Corning and Corning Delaware hereby undertake (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1993; (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs
(1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment thereby is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement; (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; (3) to remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and (4) that, for purposes of determining any liability under the Securities Act of 1933, each filing of Corning's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Corning and Corning Delaware hereby undertake that, (1) for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and (2) for purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Corning and Corning Delaware pursuant to the foregoing provisions, or otherwise, Corning and Corning Delaware have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than the payment by Corning or Corning Delaware of expenses incurred or paid by a director, officer or controlling person of Corning or Corning Delaware in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Corning and Corning Delaware will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

                                    SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the registrant, Corning Delaware, L.P., a Delaware limited partnership, certifies that it has reasonable grounds to believe it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Corning, State of New York, on the 28th day of June, 1994.


                                 Corning Delaware, L.P.
                                 (Registrant)
                                 By Corning Incorporated as General Partner

                                 By  /s/ William C. Ughetta
                                 William C. Ughetta, Senior Vice President


Pursuant to the requirements of the Securities Act of 1933, Corning Incorporated, a New York corporation, certifies that it has reasonable grounds to believe it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Corning, State of New York, on the 28th day of June, 1994.


                                 Corning Incorporated
                                 (Registrant)

                                 By  /s/ William C. Ughetta
                                 William C. Ughetta, Senior Vice President


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on June 28, 1994 by the following directors and officers of Corning Incorporated in the capacities indicated:

         Signature                                Capacity
  /s/ James R. Houghton        Chairman of the Board, Principal Executive Officer
  (James R. Houghton)          and Director

  /s/ Van C. Campbell          Vice Chairman, Principal Financial Officer and
  (Van C. Campbell)            Director

  /s/ Larry Aiello, Jr.        Vice President, Controller, and Principal Accounting
  (Larry Aiello, Jr.)          Officer

  *
  (Roger G. Ackerman)          President, Principal Operating Officer and Director

  *
  (Robert Barker)              Director

  *
  (Mary L. Bundy)              Director

  *
  (Barber B. Conable, Jr.)     Director

  *
  (David A. Duke)              Director
*
  (E. Martin Gibson)           Director

  *
  (Gordon Gund)                Director

  (John M. Hennessy)           Director

  *
  (Vernon E. Jordan, Jr.)      Director

  *
  (James W. Kinnear)           Director

  *
  (James J. O'Connor)          Director

  *
  (Catherine A. Rein)          Director

  *
  (Henry Rosovsky)             Director

  *
  (William D. Smithburg)       Director

  *
  (Robert G. Stone, Jr.)       Director

* By  /s/ William C. Ughetta
  (William C. Ughetta)
  Attorney-in-fact

                                EXHIBIT INDEX

 Exhibit                                                                                              Page
  Number                                         Description                                         Number
1.1           Form of Underwriting Agreement
2.1           Certificate of Limited Partnership of Corning Delaware
2.2           Form of Amended and Restated Limited Partnership Agreement of Corning Delaware
3.1           Restated Certificate of Incorporation, dated July 12, 1989, and the Certificate of Amendment, dated September 28, 1989, to the Restated Certificate of
              Incorporation of Corning (incorporated by reference to Exhibit 3(a) of Corning's
              Annual Report on Form 10-K for the fiscal year ended December 31, 1989)
3.2           By-laws of Corning (incorporated by reference to Exhibit 3(a) of Corning's Annual
              Report on Form 10-K for the fiscal year ended December 30, 1990)
3.3           Certificate of Amendment, dated April 30, 1992, of the Restated Certificate of
              Incorporation of Corning (incorporated by reference to Exhibit 3(a) of Corning's
              Annual Report on Form 10-K for the fiscal year ended January 3, 1993)
3.4           Certificate of Amendment dated June   , 1994 of the Restated Certificate of
              Incorporation of Corning, with respect to the Corning Series C Preferred Stock
4.1           Form and terms of Corning Delaware Preferred Securities (included in Exhibit 2.2)
4.2           Form and Terms of Corning Series C Preferred Stock (included in Exhibit 3.4)
4.3           Form of Fiscal Agency Agreement
4.4           Form of Subordinated Debenture (included in Exhibit 4.3)
4.5           Form of Guarantee
4.6           Form of Corning Common Stock Certificate (incorporated by reference to Exhibit 4 to Registration Statement on Form S-4 filed with the Commission on June 17, 1992
              (Registration Statement No. 33-48488))
4.7           Rights Agreement, dated as of July 2, 1986, between Corning Incorporated and
              Harris Trust and Savings Bank, as amended (incorporated by reference to Exhibit 1 to Registration Statement on Form 8-A, filed with the Commission on July 2, 1986, and Exhibit 1 to Amendment No. 1 on Form 8, filed with the Commission on October
              10, 1989)
4.8           Form of Corning Preferred Share Purchase Right (included in Exhibit 4.7)
4.9           Registration Rights Agreement, dated as of June 7, 1994, among Corning
              Incorporated, Maryland Medical Laboratories, Inc., Maryland Medical Data, Inc.,
              Pharmaceutical Laboratory Services, Inc., Passen Professional Services, P.A., and
              Podiatric Pathology Laboratories, Inc.
5.1           Opinion of William C. Ughetta, Esq., Senior Vice President and General Counsel
8.1           Opinion of Shearman & Sterling as to tax matters
12.1          Ratio of Earnings to Combined Fixed Charges and Preferred Dividends
23.1          Consent of Price Waterhouse, independent accountants
23.2          Consent of Arthur Andersen & Co., independent public accountants
23.3          Consent of William C. Ughetta, Esq. (included in Exhibit 5.1)
23.4          Consent of Shearman & Sterling (included in Exhibit 8.1)
24.1          Powers of Attorney*

* Previously filed

                                                                  Exhibit 1.1


                          Draft of June 27, 1994

                           Corning Delaware L.P.
              % Convertible Monthly Income Preferred Securities
                    (liquidation preference $50 per share)
                                guaranteed by
                            Corning Incorporated



                           Underwriting Agreement

                                                          , 1994
Goldman, Sachs & Co.,
Lazard Freres & Co.,
As representatives of the several Underwriters
 named in Schedule I hereto,
c/o Goldman, Sachs & Co.,
85 Broad Street,
New York, New York 10004.

Dear Sirs:

Corning Delaware L.P., a Delaware limited partnership (the
"Company"), and Corning Incorporated, a New York corporation, as general partner in the Company and as guarantor (the "Guarantor" or "Corning"), propose, subject to the terms and conditions stated herein, that the Company issue and sell to the Underwriters named in
Schedule I hereto (the "Underwriters") an aggregate of            shares
(the "Firm Shares") and, at the election of the Underwriters, up to
additional shares (the "Optional Shares") of   % Convertible Monthly
Income Preferred Securities (liquidation preference $50 per share) representing limited partnership interests (the "Preferred Securities") of the Company guaranteed pursuant to a Guarantee (the "Guarantee") by the Guarantor as to the payment of dividends, as, if and when declared and as to payments on liquidation or redemption, entitled to the benefits of a Fiscal Agency Agreement (in the form filed as an exhibit to the Registration Statement referred to below, the "Fiscal Agency
Agreement")  among the Company, Corning and Harris Trust and
Savings Bank, as fiscal agent (the "Fiscal Agent") and convertible into shares of Common Stock, par value $.50 per share (the "Corning
Common Stock"), of the Guarantor and exchangeable into shares of Series C Convertible Preferred Stock, par value $100 per share (the "Corning Preferred Stock"), of the Guarantor (the Firm Shares and the Optional Shares which the Underwriters elect to purchase pursuant to
Section 2 hereof being referred to collectively as the "Shares".

1. Each of the Company and the Guarantor jointly and severally represents and warrants to, and agrees with, each of the Underwriters that:

      (a) A registration statement on Form S-3 (File No. 33-
53821) in respect of the Shares, the Guarantee, the Corning
Common Stock and the Corning Preferred Stock (collectively, the "Registered Securities") has been filed with the Securities and Exchange Commission (the "Commission") under the
Securities Act of 1933, as amended (the "Act"), and delivered to you; such registration statement and any post-effective amendment thereto, each in the form heretofore delivered to you and, excluding exhibits thereto but including all documents incorporated by reference in the prospectus contained therein, to you for each of the other Underwriters, have been declared effective by the Commission in such form; no other document with respect to such registration statement or document incorporated by reference therein has heretofore been filed, or transmitted for filing, with the Commission; and no stop order suspending the effectiveness of such registration statement has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in such registration statement or thereafter filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act, being hereinafter called a "Preliminary Prospectus"; the various parts of such registration statement, including all exhibits thereto and including (i) the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the registration statement at the time it was declared effective and
(ii) the documents incorporated by reference in the prospectus contained in the registration statement at the time such part of the registration statement became effective, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the "Registration Statement"; such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the "Prospectus"; any reference herein to any Preliminary
Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such Preliminary Prospectus or Prospectus, as the case may be; and any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and incorporated by reference in such Preliminary Prospectus or Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Guarantor filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration
Statement that is incorporated by reference in the Registration
Statement);

      (b) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company or the Guarantor by an Underwriter through you expressly for use therein;

      (c) The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company or the Guarantor by an Underwriter through you expressly for use therein;

      (d) The Registration Statement conforms, and the
Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, (i) as of the applicable effective date as to the Registration Statement and any amendment thereto and (ii) as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company or the Guarantor by an Underwriter through you expressly for use therein;

      (e) None of the Company, the Guarantor or any of the Guarantor's subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any change in the capital stock or long-term debt of the Guarantor or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, or partners' capital of the Company or the general affairs, management, financial position, stockholder's equity or results of operations of the Guarantor and its subsidiaries, considered as a whole, otherwise than as set forth in or contemplated by the Prospectus;

      (f) The Company has been duly formed and is validly existing as a limited partnership in good standing under the Delaware Revised Uniform Limited Partnership Act, as amended (the "Partnership Act"); the Company is a special purpose limited partnership as described in the Prospectus and has conducted and will conduct no business other than the transactions contemplated by this Agreement and described in the Prospectus; the Company is not a party to or bound by any agreement or instrument other than the Amended and Restated Limited Partnership Agreement of the Company (in the form filed as an exhibit to the Registration Statement, the "Partnership Agreement") and the Fiscal Agency Agreement;
the Company has no liabilities or obligations other than those arising out of the transactions contemplated by this Agreement and described in the Prospectus; and the Company is not a party to or subject to any action, suit or proceeding of any nature;

      (g) The Guarantor has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of New York, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; and each Significant Subsidiary (as defined in Regulation S-X under the Act) of the Guarantor has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation;

      (h) Up to the date hereof, Corning, has been and is the sole General Partner in the Company and Corning Finance Corporation, a Delaware corporation and a wholly-owned subsidiary of Corning ("Corning Finance") is the sole limited partner in the Company. At the First Time of Delivery (as defined in Section 4 hereof) Corning will be the sole General Partner of the Company, the holders of the Preferred Securities will become limited partners of the Company and Corning
Finance will withdraw as a limited partner; the Guarantor has an authorized capitalization as set forth in the Prospectus; since such date there has been no change in the consolidated capitalization of the Guarantor and its subsidiaries; and all of the outstanding partnership interests of the Company and all of the issued shares of capital stock of the Guarantor have been duly and validly authorized and issued, are fully paid and non-assessable (other than the general partnership interest in the Company), and conform to the descriptions thereof contained in the Prospectus;

      (i) The Shares have been duly and validly authorized by the Company, and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform to the description thereof contained in the Prospectus; and the Shares will have the rights set forth in the Partnership Agreement and the terms of the Shares are valid and binding on the Company; the Shares are convertible through the Company into shares of Corning Common Stock and exchangeable through the Company for shares of Corning Preferred Stock in accordance with the Partnership Agreement; the shares of Corning Common Stock initially issuable upon conversion of the convertible subordinated debentures of Corning issued pursuant to the Fiscal Agency Agreement (the "Subordinated Debentures") and the shares of Corning Preferred Stock initially issuable upon exchange of the Subordinated Debentures have been duly authorized and reserved for issuance and, when issued and delivered in accordance with the terms of the Subordinated Debentures, will be duly and validly issued, fully paid and non-assessable and will conform to the descriptions thereof contained in the Prospectus; the terms of the Corning Preferred Stock are valid and binding on Corning; and the holders of outstanding capital stock of the Guarantor are not entitled to preemptive or other rights afforded by the Guarantor to subscribe for the shares of Corning Common Stock or the shares of Corning Preferred Stock issuable through the Company upon conversion or exchange of the Shares;

      (j) The Guarantee, the Subordinated Debentures, the Partnership Agreement and the Fiscal Agency Agreement (the Guarantee, the Subordinated Debentures, the Partnership
Agreement and the Fiscal Agency Agreement being collectively referred to as the "Guarantor Agreements") have each been duly authorized and when validly executed and delivered by the Guarantor and, in the case of the Fiscal Agency Agreement, by the Company and the Fiscal Agent, and, in case of the Partnership Agreement, the Company and [Corning Finance], will constitute legal, valid and binding obligations of the Guarantor, enforceable in accordance with their respective terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; the Subordinated Debentures are entitled to the benefits of the Fiscal Agency Agreement; and the Guarantor Agreements conform to the descriptions thereof in the Preliminary Prospectus and will conform to the descriptions thereof in the Prospectus;

      (k) Corning is the sole general partner in the Company; and all of the issued limited partnership interests of the Company other than the Shares are owned directly or indirectly by Corning, free and clear of all liens, encumbrances, equities or claims;

      (l) The issue and sale of the Shares by the Company, the compliance by the Company with all of the provisions of this Agreement, the purchase of the Subordinated Debentures by the Company, the execution, delivery and performance by the Company of the Fiscal Agency Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, nor will such action result in any violation of the provisions of the Partnership Agreement or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares by the Company, the purchase of the Subordinated Debentures by the Company or the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the Act of the Registered Securities, registration of the Shares under the Exchange Act, listing of the Shares on the New York
Stock Exchange and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase of the Shares and the distribution of the Securities by the Underwriters;

      (m) The issue and sale of the Shares by the Company and the issuance by Corning of the Guarantee, the issuance by Corning of the shares of Corning Common Stock issuable upon conversion of the Subordinated Debentures and the issuance by Corning of the Corning Preferred Stock issuable upon exchange of the Subordinated Debentures, the compliance by the Company and the Guarantor with all of the provisions of this Agreement, the execution, delivery and performance by the Guarantor of the Guarantor Agreements, and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any agreement or instrument to which the Guarantor is a party or by which it is bound or to which any of its property or assets is subject or any agreement or instrument to which any of the Guarantor's subsidiaries is a party or by which any of its subsidiaries is bound or to which any of the property or assets of its subsidiaries is subject, nor will such action result in any violation of the provisions of the Certificate of Incorporation or by-laws of the Guarantor or the charter or by-laws of any of the Guarantor's subsidiaries or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Guarantor or any of the Guarantor's subsidiaries or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue of the Guarantee, the issuance of the shares of Corning Common Stock issuable upon conversion of the Subordinated Debentures and the issuance of the shares of Corning Preferred Stock issuable upon exchange of the Subordinated Debentures or the consummation by the Guarantor of the transactions contemplated by this Agreement, except the registration under the Act of the Registered
Securities and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase of the Shares and distribution of the Securities by the Underwriters;

      (n) Neither the Company nor the Guarantor is in violation of its organizational documents or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or its properties may be bound;

      (o) The statements set forth in the Prospectus under the captions "Description of Securities Offered" and "Description of Corning Capital Stock" insofar as they purport to constitute a summary of the terms of the securities therein described, and, subject to the limitations set forth therein, under the caption "Taxation" are accurate, complete and fair;

      (p) Other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Guarantor or any of the Guarantor's subsidiaries is a party or of which any property of the Guarantor or any of the Guarantor's subsidiaries is the subject which, if determined adversely to the Guarantor or any of the Guarantor's subsidiaries, would individually or in the aggregate have a material adverse effect on the consolidated financial position, stockholders' equity or results of operations of the Guarantor and its subsidiaries; and, to the best of the Guarantor's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

      (q) Neither the Company nor the Guarantor is, and after giving effect to the offering and sale of the Shares, neither the Company nor the Guarantor will be, an "investment company" or an entity "controlled" by an "investment company" required to register under the Investment Company Act of 1940, as amended (the "Investment Company Act");

      (r) None of the Company, the Guarantor or any of the Guarantor's affiliates does business with the Government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statues; and

      (s) Except with respect to the Registration Rights Agreement, entered into as of ______, 1994, among Corning, Maryland Medical Laboratory, Inc. and certain other persons named therein, and the Merger Agreement, dated July 1, 1994, between Corning and Nichols Institute (the "Nichols Merger Agreement"); there are no contracts, agreements or understandings between the Company or Corning and any person granting such person the right to require the Company or the Corning to file a registration statement under the Act with respect to any partnership interests of the Company or the Corning Common Stock or any preferred stock of Corning owned or to be owned by such person or to require the Company or Corning to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company or Corning under the Act.

2. Subject to the terms and conditions herein set forth, (a) the Company and Corning agree to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase, at a purchase price per share of $50.00 per share, the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Company and Corning agree to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase at the purchase price per Share set forth in clause (a) of this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised
(to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule II hereto and the denominator of which is the maximum number of the Optional Shares which all of the Underwriters are entitled to purchase hereunder.

The Company and Corning hereby grant to the Underwriters the
right to purchase at their election up to          Optional Shares, at the
purchase price per Share set forth in the paragraph above, for the sole purpose of covering overallotments in the sale of the Firm Shares. Any such election to purchase Optional Shares may be exercised only by written notice from you to the Company, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

As compensation to the Underwriters for their commitments
hereunder, and in view of the fact that the proceeds of the sale of the Shares will be used by the Company to purchase the Subordinated Debentures of the Guarantor, the Guarantor hereby agrees to pay at each Time of Delivery (as defined in Section 4 hereof) to Goldman,
Sachs & Co., for the accounts of the several Underwriters, an amount
equal to $.     per share for the Shares to be delivered at such Time of
Delivery.

3.  Upon the authorization by you of the release of the Firm
Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

4.  A certificate or certificates in definitive form for the Shares to be purchased by each Underwriter hereunder, and in such
denominations and registered in such names as Goldman, Sachs & Co.
may request upon at least forty-eight hours' prior notice to the
Company, shall be delivered by or on behalf of the Company to you for the account of such Underwriter, against payment by such Underwriter or on its behalf of the purchase price therefor by check in New York Clearing House (next day) funds. The time, date and location of such delivery and payment shall be, with respect to the Firm Shares, 9:30
a.m. New York time, on         , 1994, or at such other time and date as
you, the Company and Corning may agree upon in writing at the office of Sullivan & Cromwell, 250 Park Avenue, New York, New York and, with respect to the Optional Shares, 9:30 a.m., New York time, on the date specified by you in the written notice given by you of the Underwriters' election to purchase such Optional Shares, or at such other time and date as you, the Company and Corning may agree upon in writing at the above office of Sullivan & Cromwell. Such time and date for delivery of the Firm Shares is herein called the "First Time of Delivery," such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the "Second Time of Delivery," and each such time and date for delivery is herein called a "Time of Delivery." Such certificates will be made available for checking and packaging at least twenty-four hours prior to each Time of Delivery at the office of The Depository Trust Company, 55 Water Street, New
York, New York 10004.

At each Time of Delivery, the Guarantor will pay, or cause to be paid, the compensation payable at such Time of Delivery to the Underwriters under Section 2 hereof by check in New York Clearing
House (next day) funds.

5. The Company and the Guarantor jointly and severally agree with each of the Underwriters:

      (a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Time of Delivery which shall be reasonably disapproved by you promptly after reasonable notice thereof; to advise you promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended prospectus has been filed and to furnish you with copies thereof; in the case of the Guarantor, to file promptly all reports and any definitive proxy or information statements required to be filed by the Guarantor with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus, of the suspension of the qualification of the Registered Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any prospectus relating to the Securities or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

      (b) Promptly from time to time to take such action as you may reasonably request to qualify the Registered Securities for offering and sale under the securities laws of such jurisdictions of the United States as you may request and such other jurisdictions as the Company, Corning and you may agree and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith neither the Company nor the Guarantor shall be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

      (c) To furnish the Underwriters with copies of the Prospectus in such quantities as you may from time to time reasonably request, and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to notify you and upon your request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required under the Act to deliver a prospectus in connection with the distribution of any of the Shares at any time nine months or more after the date of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many copies as you may request of an amended or supplemented Prospectus complying with Section 10(a) (3) of the Act;

      (d) In the case of the Guarantor, to make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c)), an earning statement of the Guarantor and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations thereunder (including at the option of the Guarantor Rule 158 under the Act);

      (e) During the period beginning from the date hereof and continuing to and including the date which is 90 days after the date of the Prospectus, not to offer, sell, contract to sell or otherwise dispose of any shares of Corning Common Stock, any other shares of Capital Stock of Corning, any other security convertible into or exercisable or exchangeable for Corning
Common Stock or any such capital stock or debt securities substantially similar to the Subordinated Debentures or any other securities substantially similar to the Shares, other than the Shares, shares of Corning Common Stock or Corning
Preferred Stock issued or delivered upon conversion or exchange of the Subordinated Debentures, securities issued or delivered upon conversion, exchange, or exercise of any other securities of the Guarantor outstanding on the date of the Prospectus, securities issued pursuant to the Guarantor's stock option or other benefit or incentive plans maintained for its officers, directors, or employees, securities issued by the Guarantor in connection with mergers, acquisitions or similar transactions (provided that the recipient of the securities issued in any such merger, acquisition or similar transactions agrees in writing to comply with, and be bound by, this Section 5(e)), Corning Common Stock issued pursuant to the Nichols Merger Agreement, or partnership interests of the Company issued to the Guarantor in connection with the sale of the Optional
Shares in order to maintain the Guarantor's 21% interest in the total capital of the Company;

      (f) To furnish to the holders of Shares as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders' equity and cash flow of the Guarantor and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the first such fiscal quarter ending after the effective date of the Registration Statement), consolidated summary financial information of the Guarantor and its subsidiaries for such quarter in reasonable detail;

      (g) During a period of three years from the effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to holders of Corning Common Stock, and to deliver to you as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company or the Guarantor is listed;

      (h) In the case of the Guarantor, to issue the Guarantee concurrently with the issue and sale of the Shares as contemplated herein;

      (i) To use the net proceeds received by it from the sale of the Shares and the Subordinated Debentures pursuant to this Agreement in the manner specified in the Prospectus under the caption "Use of Proceeds"; and

      (j) To use its best efforts to list, subject to notice of issuance, the Shares on the New York Stock Exchange.

6.  The Guarantor covenants and agrees with the several
Underwriters that it will pay the following: (i) the fees, disbursements and expenses of the Company's and the Guarantor's counsel and accountants in connection with the registration of the Registered
Securities under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and any amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky and
Legal Investment Memoranda and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Registered
Securities for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) any fees charged by securities rating services for rating the Securities; (v) the filing fees incident to securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Shares; (vi) the cost and charges of the transfer agent or registrar; (vii) the cost of qualifying the Shares and the Corning Preferred Stock with The Depository Trust
Company; (viii) all fees and expenses of the Fiscal Agent and its counsel; (ix) all fees and expenses in connection with the listing of the Shares on the New York Stock Exchange and the cost of registering the Shares under Section 12 of the Exchange Act; (x) the cost of preparing certificates for the Shares and the Subordinated Debentures; and (xi) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, Section 8 and Section 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

7. The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and the Guarantor herein are, at and as of such Time of Delivery, true and correct, the condition that the Company and the Guarantor shall have performed all of their obligations hereunder theretofore to be performed, and the following additional conditions:

      (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

      (b) Sullivan & Cromwell, counsel for the Underwriters, shall have furnished to you such opinion or opinions, dated such Time of Delivery, with respect to: the incorporation of the Guarantor and the formation of the Company; insofar as the Federal laws of the United States, the laws of the State of New York or the Delaware General Corporation Law are concerned, the validity of the Registered Securities and the Subordinated Debentures being delivered at such Time of Delivery; the Registration Statement and the Prospectus; and other related matters as you may reasonably request; and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

      (c) William C. Ughetta, Esq., Senior Vice President and
General Counsel of the Guarantor, shall have furnished to you his written opinion, dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

        (i) The Guarantor has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of New York, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus;

       (ii) The Company has been duly formed and is validly existing as a limited partnership in good standing under the Partnership Act, the Company is a special purpose limited partnership as described in the Prospectus; the Company is not a party to or bound by any agreement or instrument other than the Partnership Agreement and the Fiscal Agency Agreement; and to the best of such counsel's knowledge, there are no legal or governmental proceedings to which the Company is a party or of which any property of the Company is the subject and no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

      (iii) As of the date of such Time of Delivery the Guarantor is the sole General Partner of the Company and the holders of the Shares are the sole limited partners and there are no other partners in the Company; the Guarantor has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Guarantor and all of the issued partnership interests of the Company have been duly and validly authorized and issued and are fully paid and non-assessable (other than the general partnership interest in the Company) and conform in all material respects to the descriptions thereof contained in the Prospectus; and all of the issued partnership interests of the Company, other than the Shares, are owned directly by the Guarantor, free and clear of all liens, encumbrances, equities or claims;

       (iv) The Guarantor Agreements have each been duly authorized, executed and delivered by the Guarantor and the Company and such Agreements constitute legal, valid and binding obligations of the Guarantor and the Company, as the case may be, enforceable in accordance with their respective terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; the Subordinated Debentures are entitled to the benefits provided by the Fiscal Agency Agreement; and the Guarantor Agreements conform in all material respects to the descriptions thereof in the Prospectus;

        (v) The Shares have been duly and validly authorized by the Company, and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform to the description thereof contained in the Prospectus; the Shares have the rights set forth in the Partnership Agreement and the terms of the Shares are valid and binding on the Company; the Shares are convertible through the Company into shares of Corning Common Stock and exchangeable through the Company for shares of Corning Preferred Stock in accordance with the Partnership Agreement and the Fiscal Agency Agreement; the shares of Corning Common Stock initially issuable upon conversion of the Subordinated Debentures and the shares of Corning Preferred Stock initially issuable upon exchange of the Subordinated Debentures have been duly authorized and reserved for issuance and, when issued and delivered in accordance with the terms of the Subordinated Debentures, will be duly and validly issued, fully paid and non-assessable and will conform in all material respects to the descriptions thereof contained in the Prospectus; the terms of the Corning Preferred Stock are valid and binding on Corning; and the holders of outstanding capital stock of the Guarantor are not entitled to preemptive or other rights afforded by the Guarantor to subscribe for the shares of Corning Common Stock or the shares of Corning Preferred Stock issuable through the Company upon conversion or exchange of the Shares;

       (vi) With such exceptions as are not material, the Guarantor has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each United States jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, or is subject to no material liability or disability by reason of failure to be so qualified in any such jurisdiction (such counsel being entitled to rely in respect of the opinion in this clause (vi) upon opinions of local counsel and in respect of matters of fact upon certificates of public officials or officers of the Guarantor, provided that such counsel shall state that he believes that both you and he are justified in so relying upon such opinions and certificates);

      (vii) To the best of such counsel's knowledge and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Guarantor or any of the Guarantor's subsidiaries is a party or of which any property of the Guarantor or any of the Guarantor's subsidiaries is the subject (other than as set forth in the Prospectus and other than litigation incident to the kind of business conducted by the Guarantor and its subsidiaries, none of which litigation is material to the Guarantor and its subsidiaries considered as a whole) which, if determined adversely to the Guarantor or any of the Guarantor's subsidiaries, as the case may be, would individually or in the aggregate have a material adverse effect on the consolidated financial position, stockholders' equity or results of operations of the Guarantor and its subsidiaries; and, to the best of such counsel's knowledge, no such proceedings are threatened by governmental authorities or by others;
      and such counsel has not received notice that any such proceedings are threatened by governmental authorities or by others;

     (viii) This Agreement has been duly authorized, executed and delivered by each of the Company and the Guarantor;

       (ix) The issue and sale by the Company of the Shares being delivered at such Time of Delivery, the compliance by the Company with all of the provisions of this Agreement, the purchase by the Company of the Subordinated Debentures, the execution, delivery and performance by the Company of the Fiscal Agency
      Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any agreement or instrument known to such counsel to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, nor will such action result in any violation of the provisions of the Partnership Agreement or certificate of limited partnership of the Company or any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any of its properties;

        (x) No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares by the Company, the purchase by the Company of the Subordinated Debentures or the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the Act of the Registered Securities, registration of the shares under the Exchange Act, listing of the Shares on the New York Stock Exchange, each of which has been made or obtained, and such consents, approvals, authorizations, registrations or qualifications as have been obtained or may be required under state securities or Blue Sky laws in connection with the purchase of the Shares and the distribution of the Shares by the Underwriters;

       (xi) The issue and sale of the Shares by the Company and the issuance by Corning of the shares of Corning Common Stock issuable upon conversion of the Subordinated Debentures and the issuance of the shares of Corning Preferred Stock issuable upon exchange of the Subordinated Debentures by the Guarantor, the compliance by the Guarantor with all of the provisions of this Agreement, the execution, delivery and performance by the Guarantor of the Guarantor
      Agreements and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Guarantor or any of the Guarantor's subsidiaries is a party or by which the Guarantor or any of the Guarantor's subsidiaries is bound or to which any of the property or assets of the Guarantor or any of the Guarantor's subsidiaries is subject, nor will such action result in any violation of the provisions of the Certificate of Incorporation or by-laws of the Guarantor or any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Guarantor, any of the Guarantor's subsidiaries or any of their properties;

      (xii) No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue of the Guarantee, the issuance of the shares of Corning Common Stock issuable upon conversion of the Subordinated Debentures or the issuance of the Corning Preferred Stock issuable upon exchange of the Subordinated Debentures or the consummation by the Guarantor of the transactions contemplated herein and therein, except the registration under the Act of the Registered Securities, which has been made, and such consents, approvals, authorizations, registrations or qualifications as have been obtained or may be required under state securities or Blue Sky laws in connection with the purchase of the Shares and the distribution of the Shares by the Underwriters;


     (xiii) The statements set forth in the Prospectus under the captions "Description of Securities Offered", "Description of Corning Capital Stock" and "Underwriting", insofar as they constitute summaries of securities or documents are accurate summaries and fairly present the information with respect to such securities or documents and insofar as they constitute matters of law or legal conclusions are accurate, correct and fairly present the information set forth therein;

      (xiv) Neither the Company nor the Guarantor is an "investment company" or an entity "controlled" by an "investment company" required to be registered under the Investment Company Act;

       (xv) The documents incorporated by reference in the Prospectus or any further amendment or supplement thereto made by the Company or the Guarantor prior to such Time of Delivery (other than the financial statements and related schedules therein, as to which such counsel need express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder; and such counsel has no reason to believe that any of such documents, when such documents became effective or were so filed, as the case may be, contained, in the case of a registration statement which became effective under the Act, an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or, in the case of other documents which were filed under the Exchange Act with the Commission, an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such documents were so filed, not misleading; and

      (xvi) The Registration Statement and the
      Prospectus and any further amendments and supplements thereto made by the Company or the Guarantor prior to such Time of Delivery (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the rules and regulations thereunder; although such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration
      Statement or the Prospectus, except for those referred to in the opinion in Subsection (xv) of this Section 7(c), such counsel has no reason to believe that, as of its effective date, the Registration Statement or any further amendment thereto made by the Company or the Guarantor prior to such Time of Delivery (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or that, as of its date, the Prospectus or any further amendment or supplement thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules therein and other financial data therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or that, as of such Time of Delivery either the Registration Statement or the Prospectus or any further amendment or supplement thereto made by the Company or the Guarantor prior to such Time of Delivery (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; and such counsel does not know of any amendment to the Registration Statement required to be filed or of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference into the Prospectus or required to be described in the Registration Statement or the Prospectus which are not filed or incorporated by reference or described as required.

      (d) Shearman & Sterling, special counsel for the Company and the Guarantor, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to you, to the same effect as the opinions set forth in paragraphs (ii), (iv), (v), (xv) and (xvi) of
Section 7(c) of this Agreement and to the effect that:

         (i)  The information set forth in the Prospectus
      (i) concerning the legal proceedings under the captions "Business of Corning -- Recent Developments -- Breast Implant Litigation" and "-- Other Legal Proceedings" and
      (ii) concerning the legal proceedings involving the billing practices of the Guarantor's Metpath division of its wholly owned subsidiary, Corning Lab Services, Inc., under the caption "Business -- Recent Developments -- Department of Justice Investigation", is appropriately responsive to the requirements of the Act and the rules and regulations thereunder; and

        (ii)  The statements made in the Prospectus
      under the caption "Certain Federal Income Tax Considerations", to the extent they constitute matters of law or legal conclusions, have been reviewed, subject to the limitations set forth therein, by such counsel and are accurate, correct and fairly present the information set forth therein.

      (e) On the date of this Agreement and also at each Time of Delivery, Price Waterhouse and Arthur Andersen & Co. shall have furnished to you a letter or letters, dated the respective date of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annexes I and II hereto;

      (f) The Partnership Agreement, the Guarantee and the
Fiscal Agency Agreement shall have been executed and delivered, and in the case of the Certificate of Amendment with respect to the Corning Preferred Stock executed and filed, in each case in a form reasonably satisfactory to you;

      (g) (i) None of the Company, the Guarantor or any of the Guarantor's subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, and (ii) since the respective dates as of which information is given in the Prospectus there shall not have been any change in the capital stock or long-term debt of the Guarantor or any of the Guarantor's subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position or partners' capital of the Company or the general affairs, management, consolidated financial position, stockholders' equity or results of operations of the Guarantor or the Guarantor's subsidiaries, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in Clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering of the Shares or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

      (h) On or after the date hereof (i) no downgrading shall have occurred in the rating accorded the Shares or any of the Guarantor's debt securities or preferred stock by any "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Shares or any of the Guarantor's debt securities or preferred stock;

      (i) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York
Stock Exchange; (ii) a suspension or material limitation in trading in the Guarantor's securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities in New York declared by either Federal or New York
State authorities; or (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United
States of a national emergency or war if the effect of any such event specified in this Clause (iv) in your judgment makes it impracticable or inadvisable to proceed with the public offering of the Securities or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated by the Prospectus;

      (j) The Shares to be sold by the Company at such Time of Delivery shall have been duly listed, subject to notice of issuance, on the New York Stock Exchange; and

      (k) The Company and the Guarantor shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company and the Guarantor satisfactory to you, as to the accuracy of the representations and warranties of the Company and the Guarantor herein at and as of such Time of Delivery, as to the performance by the Company and the Guarantor of all of their obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (g) of this Section and as to such other matters as you may reasonably request.

8. (a) The Company and the Guarantor will jointly and severally indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that neither the Company nor the Guarantor shall be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company or the Guarantor by any Underwriter through you expressly for use therein and provided, further, that neither the Company nor the Guarantor shall be liable to the Underwriter under the indemnity agreement in this subsection (a) with respect to any Preliminary Prospectus to the extent that any such loss, claim, damage or liability of the Underwriter results from the fact that the Underwriter sold Shares to a person as to whom it shall be established that there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus (excluding documents incorporated by reference) in any case where such delivery is required by the Act if the Company or the Guarantor has previously furnished copies thereof to the Underwriter and the loss, claim, damage or lability of the Underwriter results from an untrue statement or omission of a material fact contained in the Preliminary Prospectus which was corrected in the Prospectus (excluding documents incorporated by reference).

(b) Each Underwriter will indemnify and hold harmless the Company and the Guarantor against any losses, claims, damages or liabilities to which the Company or the Guarantor may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, or the Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company or the Guarantor by such Underwriter through you expressly for use therein; and will reimburse the Company and the Guarantor for any legal or other expenses reasonably incurred by the Company or the Guarantor in connection with investigating or defending any such action or claim as such expenses are incurred.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantor on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection
(c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Guarantor on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities
(or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantor on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as (i) the total proceeds from the offering (before deducting expenses) received by the Company less the total underwriting compensation paid by the Guarantor bears to (ii) the total underwriting compensation received by the Underwriters, in each case as set forth in, or in footnotes to, the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantor on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Guarantor and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e) The obligations of the Company and the Guarantor under this Section 8 shall be in addition to any liability which the Company and the Guarantor may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and the Guarantor and to each person, if any, who controls the Company or the Guarantor within the meaning of the Act.

9. (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company and the Guarantor shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company and the Guarantor that you have so arranged for the purchase of such Shares, or the Company or the Guarantor notifies you that it has so arranged for the purchase of such Shares, you or the Company and the Guarantor shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company and the Guarantor agree to file promptly any amendments to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company and the Guarantor as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company and the Guarantor shall have the right to require each non-defaulting
Underwriter to purchase the number of shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company and the Guarantor as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, or if the Company and the Guarantor shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company and Guarantor to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter, the Company or the Guarantor, except for the expenses to be borne by the Company, the Guarantor and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

10. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Guarantor and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, the Guarantor or any officer or director or controlling person of the Company or the Guarantor, and shall survive delivery of and payment for the Shares.

11. If this Agreement shall be terminated pursuant to Section 9 hereof, neither the Company nor the Guarantor shall be under any liability to any Underwriter except as provided in Section 6 and
Section 8 hereof; but if, for any other reason Shares are not delivered by or on behalf of the Company as herein provided, the Company and the Guarantor will reimburse the Underwriter for all out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred by the Underwriter in making preparations for the purchase, sale and delivery of the Shares, but the Company and the Guarantor shall then be under no further liability to the Underwriter in respect of the Shares not so delivered except as provided in Section 6 and Section
8 hereof.

In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by Goldman, Sachs & Co.
on behalf of you as representatives.

12. All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the representatives in care of Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, Attention: Registration Department; and if to the Company or the Guarantor by mail to it at the address of the Company or the Guarantor set forth in the Registration Statement, Attention:
Secretary; provided, however that any notice to an Underwriter pursuant to Section 8(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters' Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request.
Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

13. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company, the Guarantor and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Guarantor or the Company and each person who controls the Company and the Guarantor or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

14. Time shall be of the essence of this Agreement. As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

15. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

16. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

If the foregoing is in accordance with your understanding, please sign and return to us two counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters, on the one hand, and the Company and the Guarantor, on the other hand. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company and the Guarantor for examination upon request, but without warranty on your part as to the authority of the signers thereof.

                                               Very truly yours,



                                                   Corning Delaware L.P.

                                                   By: Corning Incorporated
                                                       as General Partner



                                      ___________________________________
                                      Name:
                                      Title:


                                      Corning Incorporated



                                      ___________________________________
                                      Name:
                                      Title:


Accepted as of the date hereof:

Goldman, Sachs & Co.,
Lazard Freres & Co.



By: _____________________________________
    (Goldman, Sachs & Co.)

On behalf of each of the Underwriters

                                      SCHEDULE I

     Underwriter


                                                           Total Number of
                                                             Firm Shares
     Underwriter                                           to be Purchased
   Goldman, Sachs & Co.
   Lazard Freres & Co.












   Total                                                         ,000,000

                                                                   ANNEX I


         [Form of letter of Price Waterhouse
      to be delivered pursuant to Section 7(e)]


  Pursuant to Section 7(f) of the Underwriting Agreement, the accountants shall furnish letters to the Underwriters to the effect that:

       (i) They are independent certified public accountants with respect to the Guarantor and its subsidiaries within the meaning of the Act and the applicable published rules and regulations thereunder;

      (ii) In their opinion, the financial statements and any supplementary financial information and schedules (and, if applicable, financial forecasts and/or pro forma financial information) examined by them and included or incorporated by reference in the Registration Statement or the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act or the Exchange Act, as applicable, and the related published rules and regulations thereunder; and, if applicable, they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited consolidated interim financial statements, selected financial data, pro forma financial information, financial forecasts and/or condensed financial statements derived from audited financial statements of the Guarantor for the periods specified in such letter, as indicated in their reports thereon, copies of which have been furnished to the representatives of the Underwriters (the "Representatives");

     (iii) They have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus as indicated in their reports thereon copies of which have been separately furnished to the Representative and on the basis of specified procedures including inquiries of officials of the Guarantor who have responsibility for financial and accounting matters regarding whether the unaudited condensed consolidated financial statements referred to in paragraph (vi)(A)(i) below comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations, nothing came to their attention that caused them to believe that the unaudited condensed consolidated financial statements do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations;

      (iv) The unaudited selected financial information with respect to the consolidated results of operations and financial position of the Guarantor for the five most recent fiscal years included in the Prospectus and included or incorporated by reference in Item 6 of the Guarantor's Annual Report on Form 10-K for the most recent fiscal year agrees with the corresponding amounts (after restatement where applicable) in the audited consolidated financial statements for such five fiscal years which were included or incorporated by reference in the Guarantor's Annual Reports on Form 10-K for such fiscal years;

       (v) They have compared the information in the Prospectus under selected captions with the disclosure requirements of Regulation S-K and on the basis of limited procedures specified in such letter nothing came to their attention as a result of the foregoing procedures that caused them to believe that this information does not conform in all material respects with the disclosure requirements of Items 301, 302 and 503(d) respectively, of Regulation S-K;

      (vi) On the basis of limited procedures, not constituting an examination in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Guarantor and its subsidiaries, inspection of the minute books of the Guarantor and its subsidiaries since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, inquiries of officials of the Guarantor and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

                (A) (i) the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus and/or incorporated by reference in the Guarantor's Quarterly Reports on Form 10-Q incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Exchange
         Act as it applies to Form 10-Q and the related published rules and regulations thereunder or (ii) any material modifications should be made to the unaudited consolidated statements of income, consolidated balance sheet and consolidated statements of cash flows included in the Prospectus or included in the Guarantor's Quarterly Reports on Form 10-Q incorporated by reference in the Prospectus, for them to be in conformity with generally accepted accounting principles;

                (B) any other unaudited income statement data and balance sheet items included in the Prospectus do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included or incorporated by reference in the Guarantor's Annual Report on Form 10-K for the most recent fiscal year;

                (C) the unaudited financial statements which were not included in the Prospectus but from which were derived the unaudited condensed financial statements referred to in Clause (A) and any unaudited income statement data and balance sheet items included in the Prospectus and referred to in Clause (B) were not determined on a basis substantially consistent with the basis for the audited financial statements included or incorporated by reference in the Guarantor's Annual Report on Form 10-K for the most recent fiscal year;

                (D) any unaudited pro forma consolidated condensed financial statements included or incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the published rules and regulations thereunder or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

                (E) as of a specified date not more than five days prior to the date of such letter, there have been any changes in the consolidated capital stock (other than issuances of capital stock upon exercise of options and stock appreciation rights, upon earn-outs of performance shares and upon conversions of convertible securities, in each case which were outstanding on the date of the latest balance sheet included or incorporated by reference in the Prospectus), or any increase in the consolidated long-term debt of the Guarantor and its subsidiaries or any increases in any items specified by the Representatives, in each case as compared with amounts shown in the latest balance sheet included or incorporated by reference in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

                (F) for the period from the date of the latest financial statements included or incorporated by reference in the Prospectus to the specified date referred to in Clause (E) there were any decreases in consolidated net revenue or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with the comparable period in the preceding year and with any other period of corresponding length specified by the Representatives, except in each case for increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

     (vii) In addition to the audit referred to in their report(s) included or incorporated by reference in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii), (iv), (v) and (vi) above, they have carried out certain specified procedures, not constituting an examination in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Representatives which are derived from the general accounting records of the Guarantor and its subsidiaries, which appear in the Prospectus (excluding documents incorporated by reference) or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the Representatives or in documents incorporated by reference in the Prospectus specified by the Representatives, and have compared certain of such amounts, percentages and financial information with the accounting records of the Guarantor and its subsidiaries and have found them to be in agreement.

  All references in this Annex I to the Prospectus shall be deemed to refer to the Prospectus (including the documents incorporated by reference therein) as defined in the Underwriting Agreement as of the date of the letter delivered on the date of the Underwriting Agreement and to the Prospectus as amended or supplemented (including all documents incorporated by reference therein) for the purposes of the letter delivered at each Time of Delivery.

                                                                  ANNEX II


      [Form of Letter of Arthur Andersen & Co.
      to be delivered pursuant to Section 7(e)]

       (i) They are independent certified public accountants with respect to Damon Corporation ("Damon") and its subsidiaries within the meaning of the Act and the applicable published rules and regulations thereunder;

      (ii) In their opinion, the financial statements and any supplementary financial information and schedules audited (and, if applicable, financial forecasts and/or pro forma financial information) examined by them and included or incorporated by reference in the Prospectus or the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act or the Exchange Act, as applicable, and the related published rules and regulations thereunder; and, if applicable, they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited consolidated interim financial statements, selected financial data, pro forma financial information, financial forecasts and/or condensed financial statements derived from audited financial statements of Damon for the periods specified in such letter, as indicated in their reports thereon, copies of which have been furnished to the Underwriter;

                (iii) The unaudited selected financial information with respect to the consolidated results of operations and financial position of Damon for the three most recent fiscal years included or incorporated by reference in the Prospectus agrees with the corresponding amounts (after restatement where applicable) in the audited consolidated financial statements for such three fiscal years which were included or incorporated by reference in Damon's Annual Reports on Form 10-K for such fiscal years;

                 (iv) On the basis of limited procedures, not constituting an audit in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of Damon and its subsidiaries, inspection of the minute books of Damon and its subsidiaries since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, inquiries of officials of Damon and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

                        (A)(i) the unaudited consolidated statements of
                   income, consolidated balance sheets and consolidated statements of cash flows of Damon included or incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act as it applies to Form 10-Q and the related published rules and regulations thereunder, or (ii) any material modifications should be made to the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included or incorporated by reference in the Prospectus, for them to be in conformity with generally accepted accounting principles;

                        (B) any other unaudited income statement data and
                   balance sheet items of Damon included in the Prospectus do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements of Damon included or incorporated by reference in the Prospectus; and

                        (C) the unaudited financial statements of Damon
                   which were not included in the Prospectus but from which were derived any unaudited condensed financial statements referred to in Clause (A) and any unaudited income statement data and balance sheet items included in the Prospectus and referred to in Clause (B) were not determined on a basis substantially consistent with the basis for the audited consolidated financial statements of Damon included or incorporated by reference in the Prospectus.

          All references in this Annex II to the Prospectus shall be deemed to refer to the Prospectus (including the documents incorporated by reference therein) as defined in the Underwriting
Agreement as of the date of the letter delivered on the date of the Underwriting Agreement and to the Prospectus as amended or supplemented (including all documents incorporated by reference therein) for the purposes of the letter delivered at each Time of Delivery.

                                                                EXHIBIT 2.1

                      CERTIFICATE OF LIMITED PARTNERSHIP
                                      OF
                            CORNING DELAWARE, L.P.

This Certificate of Limited Partnership of Corning Delaware, L.P. (the "Partnership") is being executed and filed by the undersigned General Partner (the "General Partner") to form a limited partnership under the Delaware Revised Uniform Limited Partnership Act (6 Del. C. S. 17-101 et seq.).

                                 ARTICLE ONE

The name of the limited partnership formed hereby is Corning Delaware, L.P.

                                 ARTICLE TWO

The address of the registered office of the Partnership in the State of Delaware is at Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, and the name and address of the registered agent for service of process of the Partnership in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

                                ARTICLE THREE

The name and business address of the General Partner of the Partnership are as follows:


         NAME                           BUSINESS ADDRESS
Corning Incorporated                  One Riverfront Plaza
                                    Corning, New  York 14831


IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership as of the 18th day of May, 1994.

                              GENERAL PARTNER:
                              Corning Incorporated

                              By: /s/ William C. Ughetta
                              Name:  William C. Ughetta
                              Title: Senior Vice President and
                                     General Counsel

                                                           EXHIBIT 2.2

















                    AMENDED AND RESTATED AGREEMENT


                                  OF


                          LIMITED PARTNERSHIP


                        CORNING  DELAWARE, L.P.
                           TABLE OF CONTENTS


                               ARTICLE I


                             DEFINED TERMS

       Section 1.1   Definitions. . . . . . . . . . . . . . . . . .  1
       Section 1.2   Headings . . . . . . . . . . . . . . . . . . .  9

                              ARTICLE II

                   CONTINUATION OF THE PARTNERSHIP;
              ADMISSION OF PREFERRED SECURITIES HOLDERS;
                 WITHDRAWAL OF INITIAL LIMITED PARTNER

       Section 2.l   Continuation of the Partnership. . . . . . . . 10
       Section 2.2   Name . . . . . . . . . . . . . . . . . . . . . 10
       Section 2.3   Business of the Partnership. . . . . . . . . . 10
       Section 2.4   Term . . . . . . . . . . . . . . . . . . . . . 10
       Section 2.5   Registered Agent and Office. . . . . . . . . . 10
       Section 2.6   Principal Place of Business. . . . . . . . . . 11
       Section 2.7   Name and Business Address of General Partner . 11
       Section 2.8   Qualification to Do Business . . . . . . . . . 11
       Section 2.9   Admission of Holders of Preferred
                     Securities; Withdrawal of Initial
                     Limited Partner . . .. . . . . . . . . . . . . 11

                              ARTICLE III

               CAPITAL CONTRIBUTIONS, REPRESENTATION OF
          PREFERRED SECURITY HOLDER'S INTEREST; CAPITAL ACCOUNTS

       Section 3.1   Capital Contributions. . . . . . . . . . . . . 12
       Section 3.2   Preferred Security Holder's Interest
                     Represented by Preferred Securities  . . . . . 12
       Section 3.3   Capital Accounts . . . . . . . . . . . . . . . 12
       Section 3.4   Interest on Capital Contributions. . . . . . . 13
       Section 3.5   Withdrawal and Return of Capital Contributions 13
       Section 3.6   Investment of Capital Contributions. . . . . . 13

                              ARTICLE IV

                              ALLOCATIONS

       Section 4.1   Profits and Losses . . . . . . . . . . . . . . 14
       Section 4.2   Special Allocations. . . . . . . . . . . . . . 15
       Section 4.3   Allocations for Income Tax Purposes. . . . . . 16
       Section 4.4   Withholding. . . . . . . . . . . . . . . . . . 17

                               ARTICLE V

                      DIVIDENDS AND DISTRIBUTIONS

       Section 5.1   Dividends. . . . . . . . . . . . . . . . . . . 17
       Section 5.2   Limitations on Distributions.. . . . . . . . . 17

                              ARTICLE VI

                   ISSUANCE OF PREFERRED SECURITIES


       Section 6.1   General Provisions Regarding Preferred
                     Securities . . . . . . . . . . . . . . . . . . 18
       Section 6.2   Preferred Securities . . . . . . . . . . . . . 19
       Section 6.3.  Conversion Rights of Preferred Securities. . . 25
       Section 6.4   Optional Exchange for Corning Preferred Stock. 28
       Section 7.1   Books and Records. . . . . . . . . . . . . . . 30
       Section 7.2   Accounting Method. . . . . . . . . . . . . . . 30
       Section 7.3   Annual Audit . . . . . . . . . . . . . . . . . 31

                             ARTICLE VIII

                       POWERS, RIGHTS AND DUTIES
                        OF THE LIMITED PARTNERS


       Section 8.1   Limitations. . . . . . . . . . . . . . . . . . 31
       Section 8.2   Liability. . . . . . . . . . . . . . . . . . . 31
       Section 8.3   Priority . . . . . . . . . . . . . . . . . . . 31

                              ARTICLE IX

                       POWERS, RIGHTS AND DUTIES
                        OF THE GENERAL PARTNER

       Section 9.1   Authority. . . . . . . . . . . . . . . . . . . 31
       Section 9.2   Powers and Duties of General Partner . . . . . 32
       Section 9.3   Expenses Payable by General Partner. . . . . . 33
       Section 9.4   Liability. . . . . . . . . . . . . . . . . . . 33
       Section 9.5   Exculpation. . . . . . . . . . . . . . . . . . 34
       Section 9.6   Fiduciary Duty . . . . . . . . . . . . . . . . 34
       Section 9.7   Indemnification. . . . . . . . . . . . . . . . 35
       Section 9.8   Investment Company or Tax Actions. . . . . . . 35
       Section 9.9   Outside Businesses . . . . . . . . . . . . . . 36
       Section 9.10  Limits on General Partner's Powers . . . . . . 36
       Section 9.11  Tax Matters Partner. . . . . . . . . . . . . . 38
       Section 9.12  Consolidation, Merger or Sale of Assets. . . . 38
       Section 10.1  Transfer of Interests. . . . . . . . . . . . . 39
       Section 10.2  Transfer of LP Certificates. . . . . . . . . . 40
       Section 10.3  Persons Deemed Preferred Security Holders  . . 40
       Section 10.4  Book Entry Interests . . . . . . . . . . . . . 40
       Section 10.5  Notices to Clearing Agency . . . . . . . . . . 41
       Section 10.6  Definitive LP Certificates . . . . . . . . . . 41

                              ARTICLE XI

                       WITHDRAWAL; DISSOLUTION;
                LIQUIDATION AND DISTRIBUTION OF ASSETS

       Section 11.l  Withdrawal of Partners . . . . . . . . . . . . 42
       Section 11.2  Dissolution of the Partnership . . . . . . . . 42
       Section 11.3  Liquidation. . . . . . . . . . . . . . . . . . 42
       Section 11.4  Distribution in Liquidation. . . . . . . . . . 43
       Section 11.5  Rights of Limited Partners . . . . . . . . . . 44
       Section 11.6  Termination. . . . . . . . . . . . . . . . . . 44

                              ARTICLE XII

                        AMENDMENTS AND MEETINGS

       Section 12.1  Amendments . . . . . . . . . . . . . . . . . . 44
       Section 12.2  Amendment of Certificate . . . . . . . . . . . 44
       Section 12.3  Meetings of Partners . . . . . . . . . . . . . 44

                             ARTICLE XIII

                             MISCELLANEOUS


       Section 13.1  Notices. . . . . . . . . . . . . . . . . . . . 45
       Section 13.2  Power of Attorney. . . . . . . . . . . . . . . 46
       Section 13.3  Entire Agreement . . . . . . . . . . . . . . . 47
       Section 13.4  GOVERNING LAW. . . . . . . . . . . . . . . . . 47
       Section 13.5  Effect . . . . . . . . . . . . . . . . . . . . 47
       Section 13.6  Pronouns and Number. . . . . . . . . . . . . . 47
       Section 13.7  Captions . . . . . . . . . . . . . . . . . . . 47
       Section 13.8  Partial Enforceability . . . . . . . . . . . . 47
       Section 13.9  Counterparts . . . . . . . . . . . . . . . . . 47
       Section 13.10 Remedies . . . . . . . . . . . . . . . . . . . 47


       EXHIBIT A--Form of LP Certificate representing Preferred Securities

                    AMENDED AND RESTATED AGREEMENT
                        OF LIMITED PARTNERSHIP

                                  OF

                        CORNING DELAWARE, L.P.


              AMENDED AND RESTATED AGREEMENT OF
LIMITED PARTNERSHIP of Corning Delaware, L.P., a Delaware limited partnership (the "Partnership"), dated as of ______ 1994, among Corning Incorporated, a New York corporation ("Corning"), as the general partner, Corning Finance Corporation, a Delaware corporation, as the initial limited partner (the "Initial Limited Partner"), and such other Persons (as defined herein) who become Partners (as defined herein) as provided herein.

              WHEREAS, Corning and the Initial Limited Partner entered into an Agreement of Limited Partnership, dated as of May 19, 1994 (the "Original Limited Partnership Agreement");

              WHEREAS, the Certificate of Limited Partnership of the Partnership was filed with the Office of the Secretary of State of the State of Delaware on May 19, 1994; and

              WHEREAS, the Partners desire to continue the Partnership under the Act (as defined herein) and to amend and restate the Original Limited Partnership Agreement in its entirety.

              NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend and restate the Original Limited Partnership Agreement as follows:


                               ARTICLE I

                             DEFINED TERMS

              Section 1.1 Definitions. Unless the context otherwise requires, the terms defined in this Article II shall, for the purposes of this Agreement, have the meanings herein specified.

              "Act" means the Delaware Revised Uniform Limited
Partnership Act, as amended from time to time.

              "Action" means any action permitted to be taken by the General Partner under this Agreement relating to the terms of the Preferred Securities, which action shall be in writing.

              "Additional Dividends" means Dividends that shall be declared and paid by the Partnership on any Dividend arrearages in respect of the Preferred Securities at the rate of ___% per annum compounded monthly.

              "Additional Interest" means interest that shall accrue on any interest on the Subordinated Debentures that is not paid monthly and that shall accrue at the rate of ___% per annum compounded monthly.

              "Additional Taxes" means the sum of any additional income taxes, duties and other governmental charges imposed on or otherwise payable by the Partnership (including, without limitation, any estimated taxes) as a result of a Tax Event, except for United States withholding taxes.

              "Affiliate" means, with respect to a specified Person, (a) any Person directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities or other ownership interests of the specified Person, (b) any Person 10% or more of whose outstanding voting securities or other ownership interests are directly or indirectly owned, controlled or held with power to vote by the specified Person, (c) any Person directly or indirectly controlling, controlled by, or under common control with the specified Person, (d) a partnership in which the specified Person is a general partner, (e) any officer or director of the specified Person and (f) if the specified Person is an officer, director, general partner or employee, any other entity for which the specified Person acts in any such capacity.

              "Agreement" means this Amended and Restated
Agreement of Limited Partnership, as amended, modified, supplemented or restated from time to time in accordance with its terms.

              "Book Entry Interests" means a beneficial interest in the LP Certificates, ownership and transfers of which shall be made through the book-entry system of a Clearing Agency as described in Section 10.4.

              "Business Day" means any day other than a day on which banking institutions in The City of New York or Chicago are authorized or required by law to close.

              "Capital Account" has the meaning set forth in Section
3.3.

              "Certificate" means the Certificate of Limited Partnership of the Partnership filed with the Secretary of State of the State of Delaware on May 19, 1994, as it may be amended and restated from time to time.

              "Clearing Agency" means an organization registered as a "Clearing Agency" pursuant to Section 17A of the Exchange Act that is acting as depository for the Preferred Securities and in whose name (or nominee's name) shall be registered one or more global LP Certificates and which shall undertake to effect book-entry transfers and pledges of the Preferred Securities.

              "Clearing Agency Participant" means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book- entry transfers and pledges of interests in securities deposited with the Clearing Agency.

              "Closing Date" means each "Time of Delivery" under the Underwriting Agreement.

              "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any corresponding federal tax statute enacted after the date of this Agreement. A reference to a specific section ( ) of the Code refers not only to such specific section but also to any corresponding provision of any federal tax statute enacted after the date of this Agreement, as such specific section or corresponding provision is in effect on the date of application of the provisions of this Agreement containing such reference.

              "Corning" has the meaning set forth in the forepart of this Agreement.

              "Corning Common Stock" means the Common Stock, par value $.50 per share, of Corning. However, subject to the provisions of
Article VIII of the Fiscal Agency Agreement, shares of Corning
Common Stock issuable on conversion of Preferred Securities shall include only shares of the class designated as Common Stock of Corning on the first Closing Date or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of Corning and which are not subject to redemption by Corning; provided, that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all reclassification bears to the total number of shares of all such classes resulting from all such reclassification.

              "Corning Preferred Stock" means the Series C
Cumulative Convertible Preferred Stock of Corning with a liquidation preference of $100 per share.

              "Covered Person" means any Partner or Special General Partner, any Affiliate of any Partner or Special General Partner and any officers, directors, shareholders, partners, employees, representatives or agents of any Partner or Special General Partner or their respective Affiliates, or any employee or agent of the Partnership or Special
General Partner or their respective Affiliates.

              "Definitive LP Certificates" has the meaning set forth in
Section 10.4 of this Agreement.

              "Dividends" means the cumulative cash distributions from the Partnership with respect to the Interests represented by the Preferred Securities, accruing from the first Closing Date and payable monthly in arrears on the last day of each calendar month of each year, commencing _______, 1994.

              "Dividend Payment Date" has the meaning set forth in
Section 6.2(b)(ii) of this Agreement.

              "DTC" means The Depository Trust Company, the initial Clearing Agency.

              "Eligible Investment Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution shall have a credit rating from each Rating
Agency in one of its generic rating categories which signifies investment grade.

              "Eligible Institution" means (a) the Fiscal Agent or (b) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), (1) (i) which has either (A) a long-term unsecured debt rating of AAA or better by S&P's and Aaa or better by Moody's or (B) a short-term unsecured debt rating or a certificate of deposit rating of A-1+ or better by S&P's and P-1 or better by Moody's and (ii) whose deposits are insured by the FDIC or
(2) (i) the parent of which has a long-term or short-term unsecured debt rating which signifies investment grade and (ii) whose deposits are insured by the FDIC.

              "Eligible Investments" mean book-entry securities, negotiable instruments, cash or securities represented by instruments in bearer or registered form which evidence:

              (a) direct obligations of, and obligations fully guaranteed as to timely payment by, the Government of the United States of America;

              (b) demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal or state banking or depository institution authorities; provided, however, that at the time of the investment or contractual commitment to invest therein, the commercial paper or other short-term unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) thereof shall have a credit rating from each of S&P's, Moody's and, if rated by Fitch, Fitch in the highest investment category granted thereby;

              (c)    commercial paper having, at the time of the
investment or contractual   commitment to invest therein, a rating
                            from each of S&P's, Moody's and, if rated by Fitch, Fitch in the highest investment rating category granted thereby;

              (d)    investments in money market funds having a
rating from each of S&P's   and Moody's in the highest investment
rating category granted thereby;

              (e)    demand deposits, time deposits and certificates of
deposit which are    fully insured by the FDIC;

              (f) bankers' acceptances issued by any depository institution or trust company referred to in clause (b) above; or

              (g)    repurchase obligations with respect to any security
that is a direct     obligation of, or fully guaranteed by, the
                     Government of the United States of America or any agency or instrumentality thereof, the obligations of which are backed by the full faith and credit of the United Sates of America, in either case entered into with (i) a depository institution or trust company (acting as principal) described in clause (b) or (ii) a depository institution or trust company which is an Eligible
                     Institution and the deposits of which are insured by the FDIC.

              "Exchange Act" means the Securities Exchange Act of
1934, as amended.

              "Exchange Event" has the meaning specified in Section 6.4(b) of this Agreement.

              "Exchange Price" means one share of Corning Preferred Stock (with a liquidation preference of $100) for each $100 principal amount of Subordinated Debentures (which rate of exchange is equivalent to one share of Corning Preferred Stock for two Preferred Securities).

              "Exchange Election Meeting" has the meaning specified in Section 6.4(c) of this Agreement.

              "FDIC" means the Federal Deposit Insurance Corporation or any successor thereto.

              "Fiscal Agent" means Harris Trust and Savings Bank and its successors and assigns.

              "Fiscal Agency Agreement" means the fiscal agency agreement dated as of _________, 1994 among the Partnership, Corning and the Fiscal Agent pursuant to which the Subordinated Debentures are issued.

              "Fiscal Period" means each calendar month.

              "Fiscal Year" means (i) the period commencing upon the formation of the Partnership and ending on December 31, 1994, and (ii) any subsequent twelve (12) month period commencing on January 1 and ending on December 31.

               "Fitch" means Fitch Investors Service, Inc. or any successor thereto.

              "General Partner" means Corning in its capacity as general partner of the Partnership, its permitted successors, or any successor general partner in the Partnership admitted as such pursuant to the applicable provisions of this Agreement.

              "Guarantee" means the Guarantee Agreement dated as of ______, 1994 of Corning in favor of the Preferred Security Holders with respect to the Preferred Securities.

              "Holder" or "Preferred Security Holder" means a Limited Partner in whose name an LP Certificate representing Preferred
Securities is registered.

              "Indemnified Person" means the General Partner, any
Special General Partner, any Affiliate of the General Partner or any Special General Partner, any officers, directors, shareholders, partners, employees, representatives or agents of the General Partner or any Special General Partner, and any employee or agent of the Partnership or the Special General Partner and their respective Affiliates.

              "Initial Limited Partner" means Corning Finance
Corporation, a Delaware corporation.

              "Interest" means the entire ownership interest of a Partner in the Partnership at any particular time, including, without limitation, its interest in the capital, profits, losses and distributions of the Partnership.

              "Limited Partner" means any Person who is admitted to the Partnership as a Limited Partner pursuant to the terms of this Agreement.

              "Liquidation Distribution" has the meaning set forth in
Section 6.2(f).

              "Liquidator" has the meaning specified in Section 11.3 of this Agreement.

              "LP Certificate" means a certificate substantially in the form attached hereto as Annex A, evidencing the Preferred Securities held by a Limited Partner.

              "Majority or other stated Percentage in Liquidation Preference" means Holder(s) of Preferred Securities who are the record owners of Preferred Securities whose aggregate liquidation preferences represent not less than 50% or not less than such stated percentage of the aggregate liquidation preference of all Preferred Securities then outstanding.

              "Meeting Date" means the earlier of (i) the date of an Exchange Election Meeting called in connection with a Tax Event and
(ii) any date on which the Limited Partners act by written consent with respect to a Tax Event.

              "Moody's" means Moody's Investors Service, Inc. or any successor thereto.

              "Net Income" and "Net Loss", respectively, for any Fiscal Period means the income and loss, respectively, of the Partnership for such Fiscal Period as determined in accordance with the method of accounting followed by the Partnership for federal income tax purposes, including, for all purposes, the net income, if any, from Eligible Investments and any income exempt from tax; provided, however, that any item allocated under Section 4.2 shall be excluded from the computation of Net Income and Net Loss.

              "Notice Date" means the date of a notice of the occurrence of a Tax Event, distributed to the Holders.

              "Original Limited Partnership Agreement" has the meaning set forth in the recitals to this Agreement.

              "Partners" means the General Partner and, if appointed pursuant to Section 6.2(g), any Special General Partner and the Limited Partners, collectively, where no distinction is required by the context in which the term is used.

              "Partnership" means the limited partnership formed under the Act pursuant to the Original Limited Partnership Agreement upon filing of the Certificate, and continued pursuant to this Agreement.

              "Partnership Distribution Account" has the meaning specified in Section 3.6(b) of this Agreement.

              "Person" means any individual, corporation, association, partnership, trust or other entity.

              "Power of Attorney" means the Power of Attorney granted pursuant to Section 13.2.

              "Preferred Securities" means the Interests of Limited Partners represented by one or more LP Certificates and described in
Article VI.

              "Preferred Security Owner" means, with respect to a Book Entry Interest, a Person who is the beneficial owner of such Book Entry Interest, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing
Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency or Clearing Agency Participant).

              "Purchase Price" for any Preferred Security means the amount paid per Preferred Security pursuant to the Underwriting
Agreement.

              "Redemption Price" has the meaning set forth in Section
6.2(d).

              "Rating Agencies" means Fitch, Moody's and S&P.


              "Securities Act" means the Securities Act of 1933, as amended.

              "Special General Partner" means the Person appointed (i) to enforce Preferred Security Holders' rights under the Guarantee, (ii) to enforce the Partnership's rights against Corning under the Subordinated Debentures or (iii) to exercise rights otherwise exercisable by the General Partner to declare and pay distributions on the Preferred
Securities as provided in  Section 6.2(g) of this Agreement.

              "S&P" means Standard & Poor's Ratings Group or any successor thereof.

              "Subordinated Debentures" means the convertible subordinated debentures of Corning issued pursuant to the Fiscal Agency Agreement and sold by Corning to the Partnership in connection with the issuance and sale by the Partnership of the Preferred Securities.

              "Tax Event" means that Corning shall have obtained an opinion of nationally recognized independent tax counsel experienced in such matters to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein after ______, 1994, (b) any amendment to, or change in, an interpretation or application of any such laws or regulations by any legislative body, court, governmental agency or regulatory authority (including the enactment of any legislation and the publication of any judicial decision or regulatory determination) occurring or effective on or after ________, 1994, (c) any interpretation or pronouncement that provides for a position with respect to such laws or regulations that differs from the generally accepted position as of _______, 1994 or (d) any action taken by any governmental agency or regulatory authority, which amendment or change is enacted, promulgated, issued or effective or which interpretation or pronouncement is issued or announced or which action is taken, in each case occurring or effective on or after ______, 1994, there is more than an insubstantial risk that (i) the Partnership is subject to federal income tax with respect to interest received or accrued on the Subordinated Debentures, or (ii) the Partnership is subject to more than a de minimis amount of taxes, duties or other governmental charges.

              "Tax Event Date" has the meaning specified in Section
6.2(b)(v).

              "Tax Matters Partner" means the General Partner designated as such in Section 9.11 hereof.

              "Transfer Agent" means Harris Trust and Savings Bank and its successors and assigns.

              "Treasury Regulations" means the income tax regulations, including temporary regulations, promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

              "Underwriting Agreement" means the Underwriting
Agreement dated _____, 1994, among Corning, the Partnership and the several Underwriters named therein relating to the issuance of the Preferred Securities.

              Section 1.2   Headings.  The headings and subheadings
in this Agreement are included for convenience and identification purposes only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

                              ARTICLE II

                   CONTINUATION OF THE PARTNERSHIP;
              ADMISSION OF PREFERRED SECURITIES HOLDERS;
                 WITHDRAWAL OF INITIAL LIMITED PARTNER

              Section 2.l   Continuation of the Partnership.   The
parties hereto agree to continue the Partnership in accordance with the terms of this Agreement. The General Partner, for itself and as agent for the Limited Partners, shall make every reasonable effort to assure that an amendment to the Certificate of Limited Partnership reflecting this Agreement, and all other certificates and documents, are properly executed and shall accomplish all filing, recording, publishing and other acts necessary or appropriate for compliance with all the requirements for the continuation of the Partnership as a limited partnership under the Act and under all other laws of the State of Delaware or such other jurisdictions in which the General Partner determines that the Partnership may conduct business. The rights and duties of the Partners shall be as provided herein and, subject to the terms hereof, the Act.

              Section 2.2   Name.  The name of the Partnership is
"Corning Delaware, L.P.", as such name may be modified from time to time by the General Partner following written notice to the Limited Partners.

              Section 2.3 Business of the Partnership. The purposes of the Partnership are (a) to issue limited partnership interests in the Partnership in the form of Preferred Securities, and to use substantially all of the proceeds thereof and substantially all of the proceeds from the capital contributed to the Partnership by the General Partner to purchase Subordinated Debentures of Corning, (b) to invest, at all times, at least 1% of the total capital contributed to the Partnership by the Partners in the Eligible Investment Account as provided herein and (c) except as otherwise limited herein, to enter into, make and perform all contracts and other undertakings, and engage in all activities and transactions as the General Partner may reasonably deem necessary or advisable for the carrying out of the foregoing purposes of the Partnership. The Partnership may not conduct any other business or operations except as contemplated by the preceding sentence.

              Section 2.4 Term. The term of the Partnership shall commence upon the filing of the Certificate in the Office of the Secretary of State of the State of Delaware and shall continue until December 31, 2039, unless dissolved before such date in accordance with the provisions of this Agreement.

              Section 2.5 Registered Agent and Office. The Partnership's registered agent and office in Delaware shall be The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. At any time, the General Partner may designate another registered agent and/or registered office.

              Section 2.6 Principal Place of Business. The principal place of business of the Partnership shall be at c/o Corning Incorporated, One Riverfront Plaza, Corning, New York 14831. Upon ten days written notice to the Partners, the General Partner may change the location of the Partnership's principal place of business, provided that such change has no material adverse effect upon any Partner.

              Section 2.7   Name and Business Address of General
Partner.  The name and address of the General Partner are as follows:

              Corning Incorporated
              One Riverfront Plaza
              Corning, New York 14831
              Attention:  Secretary

The General Partner may change its name or business address from time to time, in which event the General Partner shall promptly notify the Limited Partners of any such change.

              Section 2.8 Qualification to Do Business. The General Partner shall cause the Partnership to become qualified, formed or registered under the applicable qualification, fictitious name or similar laws of any jurisdiction in which the Partnership transacts business.

              Section 2.9   Admission of Holders of Preferred
Securities; Withdrawal of Initial Limited Partner.

              (a) Without execution of this Agreement, upon the acquisition of an LP Certificate by a Person, whether by purchase, gift or devise or otherwise, which acquisition shall be deemed to constitute a request by such Person that the books and records of the Partnership reflect such Person's admission as a Limited Partner, such Person shall be admitted to the Partnership as a Limited Partner and shall become bound by this Agreement.

              (b) Following the first admission of a Preferred Security Holder to the Partnership as a Limited Partner, the Initial Limited Partner shall withdraw from the Partnership and shall receive the return of its capital contribution without interest or deduction.

              (c) The name and mailing address of each Partner and the amount contributed by such Partner to the capital of the Partnership shall be listed on the books and records of the Partnership. The General Partner shall be required to update the books and records from time to time as necessary to accurately reflect such information.

                              ARTICLE III

               CAPITAL CONTRIBUTIONS, REPRESENTATION OF
             PREFERRED SECURITY HOLDER'S INTEREST; CAPITAL
ACCOUNTS

              Section 3.1   Capital Contributions.

              (a) The General Partner has, on or prior to the first Closing Date, contributed an aggregate of $______ to the capital of the Partnership. The General Partner shall on or prior to each subsequent Closing Date, make such additional capital contributions as are necessary to maintain its Capital Account balance at an amount equal to at least 21% of the aggregate positive Capital Account balances of all Partners as of the time of each such Closing Date.

              (b) The Initial Limited Partner has, prior to the date hereof, contributed the amount of $50 to the capital of the Partnership, which amount will be returned to the Initial Limited Partner as contemplated by Section 2.9(b).

              (c) On each Closing Date, each Person who acquires a Preferred Security from the Partnership shall, in connection with the acquisition of such Preferred Security, contribute to the capital of the Partnership an amount in cash equal to the Purchase Price for such Preferred Security.

              (d) No Limited Partner shall at any time be required to make any additional capital contributions to the Partnership, except as may be required by law.

              Section 3.2 Preferred Security Holder's Interest Represented by Preferred Securities. A Preferred Security Holder's Interest shall be represented by the L.P. Certificate held by or on behalf of such Holder. Each Preferred Security Holder's respective ownership of Preferred Securities shall be set forth on the books and records of the Partnership. Each Holder hereby agrees that its Interest represented by its L.P. Certificate shall for all purposes be personal property. A Preferred Security Holder shall have no interest in specific Partnership property.

              Section 3.3 Capital Accounts. An individual capital account (a "Capital Account") shall be established and maintained on the books of the Partnership for each Partner in compliance with Treasury Regulation Section l.704-l(b)(2)(iv) and 1.704-2, as amended. Subject to the preceding sentence, each Capital Account will be increased by the amount of the capital contributions (including the Purchase Price) made by, and the Net Income allocated to, such Partner (or predecessor in interest) and reduced by the amount of distributions made by the Partnership, and Net Losses allocated, to the Partner (or predecessor thereof). In addition, a Partner's Capital Account shall be increased or decreased, as the case may be, for any items specifically allocated to such Partner under Section 4.2 of this Agreement, and, to the extent permitted under such Treasury Regulation, the General Partner's Capital Account will be increased to the extent the General Partner pays any costs or expenses of the Partnership directly out of the General Partner's own funds.

              Section 3.4 Interest on Capital Contributions. Except as provided herein, no Partner shall be entitled to interest on or with respect to any capital contribution to the Partnership.

              Section 3.5   Withdrawal and Return of Capital
Contributions. Subject to Section 3.1(b), no Partner shall be entitled to withdraw any part of such Partner's capital contribution to the Partnership. No Partner shall be entitled to receive any distributions from the Partnership, except as provided in this Agreement.

              Section 3.6   Investment of Capital Contributions.

              (a) The General Partner shall establish and maintain in the name of the Partnership an Eligible Investment Account bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Partners. On each Closing Date, the General Partner shall deposit from the proceeds of the aggregate capital contributions received from the Partners an amount equal to at least 1% of such aggregate capital contributions into the Eligible Investment Account. On the first Closing Date, the amount so deposited by the General Partner shall equal $___________.

              (b)    Funds on deposit in the Eligible Investment
Account shall be invested by the General Partner; provided, however, it is understood and agreed that the General Partner shall not be liable for any loss arising from such investment in Eligible Investments; provided further that none of the funds deposited in the Eligible Investment Account shall be invested in an Eligible Investment or Eligible Investments issued by the General Partner or an Affiliate thereof for a period of 5 years following the Closing Date. All such Eligible Investments shall be held by the General Partner for the benefit of the Partnership, provided, however, that on the day preceding each Dividend Payment Date all interest and other investment income (net of losses and investment expenses) on funds on deposit in the Eligible Investment Account shall be deposited into the Partnership account maintained by the Partnership for receipt of income on the Subordinated Debentures as designated pursuant to Section 3.1 of the Fiscal Agency Agreement (the "Partnership Distribution Account") and shall constitute a portion of the Partnership's Net Income eligible for distribution to the Partners. Funds on deposit in the Eligible Investment Account shall be invested in Eligible Investments that will mature prior to the next succeeding Dividend Payment Date.

                              ARTICLE IV

                              ALLOCATIONS

              Section 4.1 Profits and Losses. After giving effect to the special allocations set forth in Section 4.2,

              (a)    the Partnership's Net Income for each Fiscal
Period of the Partnership shall be allocated as follows:

                     (i) First, among Holders, as of the close of business on the record date for such Fiscal Period, an amount of Net Income equal to the excess of (x) the Dividends accrued on each Holder's Preferred Securities from the first Closing Date through and including the close of business on the record date for such Fiscal Period, including any Additional Dividends payable with respect thereto, over (y) the amount of Net Income allocated to each such Holder pursuant to this Section 4.1(a)(i) in all prior Fiscal Periods, including any Additional Dividends payable with respect thereto.

                     (ii)   Second, to each Holder of a Preferred
Security in an amount              equal to the excess of (x) all Net
                                   Losses allocated to each such
                                   Holder from the date of issuance of
                                   the Preferred Security through and
                                   including the close of such Fiscal
                                   Period pursuant to Section 4.1(b)(ii)
                                   over (y) the amount of Net Income
                                   allocated to each such Holder
                                   pursuant to this Section 4.1(a)(ii) in
                                   all prior Fiscal Periods.

                     (iii)  Any remaining Net Income shall be
              allocated to the General Partner.

              (b) The Partnership's Net Loss for any Fiscal Period shall be allocated as follows:

                     (i) First, to the General Partner until the balance of the General Partner's Capital Account is reduced to zero.

                     (ii)   Second, among the Holders in proportion
              to their respective aggregate Capital Account balances, until the Capital Account balances of such Holders are reduced to zero; provided, however, that the General Partner shall make appropriate adjustments in these allocations, in accordance with Section 4.1(c), with respect to any Preferred Securities as to which Net Income has been allocated with respect to Dividends that accrued but were not paid.

                     (iii) Any remaining Net Loss shall be allocated to the General Partner.

              (c) The General Partner shall make such changes to the allocations in Sections 4.1(a) and 4.1(b) as it deems reasonably necessary so that, in the year of the Partnership's liquidation, amounts distributed to the Preferred Security Holders in accordance with Section 11.4(ii) shall equal their Liquidation Distributions.

              Section 4.2   Special Allocations.

              (a) If a Holder delivers an irrevocable notice of conversion ("Notice of Conversion") to the Partnership pursuant to
Section 6.3(b) of this Agreement, income, gain or loss, if any, realized or recognized by the Partnership upon a conversion of Subordinated Debentures into Corning Common Stock pursuant to such Notice of Conversion shall be allocated to the Holder on whose behalf the Partnership converted such Subordinated Debentures.

              (b) If a Holder delivers a Notice of Conversion to the Partnership which instructs the Partnership to convert Subordinated Debentures into Corning Common Stock, such Holder shall be allocated any interest (including original issue discount) accruing on a daily basis on the Subordinated Debentures so converted until the date of such conversion, but only to the extent such interest was not previously allocated to the Partners in a prior Fiscal Period as part of Net Income under Section 4.1(a) of this Agreement.

              (c) After the Tax Event Date, the Net Income allocated to Holders shall be reduced to the extent any Dividends payable to Holders are reduced pursuant to Section 6.2(b)(v) of this Agreement.

              (d) If the Partnership receives a prepayment premium upon a prepayment of some or all of the Subordinated Debentures, income, gain or loss realized or recognized by the Partnership from such prepayment shall be allocated to the Holders whose Preferred Securities are redeemed pursuant to Section 6.2(e) of this Agreement as a result of such prepayment.


              (e)    All expenditures described in Code Section
705(a)(2)(B) that are incurred by, or on behalf of, the Partnership and paid by the General Partner shall be allocated entirely to the General Partner.

              (f) In the event any Holder unexpectedly receives any adjustments, allocations or distributions described in Treasury
Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Partnership Net Income shall be specially allocated to such Holder in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the deficit, if any, in the balance of the Capital Account of such Holder as quickly as possible. This Section 4.2(e) is intended to comply with the qualified income offset provision in Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations.

              (g) For purposes of determining the profits, losses or any other items allocable to any period, profits, losses and any such other items shall be determined on a daily, monthly or other basis, as determined by the General Partner using any method that is permissible under Section 706 of the Code and the Treasury Regulations promulgated thereunder. Unless otherwise required, such profits, losses or other items shall be determined for each Fiscal Period.

              (h) The Partners are aware of the income tax consequences of the allocations made by this Article IV and hereby agree to be bound by the provisions of this Article IV in reporting their shares of Partnership Net Income and Net Loss for U.S. federal income tax purposes.

              (i) Notwithstanding anything to the contrary that may be expressed or implied in this Article IV, the interest of the General Partner in each item of income, gain, loss, deduction and credit will be equal to at least (i) at any time that aggregate capital contributions to the Partnership are equal to or less than $50,000,000, 1% of each such item and (ii) at any time that aggregate capital contributions to the Partnership are greater than $50,000,000, at least 1%, multiplied by a fraction (not exceeding one and not less than 0.2), the numerator of which is $50,000,000 and the denominator of which is the lesser of the aggregate Capital Account balances of the Capital Accounts of all Partners at such time and the aggregate capital contributions to the Partnership of all Partners at such time.

              (j)    The Partners intend that the allocations under
Section 4.1 conform to Treasury Regulation Section 1.704-1(b) and 1.704-2 (including, without limitation, the minimum gain chargeback, chargeback of partner nonrecourse debt minimum gain, qualified income offset and partner nonrecourse debt provisions of such Treasury Regulations), and the General Partner shall make such changes in the allocations under Section 4.1 as it believes are reasonably necessary to meet the requirements of such Treasury Regulations.

              (k) Solely for the purpose of adjusting the Capital Accounts of the Partners, and not for tax purposes, if any property is distributed in kind to any Partner, the difference between its fair market value and its book value at the time of distribution shall be treated as gain or loss recognized by the Partnership and allocated pursuant to the provisions of Section 4.1.

              Section 4.3 Allocations for Income Tax Purposes. The income, gains, losses, deductions and credits of the Partnership shall be allocated in the same manner as the items entering into the computation of Net Income and Net Loss are allocated under Sections 4.1 and 4.2; provided however, that solely for federal, state and local income and franchise tax purposes, but not for book or Capital Account purposes, income, gain, loss and deductions with respect to any property properly carried on the Partnership's books at a value other than the tax basis of such property shall be allocated in a manner determined in the General Partner's discretion, so as to take into account (consistently with Code
Section 704(c) principles) the difference between such property's book value and its tax basis. Notwithstanding anything to the contrary set forth in this Agreement, the General Partner is authorized to modify the allocations of this Section 4.3, and Sections 4.1 and 4.2, if necessary or appropriate, in the General Partner's sole discretion, for the allocations to fairly reflect the economic gain, income or loss to each of the Partners, or as otherwise required by the Code or the Treasury Regulations.

              Section 4.4   Withholding.  The Partnership shall
comply with withholding requirements under federal, state and local law and shall remit amounts withheld to and file required forms with applicable jurisdictions. To the extent that the Partnership is required to withhold and pay over any amounts to any authority with respect to distributions or allocations to any Partner, the amount withheld shall be deemed to be a distribution in the amount of the withholding to the Partner. In the event of any claimed over-withholding, Partners shall be limited to an action against the applicable jurisdiction. If the amount withheld was not withheld from actual distributions, the Partnership may reduce subsequent distributions by the amount of such withholding.
Each Partner agrees to furnish the Partnership with any representations and forms as shall reasonably be requested by the Partnership to assist it in determining the extent of, and in fulfilling, its withholding obligations.


                               ARTICLE V

                      DIVIDENDS AND DISTRIBUTIONS

              Section 5.1 Dividends. Limited Partners shall receive periodic Dividends, if any, redemption payments and liquidation distributions in accordance with the terms of the Preferred Securities set forth in Article VI. Subject to the rights of the Preferred Security Holders, all cash remaining in the Partnership Distribution Account shall be distributed to the General Partner at such time as the General Partner shall determine.

              Section 5.2   Limitations on Distributions.  The
Partnership shall not make a distribution to any Partner on account of such Partner's Interest if such distribution would violate Section 17-607 of the Act or other applicable law.

                              ARTICLE VI

                   ISSUANCE OF PREFERRED SECURITIES

              Section 6.1   General Provisions Regarding Preferred
Securities.

              (a) There is hereby authorized for issuance and sale Preferred Securities having an aggregate liquidation preference not greater than $____ and having the designation, annual Dividend rate, liquidation preference, redemption terms, conversion and exchange rights and other powers, preferences and special rights and limitations set forth in this Article VI. The aggregate liquidation preference of Preferred Securities authorized hereunder shall be reduced 30 days after the first Closing Date to the amount purchased by the Underwriters.

              (b) The payment of Dividends and payments of distributions by the Partnership in liquidation or on redemption in respect of Preferred Securities shall be guaranteed by Corning pursuant to the Guarantee. In the event of an appointment of a Special General Partner pursuant to Section 6.2(g), among other things, to enforce the Guarantee, the Special General Partner may take possession of the Guarantee for such purpose. The Preferred Security Holders, by acceptance of such Preferred Securities, acknowledge and agree to the subordination provisions in, and other terms of, the Guarantee.

              (c)    The proceeds received by the Partnership from the
issuance of    Preferred Securities, together with the proceeds of the
capital contributed by the General Partner pursuant to Section 3.1(a) of this Agreement, but less any amounts deposited by the General Partner in the Eligible Investment Account pursuant to Section 3.6(a), shall be invested by the Partnership in Subordinated Debentures with (i) an aggregate principal amount equal to such aggregate proceeds and (ii) an interest rate at least equal to the Dividend rate of the Preferred Securities.

              (d) The Partnership may not issue any other interests in the Partnership, without the approval of the Holders of not less than 66 2/3% in Liquidation Preference of the Preferred Securities; provided, however, that the Partnership may issue a general partnership interest to the Special General Partner. All Preferred Securities shall rank senior to all other Interests in the Partnership in respect of the right to receive Dividends or other distributions and the right to receive payments out of the assets of the Partnership upon voluntary or involuntary liquidation, dissolution, winding-up or termination of the Partnership. All Preferred Securities redeemed, purchased or otherwise acquired by the Partnership (including Preferred Securities surrendered for conversion or exchange) shall be canceled. The Preferred Securities will be issued in registered form only. Dividends on all Preferred Securities shall be cumulative.

              (e) No Holder shall be entitled as a matter of right to subscribe for or purchase, or have any preemptive right with respect to, any part of any new or additional limited partnership interests, or of securities convertible into any Preferred Securities or other limited partnership interests, whether now or hereafter authorized and whether issued for cash or other consideration or by way of a Dividend.

              (f) Neither Corning nor any Affiliate of Corning shall have the right to vote or give or withhold consent with respect to any Preferred Security owned by it, directly or indirectly, and, for purposes of any matter upon which the Limited Partners may vote or give or withhold consent as provided in this Agreement, Preferred Securities owned by Corning or any Affiliate shall be treated as if they were not outstanding.

              Section 6.2   Preferred Securities.

              (a)    Designation.   The Preferred Securities, liquidation
preference $50 per Preferred Security, are hereby designated as "    %
Convertible Monthly Income Preferred Securities."

              (b) Dividends. (i) Preferred Security Holders shall be entitled to receive, when, as and if declared by the General Partner,
cumulative Dividends at a rate per annum of       % of the stated
liquidation preference of $50 per Preferred Security, calculated on the basis of a 360-day year consisting of 12 months of 30 days each. For any period shorter than a full monthly Dividend period, Dividends will be computed on the basis of the actual number of days elapsed in such period. Dividends shall be payable in United States dollars monthly in arrears on the last day of each calendar month of
each year, commencing         1994.  Such Dividends will accrue
and be cumulative whether or not they have been declared and whether or not there are funds of the Partnership legally available for the payment of Dividends. Dividends on the Preferred Securities shall be cumulative from the first Closing Date. Additional
Dividends upon any Dividend arrearages shall be declared
and paid in order to provide, in effect, monthly compounding on such
Dividend arrearages at a rate of     % per annum compounded monthly
and such Additional Dividends shall accumulate. In the event that any date on which Dividends are payable on the Preferred Securities is not a Business Day, then payment of the Dividend payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding
Business Day, in each case with the same force and effect as if made on such date.

              (ii) Dividends on the Preferred Securities must be declared monthly and paid on the last day of each calendar month (each a "Dividend Payment Date") to the extent that the Partnership has, on such date, (x) funds legally available for the payment of such Dividends and (y) cash on hand sufficient to permit such payments, it being understood that to the extent that funds are not available to pay in full all accumulated and unpaid Dividends, the Partnership may pay partial
Dividends to the extent of funds legally available therefor.   For
purposes of this Section 6.2(b), net interest and investment income from funds on deposit in the Eligible Investment Account that is transferred into the Partnership Distribution Account shall be considered funds available for the payment of Dividends; provided, however, that the principal amount of Eligible Investments shall not be available as distributions as Dividends or otherwise except in connection with a liquidating distribution pursuant to Section 11.4 of this Agreement. Dividends will be payable to the Holders as they appear on the books and records of the Partnership on the relevant record dates, which will be one Business Day prior to the related Dividend Payment Date. In the event of any extended interest payment period with respect to the Subordinated Debentures resulting in the deferral of the payment of Dividends on the Preferred Securities, the General Partner shall notify the Holders as to such extended interest payment period.

              (iii)  The Partnership shall not:

              (A) pay, declare or set aside for payment, any dividends or other distributions on any other Interests in the Partnership; or

              (B) redeem, purchase or otherwise acquire any other Interests in the Partnership;

until, in each case, such time as all accumulated and unpaid Dividends on all of the Preferred Securities, including any Additional Dividends thereon, shall have been paid in full for all Dividend periods terminating on or prior to the date of such payment or the date of such redemption, purchase or acquisition, as the case may be.

              (iv) In the event of an election by the Holder to convert its Preferred Securities into Corning Common Stock pursuant to
Section 6.3 of this Agreement, neither Corning nor the Partnership shall make, or be required to make, any payment, allowance or adjustment with respect to accumulated and unpaid Dividends on such Preferred Securities; provided that Holders of Preferred Securities at the close of business on any record date for the payment of Dividends will be entitled to receive the Dividend payable on such Preferred Securities on the corresponding Dividend Payment Date notwithstanding the conversion of such Preferred Securities into Corning Common Stock following such record date.

              (v) In the case of a Tax Event, Dividends (including any Additional Dividends) accruing and payable after the date (the "Tax Event Date") that is the earlier of (A) the date three months after the Notice Date and (B) the Meeting Date, shall be reduced by the portion of Additional Taxes, if any, after such date that are allocable to Holders
of the Preferred Securities.   For purposes of this Agreement, Additional
Taxes shall be allocated between the General Partner and the Limited Partners (and among the Limited Partners) in accordance with the Partners' respective Interests in the Partnership. Distributions to the General Partner by the Partnership after such date shall be reduced by the amount of Additional Taxes allocable to the General Partner.
Pursuant to Section 9.3(b) of this Agreement, the General Partner shall pay all Additional Taxes imposed on or payable by the Partnership through the Tax Event Date.

              (d) Redemption. (i) The Preferred Securities are redeemable, at the option of the Partnership, in whole or in part from
time to time, on or after         1998, upon not fewer than 35 nor more
than 60 days' prior notice, during the twelve-month periods beginning on _____ in each of the years below, at the following redemption prices (expressed as a percentage of the liquidation preference), plus accumulated and unpaid dividends, whether or not earned or declared (the "Redemption Price"):

Date                        Redemption Price

1998                                  %
1999
2000
2001
2002
2003
2004 and thereafter                100

              (ii)   Upon repayment or prepayment of the
Subordinated Debentures, including as a result of the acceleration of the Subordinated Debentures upon the occurrence of an Event of Default with respect to the Subordinated Debentures, the proceeds from such repayment or prepayment shall be applied to redeem the Preferred Securities at the redemption price of $50 per Preferred Security plus accumulated and unpaid Dividends (whether or not earned or declared) plus Additional Dividends, if any, accrued thereon to the date fixed for redemption, plus, in the case of a redemption as a result of any prepayment of the Subordinated Debentures, any applicable premium.

              (iii) In the event there is a prepayment or repayment of Subordinated Debentures, with a corresponding redemption of Preferred Securities, after the Tax Event Date, then the Redemption Price for any Preferred Security shall be reduced by the amount of any Additional
Taxes attributable to the redemption of the Subordinated Debentures and allocable to the Holders of the Preferred Securities that are redeemed as a result of the prepayment or repayment of the Subordinated
Debentures.

              (e) Redemption Procedures. (i) Notice of any redemption (a "Notice of Redemption") of the Preferred Securities to be redeemed will be given by the Partnership by mail to each record
Holder of Preferred Securities to be redeemed not fewer than 35 nor more than 60 days prior to the date fixed for redemption thereof following the issuance of a notice of prepayment or redemption of the Subordinated Debentures by Corning to the Partnership. For purposes of the calculation of the date of redemption and the dates on which notices are given pursuant to this paragraph (e)(i), a Notice of Redemption shall be deemed to be given on the day such notice is first mailed by first-class mail, postage prepaid, to each Holder of Preferred Securities to be redeemed. Each Notice of Redemption shall be addressed to each Holder of Preferred Securities to be redeemed at the address of the Holder appearing in the books and records of the Partnership. No defect in the Notice of Redemption or in the mailing thereof with respect to any Preferred Security shall affect the validity of the redemption proceedings with respect to any other Preferred Security.

              (ii) In the event that fewer than all the outstanding Preferred Securities are to be redeemed, the Preferred Securities to be redeemed will be selected in accordance with paragraph (e)(iv) hereof. The Partnership may not redeem fewer than all the outstanding
Preferred Securities unless all accumulated and unpaid Dividends, including any Additional Dividends, have been paid in full on all Preferred Securities for all monthly Dividend periods terminating on or prior to the date of redemption.

              (iii) If, following a notice of prepayment of the Subordinated Debentures, the Partnership issues a Notice of Redemption, then, by 12:00 noon, New York time, on the redemption date, Corning will repay to the Partnership an aggregate principal amount of the Subordinated Debentures, which, together with accrued and unpaid interest and any Additional Interest thereon, will be an amount sufficient to pay the applicable Redemption Price, less any amounts retained by the Partnership for the payment of Additional
Taxes pursuant to Section 6.2(d)(iii) of this Agreement. If all of the Preferred Securities are represented by Book-Entry Interests, the Partnership shall irrevocably deposit such funds with the Clearing
Agency and give the Clearing Agency irrevocable instructions and authority to pay the applicable Redemption Price to the Holders of Preferred Securities to be redeemed and otherwise the Partnership may pay the Redemption Price by check. If Notice of Redemption shall have been issued and funds deposited as required or a check deposited in the U.S. mails postage prepaid, then upon the date of such deposit, all rights of the Preferred Security Holders who hold such Preferred Securities so called for redemption will cease, except the right of the Holders of such securities to receive the Redemption Price, but without interest from and after such redemption date. In the event that any date fixed for redemption of Preferred Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the Redemption Price in respect of Preferred Securities is improperly withheld or refused and not paid either by the Partnership or by Corning pursuant to the Guarantee, Dividends on such Preferred Securities (including any Additional Dividends thereon) will continue to accumulate at the then applicable rate, from the original redemption date to the date that the Redemption Price is actually paid.

              (iv) If all of the Preferred Securities are represented by Book-Entry Interests, Notices of Redemption shall be sent to the Clearing Agency. If less than all of the Preferred Securities are being redeemed, Interests to be redeemed shall, if all of the Preferred Securities are represented by Book-Entry Interests, be determined in accordance with the Clearing Agency's practice, which at the date hereof is to determine by lot the amount of Preferred Securities of each Preferred Security Owner that are to be redeemed, and otherwise by such method as the General Partner determines to be fair and reasonable.

              (f) Liquidation Rights. In the event of any voluntary or involuntary liquidation, dissolution, winding-up or termination of the Partnership, the Holders of Preferred Securities at the time outstanding will be entitled to receive out of the assets of the Partnership (including any Eligible Investments or amounts deposited in the Eligible
Investment Account) legally available for distribution to Partners after satisfaction of liabilities of creditors as required by the Act before any distribution of assets is made with respect to any other Interest in the Partnership, an amount equal to the aggregate of the stated liquidation preference of $50 per Preferred Security and accumulated and unpaid Dividends (whether or not earned or declared) to the date of payment, including any Additional Dividends accrued thereon (the "Liquidation Distribution").

              (g)    Voting Rights -- Special General Partner.   (i)  If
(x) the Partnership fails to pay Dividends in full on the Preferred Securities for 15 consecutive months (other than as a result of a determination by Corning to extend the interest payment period of the Subordinated Debentures in accordance with the terms thereof), (y) an Event of Default under the Subordinated Debentures occurs and is continuing or (z) Corning is in default on any of its payment obligations under the Guarantee, then the Holders, upon the affirmative vote of at least a Majority in Liquidation Preference of the Preferred Securities, will be entitled to appoint and authorize a special general partner (the "Special General Partner") to enforce the Partnership's rights as a creditor under the Subordinated Debentures, enforce the rights of the Holders under the Guarantee and to declare and pay Dividends
(including Additional Dividends) on the Preferred Securities. Upon the appointment of a Special General Partner, the Special General Partner shall be authorized, and shall to the extent of legally available funds, declare and pay Dividends (including Additional Dividends) on the Preferred Securities. So long as the appointment of the Special General Partner is effective, the Special General Partner shall manage the business and affairs of the Partnership to the exclusion of the General Partner.

              (ii) In furtherance of the foregoing, and without limiting the powers of any Special General Partner so appointed and for the avoidance of any doubt concerning the powers of the Special
General Partner, any Special General Partner, in its own name and as Special General Partner of the Partnership, may institute a proceeding, including, without limitation, any suit in equity, an action at law or other judicial or administrative proceeding, to enforce the Partnership's rights directly against Corning, or any other obligor in connection with such obligations on behalf of the Partnership, and may prosecute such proceeding to judgment or final decree, and enforce the same against Corning or any other obligor in connection with such obligations and collect, out of the property, wherever situated, of Corning or any such other obligor upon such obligations, the monies adjudged or decreed to be payable in the manner provided by law.

              (iii) For purposes of determining whether the Partnership has failed to pay Dividends in full for 15 consecutive months, Dividends shall be deemed to remain in arrears, notwithstanding any payments in respect thereof, until full cumulative Dividends have been or contemporaneously are declared and paid with respect to all monthly Dividend periods terminating on or prior to the date of payment of such full cumulative Dividends. Not later than 30 days after such right to appoint a Special General Partner arises, the General Partner will convene a meeting to elect a Special General Partner. If the General Partner fails to convene such meeting within such 30-day period, the Holders of not less than 10% in Liquidation Preference of the Preferred Securities will be entitled to convene such meeting. The provisions of Section 12.3 relating to the convening and conduct of meetings of the Partners will apply with respect to any such meeting. Any Special General Partner so appointed shall vacate office immediately if the Partnership (or Corning pursuant to the Guarantee) shall have paid in full all accumulated and unpaid Dividends (including any Additional Dividends) on the Preferred Securities or such Event of Default or default, as the case may be, shall have been cured.

              (h) Voting Rights -- Certain Amendments. (i) If any proposed amendment of this Agreement provides for, or the General
Partner otherwise proposes to effect, (x) any action that would materially adversely affect the powers, preferences or rights of the Preferred Securities, whether by way of amendment of this Agreement or otherwise or (y) the liquidation, dissolution, winding-up or termination of the Partnership (other than in connection with the exchange of Corning Preferred Stock for all of the Preferred Securities upon the occurrence of an Exchange Event), then the Holders of outstanding Preferred Securities will be entitled to vote on such amendment or action of the General Partner (but not on any other amendment or action) and such amendment or action shall not be effective except with the approval of Holders of not less than 66 2/3% in Liquidation Preference of the Preferred Securities; provided, however, that no such approval shall be required if the liquidation, dissolution, winding-up or termination of the Partnership is proposed or initiated pursuant to Section 11.2 hereof.

              (ii) Any required approval of Holders may be given at a separate meeting of such Holders convened for such purpose or pursuant to written consent. The Partnership will cause a notice of any meeting at which Holders are entitled to vote, or of any matter upon which action by written consent of such Holders is to be taken, to be mailed to each Holder. Each such notice will include a statement setting forth (x) the date of such meeting or the date by which such action is to be taken, (y) a description of any matter on which such Holders are entitled to vote or upon which written consent is sought and
(z) instructions for the delivery of proxies or consents. No vote or consent of the Holders will be required for the Partnership to redeem and cancel Preferred Securities in accordance with this Agreement.

              (iii) Except as provided in this Section 6.2, Holders shall have no voting rights, and the Holders may not remove the General Partner.

              Section 6.3.  Conversion Rights of Preferred Securities.
The Holders of Preferred Securities shall have the right, at their option, to cause the Partnership to convert the Subordinated Debentures into shares of Corning Common Stock and to have the Partnership distribute such Corning Common Stock to the converting Holder in exchange for such Holder's Preferred Securities at any time on and subject to the following terms and conditions:

              (a) The Preferred Securities will be convertible at the office of the Transfer Agent for the Partnership and at such other office or offices, if any, as the General Partner may designate, into Corning Common Stock by directing the Partnership to convert Subordinated Debentures on the basis of one Preferred Security per $50 principal amount of Subordinated Debentures, which amount of Subordinated Debentures shall then be converted into _____ shares of Corning
Common Stock (which is equivalent to a conversion price of $___ per share of Corning Common Stock), subject to certain adjustments set forth in the terms of the Subordinated Debentures.

              (b) In order to convert Preferred Securities into Corning Common Stock through the Partnership, the Holder of such Preferred Securities shall deliver an irrevocable Notice of Conversion to the Partnership at the office referred to above setting forth the number of Preferred Securities to be converted and the name or names in which the shares of Corning Common Stock should be issued. Upon receipt of such notice, the Partnership shall notify Corning of its election to convert a principal amount of Subordinated Debentures equal to the aggregate stated liquidation preferences of the Preferred Securities (exclusive of any Dividends, including Additional Dividends) specified in such notice into shares of Corning Common Stock.  Holders of
Preferred Securities at the close of business on a dividend payment record date will be entitled to receive the Dividend payable on such securities on the corresponding Dividend Payment Date notwithstanding the conversion of such Preferred Securities following such dividend payment record date. Except as provided above, no payment, allowance or adjustment shall be made by the Partnership or Corning upon any conversion on account of any accumulated and unpaid Dividends accrued on the Preferred Securities (including any Additional Dividends accrued thereon) surrendered for conversion, or on account of any accumulated and unpaid dividends on the shares of Corning Common
Stock issued upon such conversion.  Preferred Securities shall be deemed to have been converted immediately prior to the close of business on the day on which Notice of Conversion is delivered in accordance with the foregoing provision (the "conversion date"). The Person or Persons entitled to receive the Corning Common Stock issuable upon conversion of the Subordinated Debentures shall be treated for all purposes as the record holder or holders of such Corning
Common Stock at such time.   As promptly as practicable on or after
the conversion date, Corning shall issue and deliver at said office a certificate or certificates for the number of full shares of Corning Common Stock issuable upon such conversion, together with the cash payment, if any, in lieu of any fraction of any share to the Person or Persons entitled to receive the same, unless otherwise directed by the Holder in the notice of conversion and the Partnership shall cause such certificate or certificates to be distributed to the converting Holders.

              (c) Preferred Securities that have been called for redemption will not be convertible after the close of business on the second calendar day preceding the date fixed for redemption, unless the Partnership defaults in making payment of the amount payable upon such redemption. Conversion rights will terminate upon the making of an Exchange Election referred to in Section 6.4.

              (d) No fractional shares of Corning Common Stock will be issued as a result of conversion, but in lieu thereof, such fractional interest will be paid in cash by Corning to the Partnership, which in turn will make such payment to the Holder or Holders of Preferred Securities so converted.

              (e) Each share of Corning Common Stock issuable upon conversion as contemplated by this Section 6.3 shall be issued with one right to purchase Series A Junior Participating Preferred Stock of Corning (or other securities in lieu thereof) pursuant to the Amended Rights Agreement, dated as of October 4, 1989 (the "Rights
Agreement"), between Corning and Harris Trust and Savings Bank, as Rights Agent, as such Rights Agreement may from time to time be amended, or any similar rights issued to holders of Corning Common
Stock in addition thereto or in replacement therefor (such rights, together with any additional or replacement rights, being collectively referred to as the "Rights"), whether or not such Rights shall be exercisable at such time, but only if such Rights are issued and outstanding and held by other holders of Corning Common Stock (or are evidenced by outstanding share certificates representing Corning Common Stock) at such time and have not expired or been redeemed.

              (f) Corning shall at all times reserve and keep available out of its authorized and unissued Corning Common Stock, solely for issuance upon the conversion of the Subordinated Debentures, free from any preemptive or other similar rights, such number of shares of Corning Common Stock as shall from time to time be issuable upon the conversion of all the Subordinated Debentures then outstanding. Notwithstanding the foregoing, Corning shall be entitled to deliver upon conversion of Subordinated Debentures, shares of Corning Common
Stock reacquired and held in the treasury of Corning (in lieu of the issuance of authorized and unissued shares of Corning Common Stock), so long as any such treasury shares are free and clear of all liens, charges, security interests or encumbrances. Any shares of Corning Common stock issued upon conversion of the Subordinated Debentures shall be duly authorized, validly issued and fully paid and non-assessable. The Partnership shall deliver the shares of Corning
Common Stock received upon conversion of the Subordinated
Debentures to the converting Holder free and clear of all liens, charges, security interests and encumbrances, except for United States withholding taxes. Each of Corning and the Partnership shall prepare and shall use its best efforts to obtain and keep in force such governmental or regulatory permits or other authorizations as may be required by law, and shall comply with all applicable requirements as to registration or qualification of the Corning Common Stock (and all requirements to list the Corning Common Stock issuable upon conversion of Subordinated Debentures that are at the time applicable), in order to enable Corning to lawfully issue Corning Common Stock to the Partnership upon conversion of the Subordinated Debentures and the Partnership to lawfully deliver the Corning Common Stock to each Holder upon conversion of the Preferred Securities.

              (g) Corning will pay any and all taxes that may be payable in respect of the issue or delivery of shares of Corning
Common Stock on conversion of Subordinated debentures and the delivery of the shares of Corning Common Stock by the Partnership upon conversion of the Preferred Securities. Corning shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Corning Common Stock in a name other than that in which the Preferred
Securities so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Partnership the amount of any such tax, or has established to the satisfaction of the Partnership that such tax has been paid.

              (h) If Corning Common Stock is distributed by the Partnership to the Holders after the Tax Event Date, the amount so distributable shall be reduced by the amount of Additional Taxes imposed on or payable by the Partnership as a result of such distribution.

              (i) Nothing in Section 6.3(g) shall limit the requirement of the Partnership to withhold taxes pursuant to Section 4.4 or otherwise require the General Partner or the Partnership to pay any amounts on account of such withholdings.




              Section 6.4   Optional Exchange for Corning Preferred
Stock.

              (a) Upon the occurrence of an Exchange Event, the Holders of a Majority in Liquidation Preference of the Preferred
Securities, voting as a class or by written consent, may, at their option, cause the Partnership to exchange all (but not less than all) of the Subordinated Debentures for Corning Preferred Stock at the Exchange
Price for shares of Corning Preferred Stock and distribute such stock to the Holders in exchange for their Preferred Securities.

              (b)    The following events are "Exchange Events":

              (i) the failure of Holders to receive, for 15 consecutive months, the full amount of Dividends on the Preferred Securities; or

              (ii)   a Tax Event.

              (c) As soon as practicable, but in no event later than 30 days after the occurrence of an Exchange Event, the General Partner shall convene a general meeting of the Holders (an "Exchange Election Meeting") for the purpose of acting on the matter of whether to cause the Partnership to exchange all of the Subordinated Debentures for the Corning Preferred Stock. If the General Partner fails to convene such Exchange Election Meeting within such 30-day period, the Holders of not less than 10% in Liquidation Preference of the Preferred Securities will be entitled to convene such Exchange Election Meeting. Upon the affirmative vote of the Holders of a Majority in Liquidation Preference of the Preferred Securities at an Exchange Election Meeting or, in the absence of such meeting, upon receipt by the Partnership of a written consent signed by the Holders of a Majority in Liquidation Preference of the Preferred Securities, an election to exchange all outstanding Preferred Securities on the basis described above (an "Exchange Election") will be deemed to have been made. In the case of a Tax Event, the Partnership will continue to pay Dividends on the Preferred Securities without adjustment for Additional Taxes until the earlier of
(i) the date that is three months after the Notice Date and (ii) the Meeting Date; provided, however, that thereafter Dividends on the Preferred Securities shall be reduced by an amount equal to the Holders' allocable share of Additional Taxes.

              Holders, by becoming a party to this Agreement pursuant to Section 2.9 of this Agreement, will be deemed to have agreed to be bound by these optional exchange provisions in regard to the exchange of Preferred Securities for Corning Preferred Stock pursuant to the terms described above.

              (d) Corning shall at all times reserve and keep available out of its authorized and unissued Corning Preferred Stock, solely for issuance upon the exchange of Subordinated Debentures, free from any preemptive or other similar rights, such number of shares of Corning Preferred Stock as shall from time to time be issuable upon the exchange of all the Subordinated Debentures then outstanding. Each of Corning and the Partnership shall prepare and shall use its best efforts to obtain and keep in force such governmental or regulatory permits or other authorizations as may be required by law, and shall comply with all applicable requirements as to registration or qualification of the Corning Preferred Stock in order to enable Corning to lawfully issue the Corning Preferred Stock upon exchange of the Subordinated Debentures and the Partnership to lawfully deliver Corning Preferred Stock upon exchange of the Preferred Securities. All shares of Corning Preferred Stock issued upon conversion of the Subordinated Debentures shall be duly authorized, validly issued and fully paid and non-assessable and the terms of the Corning Preferred Stock shall be valid and binding on Corning. The Partnership shall deliver the shares of Corning Preferred Stock received upon exchange of the Preferred Securities to the exchanging Holder, free and clear of all liens, charges, security interests and encumbrances.

              (e) Corning will pay any and all taxes that may be payable in respect of the issue or delivery of shares of Corning Preferred Stock upon exchange of the Subordinated Debentures and the delivery of the shares of Corning Preferred Stock by the Partnership upon exchange of the Preferred Securities. Corning shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of Corning Preferred Stock in a name other than that in which Preferred Securities so exchanged were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Partnership the amount of any such tax, or has established to the satisfaction of the Partnership that such tax has been paid.

              (f) Preferred Securities shall be deemed to have been exchanged immediately prior to the close of business on the day on which the Exchange Election is made. The Person or Persons entitled to receive the Corning Preferred Stock issuable upon exchange of the Preferred Securities shall be treated for all purposes as the record holder or holders of such Corning Preferred Stock at such time. As promptly as practicable on or after the date on which the Exchange Election is made, Corning shall issue and deliver to the Partnership for distribution to the Persons entitled thereto, a certificate or certificates for the number of full shares of Corning Preferred Stock issuable upon such exchange and the Partnership shall promptly distribute such certificates to the Persons entitled thereto.

              (g) The terms of the Corning Preferred Stock exchanged for the Preferred Securities shall provide that all accumulated and unpaid Dividends (including any Additional Dividends thereon) that are not paid by the Partnership or Corning pursuant to the Guarantee shall be treated as accumulated and unpaid dividends on such Corning Preferred Stock.

              (h) If Corning Preferred Stock is distributed by the Partnership to the Holders after the Tax Event Date, the amount so distributable shall be reduced by the amount of Additional Taxes imposed on or payable by the Partnership as a result of such distribution.

              (i) Nothing in Section 6.4(e) shall limit the requirement of the Partnership to withhold taxes pursuant to Section 4.4 or otherwise require the General Partner or the Partnership to pay any amounts on account of such withholdings.

                              ARTICLE VII

                 BOOKS OF ACCOUNT, RECORDS AND REPORTS

              Section 7.1   Books and Records.

              (a) Proper and complete records and books of account of the Partnership shall be kept by the General Partner in which shall be entered fully and accurately all transactions and other matters relative to the Partnership's business as are usually entered into records and books of account maintained by Persons engaged in businesses of a like character, including a Capital Account for each Partner. The books and records of the Partnership, together with a certified copy of this Agreement and of the Certificate, shall at all times be maintained at the principal office of the General Partner and shall be open to the inspection and examination of the Partners or their duly authorized representatives for a proper purpose during reasonable business hours.

              (b) The General Partner may, for such period of time that the General Partner deems reasonable, keep confidential from the Partners any information with respect to the Partnership the disclosure of which the General Partner reasonably believes is not in the best interests of the Partnership or is adverse to the interests of the Partnership or which the Partnership or the General Partner is required by law or by an agreement with any Person to keep confidential.

              (c) Within three months after the close of each Fiscal Year, the General Partner shall transmit to each Partner, a statement indicating such Partner's share of each item of Partnership income, gain, loss, deduction or credit for such Fiscal Year for federal income tax purposes.

              Section 7.2   Accounting Method.  For both financial
and tax reporting purposes and for purposes of determining profits and losses, the books and records of the Partnership shall be kept on the accrual method of accounting applied in a consistent manner and shall reflect all Partnership transactions and be appropriate and adequate for the Partnership's business.

              Section 7.3 Annual Audit. As soon as practical after the end of each Fiscal Year, but not later than 90 days after such end, the financial statements of the Partnership shall be audited by a firm of independent certified public accountants selected by the General Partner, and such financial statements shall be accompanied by a report of such accountants containing their opinion. The cost of such audits will be an expense of the Partnership.


                             ARTICLE VIII

                       POWERS, RIGHTS AND DUTIES
                        OF THE LIMITED PARTNERS

              Section 8.1 Limitations. Other than as set forth in this Agreement, the Limited Partners shall not participate in the management or control of the Partnership's business, property or other assets nor shall the Limited Partners transact any business for the Partnership, nor shall the Limited Partners have the power to act for or bind the Partnership, said powers being vested solely and exclusively in the General Partner (and, upon appointment, the Special General Partner). Except for shares of Corning Common Stock or Corning Preferred
Stock deliverable upon conversion or exchange of the Preferred Securities, the Limited Partners shall have no interest in the properties or assets of the General Partner, or any equity therein, or in any proceeds of any sales thereof (which sales shall not be restricted in any respect by virtue of acquiring or owning an Interest in the Partnership).

              Section 8.2 Liability. Subject to the provisions of the Act, no Limited Partner shall be liable for the repayment, satisfaction or discharge of any debts or other obligations of the Partnership in excess of the Capital Account balance of such Limited Partner.

              Section 8.3 Priority. No Limited Partner shall have priority over any other Limited Partner as to Partnership allocations or distributions.


                              ARTICLE IX

                       POWERS, RIGHTS AND DUTIES
                        OF THE GENERAL PARTNER

              Section 9.1 Authority. Subject to the limitations provided in this Agreement, the General Partner or, upon appointment pursuant to Section 6.2(g), the Special General Partner, shall have exclusive and complete authority and discretion to manage the operations and affairs of the Partnership and to make all decisions regarding the business of the Partnership. Any action taken by the General Partner or, upon appointment pursuant to Section 6.2(g), the Special General Partner, shall constitute the act of and serve to bind the Partnership. In dealing with the General Partner or, upon appointment pursuant to Section 6.2(g), the Special General Partner, acting on behalf of the Partnership no Person shall be required to inquire into the authority of the General Partner or, upon appointment pursuant to
Section 6.2(g), the Special General Partner, to bind the Partnership. Persons dealing with the Partnership are entitled to rely conclusively on the power and authority of the General Partner or, upon appointment pursuant to Section 6.2(g), the Special General Partner, as set forth in this Agreement.

              Section 9.2   Powers and Duties of General Partner.
Except as otherwise specifically provided herein, the General Partner (or, upon appointment pursuant to Section 6.2(g), the Special General Partner), shall have all rights and powers of a general partner under the Act, and shall have all authority, rights and powers in the management of the Partnership business to do any and all other acts and things necessary, proper, convenient or advisable to effectuate the purposes of this Agreement, including by way of illustration but not by way of limitation, the following:

              (a) to secure the necessary goods and services required in performing the General Partner's duties for the Partnership;

              (b) to exercise all powers of the Partnership, on behalf of the Partnership, in connection with enforcing the Partnership's rights under the Subordinated Debentures and the Guarantee;

              (c) to issue Preferred Securities and to admit Limited Partners in connection therewith in accordance with this Agreement;

              (d) to act as registrar and transfer agent for the Preferred Securities or designate an entity to act as registrar and transfer agent;

              (e) to establish a record date with respect to all actions to be taken hereunder that require a record date be established, including with respect to Dividends and voting rights and to make determinations as to the payment of Dividends, and make or cause to be made all other required payments to Holders and to the General Partner;

              (f) to open, maintain and close bank accounts and to draw checks and other orders for the payment of money;

              (g) to bring or defend, pay, collect, compromise, arbitrate, resort to legal action, or otherwise adjust claims or demands of or against the Partnership;

              (h) to deposit, withdraw, invest, pay, retain and distribute the Partnership's funds in a manner consistent with the provisions of this Agreement;

              (i) to take all action which may be necessary or appropriate for the preservation and the continuation of the Partnership's valid existence, rights, franchises and privileges as a limited partnership under the laws of the State of Delaware and of each other jurisdiction in which such existence is necessary to protect the limited liability of the Limited Partner or to enable the Partnership to conduct the business in which it is engaged;

              (j) to cause the Partnership to enter into and perform, on behalf of the Partnership, the Underwriting Agreement and to cause the Partnership to purchase the Subordinated Debentures without any further act, vote or approval of any Partner; and

              (k) to execute and deliver any and all documents or instruments, perform all duties and powers and do all things for and on behalf of the Partnership in all matters necessary or desirable or incidental to the foregoing.

              Section 9.3   Expenses Payable by General Partner.

              (a) The General Partner hereby agrees to pay to each Person or entity to whom the Partnership is now or hereafter becomes indebted or liable (including, without limitation, payment obligations arising under Sections 7.3, 9.5 and 9.7 of this Agreement and those in respect of certain Additional Taxes as provided in clause (b) below, but excluding payment obligations of Corning or the Partnership to Holders of the Preferred Securities in such Holders' capacities as Holders of such Preferred Securities, such obligations being separately guaranteed under the Guarantee) (the "Beneficiaries") the full payment of such indebtedness and liabilities, when and as due. This agreement is intended to be for the benefit of and to be enforceable by all such Beneficiaries whether or not such Beneficiaries have received notice hereof.

              (b) The General Partner will pay any and all Additional Taxes, liabilities, costs and expenses with respect to such Additional Taxes of the Partnership for the period from the formation of the Partnership through the Tax Event Date. Thereafter, the Partnership shall pay any Additional Taxes.

              Section 9.4 Liability. Except as expressly set forth in this Agreement, (a) the General Partner shall not be personally liable for the return of any portion of the capital contributions (or any return thereon) of the Limited Partners; (b) the return of such capital contributions (or any return thereon) shall be made solely from assets of the Partnership; and (c) the General Partner shall not be required to pay to the Partnership or to any Limited Partner any deficit in any Limited Partner's Capital Account upon dissolution or otherwise. Other than as provided in Sections 6.3 and 6.4 of this Agreement or under the Act, no Limited Partner shall have the right to demand or receive property other than cash for its respective Interest in the Partnership.

              Section 9.5   Exculpation.

              (a) No Indemnified Person, other than the General Partner, shall be liable, responsible or accountable in damages or otherwise to the Partnership or any Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Partnership and in a manner reasonably believed to be within the scope of the authority conferred on such Indemnified Person by this Agreement or by law except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's bad faith recklessness or willful misconduct.

              (b) An Indemnified Person shall be fully protected in relying in good faith upon the records of the Partnership and upon such information, opinions, reports or statements presented to the Partnership by any Person as to matters the Indemnified Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Partnership, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which distributions to Partners might properly be paid.

              Section 9.6   Fiduciary Duty.

              (a) To the extent that, at law or in equity, an Indemnified Person has duties (including fiduciary duties) and liabilities relating thereto to the Partnership or to any other Covered Person, an Indemnified Person acting under this Agreement shall not be liable to the Partnership or to any other Covered Person for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of an Indemnified Person otherwise existing at law or in equity, are agreed by the parties hereto to replace such other duties and liabilities of such Indemnified Person.

              (b) Unless otherwise expressly provided herein, (i) whenever a conflict of interest exists or arises between Covered
Persons, or (ii) whenever this Agreement or any other agreement contemplated herein or therein provides that an Indemnified Person shall act in a manner that is, or provides terms that are, fair and reasonable to the Partnership or any Partner, the Indemnified Person shall resolve such conflict of interest, taking such action or providing such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the Indemnified Person, the resolution, action or terms so made, taken or provided by the Indemnified Person shall not constitute a breach of this Agreement or any other agreement contemplated herein or of any duty or obligation of the Indemnified Person at law or in equity or otherwise.

              (c)    Whenever in this Agreement an Indemnified
Person is permitted or required to make a decision (i) in its "discretion" or under a grant of similar authority, the Indemnified Person shall be entitled to consider only such interests and factors as it desires, including its own interests, and shall have no duty or obligation to give any consideration to any interest of, or factors affecting, the Partnership or any other Person, or (ii) in its "good faith" or under another express standard, the Indemnified Person shall act under such express standard and shall not be subject to any other or different standard imposed by this Agreement or other applicable law.

              Section 9.7   Indemnification.

              (a) To the fullest extent permitted by applicable law, the Partnership shall indemnify and hold harmless each Indemnified
Person from and against any loss, damage or claim incurred by such Indemnified Person by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Partnership and in a manner reasonably believed to be within the scope of authority conferred on such Indemnified Person by this Agreement, except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified
Person by reason of gross negligence or willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under this Section 9.7 shall be provided out of and to the extent of Partnership assets only, and no Covered Person shall have any personal liability on account thereof.

              (b) To the fullest extent permitted by applicable law, expenses (including legal fees) incurred by an Indemnified Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Partnership prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Partnership of an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified as authorized in
Section 9.7(a).

              Section 9.8   Investment Company or Tax Actions.  The
General Partner is authorized and directed to conduct its affairs and to operate the Partnership in such a way that the Partnership would not be deemed to be an "investment company" required to be registered under the Investment Company Act of 1940 (the "1940 Act") or taxed as a corporation for federal income tax purposes and so that the Subordinated Debentures will be treated as indebtedness of Corning for federal income tax purposes . In this connection, the General Partner is authorized to take any action not inconsistent with applicable law or this Agreement, and that does not materially and adversely affect the interests of Holders, that the General Partner determines in its discretion to be necessary or desirable for such purposes.

              Section 9.9   Outside Businesses.  Any Partner or
Affiliate thereof may engage in or possess an interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Partnership, and the Partnership and the Partners shall have no rights by virtue of this Agreement in and to such independent ventures or the income or profits derived therefrom and the pursuit of any such venture, even if competitive with the business of the Partnership, shall not be deemed wrongful or improper. No Partner or Affiliate thereof shall be obligated to present any particular investment opportunity to the Partnership even if such opportunity is of a character that, if presented to the Partnership, could be taken by the Partnership, and any Partner or Affiliate thereof shall have the right to take for its own account (individually or as a partner or fiduciary) or to recommend to others any such particular investment opportunity.

              Section 9.10 Limits on General Partner's Powers. (a) Anything in this Agreement to the contrary notwithstanding, the General Partner (or, upon appointment pursuant to Section 6.2(g), the Special General Partner) shall not cause or permit the Partnership to

              (i) acquire any assets other than as expressly provided herein;

              (ii) do any act which would make it impractical or impossible to carry on the ordinary business of the Partnership;

              (iii) possess Partnership property for other than a Partnership purpose;

              (iv) admit a Person as a Partner, except as expressly provided in this Agreement;

              (v) make any loans to the General Partner or its Affiliates, other than loans represented by the Subordinated Debentures;

              (vi) perform any act that would subject any Limited Partner to liability as a general partner in any jurisdiction;

              (vii) engage in any activity that is not consistent with the purposes of the Partnership, as set forth in Section 2.3;

              (viii) without the written consent of not less than 66
       2/3% in Liquidation Preference of the Preferred Securities have an order for relief entered with respect to the Partnership or commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of the Partnership's property, or make any assignment for the benefit of creditors of the Partnership; or

              (ix)   borrow money or become liable for the
       borrowings of any third party or to engage in any financial or other trade or business.

              (b) So long as the Subordinated Debentures are held by the Partnership, the General Partner shall not:

              (i) direct the time, method and place of conducting any proceeding for any remedy available to the Special General Partner, or exercising any trust or power conferred on the Special General Partner with respect to the Subordinated Debentures,

              (ii) waive any past default which is waivable under the Subordinated Debentures,

               (iii) exercise any right to rescind or annul a declaration that the principal of all the Subordinated Debentures shall be due and payable,

              (iv) consent to any amendment, modification or termination of the Fiscal Agency Agreement or the Subordinated Debentures without, in each case, obtaining the prior approval of the Holders of not less than 66 2/3% in Liquidation Preference of the Preferred Securities, provided, however, that where a consent under the Subordinated Debentures would require the consent of each holder of Subordinated Debentures affected thereby, no such consent shall be given by the General Partner without the prior consent of each Holder of Preferred Securities.


              (c) The General Partner shall not revoke any action previously authorized or approved by the Special General Partner or by a vote of Holders without the approval of the Holders of not less than 66 2/3% in Liquidation Preference of the Preferred Securities. The
General Partner shall notify all Holders of any notice of default received from the Fiscal Agent with respect to the Subordinated Debentures.

              Section 9.11  Tax Matters Partner.

              (a) For purposes of Code Section 6231(a)(7), the "Tax Matters Partner" shall be the General Partner as long as it remains the general partner of the Partnership. The Tax Matters Partner shall keep the Limited Partners fully informed of any inquiry, examination or proceeding.

              (b) The General Partner shall not make an election in accordance with Section 754 of the Code.

              (c) The General Partner and the Preferred Security Holders acknowledge that they intend, for U.S. federal income tax purposes, that the Partnership shall be treated as a partnership and that the General Partner and the Preferred Security Holders shall be treated as Partners of such Partnership for such purposes.

              (d) The General Partner shall retain, at the expense of the Partnership and at its sole discretion, a nationally recognized firm of certified public accountants which shall prepare all federal, state, local or other tax returns (including information returns) of the Partnership, as required by law, and the Schedule K-1's or any successor or similar forms or schedules required by law.

              Section 9.12    Consolidation, Merger or Sale of Assets.


              (a) Corning may not merge or consolidate with or into another entity or permit another entity to merge or consolidate with or into, or sell, transfer or lease all or substantially all of its assets to another entity (each such event, a "Transaction") unless (i) at the time of such Transaction, no Event of Default (as defined in the Fiscal
Agency Agreement) shall have occurred and be continuing, or would occur as a result of such Transaction, (ii) the survivor of such merger or consolidation or the entity to which Corning's assets are sold, transferred or leased is an entity organized under the laws of the United States or any state thereof, such entity becomes a party to this Agreement and becomes the General Partner, assumes all of Corning's obligations under this Agreement, and has a net worth equal to at least
10% of the total capital contributions made by the Partners to the Partnership, (iii) prior to such Transaction, Corning obtains an opinion of nationally recognized independent counsel experienced in such matters to the effect that the Partnership will continue to be taxable as a partnership for federal income tax purposes after such Transaction and
(iv) in the case of any sale, transfer or lease of all or substantially all of Corning's assets that includes Corning's Interest in the Partnership, Corning has obtained the consent of the Holders of not less than 66
2/3% in the Liquidation Preference of the Preferred Securities to the sale, transfer or lease of its Interest in the Partnership .

              (b) In addition, the General Partner shall not cause or allow the Partnership to enter into a Transaction, except as described below and as permitted or required under Section 11.3 of this Agreement. The Partnership may, for purposes of changing its state of domicile in order to avoid a Tax Event or 1940 Act consequences adverse to Corning, itself or the Holders, without the consent of the Holders, merge or consolidate with or into a limited partnership or trust organized as such under the laws of any state of the United States of America; provided, that (i) such successor entity either (x) expressly assumes all of the obligations of the Partnership under the Preferred Securities or (y) substitutes for the Preferred Securities other securities having substantially the same terms as the Preferred Securities (the "Successor Securities") so long as the Successor Securities rank, with respect to participation in the profits or assets of the successor entity, at least as high as the Preferred Securities rank, with respect to participation in the profits or assets of the Partnership, (ii) Corning expressly acknowledges such successor entity as the holder of the Subordinated Debentures, (iii) such Transaction does not cause the Preferred Securities (or the Successor Securities) to be delisted by any national securities exchange or other organization on which the Preferred Securities are then listed, (iv) such Transaction does not cause the Preferred Securities (or the Successor Securities) to be downgraded by any nationally recognized statistical rating organization, as that term is defined by the Securities and Exchange Commission for purposes of Rule 436(g) (2) under the Securities Act, (v) such Transaction does not adversely affect the powers, preferences and other special rights of Holders of Preferred Securities (including Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in the new entity), (vi) prior to such Transaction, Corning has received an opinion of nationally recognized independent counsel to the Partnership experienced in such matters to the effect that (x) such successor entity will be treated as a partnership for federal income tax purposes, (y) following such Transaction, Corning and such successor entity will be in compliance with the 1940 Act without registering thereunder as an investment company and (z) such Transaction will not adversely affect the limited liability of the Holders.


                               ARTICLE X

                  TRANSFERS OF INTERESTS BY PARTNERS

              Section 10.1  Transfer of Interests.

              (a) Preferred Securities shall be freely transferable by a Holder.

              (b) Except as provided in the succeeding sentence, the General Partner may not assign or transfer its Interest in the Partnership in whole or in part unless, prior to such assignment or transfer, the General Partner has obtained the consent of the Holders of not less than 66 2/3% in Liquidation preference of the Preferred Securities. The General Partner may assign or transfer its interest in the Partnership without such consent only to an entity that is the survivor of a merger or consolidation of the General Partner in a transaction that meets the requirements of Section 9.12(a). "Permitted Successor" shall mean an entity that is an assignee or transferee of the Interest of the General Partner as permitted by this Section 10.1(b).

              (c) Except as provided above, no Interest shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Agreement. Any transfer or purported transfer of any Interest not made in accordance with this Agreement shall be null and void.

              Section 10.2 Transfer of LP Certificates. The General Partner shall provide for the registration of LP Certificates and of transfers of LP Certificates. Upon surrender for registration of transfer of any LP Certificate, the General Partner shall cause one or more new
LP Certificates to be issued in the name of the designated transferee or transferees. Every LP Certificate surrendered for registration of transfer shall be accompanied by a written instrument of transfer in form satisfactory to the General Partner duly executed by the Preferred
Security Holder or his or her attorney duly authorized in writing.  Each
LP Certificate surrendered for registration of transfer shall be canceled by the General Partner. A transferee of an LP Certificate shall be admitted to the Partnership as a Limited Partner and shall be entitled to the rights and subject to the obligations of a Preferred Security Holder hereunder upon the receipt by a transferee of an LP Certificate.

              Section 10.3  Persons Deemed Preferred Security
Holders. The Partnership may treat the Person in whose name any LP Certificate shall be registered on the books and records of the Partnership as the sole holder of such LP Certificate and of the Preferred Securities represented by such LP Certificate for purposes of receiving Dividends and for all other purposes whatsoever and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such LP Certificate or in the Preferred Securities represented by such LP Certificate on the part of any other Person, whether or not the Partnership shall have actual or other notice thereof.

              Section 10.4 Book Entry Interests. The LP Certificates, on original issuance, will be issued in the form of a global LP Certificate or LP Certificates representing the Book Entry Interests, to be delivered to DTC, the initial Clearing Agency, by, or on behalf of, the Partnership. Such LP Certificate or LP Certificates shall initially be registered on the books and records of the Partnership in the name of Cede & Co., the nominee of DTC, and no Preferred Security Owner will receive a definitive LP Certificate representing such Preferred Security Owner's interests in such LP Certificate, except as provided in
Section 10.6. Unless and until definitive, fully registered LP Certificates (the "Definitive LP Certificates") have been issued to the Preferred Security Owners pursuant to Section 10.6:

              (i) The provisions of this Section shall be in full force and effect;

              (ii) The Partnership, the General Partner and any Special General Partner shall be entitled to deal with the Clearing Agency for all purposes of this Agreement (including the payment of Dividends, Redemption Price and liquidation proceeds on the LP Certificates and receiving approvals, votes or consents hereunder) as the Preferred Security Holder and the sole holder of the LP Certificates and shall have no obligation to the Preferred Security Owner;

              (iii) None of the Partnership, the General Partner, any Special General Partner or any agent of the General Partner, the Partnership or any Special General Partner shall have any liability with respect to or responsibility for the records of the Clearing Agency.

              Section 10.5 Notices to Clearing Agency. Whenever a notice or other communication to the Preferred Security Holders is required under this Agreement, unless and until Definitive LP Certificates shall have been issued to the Preferred Security Owners pursuant to Section 10.6, the General Partner and any Special General Partner shall give all such notices and communications specified herein to be given to the Preferred Security Holders to the Clearing Agency, and shall have no obligations to the Preferred Security Owners.

              Section 10.6 Definitive LP Certificates. If (i) the Clearing Agency elects to discontinue its services as securities depository, (ii) the Partnership elects to terminate the book entry system through the Clearing Agency, or (iii) there is an Event of Default under the Subordinated Debentures, then Definitive LP Certificates shall be prepared by the Partnership. Upon surrender of the global LP
Certificate or LP Certificates representing the Book Entry Interests by the Clearing Agency, accompanied by registration instructions, the General Partner shall cause Definitive LP Certificates to be delivered to Preferred Security Owners in accordance with the instructions of the Clearing Agency. Neither the General Partner nor the Partnership shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Any Person receiving a Definitive LP Certificate in accordance with this Article X shall be admitted to the Partnership as a Limited Partner upon receipt of such Definitive LP Certificate and shall be registered on the books and records of the Partnership as a Preferred Security Holder. The Definitive LP Certificates shall be printed, lithographed or engraved or may be produced in any other manner as may be required by any national securities exchange on which the Preferred Securities may be listed and is reasonably acceptable to the General Partner, as evidenced by its execution thereof.

                              ARTICLE XI

                       WITHDRAWAL; DISSOLUTION;
                LIQUIDATION AND DISTRIBUTION OF ASSETS

              Section 11.l  Withdrawal of Partners.  The General
Partner shall not at any time retire or withdraw from the Partnership
except as otherwise permitted hereunder.   If the General Partner retires
or withdraws in contravention of this Section 11.1, it shall indemnify, defend and hold harmless the Partnership and the other Partners from and against any losses, expenses, judgments, fines, settlements or damages suffered or incurred by the Partnership or such other Partners arising out of or resulting from such retirement or withdrawal.

              Section 11.2  Dissolution of the Partnership.

              (a) The Partnership shall not be dissolved by the admission of Partners in accordance with the terms of this Agreement. Except as provided in Section 11.2(b)(ii), the death, retirement, resignation, expulsion, bankruptcy or dissolution of a Partner, or the occurrence of any other event which terminates the Interest of a Partner in the Partnership, shall not cause the Partnership to be dissolved and its affairs wound up so long as the Partnership at all times has at least two Partners. Upon the occurrence of any such event, the business of the Partnership shall be continued without dissolution.

              (b) The Partnership shall be dissolved and terminated and its affairs shall be wound up upon the earliest to occur of any of the following events:

              (i) The expiration of the term of the Partnership, as provided in Section 2.4 of this Agreement;

              (ii) Upon the bankruptcy, insolvency or dissolution of the General Partner;

              (iii)  the entry of a decree of judicial dissolution under
       Section 17-802 of the Act; or

              (iv)   the written consent of all Partners.

              (c) Upon dissolution of the Partnership, the Liquidator shall promptly notify the Partners of such dissolution.

              Section 11.3  Liquidation.

              (a) In the event of the dissolution of the Partnership for any reason, the General Partner (or, if the Partnership is dissolved pursuant to Section 11.2(b)(ii), then a liquidating agent appointed by Holders of not less than 66 2/3% in Liquidation Preference of the Preferred Securities (the General Partner or such person so appointed is hereinafter referred to as the "Liquidator")) shall commence to wind up the affairs of the Partnership and to liquidate the Partnership's assets, including the Partnership's Eligible Investments and/or amounts deposited in the Eligible Investment Account; provided, however, that a reasonable time shall be allowed for the orderly liquidation of the assets of the Partnership and the satisfaction of liabilities to creditors so as to enable the Partners to minimize the normal losses attendant upon liquidation. The Partners shall continue to share all income, losses and distributions during the period of liquidation in accordance with Articles IV and V. Subject to the provisions of this Article XI, the Liquidator shall have full right and unlimited discretion to determine the time, manner and terms of any sale or sales of Partnership property pursuant to such liquidation, giving due regard to the activity and condition of the relevant market and general financial and economic conditions.

              (b) The Liquidator shall have all of the rights and powers with respect to the assets and liabilities of the Partnership in connection with the liquidation and termination of the Partnership that the General Partner would have with respect to the assets and liabilities of the Partnership during the term of the Partnership, and the Liquidator is hereby expressly authorized and empowered to execute any and all documents necessary or desirable to effectuate the liquidation and termination of the Partnership and the transfer of any assets.

              (c) Notwithstanding the foregoing, a Liquidator that is not the General Partner shall not be deemed a Partner in this Partnership and shall not have any of the economic interests in the Partnership of a Partner; and such Liquidator may be compensated for its services to the Partnership at normal, customary and competitive rates for its services to the Partnership as reasonably determined by all the Limited Partners.

              Section 11.4  Distribution in Liquidation.  Subject to
Section 9.3, the proceeds of liquidation shall be applied in the following order of priority (and without regard to the provisions of Section 17-804 of the Act):

              (i) to creditors of the Partnership, including Preferred Security Holders who are creditors, to the extent otherwise permitted by law, in satisfaction of the liabilities of the Partnership (whether by payment or the making of reasonable provision for payment thereof), other than liabilities for distributions (including Dividends) to Partners; and

              (ii) following any allocations required under Section 4.1(c) of this Agreement, to the Partners in proportion to the Partner's positive Capital Account balances.

              Section 11.5 Rights of Limited Partners. Each Limited Partner shall look solely to the assets of the Partnership for all distributions with respect to the Partnership and such Partner's capital contribution (including returns thereof), and such Partner's share of profits or losses thereof, and shall have no recourse therefor (upon dissolution or otherwise) against the General Partner, except under the Guarantee. Except as provided in Sections 6.3 and 6.4 of this Agreement, no Partner shall have any right to demand or receive property other than cash upon dissolution and termination of the Partnership.

              Section 11.6  Termination.  The Partnership shall
terminate when all of the assets of the Partnership shall have been disposed of and the assets shall have been distributed as provided in
Section 11.4. The Liquidator shall then execute and cause to be filed a certificate of cancellation of the Partnership.


                              ARTICLE XII

                        AMENDMENTS AND MEETINGS

              Section 12.1  Amendments.  Except as provided by
Section 6.2(h), this Agreement may be amended by a written instrument executed by the General Partner without the consent of any Limited Partner; provided, however, that no amendment shall be made, and any such purported amendment shall be void and ineffective, to the extent the result thereof would be to cause the Partnership to be treated as anything other than a partnership for purposes of United States income taxation or require the Partnership to register under the 1940 Act.

              Section 12.2 Amendment of Certificate. In the event this Agreement shall be amended pursuant to Section 12.1, the General Partner shall amend the Certificate to reflect such change if it deems such amendment of the Certificate to be necessary or appropriate.

              Section 12.3  Meetings of Partners.

              (a) Meetings of the Limited Partners who are Holders may be called at any time by the General Partner to consider and act on any matter on which Limited Partners are entitled to act under the terms of this Agreement or the Act. The General Partner shall call a meeting of Holders if directed to do so by Holders of not less than 10% in Liquidation Preference as permitted by this Agreement. Such direction shall be given by delivering to the General Partner a request in writing stating that the signing Limited Partners desire to call a meeting and indicating the general or specific purpose for which the meeting is to be called.

              (b) Notice of any such meeting shall be given to all Partners not less than seven Business Days nor more than 60 days prior to the date of such meeting. Each such notice shall set forth the date, time and place of the meeting, a description of the any matter on which Holders are entitled to vote and instructions for the delivery of proxies or written consents.

              (c) Any action that may be taken at a meeting of the Limited Partners may be taken without a meeting if a consent in writing setting forth the action so taken is signed by Limited Partners owning not less than the minimum Interests that would be necessary to authorize or take such action at a meeting in which all Limited Partners having a right to vote thereon were present and voting. Prompt notice of the taking of action without a meeting shall be given to the Limited Partners entitled to vote who have not consented in writing. The General Partner may provide that any written ballot submitted to the Limited Partners for the purpose of taking any action without a meeting shall be returned to the Partnership within a specified time.

              (d) Each Partner may authorize any Person to act for it by proxy on all matters as to which a Partner is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Partner or its attorney-in-fact. No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy.
Every proxy shall be revocable at the pleasure of the Partner executing it.

              (e) Each meeting of Partners shall be conducted by the General Partner or by such other Person that the General Partner may designate.

              (f) The General Partner may establish all other reasonable procedures relating to meetings of Partners or the giving of written consents, in addition to those expressly provided, including notice of time, place or purpose of any meeting at which any matter is to be voted on by any Partners, waiver of any such notice, action by consent without a meeting, the establishment of a record date, quorum requirements, voting in person or by proxy or any other matter with respect to the exercise of any such right to vote.


                             ARTICLE XIII

                             MISCELLANEOUS

              Section 13.1 Notices. All notices provided for in this Agreement shall be in writing, and shall be delivered or mailed by first class or registered or certified mail or, with respect to the Partnership and General Partner, telecopied, as follows:

              (a) if given to the Partnership, in care of the General Partner at the Partnership's mailing address set forth below:

                     Corning Delaware, L.P.
                     c/o Corning Incorporated
                     One Riverfront Plaza
                     Corning, New York 14831
                     Attention:  Secretary
                     Telecopy No:

              (b) if given to the General Partner, at its mailing address set forth below:

                     Corning Incorporated
                     One Riverfront Plaza
                     Corning, New York 14831
                     Attention:  Secretary
                     Telecopy No:

              (c) if given to any other Partner at the address set forth on the books and records of the Partnership.

              Section 13.2  Power of Attorney.  Each Holder does
hereby constitute and appoint the General Partner, and if applicable, any Special General Partner appointed pursuant to Section 6.2(g) of this Agreement, as its true and lawful representative and attorney-in-fact, in its name, place and stead to make, execute, sign, deliver and file (a) any amendment of the Certificate required because of an amendment of this Agreement or in order to effect any change in the Partnership, (b) this Agreement, (c) any amendments to this Agreement and (d) all such other instruments, documents and certificates which from time to time may required by the laws of the United States of America, the State of Delaware or any other jurisdiction, or any political subdivision or agency thereof, to effectuate, implement and continue the valid and subsisting existence of the Partnership or to dissolve the Partnership for any other purpose consistent with this Agreement and the transactions contemplated hereby.

              The power of attorney granted hereby is coupled with an interest and shall (a) survive and not be affected by the subsequent death, incapacity, disability, dissolution, termination, or bankruptcy of the Holder granting the same or the transfer of all or any portion of such Holder's Interest and (b) extend to such Holder's successors, assigns and legal representatives.

              Section 13.3  Entire Agreement.  This Agreement
constitutes the entire agreement among the parties. It supersedes any prior agreement or understandings among them, and it may not be modified or amended in any manner other than as set forth herein.

              Section 13.4 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE AND ALL RIGHTS AND REMEDIES SHALL
BE GOVERNED BY SUCH LAWS WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

              Section 13.5  Effect.  Except as herein otherwise
specifically provided, this Agreement shall be binding upon and inure to the benefit of the parties and their legal representatives, successors and assigns.

              Section 13.6 Pronouns and Number. Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in either the masculine, feminine or neuter shall include the masculine, feminine and neuter.

              Section 13.7  Captions.  Captions contained in this
Agreement are inserted only as a matter of convenience and in no way define, limit or extend the scope or intent of this Agreement or any provision hereof.

              Section 13.8 Partial Enforceability. If any provision of this Agreement, or the application of such provision to any Person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those to which it is held invalid, shall not be affected thereby.

              Section 13.9  Counterparts.  This Agreement may
contain more than one counterpart of the signature page and this Agreement may be executed by the affixing of the signature of each of the Partners to one of such counterpart signature pages. All of such counterpart signatures pages shall be read as though one, and they shall have the same force and effect as though all of the signers had signed a single signature page.

              Section 13.10  Remedies.  The failure of any party to
seek redress for violation of, or to insist upon the strict performance of, any provision of this Agreement shall not prevent a subsequent act, which would have originally constituted a violation, from having the effect of an original violation. The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive its right to use any or all other remedies. Said rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise.

              IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above stated.

                                       General Partner:

                                       CORNING INCORPORATED,
                                       a New York corporation


                                       By:
                                          Name:
                                          Title:


                                       Initial Limited Partner:

                                       CORNING FINANCE CORPORATION, a
                                       Delaware corporation



                                       By:
                                          Name:
                                          Title:

                                   Annex A



    Certificate Number               Number of Preferred Securities
         R-1

                                                             CUSIP NO.



              Certificate Evidencing Preferred Securities

                                  of

                        Corning Delaware, L.P.

         ___% Convertible Monthly Income Preferred Securities
          (liquidation preference $50 per Preferred Security)


              Corning Delaware, L.P., a limited partnership formed under the laws of the State of Delaware (the "Partnership"), hereby certifies that _______ (the "Holder") is the registered owner of preferred securities of the Partnership representing limited partnership interests in the Partnership, which are designated the___% Convertible Monthly Income Preferred Securities (liquidation preference
$50 per Preferred Security) (the "Preferred Securities"). The Preferred Securities are fully paid and are nonassessable interests in the Partnership, as to which the Partners in the Partnership who hold the Preferred Securities (the "Preferred Security Holders"), in their capacities as Partners in the Partnership, will have no liability solely by reason of being Preferred Security Holders (subject to the obligation of a Preferred Security Holder to repay any funds wrongfully distributed to
it), and are freely transferable on the books and records of the Partnership, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The powers, preferences and special rights and limitations of the Preferred Securities are set forth in, and this certificate and the Preferred Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated
Limited Partnership Agreement of the Partnership dated as of ________
1994, as the same may be amended from time to time in accordance with its terms (the "Limited Partnership Agreement"), authorizing the issuance of the Preferred Securities and determining the powers, preferences and other special rights and limitations, regarding
Dividends, voting, return of capital and otherwise, and other matters relating to the Preferred Securities. Capitalized terms used herein but not defined herein shall have the meaning given them in the Limited Partnership Agreement. The Holder is entitled to the benefits of the Guarantee Agreement of Corning Incorporated, a New York corporation ("Corning"), dated as of _______,1994 (the "Guarantee") to the extent provided therein. The partnership will furnish a copy of the Limited Partnership Agreement and the Guarantee to the Holder without charge upon written request to the Partnership at its principal place of business or registered office.

              The Holder, by accepting this certificate, is deemed to have agreed (i) to be bound by the provisions of the Limited Partnership Agreement, including the provisions of such Agreement concerning the exchange of the Preferred Securities for Corning Preferred Stock and
(ii) that the Subordinated Debentures acquired by the Partnership with the proceeds from the issuance of the Preferred Securities are subordinated and junior in right of payment to all Senior Indebtedness of Corning as and to the extent provided in the Subordinated Debentures and (iii) that the Guarantee ranks subordinate and junior in right of payment to all liabilities of Corning as and to the extent provided in the Guarantee. Upon receipt of this certificate, the Holder is admitted to the partnership as a Limited Partner, is bound by the Limited
Partnership Agreement and is entitled to the benefits thereunder.

              IN WITNESS WHEREOF, the Partnership has executed
this certificate this                  day of                19__.



                                       CORNING DELAWARE, L.P.


                                       By: CORNING INCORPORATED,
                                           its General Partner



                                       By:

                                                             EXHIBIT 3.4
                       CERTIFICATE OF AMENDMENT

                                 OF

                   THE CERTIFICATE OF INCORPORATION

           Under Section 805 of the Business Corporation Law




                WE, JAMES R. HOUGHTON and A. JOHN PECK,
JR., being, respectively, the Chairman and the Secretary of Corning Incorporated, a corporation organized under the laws of the State of New York, DO HEREBY CERTIFY as follows:

                FIRST:  The name of the Corporation is Corning
Incorporated.  The Corporation was formed under the name
Corning Glass Works.

                SECOND:  The Certificate of Incorporation of the
Corporation (being the Preliminary Certificate of Consolidation
Forming the Corporation) was filed in the Office of the Secretary of State of the State of New York on December 24,
1936.

                THIRD: The said Certificate of Incorporation, as heretofore amended and restated, is hereby amended pursuant to Section 801(b) of the Business Corporation Law by the addition of the following provisions stating the number, designation, relative rights, preferences and limitations of a series of Series Preferred Stock, par value $100 per share, as fixed by the Board of Directors of the Corporation before the issuance of such shares, such provisions so added to be designated as paragraph 4C of the Restated Certificate of Incorporation of the Corporation and to read as follows:


4C.  Series C Cumulative Convertible Preferred Stock

                SECTION 1.  Designation and Amount; Special
Purpose; Restriction on Senior Series.

                (A) The shares of this series of Preferred Stock shall be designated as "Series C Cumulative Convertible Preferred
Stock" (the "Series C Preferred Stock") and the number of
shares constituting such series shall be           with a par value
of $100 per share.

                (B) Shares of Series C Preferred Stock shall be issued only upon exchange of all of the __% convertible subordinated debentures due _____, 2024 of the Corporation (the
"Subordinated Debentures") by Corning Delaware, L.P., a
Delaware limited partnership ("Corning Delaware") pursuant to a valid exchange election (the "Exchange Election") by the holders of a majority of the aggregate liquidation preference of preferred securities, liquidation preference of $50 per security, of Corning Delaware (the "Corning Delaware Preferred
Securities").

                (C) So long as any Corning Delaware Preferred Securities are outstanding, the Corporation shall not issue any other class or series of capital stock ranking senior as to the payment of dividends or amounts upon liquidation, dissolution or winding-up to the Series C Preferred Stock without the approval of the holders of not less than 66--% of the aggregate liquidation preference of the Corning Delaware Preferred Securities then outstanding.

                SECTION 2.  Dividends and Distributions.

                (A) (1) The holders of shares of Series C Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors of the Corporation out of funds legally available therefor, cumulative cash dividends in an amount per share per annum equal to $_____ (equivalent to a rate per
annum of       % of the stated liquidation preference of $100
per share of Series C Preferred Stock), calculated on the basis of a 360-day year consisting of 12 months of 30 days each, and for any period shorter than a full monthly dividend period, dividends will be computed on the basis of the actual number of days elapsed in such period, and payable in United States dollars monthly in arrears on the last day of each calendar month of each year.

                (2) Dividends, when, as and if declared by the Board of Directors of the Corporation out of funds legally available therefor, must be paid on the last day of each month. Such dividends will accrue and be cumulative whether or not they have been earned or declared and whether or not there are funds of the Corporation legally available for the payment of dividends. Dividends on the Series C Preferred Stock shall be cumulative from the date of the Exchange Election. Accrued but unpaid interest on the Subordinated Debentures, if any, on the date of the issuance of the Series C Preferred Stock in exchange for such Subordinated Debentures shall constitute, and be treated as, accumulated and unpaid dividends on the Series C Preferred Stock; provided, however, that the amount which shall constitute such accumulated and unpaid dividends on the Corning Series C Preferred Stock shall be neither less than nor greater than the amount of accumulated and unpaid dividends (including Additional Dividends), if any, on the Preferred Securities on the date of such Exchange Election.
The record date for each dividend payment date shall be the Business Day (as defined below) immediately preceding such dividend payment date. In the event that any date on which dividends are payable on the Series C Preferred Stock is not a day other than a day on which banking institutions in The City of New York or Chicago are authorized or required by law to close (a "Business Day"), then payment of the dividend payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business
Day, in each case with the same force and effect as if made on such date.

                (B) In the event that full cumulative dividends on the Series C Preferred Stock have not been declared and paid or set apart for payment when due, then the Corporation shall not, and shall not permit any majority-owned subsidiary to declare or pay any dividend on, or redeem, purchase, acquire for value or make a liquidation payment with respect to, any Junior Stock (other than as a result of a reclassification of Junior Stock or the exchange or conversion of one class or series of Junior Stock for another class or series of Junior
Stock), or make any guarantee payments with respect to the foregoing (other than payments under the Guarantee or dividends or guarantee payments to Corning)].

                When dividends are not paid in full, all dividends declared upon the Series C Preferred Stock and all dividends declared upon any Pari Passu Stock (as defined herein) shall be declared ratably in proportion to the respective amounts of dividends accumulated and unpaid on the Series C Preferred
Stock and accumulated and unpaid on such Pari Passu Stock.
"Pari Passu Stock" means the Corporation's Series B
Cumulative Convertible Preferred Stock, par value $100 per share (the "Series B Preferred Stock"), and any preference stock or preferred stock of the Corporation, or any guarantee now or hereafter entered into by the Corporation in respect of any preferred or preference stock of any affiliate of the Corporation, ranking, in such case, as to the payment of dividends and amounts upon liquidation, dissolution and winding-up on a parity with the Series B Preferred Stock.
"Junior Stock" means Common Stock, the Series A Preferred
Stock, par value $100 per share, of the Corporation and any other class or series of capital stock of the Corporation or any of its affiliates which by its express terms ranks junior in the payment of dividends or amounts upon liquidation, dissolution or winding-up to the Series C Preferred Stock.


                SECTION 3.  Voting Rights.

                (A) In the event that full cumulative dividends on the Series C Preferred Stock have not been paid for 18 monthly dividend periods, the number of directors of the Corporation constituting the entire Board of Directors shall be increased by two persons and the holders of the Series C Preferred Stock shall have the right to elect such persons to fill such positions at any annual meeting of shareholders or special meeting held in place thereof, or at a special meeting of the holders of the Series C Preferred Stock called as hereinafter provided.
Whenever all arrears in dividends on the Series C Preferred
Stock then outstanding shall have been paid and dividends thereon for the current monthly period shall have been paid or declared and set apart for payment, then the right of the holders of the Series C Preferred Stock to elect such additional two directors shall cease (but subject always to the same provisions for the vesting of such voting rights in the case of any similar future arrearages in dividends), and the terms of office of all persons elected as directors by the holders of the Series C Preferred Stock shall forthwith terminate and the number of directors of the Corporation constituting the entire
Board of Directors shall be reduced accordingly. At any time after such voting power shall have been so vested in the holders of shares of the Series C Preferred Stock, the Secretary of the Corporation may, and upon the written request of any holder of Series C Preferred Stock (addressed to the Secretary at the principal office of the Corporation) shall, call a special meeting of the Series C Preferred Stock for the election of the two directors to be elected by them as herein provided, such call to be made by notice similar to that provided in the by-laws for a special meeting of the shareholders or as required by law. If any such special meeting required to be called as above provided shall not be called by the Secretary within 20 days after receipt of any such request, then any holder of Series C Preferred Stock may call such meeting, upon the notice above provided, and for that purpose shall have access to the stock books and records of the Corporation. The directors elected at any such special meeting shall hold office until the next annual meeting of the shareholders or special meeting held in place thereof if such office shall not have previously terminated as above provided. In case any vacancy shall occur among the directors elected by the holders of the Series C Preferred Stock, a successor shall be elected by the Board of Directors to serve until the next annual meeting of the shareholders or special meeting held in place thereof upon the nomination of the then remaining director elected by the holders of the Series C Preferred Stock or the successor of such remaining director.

                (B) Except as otherwise required by law or set forth herein, holders of Series C Preferred Stock shall have no special voting rights and their consent shall not be required for the taking of any corporate action. So long as any shares of Series C Preferred Stock are outstanding, the consent of the holders of not less than 66 2/3% of the outstanding shares of Series C Preferred Stock, given in person or by proxy either at a regular meeting or at a special meeting called for that purpose, at which the holders of Series C Preferred Stock shall vote separately as a series, shall be necessary for effecting, validating or authorizing any one or more of the following:

                (1) the amendment, alteration or repeal of any of the provisions of the Certificate of Incorporation, as amended, of the Corporation, or any amendment thereto or any other certificate filed pursuant to law (including any such amendment, alteration or repeal effected by any merger or consolidation to which the Corporation is a party) that would adversely affect any of the rights, powers or preferences of outstanding shares of Series C Preferred Stock, provided, however, that the amendment of the provisions of the Certificate of Incorporation so as to authorize or create, or the increase the authorized amount of, any Junior Stock or Pari Passu
Stockshall not be deemed to affect adversely the voting powers, rights or preferences of the holders of the Series C Preferred Stock;

                (2) The creation of any shares of any class or series or any security convertible into shares of any class or series of capital stock ranking prior to the Series C Preferred Stock in the distribution of assets on any liquidation, dissolution or winding-up of the Corporation or in the payment of dividends;
or

                (3) any merger or consolidation with or into, or any sale, transfer, exchange or lease of all or substantially all of the assets of the Corporation to, any other corporation, in either case that would adversely affect any of the rights, powers or preferences of outstanding shares of Series C Preferred Stock.

                SECTION 4. Redemption.

                (A) The shares of Series C Preferred Stock are redeemable, at the option of the Corporation, in whole or in
part from time to time, on or after         1998 during the
twelve-month periods beginning on ________ in each of the following years, at the following redemption prices (expressed as a percentage of liquidation preference), plus accumulated and unpaid dividends, whether or not earned or declared, to the date of redemption (the "Redemption Price"):

Date            Redemption Price

,1998                   .                                         %
,1999
,2000
,2001
,2002
,2003
,2004 and thereafter

From and after the date fixed for redemption, dividends on shares of Series C Preferred Stock called for redemption will cease to accrue, such shares will no longer be deemed to be outstanding and all rights in respect of such shares of the Corporation shall cease, except the right to receive the Redemption Price, provided that shares of Series C Preferred Stock may be converted pursuant to Section 6 hereof at any time prior to the close of business on the date fixed for redemption of such shares. If less than all of the outstanding shares of Series C Preferred Stock are to be redeemed, the Corporation shall either redeem a portion of the shares held by each holder or shall select the shares to be redeemed by lot, as may be determined by the Board of Directors of the Corporation.

(B) Unless otherwise required by law, notice of redemption will be sent to the holders of Series C Preferred Stock by first-class mail, postage prepaid, mailed not less than thirty, nor more than sixty days prior to the redemption date. Each such notice shall state: (i) the redemption date; (ii) the total number of shares of Series C Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the Redemption Price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the Redemption Price; (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date; and (vi) the conversion rights of the shares to be redeemed, the period within which conversion rights may be exercised, and the conversion price of a share of Series C Preferred Stock on the date such notice is sent. Upon surrender of the certificates for any shares so called for redemption and not previously converted (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state), such shares shall be redeemed by the Corporation on the date fixed for redemption and at the Redemption Price set forth in this
Section 4.

SECTION 5.  Liquidation, Dissolution or Winding-Up.

(A) Upon any voluntary or involuntary liquidation, dissolution, winding-up or termination of the Corporation, the holders of Series C Preferred Stock at the time outstanding will be entitled to receive out of the net assets of the Corporation available for payment to stockholders and subject to the rights of the holders of any stock of the Corporation ranking senior to or on a parity with the Series C Preferred Stock in respect of distributions upon liquidation, dissolution, winding-up or termination of the Corporation, before any amount shall be paid or distributed with respect to any Junior Stock liquidating distributions in the amount of $100 per share plus an amount equal to all accrued and unpaid dividends thereon (whether or not earned or declared) to the date fixed for distribution. If, upon any liquidation, dissolution, winding up or termination of the Corporation, the amounts payable with respect to the Series C Preferred Stock and any Pari Passu Stock are not paid in full, the holders of the Series C Preferred Stock and such Pari Passu Stock shall share ratably in any distribution of assets based on the proportion of their full respective liquidation preference to the entire amount of unpaid liquidation preference. After payment of the full amount to which they are entitled as provided by the foregoing provisions of this
Section 5(A), the holders of shares Stock shall not be entitled to any further right or claim to any of the remaining assets of the Corporation.

(B) Neither the merger or consolidation of the Corporation with or into any other corporation, nor the merger or consolidation of any other corporation with or into the Corporation, nor the sale, transfer, exchange or lease of all or any portion of the assets of the Corporation, shall be deemed to be a dissolution, liquidation or winding-up of the affairs of the Corporation for purposes of this Section 5.

(C) Written notice of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, stating the payment date or dates when, and the place or places where, the amounts distributable to holders of Series C Preferred Stock in such circumstances shall be payable, shall be given by first-class mail, postage prepaid, mailed not less than twenty days prior to any payment date stated therein, to the holders of Series C Preferred Stock, at the address shown on the books of the Corporation or the transfer agent for the Series C Preferred Stock; provided, however, that a failure to give notice as provided above or any defect therein shall not affect the Corporation's ability to consummate a voluntary or involuntary liquidation, dissolution or winding-up of the Corporation.

SECTION 6.  Conversion Rights of Series C Preferred Stock.

(A) The shares of Series C Preferred Stock are convertible at any time at the option of the holder thereof into shares of Common Stock at the initial conversion price $_________, subject to adjustment as provided in Section 7. For this purpose, each share of Series C Preferred Stock shall be taken at $100.00.

(B) Holders of record of Series C Preferred Stock at the close of business on a dividend payment record date will be entitled to receive the dividend payable on such shares of Series C Preferred Stock on the corresponding dividend payment date notwithstanding the conversion thereof following such dividend payment record date. Except as provided in the immediately preceding sentence, the Corporation will make no payment or allowance for accumulated and unpaid dividends, whether or not in arrears, on converted shares of Series C Preferred Stock or for dividends on the shares of Common Stock issued upon such conversion.

(C) No fractional shares of Common Stock will be issued as a result of conversion, but in lieu thereof, the Corporation shall pay a cash adjustment in an amount equal to the same fraction of the Closing Price (as hereinafter defined) on the date on which the certificate or certificates for such shares were duly surrendered for conversion, or, if such date is not a Trading Day (as hereinafter defined), on the next Trading Day.

(D) The shares of Series C Preferred Stock that have been called for redemption will not be convertible after the close of business on the second calendar day preceding the date fixed for redemption, unless the Corporation defaults in making payment of the amount payable upon such redemption.

(E) Any holder of shares of Series C Preferred Stock desiring to convert such shares into shares of Common Stock shall surrender the certificate or certificates representing the shares of Series C Preferred Stock being converted, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto), at the principal executive office of the Corporation or the offices of the transfer agent for the Series C Preferred Stock or such office or offices in the continental United States of an agent for conversion as may from time to time be designated by notice to the holders of the Series C Preferred Stock by the Corporation or the transfer agent for the Series C Preferred Stock, accompanied by written notice of conversion, on any day that is a Business Day in The City of New York. Such notice of conversion shall specify (i) the number of shares of Series C Preferred Stock to be converted and the name or names in which such holder desires the certificate or certificates for Common Stock and for any shares of Series C Preferred Stock not to be so converted to be issued (subject to compliance with applicable legal requirements if any of such certificates are to be issued in a name other than the name of the holder), and (ii) the address to which such holder wishes delivery to be made of such new certificates to be issued upon such conversion.

(F) Upon surrender of a certificate representing a share or shares of Series C Preferred Stock for conversion, the Corporation shall issue and send by hand delivery (with receipt to be acknowledged) or by first-class mail, postage prepaid, to the holder thereof, at the address designated by such holder, a certificate or certificates representing the number of shares of Common Stock to which such holder shall be entitled upon conversion. In the event that there shall have been surrendered a certificate or certificates representing shares of Series C Preferred Stock, only part of which are to be converted, the Corporation shall issue and deliver to such holder or such holder's designee in the manner provided in the immediately preceding sentence a new certificate or certificates representing the number of shares of Series C Preferred Stock that shall not have been converted.

(G) The issuance by the Corporation of shares of Common
Stock upon a conversion of shares of Series C Preferred Stock into shares of Common Stock made at the option of the holder thereof shall be effective upon the surrender by such holder or such holder's designee of the certificate or certificates for the shares of Series C Preferred Stock to be converted, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto).
The person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common
Stock as of the close of business on the effective date of the conversion. No allowance or adjustment shall be made in respect of dividends payable to holders of Common Stock of record as of any date prior to such effective date.

(H) Whenever the Corporation shall issue shares of Common
Stock upon conversion of shares of Series C Preferred Stock as contemplated by this Section 6, the Corporation shall issue, together with each such share of Common Stock, one right to purchase Series A Junior Participating Preferred Stock of the Corporation (or other securities in lieu thereof) pursuant to the Amended Rights Agreement, dated as of October 4, 1989 (the "Rights Agreement"), between the Corporation and Harris
Trust and Savings Bank, as Rights Agent, as such Rights
Agreement may from time to time be amended, or any similar rights issued to holders of Common Stock of the Corporation in addition thereto or in replacement therefor (such rights, together with any additional or replacement rights, being collectively referred to as the "Rights"), whether or not such Rights shall be exercisable at such time, but only if such Rights are issued and outstanding and held by other holders of Common Stock of the Corporation (or are evidenced by outstanding share certificates representing Common Stock) at such time and have not expired or been redeemed.

(I) The Corporation shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for issuance upon the conversion of shares of Series C Preferred Stock as herein provided, free from any preemptive or other similar rights, such number of shares of Common
Stock as shall from time to time be issuable upon the conversion of all the shares of Series C Preferred Stock then outstanding. Notwithstanding the foregoing, the Corporation shall be entitled to deliver upon conversion of shares of Series C Preferred Stock, as herein provided, shares of Common
Stock reacquired and held in the treasury of the Corporation
(in lieu of the issuance of authorized and unissued shares of Common Stock), so long as any such treasury shares are free and clear of all liens, charges, security interests or encumbrances. All shares of Common Stock delivered upon conversion of the Series C Preferred Stock shall be duly authorized, validly issued, fully paid and non-assessable, free and clear of all liens, claims, security interests and other encumbrances. The Corporation shall prepare and shall use its best efforts to obtain and keep in force such governmental or regulatory permits or other authorizations as may be required by law, and shall comply with all applicable requirements as to registration or qualification of the Common Stock (and all requirements to list the Common Stock issuable upon conversion of Class C Preferred Stock that are at the time applicable), in order to enable the Corporation lawfully to issue and deliver to each holder of record of Series C Preferred
Stock such number of shares of its Common Stock as shall from time to time be sufficient to effect the conversion of all shares of Series C Preferred Stock then outstanding and convertible into shares of Common Stock.

SECTION 7.  Adjustment of Conversion Price.

(A) Adjustment of Conversion Price. The conversion price at which a share of Series C Preferred Stock is convertible into Common Stock shall be subject to adjustment from time to time as follows:

(i) In case the Corporation shall pay or make a dividend or other distribution on any class or series of capital stock of the Corporation exclusively in Common Stock, the conversion price in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such conversion price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution or exchange, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination.
For the purposes of this subparagraph (i), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation. The Corpo-ration shall not pay any dividend or make any distribution on shares of any class or series of capital stock of the Corporation exclusively in Common Stock held in the treasury of the Corporation.

(ii) In case the Corporation shall pay or make a dividend or other distribution on its Common Stock consisting exclusively of, or shall otherwise issue to all holders of its Common Stock, rights or warrants entitling the holders thereof to subscribe for or purchase shares of Common Stock at a price per share less than the current market price per share (determined as provided in subparagraph (vii) of this Section 7(A)) of the Common
Stock on the date fixed for the determination of stockholders entitled to receive such rights or warrants, the conversion price in effect at the opening of business on the day following the date fixed for such determination shall be reduced by multi-plying such conversion price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such current market price and the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this subparagraph (ii), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation. The
Corporation shall not issue any rights or warrants in respect of shares of Common Stock held in the treasury of the Corporation. In case any rights or warrants referred to in this subparagraph (ii) in respect of which an adjustment shall have been made shall expire unexercised within 45 days after the same shall have been distributed or issued by the Corporation, the conversion price shall be readjusted at the time of such expiration to the conversion price that would have been in effect if no adjustment had been made on account of the distribution or issuance of such expired rights or warrants.

(iii) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the conversion price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and conversely, in case outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, the conversion price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

(iv) Subject to the last sentence of this subparagraph (iv), in case the Corporation shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness, shares of any class or series of capital stock, cash or assets (including securities, but excluding any rights or warrants referred to in subparagraph (ii) of this Section 7(A), any dividend or distribution paid exclusively in cash and any dividend or distribution referred to in subparagraph (i) of this
Section 7(A)), the conversion price shall be reduced so that the same shall equal the price determined by multiplying the conversion price in effect immediately prior to the effectiveness of the conversion price reduction contemplated by this subparagraph (iv) by a fraction of which the numerator shall be the current market price per share (determined as provided in subparagraph (vii) of this Section 7(A)) of the Common Stock on the date fixed for the payment of such distribution (the "Reference Date") less the fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors), on the Reference Date, of the portion of the evidences of indebtedness, shares of capital stock, cash and assets so distributed applicable to one share of Common Stock and the denominator shall be such current market price per share of the Common Stock, such reduction to become effective immediately prior to the opening of business on the day following the Reference Date. If the Board of Directors determines the fair market value of any distribution for purposes of this subparagraph (iv) by reference to the actual or when issued trading market for any securities comprising such distribution, it must in doing so consider the prices in such market over the same period used in computing the current market price per share of Common Stock pursuant to subparagraph (vii) of this Section 7(A). For purposes of this subparagraph (iv), any dividend or distribution that includes shares of Common Stock or rights or warrants to subscribe for or purchase shares of Common Stock shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, shares of capital stock, cash or assets other than such shares of Common Stock or such rights or warrants (making any conversion price reduction required by this subparagraph (iv)) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants (making any further conversion price reduction required by subparagraph (i) or (ii) of this Section 7(A), except (A) the Reference Date of such dividend or distri-bution as defined in this subparagraph (iv) shall be substituted as "the date fixed for the determination of stockholders entitled to receive such dividend or other distribution," "the date fixed for the determination of stockholders entitled to receive such rights or warrants" and "the date fixed for such determination" within the meaning of subparagraphs (i) and (ii) of this Section 7(A) and (B) any shares of Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of subparagraph (i) of this Section 7(A).

(v) In case the Corporation shall pay or make a dividend or other distribution on its Common Stock exclusively in cash
(excluding, in the case of any regular cash dividend on the Common Stock, the portion thereof that does not exceed the per share amount of the next preceding regular cash dividend on the Common Stock (as adjusted to appropriately reflect any of the events referred to in subparagraphs (i), (ii), (iii), (iv), (v) and (vi) of this Section 7(A), or all of such regular cash dividend if the annualized amount thereof per share of Common Stock does not exceed 15% of the current market price per share (determined as provided in subparagraph (vii) of this Section 7(A)) of the Common Stock on the Trading
Day (as defined in Section 7(E)) next preceding the date of declaration of such dividend), the conversion price shall be reduced so that the same shall equal the price determined by multiplying the conversion price in effect immediately prior to the effectiveness of the conversion price reduction contemplated by this subparagraph (v) by a fraction of which the numerator shall be the current market price per share
(determined as provided in subparagraph (vii) of this Section
7(A)) of the Common Stock on the date fixed for the payment of such distribution less the amount of cash so distributed and not excluded as provided above applicable to one share of Common Stock and the denominator shall be such current market price per share of the Common Stock, such reduction to become effective immediately prior to the opening of business on the day following the date fixed for the payment of such distribution.

(vi) In case a tender or exchange offer made by the Corporation or any subsidiary of the Corporation for all or any portion of the Corporation's Common Stock shall expire and such tender or exchange offer shall involve the payment by the Corporation or such subsidiary of consideration per share of Common Stock having a fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) at the last time (the "Expiration Time") tenders or exchanges may be made pursuant to such tender or exchange offer (as it shall have been amended) that exceeds 10% of the current market price per share (determined as provided in subparagraph (vii) of this Section 7(A)) of the Common Stock on the Trading Day next succeeding the Expiration Time, the conversion price shall be reduced so that the same shall equal the price determined by multiplying the conversion price in effect immediately prior to the effectiveness of the conversion price reduction contemplated by this subparagraph (vi) by a fraction of which the numerator shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) at the Expiration Time multiplied by the current market price per share (determined as provided in subparagraph (vii) of this Section 7(A)) of the Common Stock on the Trading Day next succeeding the Expiration Time and the denominator shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased
Shares) at the Expiration Time and the current market price per share (determined as provided in subparagraph (vii) of this Section 7(A)) of the Common Stock on the Trading Day next succeeding the Expiration Time, such reduction to become effective immediately prior to the opening of business on the day following the Expiration Time. Notwithstanding anything contained in this Section 7(A)(vi) to the contrary, no adjustment shall be made to the conversion price in the case of a tender offer that complies with Rule 13e-4(h)(v) under the Exchange Act, or any successor rule thereto.

(vii) For the purpose of any computation under subparagraphs
(ii), (iv), (v) and (vi) of this Section 7(A), the current market price per share of Common Stock on any date in question shall be deemed to be the average of the daily Closing Prices (as defined in Section 7(E)) for the five consecutive Trading Days selected by the Company commencing not more than 20
Trading Days before, and ending not later than, the earlier of the day in question and, if applicable, the day before the "ex" date with respect to the issuance or distribution requiring such computation; provided, however, that in each event another event occurs that would require an adjustment pursuant to subparagraph (i) through (vi), inclusive, the Board of Directors may make such adjustments to the Closing Prices during such five Trading Day period as it deems appropriate to effectuate the intent of the adjustments in this Section 7(A), any such determination by the Board of Directors shall be set forth in a Board Resolution and shall be conclusive. For purposes of this paragraph, the term "ex" date, (1) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way on the relevant exchange or in the relevant market from which the Closing Price was obtained without the right to receive such issuance or distribution, and (2) when used with respect to any tender or exchange offer means the first date on which the Common
Stock trades regular way on such exchange or in such market after the Expiration Time of such offer.

(viii) The Corporation may make such reductions in the conversion price, in addition to those required by subparagraphs (i), (ii), (iii), (iv), (v) and (vi) of this Section 7(A), as it considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase
Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes. The Corporation from time to time may reduce the conversion price by any amount for any period of time if the period is at least twenty days, the reduction is irrevocable during the period, and the Board of Directors of the Corporation shall have made a determination that such reduction would be in the best interest of the Corporation, which determination shall be conclusive.
Whenever the conversion price is reduced pursuant to the preceding sentence, the Corporation shall mail to holders of record of the Series C Preferred Stock a notice of the reduction at least fifteen days prior to the date the reduced conversion price takes effect, and such notice shall state the reduced conversion price and the period it will be in effect.

(ix) No adjustment in the conversion price shall be required unless such adjustment would require an increase or decrease of at least 1% in the conversion price; provided, however, that any adjustments which by reason of this subparagraph (ix) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

(x) Whenever the conversion price is adjusted as herein provided:

(1) the Corporation shall compute the adjusted conversion price and shall prepare a certificate signed by the Treasurer of the Corporation setting forth the adjusted conversion price and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed with the transfer agent for the Series C Preferred Stock; and

(2) a notice stating the conversion price has been adjusted and setting forth the adjusted conversion price shall forthwith be required, and as soon as practicable after it is required such notice shall be mailed by the Corporation to all record holders of shares of Series C Preferred Stock at their last addresses as they shall appear upon the stock transfer books of the Corporation.

(B) Reclassification, Consolidation, Merger or Sale of Assets.
In the event that the Corporation shall be a party to any transaction (including without limitation any recapitalization or reclassification of the Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination of the Common Stock), any consolidation of the Corporation with, or merger of the Corporation into, any other person, any merger of another person into the Corporation
(other than a merger which does not result in a reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Corporation), any sale or transfer of all or substantially all of the assets of the Corporation or any compulsory share exchange) pursuant to which the Common
Stock is converted into the right to receive other securities, cash or other property), then lawful provisions shall be made as part of the terms of such transaction whereby the holder of each share of Series C Preferred Stock then outstanding shall have the right thereafter, to convert such share only into (i) in the case of any such transaction other than a Common Stock Fundamental Change (as defined in Section 7(E)), the kind and amount of securities, cash and other property receivable upon such transaction by a holder of the number of shares of Common Stock of the Corporation into which such share of Series C Preferred Stock could have been converted immediately prior to such transaction, after giving effect, in the case of any Non-Stock Fundamental Change, to any adjustment in the conversion price required by the provisions of Section 7(D), and (ii) in the case of a Common Stock Fundamental
Change, common stock of the kind received by holders of Common Stock as a result of such Common Stock
Fundamental Change in an amount determined pursuant to the provisions of Section 7(D). The Corporation or the person formed by such consolidation or resulting from such merger or which acquires such assets or which acquires the Corporation's shares, as the case may be, shall make provisions in its certificate or articles of incorporation or other constituent document to establish such right. Such certificate or articles of incorporation or other constituent document shall provide for adjustments which, for events subsequent to the effective date of such certificate or articles of incorporation or other constituent document, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 7.
The above provisions shall similarly apply to successive transactions of the foregoing type.

(C) Prior Notice of Certain Events.  In case:

(i) the Corporation shall (1) declare any dividend (or any other distribution) on its Common Stock, other than (A) a dividend payable in shares of Common Stock or (B) a dividend that would not require an adjustment pursuant to Section 7(A)(iv) or (v) or (2) authorize a tender or exchange offer that would require an adjustment pursuant to Section 7(A)(vi); or

(ii) the Corporation shall authorize the granting to all holders of Common Stock of rights or warrants to subscribe for or purchase any shares of stock of any class or series or of any other rights or warrants; or

(iii) of any reclassification of Common Stock (other than a subdivision or combination of the outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation shall be required, or of the sale or transfer of all or substantially all of the assets of the Corporation or of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or other property; or

(iv) of the voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then the Corporation shall cause to be filed with the transfer agent for the Series C Preferred Stock, and shall cause to be mailed to the holders of record of the Series C Preferred Stock, at their last addresses as they shall appear upon the stock transfer books of the Corporation, at least fifteen days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record (if any) is to be taken for the purpose of such dividend, distribution, redemption, repurchase, rights or warrants or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, redemption, repurchase, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common
Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up (but no failure to mail such notice or any defect therein or in the mailing thereof shall affect the validity of the corporate action required to be specified in such notice).

(D) Adjustments in Case of Fundamental Changes. Notwithstanding any other provision in this Section 7 to the contrary, if any Fundamental Change (as defined in Section 7(E)) occurs, then the conversion price in effect will be adjusted immediately after such Fundamental Change as described below. In addition, in the event of a Common Stock Fundamental Change (as defined in Section 7(E)), each share of Series C Preferred Stock shall be convertible solely into common stock of the kind and amount received by holders of Common Stock as the result of such Common Stock
Fundamental Change as more specifically provided in the following clauses (D)(i) and (D)(ii).

For purposes of calculating any adjustment to be made pursuant to this Section 7(D) in the event of a Fundamental
Change, immediately after such Fundamental Change:

(i) in the case of a Non-Stock Fundamental Change (as defined in Section 7(E)), the conversion price of the Series C Preferred Stock shall thereupon become the lower of (A) the conversion price in effect immediately prior to such Non-Stock
Fundamental Change, but after giving effect to any other prior adjustments effected pursuant to this Section 7, and (B) the result obtained by multiplying the greater of the Applicable Price (as defined in Section 7(E)) or the then applicable Reference Market Price (as defined in Section 7(E)) by a fraction of which the numerator shall be $50.00 and the denominator shall be (x) the then-current Redemption Price per share of Series C Preferred Stock or (y) for any Non-Stock Fundamental Change that occurs before the Series C Preferred Stock becomes redeemable by the Corporation pursuant to
Section 4, the applicable price per share set forth for the date of such Non-Stock Fundamental Change in the following table:


Date of Non-Stock Fundamental Change               Price

After date of original issuance of Series C Preferred Stock and on or before _______, 1995

After _____ __, 1995, and on or before _____ __, 1996

After _____ __, 1996, and on or before _____ __, 1997

After _____ __, 1997, and on or before _____ __, 1998


plus, in any case referred to in this clause (y), an amount equal to all dividends on the Series C Preferred Stock accrued and unpaid thereon, whether or not earned or declared, to but excluding the date of such Non-Stock Fundamental Change;
and

(ii) in the case of a Common Stock Fundamental Change, the conversion price of the Series C Preferred Stock in effect immediately prior to such Common Stock Fundamental
Change, but after giving effect to any other prior adjustments effected pursuant to this Section 7, shall thereupon be adjusted by multiplying such conversion price by a fraction of which the numerator shall be the Purchaser Stock Price (as defined in Section 7(E)) and the denominator shall be the Applicable
Price; provided, however, that in the event of a Common Stock Fundamental Change in which (A) 100% by value of the consideration received by a holder of Common Stock is common stock of the successor, acquiror or other third party
(and cash, if any, is paid with respect to any fractional interests in such common stock resulting from such Common Stock
Fundamental Change) and (B) all of the Common Stock shall have been exchanged for, converted into or acquired for common stock (and cash with respect to fractional interests) of the successor, acquiror or other third party, the conversion price of the Series C Preferred Stock in effect immediately prior to such Common Stock Fundamental Change shall thereupon be adjusted by multiplying such conversion price by a fraction of which the numerator shall be one (1) and the denominator shall be the number of shares of common stock of the successor, acquiror, or other third party received by a stockholder for one share of Common Stock as a result of such Common Stock Fundamental Change.

(E) Definitions. The following definitions shall apply to terms used in this Section 7:

(1) "Applicable Price" shall mean (i) in the event of a Non-Stock Fundamental Change in which the holders of the Common Stock receive only cash, the amount of cash received by a stockholder for one share of Common Stock and (ii) in the event of any other Non-Stock Fundamental Change or any Common Stock Fundamental Change, the average of the daily
Closing Prices of the Common Stock for the ten consecutive
Trading Days prior to and including the record date for the determination of the holders of Common Stock entitled to receive securities, cash or other property in connection with such Non-Stock Fundamental Change or Common Stock
Fundamental Change, or, if there is no such record date, the date upon which the holders of the Common Stock shall have the right to receive such securities, cash or other property, in each case, as adjusted in good faith by the Board of Directors of the Corporation to appropriately reflect any of the events referred to in subparagraphs (i), (ii), (iii), (iv), (v) and (vi) of
Section 7(A).

(2) "Closing Price" of any common stock on any day shall mean the last reported sale price regular way on such day or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices regular way of the common stock in each case on the principal national securities exchange on which the Common Stock is traded, or if the Common Stock is not listed or traded on any national securities exchange, on the National Market System of the National Association of Securities Dealers, Inc., or, if the common stock is not quoted or admitted to trading on such quotation system, on the quotation system on which the common stock is listed or admitted to trading or quoted, or, if not listed or admitted to trading or quoted on any national securities exchange or quotation system, the average of the closing bid and asked prices of the common stock in the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or a similarly generally accepted reporting service, or, if not so available in such manner, as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors of the Corporation for that purpose or, if not so available in such manner, as otherwise determined in good faith by the Board of Directors.

(3) "Common Stock Fundamental Change" shall mean any
Fundamental Change in which more than 50% by value (as determined in good faith by the Board of Directors of the Corporation) of the consideration received by holders of Common Stock consists of common stock that for each of the ten consecutive Trading Days referred to with respect to such Fundamental Change in Section 7(E)(1) above has been admitted for listing or admitted for listing subject to notice of issuance on a national securities exchange or quoted on the National Market System of the National Association of
Securities Dealers, Inc.; provided, however, that a Fundamental Change shall not be a Common Stock Fundamental Change unless either (i) the Corporation continues to exist after the occurrence of such Fundamental Change and the outstanding shares of Series C Preferred Stock continue to exist as outstanding shares of Series C Preferred Stock, or (ii) not later than the occurrence of such Fundamental Change, the outstanding shares of Series C Preferred Stock are converted into or exchanged for shares of convertible preferred stock of a corporation succeeding to the business of the Corporation, which convertible preferred stock has powers, preferences and relative, participating, optional or other rights, and qualifications, limitations and restrictions, substantially similar to those of the Series C Preferred Stock.

(4) "Fundamental Change" shall mean the occurrence of any transaction or event in connection with a plan pursuant to which all or substantially all of the Common Stock shall be exchanged for, converted into, acquired for or constitute solely the right to receive securities, cash or other property (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise); provided, however, in the case of a plan involving more than one such transaction or event, for purposes of adjustment of the conversion price, such Fundamental Change shall be deemed to have occurred when substantially all of the Common Stock of the Corporation shall be exchanged for, converted into, or acquired for or constitute solely the right to receive securities, cash or other property, but the adjustment shall be based upon the highest weighted average of consideration per share which a holder of Common
Stock could have received in such transactions or events as a result of which more than 50% of the Common Stock of the Corporation shall have been exchanged for, converted into, or acquired for or constitute solely the right to receive securities, cash or other property.

(5) "Non-Stock Fundamental Change" shall mean any
Fundamental Change other than a Common Stock Fundamental
Change.

(6) "Purchaser Stock Price" shall mean, with respect to any Common Stock Fundamental Change, the average of the daily
Closing Prices of the common stock received in such Common
Stock Fundamental Change for the ten consecutive Trading
Days prior to and including the record date for the determination of the holders of Common Stock entitled to receive such common stock, or, if there is no such record date, the date upon which the holders of the Common Stock shall have the right to receive such common stock, in each case, as adjusted in good faith by the Board of Directors of the Cor-poration to appropriately reflect any of the events referred to in subparagraphs (i), (ii), (iii), (iv), (v) and (vi) of Section 7(A);

(7) "Reference Market Price" shall initially mean $_____ and in the event of any adjustment to the conversion price other than as a result of a Non-Stock Fundamental Change, the Reference Market Price shall also be adjusted so that the ratio of the Reference Market Price to the conversion price after giving effect to any such adjustment shall always be the same as the ratio of $_____ to the initial conversion price per share.

(8) "Trading Day" shall mean a day on which securities are traded on the national securities exchange or quotation system or in the over-the-counter market used to determine the Closing Price.

(F) Dividend or Interest Reinvestment Plans. Notwithstanding the foregoing provisions, the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Corporation and the investment of addi-tional optional amounts in shares of Common Stock under any such plan, and the issuance of any shares of Common Stock or options or rights to purchase such shares pursuant to any present or future employee benefit plan or program of the Corporation or pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the date the Series C Preferred Stock is first issued, shall not be deemed to constitute an issuance of Common Stock or exercisable, exchangeable or convertible securities by the Corporation to which any of the adjustment provisions described above applies. There shall also be no adjustment of the conversion price in case of the issuance of any stock (or securities convertible into or exchangeable for stock) of the Corporation except as specifically described in this Section 7. If any action would require adjustment of the conversion price pursuant to more than one of the provisions described above, only one adjustment shall be made and such adjustment shall be the amount of adjustment which has the highest absolute value to holders of Series C Preferred Stock.

(G) Certain Additional Rights. In case the Corporation shall, by dividend or otherwise, declare or make a distribution on its Common Stock referred to in Section 7(A)(iv) or 7(A)(v) (including, without limitation, dividends or distributions referred to in the last sentence of Section 7(A)(iv)), the holder of each share of Series C Preferred Stock, upon the conversion thereof subsequent to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution and prior to the effectiveness of the conversion price adjustment in respect of such distribution, shall also be entitled to receive for each share of Common Stock into which such share of Series C Preferred Stock is converted, the portion of the shares of Common Stock, rights, warrants, evidences of indebtedness, shares of capital stock, cash and assets so distributed applicable to one share of Common Stock;
provided, however, that, at the election of the Corporation (whose election shall be evidenced by a resolution of the Board of Directors) with respect to all holders so converting, the Corporation may, in lieu of distributing to such holder any portion of such distribution not consisting of cash or securities of the Corporation, pay such holder an amount in cash equal to the fair market value thereof (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors). If any conversion of a share of Series C Preferred Stock described in the immediately preceding sentence occurs prior to the payment date for a distribution to holders of Common Stock which the holder of the share of Series C
Preferred Stock so converted is entitled to receive in accordance with the immediately preceding sentence, the Corporation may elect (such election to be evidenced by a resolution of the Board of Directors) to distribute to such holder a due bill for the shares of Common Stock, rights, warrants, evidences of indebtedness, shares of capital stock, cash or assets to which such holder is so entitled, provided that such due bill (i) meets any applicable requirements of the principal national securities exchange or other market on which the Common Stock is then traded and (ii) requires payment or delivery of such shares of Common Stock, rights, warrants, evidences of indebtedness, shares of capital stock, cash or assets no later than the date of payment or delivery thereof to holders of shares of Common Stock receiving such distribution.

SECTION 8.  Ranking; Attributable Capital and Adequacy of
Surplus; Retirement of Shares.

(A) The Series C Preferred Stock shall rank senior to all shares of Junior Stock and pari passu with the Pari Passu Stock of the Corporation as to the payment of dividends and amounts upon the liquidation, dissolution or winding-up of the Corporation. The ranking of any subsequent series of Preferred Stock, par value $100 per share, issued by the Corporation as compared to the Series C Preferred Stock as to the payment of dividends and amounts upon the liquidation, dissolution or winding-up of the Corporation shall be as specified in the Certificate of Incorporation, as amended, of the Corporation and, if appropriate, shall also be subject to the provisions of paragraph (B) of Section 2 hereof.

(B) The capital of the Corporation allocable to the Series C
Preferred Stock for purposes of the New York Business
Corporation Law (the "BCL") shall be $100 per share.

(C) Any shares of Series C Preferred Stock acquired by the Corporation by reason of the conversion or redemption of such shares, or otherwise so acquired, shall be retired as shares of Series C Preferred stock and restored to the status of authorized but unissued shares of Preferred Stock, par value $100 per share, of the Corporation, undesignated as to series, and may thereafter be reissued as part of a new series of such Preferred Stock as permitted by law.

SECTION 9.  Miscellaneous.

(A) All notices referred to herein shall be in writing, and all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three business days after the mailing thereof if sent by registered or certified mail (unless first-class mail shall be specifically permitted for such notice under the terms of this paragraph 4C) with postage prepaid addressed: (i) if to the Corporation, to its office at Corning, New York 14831 (Attention: the Secretary) or to the transfer agent for the Series C Preferred Stock, or other agent of the Corporation designated as permitted by this paragraph 4C, or
(ii) if to any holder of the Series C Preferred Stock or Common Stock, as the case may be, to such holder at the address of such holder as listed in the stock record books of the Corporation (which may include the records of any transfer agent for the Series C Preferred Stock or Common Stock, as the case may be) or (iii) to such other address as the Corporation or any such holder, as the case may be, shall have designated by notice similarly given.

(B) The term "Common Stock" as used in this paragraph 4C means the Corporation's Common Stock, par value $0.50 per share, as the same exists at the date of filing of a Certificate of Amendment to the Certificate of Incorporation of the Corporation relating to the Series C Preferred Stock or any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. However, subject to the provisions of Section 7(B), shares of Common Stock issuable on conversion of shares of Series C Preferred Stock shall include only shares of the class designated as Common Stock of the Corporation at the date of the filing of this instrument with the State of New York or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation and which are not subject to redemption by the Corporation;
provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of such classes resulting from all such reclassifications.

(C) The Corporation shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of any issuance or delivery of shares of Series C Preferred Stock or shares of Common Stock or other securities issued on account of Series C Preferred Stock pursuant hereto or certificates representing such shares or securities. The Corporation shall not, however, be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of shares of Series C Preferred Stock or Common
Stock or other securities in a name other than that in which the shares of Series C Preferred Stock with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any person with respect to any such shares or securities other than a payment to the registered holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the person otherwise entitled to such issuance, delivery or payment has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable.

(D) In the event that a holder of shares of Series C Preferred Stock shall not by written notice designate the name in which shares of Common Stock to be issued upon conversion of such shares should be registered or to whom payment upon redemption of shares of Series C Preferred Stock should be made or the address to which the certificate or certificates representing such shares, or such payment, should be sent, the Corporation shall be entitled to register such shares, and make such payment, in the name of the holder of such Series C Preferred Stock as shown on the records of the Corporation and to send the certificate or certificates representing such shares, or such payment, to the address of such holder shown on the records of the Corporation.

(E) The Corporation may appoint, and from time to time discharge and change, a transfer agent for the Series C
Preferred Stock. Upon any such appointment or discharge of a transfer agent, the Corporation shall send notice thereof by first-class mail, postage prepaid, to each holder of record of Series C Preferred Stock.

FOURTH:  This amendment of the Certificate of Incorporation
was authorized by resolutions duly adopted by the Board of
Directors of the Corporation at a meeting thereof duly called
and held on                    , 1994, and by the Executive
Committee of the Board of Directors of the Corporation, acting pursuant to delegated authority, at a meeting thereof duly called and held
on               , 1994at which, in each case, a quorum was present and
acting throughout.

IN WITNESS WHEREOF, we have signed this Certificate this
    day of                     , 1994.



JAMES R. HOUGHTON
Chairman

[SEAL]


A. JOHN PECK, JR.
Secretary

STATE OF NEW YORK)
                 )                                               s.s.:
COUNTY OF STEUBEN)


                JAMES R. HOUGHTON and A. JOHN PECK, JR., being severally duly sworn, say, and each for himself says, that the said James R. Houghton is the Chairman and the said A.
John Peck, Jr. is the Secretary of Corning Incorporated, which is a corporation organized under the laws of the State of New York and is the corporation described in the foregoing Certificate; that they have read the said Certificate and know the contents thereof and that the same is true to their own knowledge.



JAMES R. HOUGHTON
Chairman



A. JOHN PECK, JR.
Secretary


Subscribed and sworn to before
me this     day of                     , 1994



Notary Public                                    [NOTARIAL SEAL]

                                                              EXHIBIT 4.3

















                              FISCAL AGENCY AGREEMENT


                                      among

                               CORNING DELAWARE, L.P.

                                       and

                                CORNING INCORPORATED

                                       and

                           HARRIS TRUST AND SAVINGS BANK,
                                      Agent




                            Dated as of _________, 1994




                                    $___________
              ___% Convertible Subordinated Debentures Due ________, 2024

FISCAL AGENCY AGREEMENT, dated as of ____________, 1994, among Corning Incorporated, a New York corporation ("Corning" or the "General Partner"), Corning Delaware, L.P. ("Corning Delaware"), a Delaware limited partnership, and Harris
Trust and Savings Bank, as fiscal agent, transfer agent, paying and conversion agent (in any such capacity, the "Agent"). Unless otherwise defined herein, all capitalized terms used herein shall have the meanings ascribed to them in the Amended and Restated Limited Partnership
Agreement of Corning Delaware, dated as of _______, 1994
(the "Limited Partnership Agreement").

WHEREAS, Corning Delaware may pursuant to the Underwriting
Agreement issue up to $__________ aggregate liquidation
preference of its       % Convertible Monthly Income
Preferred Securities (the "Preferred Securities") with a stated liquidation preference of $50 per Preferred Security;

WHEREAS, Corning is guaranteeing the payment of Dividends on the Preferred Securities, and payment of the Redemption
Price and payments on liquidation with respect to the Preferred Securities to the extent provided in the Guarantee;

WHEREAS, Corning wishes to sell to Corning
Delaware, and Corning Delaware wishes to purchase from
Corning, Subordinated Debentures (as defined below) in an
aggregate principal amount equal to the sum of the capital
contributed by Corning to Corning Delaware (the "General
Partner Contribution") and the aggregate stated liquidation
preference of the Preferred Securities issued and sold by
Corning Delaware pursuant to the Underwriting Agreement
less $                       , which is equal to 1% of such sum; and

WHEREAS, Corning has duly authorized the creation of an issue of its Subordinated Debentures of substantially the tenor and amount hereinafter set forth, and to provide therefor, Corning has duly authorized the execution and delivery of this Fiscal Agency Agreement; and

WHEREAS, all things necessary to make the Subordinated
Debentures, when executed by Corning and authenticated and delivered hereunder and duly issued by Corning, the valid obligations of Corning, and to make this Fiscal Agency Agreement a valid agreement of Corning, in accordance with their and its terms, have been done.

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Corning, Corning Delaware and the Agent hereby agree as follows:


Article I
The Subordinated Debentures

1.1 The Subordinated Debentures. Subject to the terms and conditions herein, on the first Closing Date, Corning agrees to issue and sell to Corning Delaware, and Corning Delaware agrees to purchase from Corning, $___________ aggregate principal amount of __ % Convertible Subordinated Debentures of Corning (the "Subordinated
Debentures") for an amount payable by check in next day funds equal to the principal amount of such Subordinated Debentures. After the first Closing Date, subject to the terms and conditions of this Agreement, Corning agrees to issue and sell to Corning Delaware, and Corning Delaware agrees to purchase, an aggregate principal amount of Subordinated
Debentures equal to the difference between (i) the sum of the total capital contributions paid to the Partnership by Corning after the first Closing Date plus the aggregate stated liquidation preference of Preferred Securities sold by Corning Delaware after such date pursuant to the Underwriting Agreement and
(iii) the product of the amount determined in accordance with clause (i) and 1%, for an amount payable by check in next day funds equal to such aggregate principal amount of such Subordinated Debentures.

1.2 Authentication. The Agent shall, upon delivery of Subordinated Debentures to it by Corning, duly executed on behalf of Corning, and a written order or orders to authenticate and deliver Subordinated Debentures in a stated amount, (i) authenticate and register not more than said aggregate principal amount of Subordinated Debentures and deliver them in accordance with the written order or orders of Corning and (ii) thereafter authenticate and register Subordinated Debentures and deliver them in accordance with the provisions of this Agreement.

1.3 Form. The Subordinated Debentures shall be issued in fully registered form without coupons, shall be in denominations of U.S. $1,000 and integral multiples thereof or such other amount as the holder of the Subordinated
Debentures shall request and shall be dated the date of authentication thereof and shall bear interest from the date specified therein. The Subordinated Debentures will be in substantially the form set forth in Exhibit 1 hereto. The Subordinated Debentures shall be executed on behalf of Corning by the signature, manual or in facsimile, of its duly authorized representative. In the event that any representative of Corning who shall have executed or whose facsimile signature shall appear upon any of the Subordinated
Debentures shall cease to be such a representative before the Subordinated Debentures so executed shall actually have been authenticated or delivered, such Subordinated Debentures nevertheless may be authenticated, issued and delivered with the same force and effect as though the person who executed such Subordinated Debentures had not ceased to be such representative of Corning.

1.4   Term of the Subordinated Debentures.
The entire principal amount of the Subordinated Debentures shall become due and payable, together with any accrued and unpaid interest (and Additional Interest (as hereinafter defined)) thereon, on the earliest of __________, 2024 or the date upon which Corning Delaware is dissolved, liquidated, wound-up or terminated (the "Maturity Date"), unless previously paid or redeemed pursuant to their terms.

1.5  Optional Prepayment.  Corning will have
the right to prepay or redeem the Subordinated Debentures, in whole or in part (together with any accrued but unpaid interest (and Additional Interest) on the portion being prepaid), at any time on or after ______, 1998, during the twelve-month periods beginning on ________ in each of the following years at the following prepayment prices including any accrued and unpaid interest (and Additional Interest) (the "Prepayment Price") (expressed as a percentage of the principal amount of the Subordinated Debentures being prepaid):

                                          Prepayment Price
                             Year                (% of
                                          principal amount)
                             1998                    %
                             1999                    %
                             2000                    %
                             2001                    %
                             2002                    %
                             2003                    %
                             2004 and thereafter     %

1.6 Notice of Redemption. Corning shall give notice of any redemption or prepayment (a "Notice of Redemption") to Corning Delaware not fewer than 35 days nor more than 60 days prior to the date fixed for redemption or prepayment (the "Redemption Date") of the Subordinated Debentures. Such Notice shall indicate the Redemption Date and the principal amount of Subordinated Debentures to be redeemed or prepaid and any accrued and unpaid interest (and Additional Interest) thereon. Corning shall give a copy of such Notice of Redemption to the Agent together with instructions and authority to pay such principal amount of Subordinated Debentures together with any accrued and unpaid interest (and Additional Interest) to the account of Corning Delaware designated in such instructions.

1.7 Deposit of Prepayment Price. On or prior to 12:00 noon New York City time on a Redemption Date, Corning shall deposit with the Agent an amount of money in immediately available funds sufficient to pay the Prepayment Price of all of the Subordinated Debentures to be prepaid on the Redemption Date.

Article II
Interest

2.1  Interest on the Subordinated Debentures.
The Subordinated Debentures will bear interest at the rate of
        % per annum from the date such Subordinated
Debentures are originally issued and sold by Corning to Corning Delaware, payable monthly in arrears on the last day of each calendar month of each year (each an "Interest
Payment Date"), commencing _______, 1994. Interest will compound monthly and will accrue at the rate of __% per annum on any interest installment that is not paid when due or during an extension of an interest payment period as set forth in Section 2.2 below ("Additional Interest"). The amount of interest payable for any period will be computed on the basis of twelve 30-day months and a 360-day year and, for any period shorter than a full monthly interest period, will be computed on the basis of the actual number of days elapsed in such period. In the event that any date on which interest is payable on the Subordinated Debentures is not a Business Day, then a payment of the interest payable on such date will be made on the next succeeding day which is a Business Day
(and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the
same force and effect as if made on such date.   A "Business
Day" shall mean any day other than a day on which banking institutions in The City of New York or Chicago are authorized or required by law to close.

2.2  Extension of Interest Payment Period.
Corning shall have the right at any time and from time to time during the term of the Subordinated Debentures, to extend an interest payment period for up to 60 months, provided that during the period of any such extension, interest will continue to accrue and compound monthly. Corning shall have the right to make partial payments of interest during any extended interest payment period. At the end of any such extended interest payment period, Corning shall pay all interest then accrued and unpaid (together with Additional Interest thereon). Prior to the termination of any such extended interest payment period, Corning may further extend the interest payment period, provided that such extended interest payment period together with all such further extensions thereof may not exceed 60 months. Corning shall give Corning Delaware notice of its selection of an extended interest payment period at least one Business Day prior to the earlier of (i) the Interest Payment Date and (ii) the date Corning Delaware is required to give notice of the record or payment date of any Dividend payable on the Preferred Securities to the New York Stock Exchange or other applicable self-regulatory organization or to holders of the Preferred Securities, but in any event not less than two Business Days prior to such record date. The
General Partner shall give notice of Corning's selection of an extended interest payment period to the holders of the Preferred Securities.

Article III
Payments

3.1  Method and Date of Payment.  (a)  Each
payment by Corning of principal and interest (including
Additional Interest) on the Subordinated Debentures shall be made by Corning or the Agent to Corning Delaware in immediately available funds at such place and to such account as may be designated by Corning Delaware.

(b) Any moneys deposited with the Agent
for the payment of the principal of or interest on any Subordinated Debentures remaining unclaimed for two years after such principal or interest shall have become due and payable shall be repaid to Corning, and Corning Delaware, as holder of the Subordinated Debentures, shall thereafter look only to Corning for any payment to which it may be entitled.

Article IV
Subordination

4.1  Subordination.  (a) Corning and Corning
Delaware covenant and agree that the Subordinated Debentures are subordinate and junior in right of payment to all Senior
Indebtedness (as defined below) of Corning.

The term "Senior Indebtedness" is defined to mean the principal of, premium, if any, interest on, and any other payment due pursuant to any of the following, whether outstanding on the date hereof or hereafter incurred, created or assumed:

                             (i)   all indebtedness of Corning for money
              borrowed (including any indebtedness secured by a mortgage or other lien which is (a) given to secure all or part of the purchase price of property subject thereto, whether given to the vendor of such property or to another or (b) existing on property at the time of acquisition thereof), but, in either case, excluding trade accounts payable or similar accrued liabilities arising in the ordinary course of business;

                             (ii)  all indebtedness of Corning for money
              borrowed evidenced by notes, debentures, bonds or other securities;

                             (iii) all lease obligations of Corning which are capitalized on the books of Corning in accordance with generally accepted accounting principles;

                             (iv) all indebtedness of others of the kinds described in either of the preceding clauses (i) or (ii) and all lease obligations of others of the kind described in the preceding clause (iii) assumed by or guaranteed in any manner by Corning or in effect guaranteed by Corning through an agreement to purchase, contingent or otherwise;

                             (v) all obligations of Corning with respect to letters of credit issued in connection with indebtedness of others of the kind described in the preceding clauses
              (i) or (ii) or lease obligations of the kind described in the preceding clause (iii); and

                             (vi) all renewals, extensions or refundings of indebtedness of the kinds described in any of the preceding clause (i), (ii) or (iv), all renewals or extensions of lease obligations of the kinds described in either of the preceding clauses (iii) and (iv) and all renewals or extensions of obligations with respect to letters of credit of the kind described in the preceding clause (v);

unless, in the case of any particular indebtedness, lease obligation, renewal, extension, refunding or obligations with respect to letters of credit, the instrument or lease creating or evidencing the same or the assumption or guarantee of the same expressly provides that such indebtedness, lease, obligation, renewal, extension or refunding is not superior in right of payment to or is pari passu with the Subordinated
Debentures. Such Senior Indebtedness shall continue to be Senior Indebtedness and entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior
Indebtedness.

(b) In the event of (i) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connec-tion therewith, relative to Corning or to its creditors, as such, or to its assets, or (ii) any liquidation, dissolution or other winding up of Corning whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (iii) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of Corning, then and in any such event the holders of Senior Indebtedness shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Indebtedness, or provision shall be made for such payment in money or money's worth, before the holders of the Subordinated Debentures are entitled to receive any payment on account of principal of or interest on the Subordinated Debentures, and to that end the holders of Senior Indebtedness shall be entitled to receive, for application to the payment thereof, any payment or distribution of any kind or character, whether in cash, property or securities, which may be payable or deliverable in respect of the Subordinated Debentures in any such case, proceeding, dissolution, liquidation or other winding up or event.

In the event that, notwithstanding the foregoing provisions of this Section 4.1, the holder of Subordinated Debentures shall have received any payment or distribution of assets of Corning of any kind or character, whether in cash, property or securities, before all Senior Indebtedness is paid in full or payment thereof provided for, and if such fact shall, at or prior to the time of such payment or distribution, have been made known to such holder, then and in such event such payment or distribution shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other person making payment or distribution of assets of Corning for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all Senior Indebtedness in full, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

For purposes of this Section 4.1 only, the words
"cash, property or securities" shall not be deemed to include shares of stock of Corning as reorganized or readjusted, or securities of Corning or any other corporation provided for by a plan of reorganization or readjustment which are subordinated in right of payment to all Senior Indebtedness which may at the time be outstanding to substantially the same extent as, or to a greater extent than, the Subordinated Debentures are so subordinated.

The consolidation of Corning with, or the merger of Corning into, another entity or the liquidation or dissolution of Corning following the conveyance or transfer of its properties and assets substantially as an entirety to another Person upon the terms and conditions set forth in Limited Partnership Agreement shall not be deemed a dissolution, winding up, liquidation, reorganization, assignment for the benefit of creditors or marshalling of assets and liabilities of Corning for the purposes of this Section 4.1(b) if the entity formed by such consolidation or into which Corning is merged or the entity which acquires by conveyance or transfer such properties and assets substantially as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions set forth in Limited Partnership Agreement.

(c) In the event that the Subordinated
Debentures are declared due and payable before the Maturity Date, then and in such event the holders of Senior Indebtedness outstanding at the time such Subordinated Debentures so become due and payable shall be entitled to receive payment in full of all amounts due on or in respect of such Senior Indebtedness, or provision shall be made for such payment in money or money's worth, before the holders of the Subordinated Debentures are entitled to receive any payment by Corning on account of the principal of or interest on the Subordinated Debentures or on account of the purchase or other acquisition of Subordinated Debentures.

In the event that, notwithstanding the foregoing, Corning shall make any payment to any the holder of the Subordinated Debentures prohibited by the foregoing provisions, and if such fact shall, at or prior to the time of such payment, have been made known to such holder, then and in such event such payment shall be paid over and delivered forthwith to Corning.

The provisions of this paragraph (c) shall not apply to any payment with respect to which paragraph (b) would be applicable.

(d) In the event and during the continuation of any default in the payment of principal of (or premium, if any) or interest on any Senior Indebtedness beyond any applicable grace period with respect thereto, or in the event that any event of default with respect to any Senior Indebtedness shall have occurred and be continuing and shall have resulted in such Senior Indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, unless and until such event of default shall have been cured or waived or shall have ceased to exist and such acceleration shall have been rescinded or annulled, or
(b) in the event any judicial proceeding shall be pending with respect to any such default in payment or event of default, then no payment shall be made by Corning on account of principal of or interest on the Subordinated Debentures or on account of the purchase or other acquisition of the Subordinated
Debentures.

In the event that, notwithstanding the foregoing, Corning shall make any payment to the holder of the Subordinated Debentures prohibited by the foregoing provisions of paragraph (d), and if such fact shall, at or prior to the time of such payment, have been made known to such holder, then and in such event such payment shall be paid over and delivered forthwith to Corning.

The provisions of this paragraph (d) shall not apply to any payment with respect to which paragraph (b) would be applicable.

(e) Nothing contained in this Agreement or in any of the Subordinated Debentures shall prevent Corning, at any time except during the pendency of any case, proceeding, dissolution, liquidation or other winding up, assignment for the benefit of creditors or other marshalling of assets and liabilities of Corning referred to in paragraph (b) or under the conditions described in paragraphs (c) or (d), from making payments at any time of principal of or interest on the Subordinated Debentures.

(f) Subject to the payment in full of all Senior Indebtedness, the holders of the Subordinated
Debentures shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to the Senior Indebtedness until the principal of and interest on the Subordinated Debentures shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the holders of the Subordinated Debentures would be entitled except for the provisions of this Section 4.1, and no payments over pursuant to the provisions of this Section 4.1 to the holders of Senior Indebtedness by holders of the Subordinated Debentures, shall, as among Corning, its creditors other than holders of Senior Indebtedness and the holders of the Subordinated Debentures, be deemed to be a payment or distribution by Corning to or on account of the Senior Indebtedness.

(g) The provisions of this Section 4.1 are and are intended solely for the purpose of defining the relative rights of the holders of the Subordinated Debentures on the one hand and the holders of Senior Indebtedness on the other hand. Nothing contained in this Article or elsewhere in this Agreement or in the Subordinated Debentures is intended to or shall (a) impair, as among Corning, its creditors other than holders of Senior Indebtedness and the holders of the Subordinated Debentures, the obligation of Corning, which is absolute and unconditional, to pay to the holder of the Subordinated Debentures the principal of (and premium, if any) and interest on the Subordinated Debentures as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against Corning of the holders of the Subordinated Debentures and creditors of Corning other than the holders of Senior Indebtedness; or
(c) prevent the holders of any Subordinated Debentures from exercising all remedies otherwise permitted by applicable law upon default under this Agreement, subject to the rights, if any, under this Section 4.1 of the holders of Senior Indebtedness to receive cash, property and securities otherwise payable or deliverable to such holder.

(h) No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of Corning or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by Corning with the terms, provisions and covenants of this Agreement, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the holders of the Subordinated Debentures, without incurring responsibility to the holders of the Subordinated Debentures and without impairing or releasing the subordination provided in this Section 4.1 or the obligations hereunder of the holders of the Subordinated Debentures to the holders of Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness, or otherwise amend or supplement in any manner Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (iii) release any person liable in any manner for the collection of Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against Corning and any other person.

Article V
Representations and Warranties


5.1 Representations and Warranties. Corning represents and warrants that:

                             (a) It is a corporation, validly existing and in good standing under the laws of the State of New York, with all power and authority (corporate and other) to own its properties and conduct its business as now being conducted.

                             (b) It has full power and authority to enter into this Agreement and to incur and perform the obligations provided for herein, all of which have been duly authorized by all proper and necessary corporate action.

                             (c)  The execution and delivery of this
              Agreement and the performance by Corning of all its obligations hereunder will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, fiscal agency agreement or other agreement or instrument to which Corning is a party or by which Corning is bound or subject, nor will this Agreement result in a violation of the provisions of the Corning Certificate of Incorporation or by-laws.

                             (d)  This Agreement and the Subordinated
              Debentures have been duly authorized, executed and delivered by Corning and constitute the valid and legally binding obligation of Corning enforceable in accordance with their respective terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.


Article VI

Covenants

6.1  Covenants.  Corning agrees that neither it
nor any majority-owned subsidiary of Corning will declare or pay any dividend on, or redeem, purchase, acquire for value or make a liquidation payment with respect to, any Junior Stock (other than as a result of a reclassification of Junior Stock or the exchange or conversion of one class or series of Junior
Stock for another class or series of Junior Stock), or make any guarantee payments with respect to the foregoing (other than payments under the Guarantee or dividends or guarantee payments to Corning), if at such time (a) there shall have occurred any event that, with the giving of notice or the lapse of time or both, would constitute an Event of Default hereunder or under the Subordinated Debentures, (b) Corning
shall be in default with respect to its payment obligations
under the Guarantee or (c) Corning shall have given notice of its selection of an extended interest payment period as
provided herein and such period, or any extension thereof shall be continuing; provided, however, that Corning may declare dividends on the Preferred Securities and any Pari Passu Stock ratably in proportion to the respective amounts of dividends accumulated and unpaid on the Preferred Securities and accumulated and unpaid on such Pari Passu Stock. "Pari Passu Stock" means Corning's Series B Cumulative Convertible
Preferred Stock, par value $100 per share (the "Series B Preferred Stock"), and any series or class of preferred stock issued by Corning, or any guarantee now or hereafter entered into by Corning in respect of any preferred or preference stock of any affiliate of Corning, ranking, in each case as to the payment of dividends and amounts upon liquidation, dissolution and winding-up on a parity with the Series B
Preferred Stock.   "Junior Stock" means Corning Common
Stock, the Series A Preferred Stock, par value $100 per share, of Corning and any other class or series of capital stock of Corning or any of its affiliates which by its express terms ranks junior in the payment of dividends or amounts upon liquidation, dissolution or winding-up to the Series B Preferred Stock. Corning also covenants (i) to remain the General
Partner of Corning Delaware; provided that any permitted successor of Corning under the Limited Partnership Agreement may succeed to Corning's duties as General Partner, (ii) to cause at least 21% of the total value of Corning Delaware and at least 21% of all interests in the capital, income, gain, loss, deduction and credit of Corning Delaware to be held by Corning, as a General Partner of Corning Delaware, (iii) not to voluntarily dissolve, wind-up or liquidate Corning Delaware,
(iv) to perform timely all of its duties as General Partner (including the duty to declare and pay Dividends on the Preferred Securities), (v) to maintain direct ownership of all partnership interests of Corning Delaware other than the Preferred Securities and any Special General Partnership Interest, except as permitted by Section 11.2 of this Agreement, (vi) to use its reasonable efforts to cause Corning Delaware to remain a limited partnership and otherwise to continue to be treated as a partnership for United States federal income tax purposes and (vii) to issue Corning Series C
Preferred Stock or Corning Common Stock upon an election by Corning Delaware to exchange or convert the Subordinated Debentures.

Corning also covenants that so long as any Subordinated Debentures are held by Corning Delaware, the General Partner shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Special General Partner, or exercising any trust or power conferred on the Special General Partner with respect to the Subordinated Debentures, (ii) waive any past default, which is waivable under this Fiscal Agency Agreement, (iii) exercise any right to rescind or annul a declaration that the principal of all the Subordinated Debentures shall be due and payable, (iv) consent to any amendment, modification or termination of the Subordinated Debentures or of this Fiscal Agency Agreement without, in each case, obtaining the prior approval of the holders of at least 66 2/3% or more of the aggregate liquidation preference of the Preferred Securities then outstanding, provided, however, that where a consent under the Subordinated Debentures would require the consent of each holder affected thereby, no such consent shall be given by the General Partner without the prior consent of each holder of the Preferred Securities. The General Partner shall not revoke any action previously authorized or approved by a vote of Preferred Securities, without the approval of the holders of Preferred Securities representing 66 2/3% or more of the aggregate liquidation preference of the Preferred Securities then outstanding. The General Partner shall notify all holders of Preferred Securities of any notice of default received from the Fiscal Agent with respect to the Subordinated Debentures.


Article VII

Events of Default

7.1 Events of Default. If one or more of the following events (each an "Event of Default") shall occur and be continuing:

                             (a)  failure to pay any principal of the
              Subordinated Debentures when due;

                             (b)  failure to pay any interest on the
              Subordinated Debentures, including any Additional Interest, when due and such failure continues for a period of 10 days; provided that a valid extension of the interest payment period by Corning pursuant to
              Section 2.2 of this Agreement shall not constitute a default in the payment of interest for this purpose;

                             (c) failure by Corning to issue Corning Series C Preferred Stock or Corning Common Stock upon an election to exchange or convert the Subordinated
              Debentures;

                             (d)  failure by Corning to perform in any
              material respect any other covenant herein for the benefit of the holders of Subordinated Debentures continued for a period of 60 days after written notice to Corning from Corning Delaware or any holder of Preferred Securities;

                             (e) the dissolution, winding up, liquidation or termination of Corning Delaware; or

                             (f) the bankruptcy, insolvency or liquidation of Corning,

then Corning Delaware, or any subsequent holder of Subordinated Debentures, will have the right to declare the principal of and the interest on the Subordinated Debentures (including any Additional Interest) and any other amounts payable hereunder to be forthwith due and payable and to enforce its other rights as a creditor with respect to the Subordinated Debentures. Upon any such declaration of acceleration, the principal of and all accrued interest on the Subordinated Debentures shall immediately become due and payable. Corning expressly acknowledges that, under the terms of the Preferred Securities, the holders of outstanding Preferred Securities shall have the right to appoint a Special General Partner, which Special General Partner shall be authorized to exercise Corning Delaware's right to accelerate the principal amount of the Subordinated Debentures and to enforce Corning Delaware's other rights hereunder and under the Subordinated Debentures.


Article VIII

Conversion of the Subordinated Debentures

8.1  Conversion Rights.   (a)  The Subordinated
Debentures are convertible at any time on or before the close of business on the Maturity Date at the option of Corning Delaware into shares of common stock, par value $.50 per share, of Corning ("Corning Common Stock") at an initial conversion price of $_____ per share of Corning Common
Stock, subject to adjustment as described herein.   The holder
of Subordinated Debentures may convert any portion of the principal amount of the Subordinated Debentures into that number of fully paid and non-assessable shares of Corning Common Stock (calculated as to each conversion to the nearest 1/100th of a share) obtained by dividing the principal amount of the Subordinated Debentures to be converted by such conversion price.

(b)  In order to convert a portion of the
Subordinated Debentures, Corning Delaware shall deliver a
notice of conversion (a "Notice of Conversion") to Corning
and the Agent, setting forth the principal amount of Subordinated Debentures to be converted, together with the name or names in which the shares of Corning Common Stock
should be issued upon conversion. In the case of a Notice of Conversion given on the Business Day immediately preceding the next Interest Payment Date, Corning Delaware will be entitled to receive the interest payable on the portion of Subordinated Debentures to be converted on the Interest
Payment Date notwithstanding the conversion thereof on such
Interest Payment Date.   Each conversion will be deemed to
have been effected immediately prior to the close of business on the day on which the notice was received (the "Conversion Date") by Corning Delaware from a holder of the Preferred Securities effecting a conversion thereof pursuant to its conversion rights under the Limited Partnership Agreement.
Upon conversion of the Subordinated Debentures, Corning will not make, nor be required to make, any other payment, adjustment or allowance with respect to accrued but unpaid interest on the Subordinated Debentures being converted. The Person or Persons entitled to receive the Corning Common
Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common
Stock as of the Conversion Date. As promptly as practicable on or after the Conversion Date, Corning shall issue and deliver at the office of the Agent, unless otherwise directed by the Holder in the Notice of Conversion, a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion, together with the cash payment, if any, in lieu of any fraction of any share to the Person or Persons entitled to receive the same. The Agent shall deliver such certificate or certificates to such Person or Persons.

(c) Corning's delivery of the fixed number of shares of Corning Common Stock into which the Subordinated Debentures are convertible (together with the cash payment, if any, in lieu of fractional shares) shall be deemed to satisfy Corning's obligation to pay the principal amount at maturity of the portion of Subordinated Debentures so converted and any unpaid interest accrued on such portion of Subordinated Debentures at the time of such conversion.

(d)  No fractional shares of Corning Common
Stock will be issued as a result of conversion, but in lieu thereof, such fractional interest will be paid in cash by Corning.

8.2  Conversion Price Adjustments.  (a)  The
conversion price shall be subject to adjustment from time to time as follows:

                             (i) In case Corning shall pay or make a dividend or other distribution on any class or series of capital stock of Corning exclusively in Corning
              Common Stock, the conversion price in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such conversion price by a fraction of which the numerator shall be the number of shares of Corning Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution or exchange, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this subparagraph (i), the number of shares of Corning
              Common Stock at any time outstanding shall not include shares held in the treasury of Corning. Corning shall not pay any dividend or make any distribution on shares of any class or series of Capital Stock of Corning exclusively in Corning Common Stock held in the treasury of Corning.

                             (ii) In case Corning shall pay or make a dividend or other distribution on its Corning Common
              Stock consisting exclusively of, or shall otherwise issue to all holders of its Corning Common Stock, rights or warrants entitling the holders thereof to subscribe for or purchase shares of Corning Common Stock at a price per share less than the current market price per share (determined as provided in subparagraph (vii) of this Section 8.2(a)) of the Corning Common Stock on the date fixed for the determination of stockholders entitled to receive such rights or warrants, the conversion price in effect at the opening of business on the day following the date fixed for such determination shall be reduced by multiplying such conversion price by a fraction of which the numerator shall be the number of shares of Corning Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Corning
              Common Stock which the aggregate of the offering price of the total number of shares of Corning Common
              Stock so offered for subscription or purchase would purchase at such current market price and the denominator shall be the number of shares of Corning
              Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Corning Common Stock so offered for subscription or purchase, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination.
              For the purposes of this subparagraph (ii), the number of shares of Corning Common Stock at any time outstanding shall not include shares held in the treasury of Corning. Corning shall not issue any rights or warrants in respect of shares of Corning Common Stock held in the treasury of Corning. In case any rights or warrants referred to in this subparagraph (ii) in respect of which an adjustment shall have been made shall expire unexercised within 45 days after the same shall have been distributed or issued by Corning, the conversion price shall be readjusted at the time of such expiration to the conversion price that would have been in effect if no adjustment had been made on account of the distribution or issuance of such expired rights or warrants.

                             (iii) In case outstanding shares of Corning Common Stock shall be subdivided into a greater number of shares of Corning Common Stock, the conversion price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and conversely, in case outstanding shares of Corning
              Common Stock shall each be combined into a smaller number of shares of Corning Common Stock, the conversion price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

                             (iv) Subject to the last sentence of this sub-paragraph (iv), in case Corning shall, by dividend or otherwise, distribute to all holders of its Corning
              Common Stock evidences of its indebtedness, shares of any class or series of capital stock, cash or assets
              (including securities, but excluding any rights or warrants referred to in subparagraph (ii) of this
              Section 8.2(a), any dividend or distribution paid exclusively in cash and any dividend or distribution referred to in subparagraph (i) of this Section 8.2(a)), the conversion price shall be reduced so that the same shall equal the price determined by multiplying the conversion price in effect immediately prior to the effectiveness of the conversion price reduction contemplated by this subparagraph (iv) by a fraction of which the numerator shall be the current market price per share (determined as provided in subparagraph (vii) of this Section 8.2(a)) of the Corning Common Stock on the date fixed for the payment of such distribution
              (the "Reference Date") less the fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors), on the Reference Date, of the portion of the evidences of indebtedness, shares of capital stock, cash and assets so distributed applicable to one share of Corning Common
              Stock and the denominator shall be such current market price per share of the Corning Common Stock, such reduction to become effective immediately prior to the opening of business on the day following the Reference
              Date. If the Board of Directors determines the fair market value of any distribution for purposes of this subparagraph (iv) by reference to the actual or when issued trading market for any securities comprising such distribution, it must in doing so consider the prices in such market over the same period used in computing the current market price per share of Corning Common
              Stock pursuant to subparagraph (vii) of this
              Section 8.2(a).  For purposes of this subparagraph (iv),
              any dividend or distribution that includes shares of Corning Common Stock or rights or warrants to subscribe for or purchase shares of Corning Common
              Stock shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, shares of capital stock, cash or assets other than such shares of Corning Common Stock or such rights or warrants
              (making any conversion price reduction required by this subparagraph (iv)) immediately followed by (2) a dividend or distribution of such shares of Corning
              Common Stock or such rights or warrants (making any further conversion price reduction required by subparagraph (i) or (ii) of this Section 8.2(a), except
              (A) the Reference Date of such dividend or distribution as defined in this subparagraph (iv) shall be substituted as "the date fixed for the determination of stockholders entitled to receive such dividend or other distribution,"
              "the date fixed for the determination of stockholders entitled to receive such rights or warrants" and "the date fixed for such determination" within the meaning of subparagraphs (i) and (ii) of this Section 8.2(a) and
              (B) any shares of Corning Common Stock included in such dividend or distribution shall not be deemed
              "outstanding at the close of business on the date fixed for such determination" within the meaning of sub-paragraph (i) of this Section 8.2(a).

                             (v) In case Corning shall pay or make a
              dividend or other distribution on its Corning Common
              Stock exclusively in cash (excluding, in the case of any regular cash dividend on the Corning Common Stock, the portion thereof that does not exceed the per share amount of the next preceding regular cash dividend on the Corning Common Stock (as adjusted to appropriately reflect any of the events referred to in subparagraphs (i), (ii), (iii), (iv), (v) and (vi) of this
              Section 8.2(a)), or all of such regular cash dividend if the annualized amount thereof per share of Corning
              Common Stock does not exceed 15% of the current market price per share (determined as provided in subparagraph (vii) of this Section 8.2(a) of the Corning Common Stock on the Trading Day (as defined in
              Section 8.2(e)) next preceding the date of declaration of such dividend), the conversion price shall be reduced so that the same shall equal the price determined by multiplying the conversion price in effect immediately prior to the effectiveness of the conversion price reduction contemplated by this subparagraph (v) by a fraction of which the numerator shall be the current market price per share (determined as provided in subparagraph (vii) of this Section 8.2(a)) of the Corning Common Stock on the date fixed for the payment of such distribution less the amount of cash so distributed and not excluded as provided above applicable to one share of Corning Common Stock and the denominator shall be such current market price per share of the Corning Common Stock, such reduction to become effective immediately prior to the opening of business on the day following the date fixed for the payment of such distribution.

                             (vi) In case a tender or exchange offer made
              by Corning or any subsidiary of Corning for all or any portion of Corning's Corning Common Stock shall expire and such tender or exchange offer shall involve the payment by Corning or such subsidiary of consideration per share of Corning Common Stock having a fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) at the last time (the "Expiration Time") tenders or exchanges may be made pursuant to such tender or exchange offer (as it shall have been amended) that exceeds 10% of the current market price per share (determined as provided in subparagraph (vii) of this Section 8.2(a)) of the Corning Common Stock on the Trading Day (as defined in Section 8.2(e)) next succeeding the Expiration Time, the conversion price shall be reduced so that the same shall equal the price determined by multiplying the conversion price in effect immediately prior to the effectiveness of the conversion price reduction contemplated by this subparagraph (vi) by a fraction of which the numerator shall be the number of shares of Corning Common Stock outstanding (including any tendered or exchanged shares) at the Expiration Time multiplied by the current market price per share (determined as provided in subparagraph (vii) of this Section 8.2(a)) of the Corning Common Stock on the Trading Day next succeeding the Expiration Time and the denominator shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of Corning Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the current market price per share (determined as provided in subparagraph (vii) of this Section 8.2(a)) of the Corning Common Stock on the
              Trading Day next succeeding the Expiration Time, such reduction to become effective immediately prior to the opening of business on the day following the Expiration Time.

                             (vii) For the purpose of any computation
              under subparagraphs (ii), (iv) and (v) and (vi) of this
              Section 8.2(a), the current market price per share of Corning Common Stock on any date in question shall be deemed to be the average of the daily Closing Prices (as defined in Section 8.2(e)) for the for the five consecutive Trading Days selected by the Company commencing not more than 20 Trading Days before, and ending not later than, the earlier of the day in question and, if applicable, the day before the "ex" date with respect to the issuance or distribution requiring such computation; provided, however, that in each event another event occurs that would require an adjustment pursuant to subparagraph (i) through (vi), inclusive, the Board of Directors may make such adjustments to the Closing Prices during such five Trading Day period as it deems appropriate to effectuate the intent of the adjustments in this Section 8.2(a), any such determination by the Board of Directors shall be set forth in a Board Resolution and shall be conclusive. For purposes of this paragraph, the term "ex" date, (1) when used with respect to any issuance or distribution, means the first date on which the Corning Common Stock trades regular way on the relevant exchange or in the relevant market from which the Closing Price was obtained without the right to receive such issuance or distribution, and (2) when used with respect to any tender or exchange offer means the first date on which the Corning Common Stock trades regular way on such exchange or in such market after the Expiration Time of such offer.

                             (viii) Corning may make such reductions in the
              conversion price, in addition to those required by subparagraphs (i), (ii), (iii), (iv), (v) and (vi) of this
              Section 8.2(a), as it considers to be advisable to avoid or diminish any income tax to holders of Corning
              Common Stock or rights to purchase Corning Common
              Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes. Corning from time to time may reduce the conversion price by any amount for any period of time if the period is at least twenty days, the reduction is irrevocable during the period, and the Board of Directors of Corning shall have made a determination that such reduction would be in the best interest of Corning, which determination shall be conclusive. Whenever the conversion price is reduced pursuant to the preceding sentence, Corning shall mail to holders of record of the Subordinated Debentures a notice of the reduction at least fifteen days prior to the date the reduced conversion price takes effect, and such notice shall state the reduced conversion price and the period it will be in effect.

                             (ix) No adjustment in the conversion price
              shall be required unless such adjustment would require an increase or decrease of at least 1% in the conversion price; provided, however, that any adjustments which by reason of this subparagraph (ix) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

                             (x)  Whenever the conversion price is
              adjusted as herein provided:

                                            (1) Corning shall compute the
                             adjusted conversion price and shall prepare a certificate signed by the Treasurer of Corning setting forth the adjusted conversion price and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed with the transfer agent for the Preferred Securities; and

                                            (2) a notice stating the conversion
                             price has been adjusted and setting forth the adjusted conversion price shall forthwith be required, and as soon as practicable after it is required such notice shall be mailed by Corning to all record holders of Preferred Securities at their last addresses as they shall appear upon the stock transfer books of Corning.

(b)            Reclassification, Consolidation, Merger
or Sale of Assets. In the event that Corning shall be a party to any transaction (including without limitation any recapitalization or reclassification of the Corning Common
Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination of the Corning Common
Stock), any consolidation of Corning with, or merger of Corning into, any other person, any merger of another person into Corning (other than a merger which does not result in a reclassification, conversion, exchange or cancellation of outstanding shares of Corning Common Stock of Corning), any sale or transfer of all or substantially all of the assets of Corning or any compulsory share exchange) pursuant to which the Corning Common Stock is converted into the right to receive other securities, cash or other property), then lawful provisions shall be made as part of the terms of such transaction whereby the holder of each Subordinated Debenture then outstanding shall have the right thereafter to convert such share only into (i) in the case of any such transaction other than a Common Stock Fundamental Change (as defined in
Section 8.2(e)), the kind and amount of securities, cash and other property receivable upon such transaction by a holder of the number of shares of Corning Common Stock of Corning into which such Subordinated Debenture could have been converted immediately prior to such transaction, after giving effect, in the case of any Non-Stock Fundamental Change, to any adjustment in the conversion price required by the provisions of Section 8.2(d), and (ii) in the case of a Common Stock Fundamental Change, common stock of the kind received by holders of Corning Common Stock as a result of such Common Stock Fundamental Change in an amount determined pursuant to the provisions of Section 8.2(d).
Corning or the person formed by such consolidation or resulting from such merger or which acquires such assets or which acquires Corning's shares, as the case may be, shall make provisions in its certificate or articles of incorporation or other constituent document to establish such right. Such certificate or articles of incorporation or other constituent document shall provide for adjustments which, for events subsequent to the effective date of such certificate or articles of incorporation or other constituent document, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 8.2. The above provisions shall similarly apply to successive transactions of the foregoing type.

                             (c)  Prior Notice of Certain Events.  In case:

                             (i)  Corning shall (1) declare any dividend
              (or any other distribution) on its Corning Common
              Stock, other than (A) a dividend payable in shares of Corning Common Stock or (B) a dividend payable in cash that would not require an adjustment pursuant to 8.2(a)(iv) or (v) or other extraordinary dividend or
              (2) authorize a tender or exchange offer that would require an adjustment pursuant to Section 8.2(a)(vi); or

                             (ii) Corning shall authorize the granting to all holders of Corning Common Stock of rights or warrants to subscribe for or purchase any shares of stock of any class or series or of any other rights or warrants; or

                             (iii) of any reclassification of Corning
              Common Stock (other than a subdivision or combination of the outstanding Corning Common
              Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which Corning is a party and for which approval of any stockholders of Corning shall be required, or of the sale or transfer of all or substantially all of the assets of Corning or of any compulsory share exchange whereby the Corning
              Common Stock is converted into other securities, cash or other property; or

                             (iv)  of the voluntary or involuntary
              dissolution, liquidation or winding up of Corning;

then Corning shall cause to be filed with the transfer agent for the Preferred Securities, and shall cause to be mailed to the holders of record of the Preferred Securities, at their last addresses as they shall appear upon the stock transfer books of Corning, at least fifteen days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record (if any) is to be taken for the purpose of such dividend, distribution, redemption, repurchase, rights or warrants or, if a record is not to be taken, the date as of which the holders of Corning Common Stock of record to be entitled to such dividend, distribution, redemption, repurchase, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Corning Common Stock of record shall be entitled to exchange their shares of Corning Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up (but no failure to mail such notice or any defect therein or in the mailing thereof shall affect the validity of the corporate action required to be specified in such notice).

                             (d) Adjustments in Case of Fundamental
Changes.  Notwithstanding any other provision in this Section
8.2 to the contrary, if any Fundamental Change (as defined in Section 8.2(e)) occurs, then the conversion price in effect will be adjusted immediately after such Fundamental Change as described below. In addition, in the event of a Common Stock Fundamental Change (as defined in Section 8.2(e)), each Subordinated Debenture shall be convertible solely into common stock of the kind and amount received by holders of Corning Common Stock as the result of such Common Stock
Fundamental Change as more specifically provided in the following clauses (d)(i) and (d)(ii).

For purposes of calculating any adjustment to be made pursuant to this Section 8.2(d) in the event of a Fundamental
Change, immediately after such Fundamental Change:

                             (i) in the case of a Non-Stock Fundamental
              Change (as defined in Section 8.2(e)), the conversion price of the Subordinated Debentures shall thereupon become the lower of (A) the conversion price in effect immediately prior to such Non-Stock Fundamental
              Change, but after giving effect to any other prior adjustments effected pursuant to this Section 8.2, and
              (B) the result obtained by multiplying the greater of the Applicable Price (as defined in Section 8.2(e)) or the then applicable Reference Market Price (as defined in Section 8.2(e)) by a fraction of which the numerator shall be $50.00 and the denominator shall be (x) the then-current Redemption Price for the Subordinated Debentures or (y) for any Non-Stock Fundamental
              Change that occurs before the Subordinated Debentures become redeemable by Corning pursuant to Section 1.4, the applicable price (expressed as a percentage of the principal amount of Subordinated Debentures) set forth for the date of such Non-Stock Fundamental Change in the following table:

Date of Non-Stock Fundamental Change              (% of principal
                                                  amount)

     After date of original issuance of Subordinated Debentures and on or before _____ ___, 1995 ___%

After _____ ___, 1995, and on or before _____ ___, 1996

After _____ ___, 1996, and on or before _____ ___, 1997

After _____ ___, 1997, and on or before _____ ___, 1998


              plus, in any case referred to in this clause (y), an amount equal to all interest on the Subordinated
              Debentures accrued and unpaid thereon, to but excluding the date of such Non-Stock Fundamental
              Change; and

                             (ii)           in the case of a Common Stock
              Fundamental Change, the conversion price of the Subordinated Debentures in effect immediately prior to such Common Stock Fundamental Change, but after giving effect to any other prior adjustments effected pursuant to this Section 8.2, shall thereupon be adjusted by multiplying such conversion price by a fraction of which the numerator shall be the Purchaser Stock Price
              (as defined in Section 8.2(e)) and the denominator shall be the Applicable Price; provided, however, that in the event of a Common Stock Fundamental Change in which (A) 100% of the value of the consideration received by a holder of Corning Common Stock is common stock of the successor, acquiror or other third party (and cash, if any, is paid with respect to any fractional interests in such common stock resulting from such Common Stock Fundamental Change) and (B) all of the Corning Common Stock shall have been exchanged for, converted into or acquired for common stock (and cash with respect to fractional interests) of the successor, acquiror or other third party, the conversion price of the Subordinated Debentures in effect immediately prior to such Common Stock
              Fundamental Change shall thereupon be adjusted by multiplying such conversion price by a fraction of which the numerator shall be one (1) and the denominator shall be the number of shares of common stock of the successor, acquiror, or other third party received by a stockholder for one share of Corning
              Common Stock as a result of such Common Stock
              Fundamental Change.

              (e) Definitions. The following definitions shall apply to terms used in this Section 8.2:

              (1) "Applicable Price" shall mean (i) in the event of a Non-Stock Fundamental Change in which the holders of the Corning Common Stock receive only cash, the amount of cash received by a stockholder for one share of Corning Common Stock and (ii) in the event of any other Non-Stock Fundamental Change or any Common
              Stock Fundamental Change, the average of the daily
              Closing Prices of the Corning Common Stock for the ten consecutive Trading Days prior to and including the record date for the determination of the holders of Corning Common Stock entitled to receive securities, cash or other property in connection with such Non-Stock Fundamental Change or Common Stock
              Fundamental Change, or, if there is no such record date, the date upon which the holders of the Corning
              Common Stock shall have the right to receive such securities, cash or other property, in each case, as adjusted in good faith by the Board of Directors of Corning to appropriately reflect any of the events referred to in subparagraphs (i), (ii), (iii), (iv), (v) and
              (vi) of Section 8.2(a).

              (2) "Closing Price" of any common stock on any day shall mean the last reported sale price regular way on such day or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices regular way of the common stock in each case on the principal national securities exchange on which the Corning Common Stock is listed, if the Corning
              Common Stock is not listed on a national securities exchange or the National Market System of the National Association of Securities Dealers, Inc., or, if the common stock is not quoted or admitted to trading on such quotation system, on the principal quotation system on which the common stock is listed or admitted to trading or quoted, or, if not listed or admitted to trading or quoted on any national securities exchange or quotation system, the average of the closing bid and asked prices of the common stock in the over-the-counter market on the day in question as reported by the National Quotation Bureau
              Incorporated, or a similarly generally accepted reporting service, or, if not so available in such manner, as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors of Corning for that purpose or, if not so available in such manner, as otherwise determined in good faith by the Board of Directors.

              (3) "Common Stock Fundamental Change" shall mean any Fundamental Change in which more than 50% of the value (as determined in good faith by the Board of Directors of Corning) of the consideration received by holders of Corning Common Stock consists of common stock that for each of the ten consecutive Trading Days referred to with respect to such Fundamental Change in
              Section 8.2(e)(1) above has been admitted for listing or admitted for listing subject to notice of issuance on a national securities exchange or quoted on the National Market System of the National Association of Securities Dealers, Inc.; provided, however, that a Fundamental Change shall not be a Common Stock Fundamental
              Change unless either (i) Corning continues to exist after the occurrence of such Fundamental Change and the outstanding Subordinated Debentures continue to exist as outstanding Subordinated Debentures, or (ii) not later than the occurrence of such Fundamental Change, the outstanding Subordinated Debentures are converted into or exchanged for convertible subordinated debentures of a corporation succeeding to the business of Corning, which convertible subordinated debentures have terms substantially similar to those of the Subordinated Debentures.

              (4) "Fundamental Change" shall mean the occurrence of any transaction or event in connection with a plan pursuant to which all or substantially all of the Corning Common Stock shall be exchanged for, converted into, acquired for or constitute solely the right to receive securities, cash or other property (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise); provided, however, in the case of a plan involving more than one such transaction or event, for purposes of adjustment of the conversion price, such Fundamental Change shall be deemed to have occurred when substantially all of the Corning Common Stock of Corning shall be exchanged for, converted into, or acquired for or constitute solely the right to receive securities, cash or other property, but the adjustment shall be based upon the highest weighted average of consideration per share which a holder of Corning Common Stock could have received in such transactions or events as a result of which more than 50% of the Corning Common Stock of Corning shall have been exchanged for, converted into, or acquired for or constitute solely the right to receive securities, cash or other property.

              (5) "Non-Stock Fundamental Change" shall mean any
              Fundamental Change other than a Common Stock
              Fundamental Change.

              (6) "Purchaser Stock Price" shall mean, with respect to any Common Stock Fundamental Change, the average of the daily Closing Prices of the common stock received in such Common Stock Fundamental Change for the ten consecutive Trading Days prior to and including the record date for the determination of the holders of Corning Common Stock entitled to receive such common stock, or, if there is no such record date, the date upon which the holders of the Corning
              Common Stock shall have the right to receive such common stock, in each case, as adjusted in good faith by the Board of Directors of Corning to appropriately reflect any of the events referred to in subparagraphs
              (i), (ii), (iii), (iv), (v) and (vi) of Section 8.2(a);

              (7) "Reference Market Price" shall initially mean
              $_____ and in the event of any adjustment to the conversion price other than as a result of a Non-Stock Fundamental Change, the Reference Market Price shall also be adjusted so that the ratio of the Reference
              Market Price to the conversion price after giving effect to any such adjustment shall always be the same as the ratio of $_____ to the initial conversion price per share.

              (8) "Trading Day" shall mean a day on which securities traded on the national securities exchange or quotation system or in the over-the-counter market used to determine the Closing Price.

              (f) Dividend or Interest Reinvestment Plans.
Notwithstanding the foregoing provisions, the issuance of any shares of Corning Common Stock pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of Corning and the investment of additional optional amounts in shares of Corning Common Stock under any such plan, and the issuance of any shares of Corning
Common Stock or options or rights to purchase such shares pursuant to any employee benefit plan or program of Corning or pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the date the Subordinated Debentures were first issued, shall not be deemed to constitute an issuance of Corning Common Stock or exercisable, exchangeable or convertible securities by Corning to which any of the adjustment provisions described above applies. There shall also be no adjustment of the conversion price in case of the issuance of any stock (or securities convertible into or exchangeable for stock) of Corning except as specifically described in this Section 8.2. If any action would require adjustment of the conversion price pursuant to more than one of the provisions described above, only one adjustment shall be made and such adjustment shall be the amount of adjustment that has the highest absolute value to the holder of Subordinated Debentures.

              (g) Certain Additional Rights. In case Corning shall, by dividend or otherwise, declare or make a distribution on its Corning Common Stock referred to in Section 8.2(a)(iv) or
8.2(a)(v) (including, without limitation, dividends or distributions referred to in the last sentence of Section 8.2(a)(iv)), the holder of the Subordinated Debentures, upon the conversion thereof subsequent to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution and prior to the effectiveness of the conversion price adjustment in respect of such distribution, shall also be entitled to receive for each share of Corning
Common Stock into which the Subordinated Debentures are converted, the portion of the shares of Corning Common
Stock, rights, warrants, evidences of indebtedness, shares of capital stock, cash and assets so distributed applicable to one share of Corning Common Stock; provided, however, that, at the election of Corning (whose election shall be evidenced by a resolution of the Board of Directors) with respect to all holders so converting, Corning may, in lieu of distributing to such holder any portion of such distribution not consisting of cash or securities of Corning, pay such holder an amount in cash equal to the fair market value thereof (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors). If any conversion of Subordinated Debentures described in the immediately preceding sentence occurs prior to the payment date for a distribution to holders of Corning
Common Stock which the holder of Subordinated Debentures so converted is entitled to receive in accordance with the immediately preceding sentence, Corning may elect (such election to be evidenced by a resolution of the Board of Directors) to distribute to such holder a due bill for the shares of Corning Common Stock, rights, warrants, evidences of indebtedness, shares of capital stock, cash or assets to which such holder is so entitled, provided that such due bill (i) meets any applicable requirements of the principal national securities exchange or other market on which the Corning Common
Stock is then traded and (ii) requires payment or delivery of such shares of Corning Common Stock, rights, warrants, evidences of indebtedness, shares of capital stock, cash or assets no later than the date of payment or delivery thereof to holders of shares of Corning Common Stock receiving such distribution.

Article IX

Exchange

              9.1 Optional Exchange for Corning Preferred Stock. For so long as the Subordinated Debentures are outstanding, the Subordinated Debentures shall be exchangeable at the request of Corning Delaware for shares of Corning Series C Preferred Stock, subject to the following terms and conditions:

(a) Corning shall, after an Exchange Event shall occur, at the request of Corning Delaware, exchange all (but not less than all) of the Subordinated Debentures for shares of its Series C Preferred Stock at the rate of one share of Corning Series C Preferred Stock for each $100 principal amount of Subordinated Debentures (which rate is equivalent to one share of Corning Series C Preferred Stock for two Preferred Securities).

(b) The  following events are "Exchange Events":

(i) the failure of holders of Preferred Securities to receive, for 15 consecutive months (including any arrearage with respect to the Preferred Securities) the full amount of dividend payments on the Preferred Securities; and

(ii) a Tax Event.

(c) In order to exchange the Subordinated Debentures, Corning Delaware, after receiving notice of an Exchange Election by the holders of a Majority in Liquidation Preference of the Preferred Securities, shall deliver an irrevocable notice of exchange (a "Notice of Exchange") to Corning and the Agent. Upon receipt of such notice, Corning shall issue shares of its Series C Preferred Stock in the names of the holders of Preferred Securities designated in the Notice of Exchange in exchange for the principal amount of the Subordinated
Debentures then outstanding.   Any accrued but unpaid interest
on the Subordinated Debentures surrendered for exchange, including any Additional Interest accrued thereon, shall be treated as accrued and unpaid dividends on the Corning Series C Preferred Stock issued in exchange for the Subordinated Debentures to the extent provided in paragraph 4C of the Restated Certificate of Incorporation regarding such Corning Series C Preferred Stock. The Subordinated Debentures shall be deemed to have been exchanged immediately prior to the close of business on the date of the Exchange Election (the "exchange date"). The Person or Persons entitled to receive the Corning Series C Preferred Stock issuable upon an exchange of the Preferred Securities shall be treated for all purposes as the record holder or holders of such Series C
Preferred  Stock at such time.   As promptly as practicable on
or after the exchange date, Corning shall issue and deliver at the office of the Agent a certificate or certificates for the number of shares of Corning Series C Preferred Stock issuable upon such exchange, unless otherwise directed by Corning Delaware in the Notice of Exchange.


Article X

The Agent


              10.1 Appointment of Agent. Corning hereby appoints Harris Trust and Savings Bank as its fiscal agent, registrar, transfer agent and paying and conversion agent with respect to the Subordinated Debentures (Harris Trust and Savings Bank and its successor or successors acting in any such capacity being called herein the "Agent"). The Agent shall have the powers and authority granted to and conferred upon it herein, and such further powers and authority acceptable to it, to act on behalf of Corning as Corning may hereafter grant to or confer upon it in writing.

              10.2 Register. (a) The Agent shall act as registrar of the Subordinated Debentures and shall maintain at its corporate trust office, in The City of New York or Chicago, a register for the Subordinated Debentures for the registration and transfer of the Subordinated Debentures. Transfers of the Subordinated Debentures shall be completed as provided for herein. No service charge shall be made for any registration, registration of transfer, exchange or conversion of Subordinated
Debentures, but the Agent may require payment of a sum sufficient to cover any stamp or other tax or governmental charge in connection therewith.

(b) Corning and the Agent may treat the person in whose name any Subordinated Debenture is registered as the owner of such Subordinated Debenture for the purpose of receiving payment of principal of and interest (including Additional Interest) on such Subordinated Debenture and for all other purposes whatsoever.

(c) Upon surrender of any Subordinated Debenture at the office of the Agent for exchange or transfer, the Agent shall register and deliver in exchange for such Subordinated Debenture a Subordinated Debenture or Debentures of the appropriate denominations and for a like aggregate principal amount in accordance with the provisions of Section 8.1.

(d) All Subordinated Debentures paid or otherwise returned, all mutilated Debentures surrendered in exchange for new Subordinated Debentures (with receipt of proof of the destruction, theft or loss of the Subordinated Debenture) and all Subordinated Debentures surrendered in exchange for other Subordinated Debentures pursuant to any of the provisions of this Agreement shall be cancelled by the Agent. The Agent shall deliver a certificate of any such destruction to Corning.

(e) The Agent shall record in the register whether any Subordinated Debentures have been redeemed or otherwise paid, cancelled, or in the case of mutilated destroyed, stolen or lost Subordinated Debentures whether such Subordinated
Debentures have been replaced. In the case of the replacement of any of the Subordinated Debentures, the Agent will keep a record of the Subordinated Debentures so replaced and the Subordinated Debentures issued in replacement thereof. In the case of the cancellation of any of the Subordinated
Debentures, the Agent will keep a record of the Subordinated Debentures so cancelled and the date on which such Subordinated Debentures was cancelled.

10.3 Conversion and Exchange. The Agent is hereby authorized to deliver (i) shares of Corning Common Stock from time to time upon conversion of all or a portion of the Subordinated Debentures in accordance with the provisions of
Article VIII and to deliver to Corning Delaware a new Subordinated Debenture or Subordinated Debentures for the resulting principal amount and (ii) shares of Corning Series C Preferred Stock in exchange for all of the Subordinated Debentures upon the occurrence of an Exchange Event in accordance with the provisions of Article IX hereof.

10.4 Payments. The Agent is hereby authorized to make any payments on the Subordinated Debentures with respect to prepayments or redemption and at final maturity in accordance with the provisions of this Agreement. Regular payments of interest (including any Additional Interest) on the Subordinated Debentures shall be made by Corning, unless the Agent is directed by Corning to make such payments. In the event
Corning fails to make such interest payments, the Agent shall be under no obligation in its own right to make such interest payments.

10.5 Limit on Liability. The Agent shall not be responsible or accountable to anyone for any other reason whatsoever, with respect to the validity of this Agreement or of the Subordinated Debentures (other than its execution of this Agreement and its certificates of authentication of the Subordinated Debentures), or for any act done or omitted by it in good faith, or for anything whatsoever in connection with this Agreement or any Subordinated Debenture, except for its own wilful misconduct or negligence in the performance of any duty to be performed by the Agent hereunder. In acting under this Agreement, the Agent is acting solely as agent of Corning and does not assume any obligation or relationship of agency or trust for or with Corning Delaware, as holder of the Subordinated
Debentures, except that all funds held by the Agent for payment of principal of, premium, if any, or interest on the Subordinated Debentures shall be held in trust and, subject to the provisions set forth herein relating to its duties, the Agent will be under no obligation to exercise any of its rights or powers hereunder at the request, order or direction of Corning Delaware, as holder of the Subordinated Debentures, or the holders of the Preferred Securities.

10.6 Acceptance of Appointment. The Agent accepts its obligations set forth in or arising under this Agreement and the Subordinated Debentures upon the terms and conditions hereof and thereof, including the following, to all of which Corning agrees and to all of which the rights of Corning Delaware, as holder of the Subordinated Debentures shall be subject:

(i) the Agent may consult with lawyers selected by it, who may be, but are not required to be, internal lawyers employed by or regular independent counsel to Corning, and the Agent shall be protected and shall incur no liability for action taken, or suffered to be taken, with respect to such matters in good faith and in accordance with the opinion of such lawyers;

(ii) the Agent shall be protected and shall incur no liability for or in respect of any action taken or thing suffered by it in reliance upon any Subordinated Debenture, notice, direction, consent, certificate, affidavit, statement or document reasonably believed by it to be genuine and to have been delivered or signed by the proper parties, except as may result from its own negligence or wilful misconduct or that of its directors, officers, employees or agents;

(iii) the Agent, and its officers, directors and employees, may become the holder of, or acquire any interest in, the Subordinated Debentures or Preferred Securities, with the same rights that it or they would have if it were not the Agent, or they were not such officers, directors, or employees, and may engage or be interested in any financial or other transaction with Corning and may act on, or as depository, trustee or agent for, any committee or body of holders of Subordinated Debentures or other obligations of Corning as freely as if it were not the Agent hereunder or they were not such officers, directors, or employees;

(iv) the Agent shall not be under any liability for interest on any money at any time received by it pursuant to any of the provisions of this Agreement, except as otherwise agreed with Corning;

(v) the Agent shall be obliged to perform such duties and only such duties as are herein and in the Subordinated Debentures specifically set out, and no implied duties or obligations shall be read into this Agreement or the Subordinated Debentures against the Agent. The Agent shall not be under any obligation to take any action hereunder which may tend to involve it in any expenses or liability, the payment of which within a reasonable time is not, in its reasonable opinion, assured to it. The Agent shall not be accountable or under any duty or responsibility for the application by Corning of the proceeds of the issue of the Subordinated Debentures. The
Agent shall not have any duty or responsibility in case of any default of which the Agent has knowledge by Corning in the performance of its obligations contained in the Subordinated Debentures (including, without limiting the generality of the foregoing, any duty or responsibility to initiate or to attempt to initiate any proceedings at law or otherwise or to make any demand for payment upon Corning);

(vi) in acting under this Agreement in connection with the Subordinated Debentures, the Agent is acting solely as agent of Corning and does not assume any obligations to, or relationship of agency or trust for or with, Corning Delaware, as holder of the Subordinated Debentures, or the holders of the Preferred Securities, except that (i) the Agent shall, pending exchange in accordance with Article IX and conversion in accordance with Article VIII of this Agreement, hold the definitive Subordinated Debentures, Corning Preferred Stock and Corning Common Stock for the benefit of Corning
Delaware and (ii) all funds held by the Agent for payment of principal of, premium, if any, or interest on the Subordinated Debentures shall be held in trust (but need not be segregated from other funds except as required by law) for Corning Delaware provided that money held in respect of the Subordinated Debentures and remaining unclaimed at the expiry of the period referred to in Section 3.1(b) of this Agreement shall be repaid to Corning as provided in such section whereupon the aforesaid trusts shall terminate; and

(vii) the Agent shall, as between itself and Corning Delaware, as holder of the Subordinated Debentures, as regards all the obligations, powers, authorities, and discretions vested in it hereunder and under the Subordinated Debentures have absolute and uncontrolled discretion as to the exercise thereof whether in relation to the manner or as to the mode of and time for the exercise thereof and, in the absence of negligence or wilful misconduct on the part of the Agent, or its officers or employees shall be in no way responsible for any loss, costs, damages or inconvenience that may result from the exercise or non-exercise thereof.

10.7  Signatures.  Unless herein otherwise specifically
provided, any order, notice, request or other instrument of
Corning made or given by it under any provision of this
Agreement shall be sufficient if signed by a [                    ]
or such other person as a [                    ] appoints in
writing. The Agent shall be fully justified and protected in relying and acting or refraining from acting upon any instructions received by it and signed in the manner provided in the preceding sentence, or upon the advice of counsel satisfactory to it, who may be counsel for Corning, and shall be fully justified and protected in relying and acting upon and dealing with any Subordinated Debenture, assignment, power of attorney, certificate, order, instruction, notice or other instrument or paper reasonably believed by the Agent to be genuine and duly authorized and property executed.

10.8 Expenses and Indemnity. In connection with the Agent's appointment and duties as Agent, Corning will pay the Agent compensation agreed upon by them. The obligation of Corning under this paragraph 10.5 shall survive payment of the Subordinated Debentures and resignation or removal of the Agent. Corning will indemnify the Agent against any loss or liability and agrees to pay or reimburse the Agent for any reasonable expense which may be incurred by the Agent by reason of, or in connection with, the Agent's appointment and duties as Agent, except as such result from the Agent's own negligence or wilful misconduct.

10.9 Successor Agent. In case at any time the Agent shall resign, or shall be removed, or shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Agent or of its property shall be appointed or any public officer shall take charge or control of the Agent or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, a successor Agent (which to qualify as such, shall be a bank or trust company organized and doing business under the laws of the United States of America or the State of New York, in good standing and having an established place of business in The City of New
York, and authorized under such laws to exercise corporate trust powers) shall be appointed by Corning by an instrument in writing, delivered to such successor Agent. Upon the appointment of a successor Agent and acceptance by such successor of such appointment, the Agent so succeeded shall cease to be Agent hereunder. If no successor Agent shall have been so appointed by Corning and shall have accepted appointment as hereinafter provided, then Corning Delaware or the Agent may petition any court of competent jurisdiction for the appointment of a successor agent.

10.10 Resignation. The Agent may at any time resign as such agent by giving written notice to Corning of its resignation, specifying the date on which its resignation shall become effective (which shall not be less than 60 days after the date on which such notice is given unless Corning shall agree to a shorter period). Corning may remove the Agent at any time by giving written notice of not less than 60 days to the Agent specifying the date on which such removal shall become effective. Such resignation or removal shall only take effect upon the appointment by Corning of a successor Agent and upon the acceptance of such appointment by such successor
Agent.

Article XI

Miscellaneous

11.1 Third Party Beneficiaries. Corning's obligations under this Agreement shall be for the benefit of the holders from time to time of the Preferred Securities.

11.2  Transfer of Subordinated Debentures. Corning
Delaware may sell, transfer or assign the Subordinated
Debentures only as permitted under the Limited Partnership
Agreement.

11.3 Notices. All notices hereunder shall be deemed given by a party hereto if in writing and delivered personally or by telegram or facsimile transmission or by registered or certified mail (return receipt requested) to the other party at the following address for such party (or at such other address as shall be specified by like notice):

If to Corning Delaware to:

              c/o Corning Incorporated
              One Riverfront Plaza
              Corning, New York  14831
              Fax No.:
              Attention:  Secretary

If to Corning to:
              Corning Incorporated
              One Riverfront Plaza
              Corning, New York  14831
              Fax No.:
              Attention:  Secretary

If to the Agent to:

              Harris Trust and Savings Bank
              311 West Monroe Street
              12th Floor
              Chicago, IL  60606
              Fax No.:  312-461-3525
              Attention:  Indenture Trust

Any notice given by mail or telegram or facsimile transmission shall be effective when received.

11.4 Amendment. This Agreement may be amended by mutual consent of the parties in the manner the parties shall agree; provided, that, so long as any of the Preferred Securities shall remain outstanding, no such amendment shall be made that adversely affects the holders of the Preferred Securities, and no termination of this Agreement shall occur, and no Event of Default or compliance with any covenant under this Agreement may be waived by Corning Delaware, without the prior consent of the holders of at least 66 2/3% of the aggregate liquidation preference of the outstanding Preferred Securities unless and until the Subordinated Debentures and all accrued and unpaid (and Additional Interest) interest thereon has been paid in full.

11.5  Binding Effect.   This Agreement shall be binding upon
and inure to the benefit of Corning, Corning Delaware and the Agent and their respective successors and assigns.

11.6 GOVERNING LAW. THIS AGREEMENT AND THE SUBORDINATED DEBENTURES WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

11.7 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

11.8 Headings. The headings for the sections of this Agreement are for convenience only and are not part of this Agreement.

The Agent accepts its obligations herein set forth, upon the terms and conditions hereof, to all of which Corning agrees and to all of the rights hereunder of Corning Delaware as holder of the Subordinated Debentures.

IN WITNESS WHEREOF, the parties hereto have executed this Fiscal Agency Agreement as of the date first written above.

                                CORNING INCORPORATED


                                By:____________________________

                                   Name:
                                   Title:

                                CORNING
                                DELAWARE, L.P.

                                By: CORNING INCORPORATED,
                                    its General Partner



                                By:____________________________
                                   Name:
                                   Title:

Accepted and agreed to:

HARRIS TRUST AND SAVINGS BANK


By:____________________________
   Name:
   Title:

                                                   EXHIBIT 1

                      CORNING INCORPORATED

___% Convertible Subordinated Debentures Due __________,
2024


No._____                                          $____


Corning Incorporated, a corporation duly organized and
existing under the laws of the State of New York (herein
called "Corning", which term includes any successor
corporation under the Fiscal Agency Agreement hereinafter referred to), for value received, hereby promises to pay to
                                            , or registered
assigns, the principal sum of                 on ____________,
2024 and to pay interest at the rate of             % per annum
from the date of original issuance and sale, payable monthly in arrears on the last day of each calendar month of each year
(each an "Interest Payment Date"), commencing               ,
1994. Interest will compound monthly and will accrue at the rate of __% per annum on any interest installment that is not paid at the end of any monthly interest period or when otherwise due ("Additional Interest"). The amount of interest payable for any period will be computed on the basis of twelve 30-day months and a 360-day year and, for any period shorter than a full monthly interest period, will be computed on the basis of the actual number of days elapsed in such period. In the event that any date on which interest is payable on the Subordinated Debentures is not a Business Day, then a payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and
effect as if made on such date.   A "Business Day" shall mean
any day other than a day on which banking institutions in The City of New York or Chicago are authorized or required by law to close.

Corning shall have the right at any time and from time to time during the term of the Subordinated Debentures, to extend interest payment periods for up to 60 months, during which periods interest will compound monthly and during which Corning shall have the right to make partial payments of interest and at the end of which period Corning shall pay all interest then accrued and unpaid (together with Additional Interest); provided that, during any such extended interest payment period neither Corning nor any majority-owned subsidiary of Corning shall declare or pay any dividend on, or redeem, purchase, acquire for value or make a liquidation payment with respect to, any Junior Stock (other than as a result of a reclassification of Junior Stock or the exchange or conversion of one class or series of Junior Stock for another class or series of Junior Stock), or make any guarantee payments with respect to the foregoing (other than payments under the Guarantee or dividends or guarantee payments to Corning). Prior to the termination of any such extended interest payment period, Corning may further extend the interest payment period, provided that such extended interest payment period together with all such further extensions thereof may not exceed 60 months. Corning shall give
Corning Delaware notice of its selection of an extended interest payment period one Business Day prior to the earlier of (i) the date the related dividends are payable or (ii) the date Corning Delaware is required to give notice of the record or payment date of such related dividend to the New York Stock Exchange or other applicable self-regulatory organization or to holders of the Preferred Securities, but in any event not less than two Business Days prior to such record date.

Each payment by Corning of principal and interest on the Subordinated Debentures shall be made to Corning Delaware in immediately available funds in lawful money of the United States at such place and to such account as may be designated by Corning Delaware.

Reference is hereby made to the further provisions of the Fiscal Agency Agreement summarized on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Fiscal Agent referred to on the reverse hereof by manual signature, this Subordinated Debenture shall not be entitled to any benefit under the Fiscal Agency Agreement or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, Corning has caused this instrument to be duly executed under its corporate seal.

Dated:
CORNING INCORPORATED


By

[CORPORATE SEAL]

                             This is one of the Subordinated Debentures
designated therein referred to in the within-mentioned Fiscal
Agency Agreement.


HARRIS TRUST AND SAVINGS

BANK, as Fiscal Agent


By

Authorized Officer

[FORM OF REVERSE OF SECURITY]


This Convertible Subordinated Debenture is one of a duly authorized issue of securities of Corning (herein called the "Subordinated Debentures"), issued under a Fiscal Agency Agreement, dated as of _______________ (herein called the "Fiscal Agency Agreement"), between Corning and Harris
Trust and Savings Bank, as fiscal agent, transfer agent, paying agent and conversion agent (in any such capacity, the "Agent", which term includes any successor Agent under the Subordinated Debentures), to which reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of Corning, the Agent, the holders of Senior Indebtedness and the holders of the Subordinated Debentures and of the terms upon which the Subordinated Debentures are, and are to be, delivered. All terms used in this Security which are defined in the Fiscal Agency Agreement shall have the meanings assigned to them in the Fiscal Agency Agreement. This Subordinated Debenture is one of the securities designated on the face hereof, limited in aggregate principal amount to $__________.

The indebtedness evidenced by this Subordinated Debenture is to the extent provided in the Fiscal Agency Agreement, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness, and this Security is issued subject to the provisions of the Fiscal Agency
Agreement with respect thereto. Each holder of this Security, by accepting the same, agrees to and shall be bound by such provisions.

This Subordinated Debenture is subject to prepayment at any time on or after _______________, 1998, as a whole or in part, at the election of Corning, at the prepayment prices set forth in the Fiscal Agency Agreement.

In the event of prepayment of this Subordinated Debenture in part only, a new Subordinated Debenture for the unredeemed portion hereof will be issued in the name of the holder hereof upon the cancellation hereof.

If an Event of Default with respect to the Subordinated Debentures shall occur and be continuing, the principal of the Subordinated
Debentures may be declared due and payable in the manner and with the effect provided in the Fiscal Agency Agreement.

The Fiscal Agency Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of Corning, Corning Delaware and the rights of any other holders of the Subordinated Debentures at any time by Corning, Corning Delaware and the Agent.

The Subordinated Debentures are convertible at any time on or before the close of business on the Maturity Date at the option of the holder into shares of Corning Common Stock at an initial conversion price of $_____ per share of Corning
Common Stock, subject to adjustment as provided for in the
Fiscal Agency Agreement.   The holder of the Subordinated
Debentures will be entitled to receive the interest payable on the Subordinated Debentures on the Interest Payment Date notwithstanding the conversion thereof following the Business Day immediately preceding such Interest Payment Date. Each conversion will be deemed to have been effected immediately prior to the close of business on the day on which notice was received by Corning Delaware from a holder of the Preferred Securities effecting a conversion thereof pursuant to its conversion rights under the Limited Partnership Agreement.
No fractional shares of Corning Common Stock will be issued as a result of conversion, but in lieu thereof, in the sole discretion of Corning, such fractional interest will be paid in cash by Corning.

The Subordinated Debentures are exchangeable (in whole but not in part) upon the occurrence of an Exchange Event at the Exchange Price for Corning Series C Preferred Stock as provided under the terms of the Fiscal Agency Agreement.

The Subordinated Debentures are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.

                                                                Exhibit 4.5


                          S&C Draft of June 22, 1994


                 GUARANTEE AGREEMENT


      GUARANTEE AGREEMENT (this "Guarantee"), dated as of
          , 1994, is executed and delivered by Corning Incorporated, a corporation organized under the laws of the State of New York
("Corning"), for the benefit of the Holders (as hereinafter defined) from time to time of the Preferred Securities (as hereinafter defined) of Corning Delaware, L.P., a Delaware limited partnership ("Corning
Delaware" or the "Partnership").

      WHEREAS, Corning Delaware is issuing up to
shares of its     % Convertible Monthly Income Preferred Securities,
with a liquidation preference of $50 per share (the "Preferred
Securities"), and Corning desires to issue this Guarantee for the benefit of the Holders, as provided herein;

      WHEREAS, Corning Delaware will purchase the Subordinated
Debentures (as hereinafter defined) issued pursuant to the Fiscal
Agency Agreement (as hereinafter defined) with substantially all of the proceeds from the issuance and sale of the Preferred Securities and its other partnership interests (the "Partnership Interests"); and

      WHEREAS, Corning desires hereby to unconditionally and irrevocably agree, to the extent set forth herein, to pay to the Holders the Guarantee Payments (as hereinafter defined) and to perform the other obligations set forth herein.

      NOW, THEREFORE, in consideration of the purchase by each Holder of the Preferred Securities, which purchase Corning hereby agrees shall benefit Corning, Corning executes and delivers this Guarantee for the benefit of the Holders.


                      Article I

                     Definitions

      As used in this Guarantee, the terms set forth below shall, unless the context otherwise requires, have the following meanings. Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to such terms in the Amended and Restated Limited Partnership Agreement of Corning Delaware, dated as of June __, 1994 (the "Limited Partnership Agreement").

      1.1 "Additional Dividends" means Dividends that shall be declared and paid by the Partnership on any Dividend arrearages in respect of the Preferred Securities at the rate of ___% per annum compounded monthly.

      1.2 "Corning Common Stock" shall mean the shares of common stock, par value $.50 per share, of Corning.

      1.3   "Corning Preferred Stock" shall mean the Series C
Cumulative Convertible Preferred Stock of Corning with a liquidation preference of $100 per share.

      1.4 "Dividends" means the cumulative cash distributions from the Partnership with respect to the Interests represented by the Preferred Securities, accruing from the first Closing Date and payable monthly in arrears on the last day of each calendar month of the year, commencing _______, 1994.

      1.5   "Fiscal Agency Agreement" shall mean the Fiscal
Agency Agreement dated as of June __, 1994, among Corning, Corning Delaware and Harris Trust and Savings Bank.

      1.6 "General Partner" means Corning in its capacity as general partner in Corning Delaware or any permitted successor general partner in Corning Delaware admitted as such pursuant to the applicable provisions of the Limited Partnership Agreement.

      1.7 "Guarantee Payments" shall mean the following payments, without duplication, to the extent not paid by Corning
Delaware: (a) any accumulated and unpaid Dividends (including any Additional Dividends accrued thereon) which have been theretofore declared on the Preferred Securities from moneys legally available therefor; (b) the redemption price (including all accumulated and unpaid Dividends and distributions) payable with respect to Preferred Securities called for redemption by Corning Delaware out of funds legally available therefor; and (c) upon a liquidation of Corning Delaware, the lesser of (i) the Liquidation Distribution and (ii) the amount of assets of Corning Delaware available for distribution to Holders in liquidation of Corning Delaware.

      1.8 "Holder" shall mean any holder from time to time of any Preferred Securities of Corning Delaware; provided, however, that in determining whether the Holders of the requisite percentage of Preferred Securities have given any request, notice, consent or waiver hereunder, "Holder" shall not include Corning or any majority-owned entity, either directly or indirectly.

      1.9 "Liquidation Distribution" shall mean the aggregate of the stated liquidation preference of $50 per Preferred Security and all accumulated and unpaid dividends and distributions (whether or not declared) to the date of payment, including any Additional Dividends accrued thereon.

      1.10 "Redemption Price" shall have the meaning ascribed to such term in the Limited Partnership Agreement.

      1.11  "Subordinated Debentures" shall mean the ___%
Convertible Subordinated Debentures of Corning issued pursuant to the Fiscal Agency Agreement and sold by Corning to the Partnership in connection with the issuance and sale by the Partnership of the Preferred Securities. The Subordinated Debentures will evidence the loan to be made by Corning Delaware to Corning from time to time of the proceeds received by Corning Delaware from the issuance and sale of the Preferred Securities and substantially all of the Partnership Interests.

                     Article II

                      Guarantee

      2.1 General. Corning irrevocably and unconditionally agrees to pay in full to the Holders the Guarantee Payments, as and when due (except to the extent paid by Corning Delaware), regardless of any defense, right of set-off or counterclaim which Corning Delaware may have or assert. This Guarantee is continuing, irrevocable, unconditional and absolute. Corning's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by Corning to the Holders or by causing Corning Delaware to pay such amounts to the Holders.

      2.2 Waiver of Certain Rights. Corning hereby waives notice of acceptance of this Guarantee and of any liability to which it applies or may apply, presentment, demand for payment, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

      2.3 Obligations Not Affected. The obligations, covenants, agreements and duties of Corning under this Guarantee shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

            (a) the release or waiver, by operation of law or otherwise, of the performance or observance by Corning
      Delaware of any express or implied agreement, covenant, term or condition relating to the Preferred Securities to be performed or observed by Corning Delaware;

            (b) the extension of time for the payment by Corning Delaware of all or any portion of the Dividends, distributions, Additional Dividends, Redemption Price, Liquidation Distribution or any other sums payable under the terms of the Preferred Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Preferred Securities;

            (c) any, failure, omission, delay or lack of diligence on the part of the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Holders pursuant to the terms of the Preferred Securities, or any action on the part of Corning Delaware granting indulgence or extension of any kind;

            (d) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, Corning
      Delaware or any of the assets of Corning Delaware;

            (e) any invalidity of, or defect or deficiency in, any of the Preferred Securities; or

            (f) the settlement or compromise of any obligation guaranteed hereby or hereby incurred.

There shall be no obligation of the Holders to give notice to, or obtain any consent of, Corning with respect to the happening of any of the foregoing.

      2.4 Holders May Proceed Directly Against Corning. This Guarantee is a guarantee of payment and not of collection. A Holder may enforce this Guarantee directly against Corning, and Corning waives any right or remedy to require that any action be brought against Corning Delaware or any other person or entity before proceeding against Corning. Subject to Section 2.5 hereof, all waivers herein contained shall be without prejudice to the Holders' right at the Holders' option to proceed against Corning Delaware, whether by separate action or by joinder. Corning agrees that this Guarantee shall not be discharged except by payment of the Guarantee Payments in full.

      2.5 Subrogation. Corning shall be subrogated to all (if any) rights of the Holders against Corning Delaware in respect of any amounts paid to the Holders by Corning under this Guarantee and shall have the right to waive payment of any amount of dividends or distributions in respect of which payment has been made to the Holders by Corning pursuant to Section 2.1 hereof; provided, however, that Corning shall not (except to the extent required by mandatory provisions of law) exercise any rights which it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of a payment under this Guarantee, if, at the time of any such payment, any amounts are due and unpaid under this Guarantee. If any amount shall be paid to Corning in violation of the preceding sentence, Corning agrees to pay over such amount to the Holders.

      2.6 Independent Obligations. Corning acknowledges that its obligations hereunder are independent of the obligations of Corning Delaware with respect to the Preferred Securities and that Corning shall be liable as principal and sole debtor under this Guarantee to make Guarantee Payments pursuant to the terms of this Guarantee notwithstanding the occurrence of any event referred to in subsections
(a) through (f), inclusive, of Section 2.3 hereof.

      2.7 Termination. This Guarantee shall terminate and be of no further force and effect upon full payment of the Redemption Price of all Preferred Securities, upon full payment of the amounts payable to the Holders upon liquidation of Corning Delaware or upon the conversion or exchange of all Subordinated Debentures into Corning
Common Stock or Corning Preferred Stock, as the case may be, and the distribution of such stock to the Holders of the Preferred Securities then outstanding; provided, however, that this Guarantee shall continue to be effective or shall be reinstated, as the case may be, if at any time any Holder of Preferred Securities must restore payment of any sums paid under the Preferred Securities under this Guarantee for any reason whatsoever.


                     Article III

            Certain Covenants of Corning

      3.1   Dividends and Other Payments. So long as any
Preferred Securities remain outstanding, neither Corning, nor any majority owned subsidiary of Corning, shall declare or pay any dividend or distribution on, or redeem, purchase or otherwise acquire or make a liquidation payment with respect to, any class or series of capital stock issued by Corning which ranks junior to the Corning Preferred Stock in right of payment of dividends and amounts on liquidation, dissolution and winding-up (other than as a result of a reclassification of capital stock or the exchange or conversion of one class or series of capital stock for another class or series of capital stock) or make any guarantee payments with respect to the foregoing (other than payments under this Guarantee or dividends or guarantee payments to Corning), if at such time Corning shall be in default with respect to its payment or other obligations hereunder or there shall have occurred any event that, with the giving of notice or the lapse of time or both, would constitute an Event of Default under the Subordinated Debentures. Corning shall take all actions necessary to ensure the compliance of its subsidiaries with this Section 3.1.

      3.2 Certain Other Covenants. Corning covenants that, so long as any Preferred Securities remain outstanding: (a) to maintain direct 100% ownership of the Partnership Interests and any other interests in Corning Delaware other than the Preferred Securities; (b) to cause at least 21% of the total value of Corning Delaware and at least
21% of all interest in the capital, income, gain, loss, deduction and credit of Corning Delaware to be held by Corning as a General Partner;
(c) not to voluntarily dissolve, wind up or liquidate itself or Corning Delaware; (d) to remain the General Partner of Corning Delaware and to timely perform all of its duties as General Partner (including the duty to cause Corning Delaware to declare and pay dividends on the Preferred Securities), unless a permitted successor General Partner is appointed pursuant to the Limited Partnership Agreement; and (e) subject to the terms of the Preferred Securities, to use reasonable efforts to cause Corning Delaware to remain a Delaware limited partnership and otherwise continue to be treated as a partnership for United States federal income tax purposes.


                     Article IV

                    Subordination

      4.1 Subordination. Corning covenants and agrees that this Guarantee constitutes an unsecured obligation of Corning ranking (i) subordinate and junior in right of payment to all liabilities of Corning,
(ii) pari passu with the Series B Preferred Stock, par value $100 per share, of Corning, any guarantee now or hereafter entered into by Corning in respect of any preferred or preference stock of any affiliate of Corning and any other class or series of Corning preferred stock ranking as to the payment of dividends and amounts upon liquidation, dissolution and winding up on a parity with the Series B Preferred
Stock and (iii) senior to Corning Common Stock and the Series A
Preferred Stock, par value $100 per share, of Corning and any other class or series of capital stock issued by Corning or any of its affiliates which by its express terms ranks junior in the payment of dividends or amounts on liquidation, dissolution and winding-up to the Preferred Securities.


                      Article V

                    Miscellaneous

      5.1 Third Party Beneficiaries. All of Corning's obligations under this Guarantee shall be directly enforceable by the Holders from time to time of the Preferred Securities. Each Holder of Preferred Securities is an intended third-party beneficiary of this Guarantee.

      5.2 Successors and Assigns. All guarantees and agreements contained in this Guarantee shall bind the successors, assigns, receivers, trustees and representatives of Corning and shall inure to the benefit of the Holders. Except as permitted by Section 5.4, Corning shall not assign its rights or delegate its obligations hereunder without the prior approval of the Holders of not less than 66-2/3% of the aggregate liquidation preference of all Preferred Securities then outstanding.

      5.3 Amendments. Except with respect to any changes which do not adversely affect the rights of Holders (in any of which cases no vote will be required), this Guarantee may only be amended by an instrument in writing signed by Corning with the prior approval of the Holders of not less than 66-2/3% of the aggregate liquidation preference of all Preferred Securities then outstanding.

      5.4   Merger or Consolidation.   Corning may, without the
consent of any Holders of Preferred Securities, merge or consolidate with or into another entity or may permit another entity to merge or consolidate with or into Corning, or may sell, transfer or lease all or substantially all of Corning's assets to another entity, if (a) at such time no Event of Default (as defined in the Fiscal Agency Agreement) shall have occurred and be continuing, or would occur as a result of such merger, consolidation, sale, transfer or lease and (b) the successor is an entity organized under the laws of the United States or any state thereof, becomes the General Partner, assumes all of Corning's obligations under this Guarantee and has a net worth equal to at least
10% of the total capital contributions in Corning Delaware.

      5.5 Notices. Any notice, request or other communication required or permitted to be given hereunder to Corning shall be given in writing by delivering the same against receipt therefor by registered mail, hand delivery, facsimile transmission (confirmed by registered mail) or telex, addressed to Corning, as follows (and if so given, shall be deemed given when mailed; upon receipt of facsimile confirmation, if sent by facsimile transmission; or upon receipt of an answer-back, if sent by telex):

            Corning Incorporated
            One Riverfront Plaza
            Corning, New York  14831
            Facsimile no.: (607) 974-9000
            Attention: Secretary

      Any notice, request or other communication required or permitted to be given hereunder to the Holders shall be given by Corning in the same manner as notices are sent by Corning Delaware to the Holders.

      5.6 Genders. The masculine and neuter genders used herein shall include the masculine, feminine and neuter genders.

      5.7 Guarantee Not Separately Transferable. This Guarantee is solely for the benefit of the Holders and is not separately transferable from the Preferred Securities.

      5.8   Governing Law.  THIS GUARANTEE SHALL BE
GOVERNED BY AND CONSTRUED AND INTERPRETED IN
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW
YORK.

      5.9 Severability. In case any provision of this Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

      5.10 Headings. The Article and section headings herein are for convenience only and shall not affect the construction hereof.

            IN WITNESS WHEREOF, Corning has caused this
Guarantee to be duly executed as of the day, and year first above written.

                                       CORNING INCORPORATED





                                       By:___________________________________
                                            Name:
                                            Title:



ATTEST:




A. John Peck, Jr.
Secretary

                                                              EXHIBIT 4.9



                    REGISTRATION RIGHTS AGREEMENT


THIS REGISTRATION RIGHTS AGREEMENT is made and entered into as of June 7, 1994 by and among Corning Incorporated, a New York business corporation ("Corning"); Maryland Medical Laboratory, Inc., a Maryland corporation ("MML"), on behalf of and for the benefit of the former MML Shareholders who hold or will hold restricted shares of Corning Common Stock, acting through an MML Shareholder Representative, Selvin Passen, M.D.; Maryland Medical Data, Inc., a Maryland corporation ("MMD"), on behalf of and for the benefit of former MMD Shareholders who hold or will hold restricted shares of Corning Common Stock, acting through an MMD Shareholder Representative, Selvin Passen, M.D.; Pharmaceutical Laboratory Services, Inc., a Maryland Corporation ("PLS"), on behalf of and for the benefit of former PLS Shareholders who hold or will hold restricted shares of Corning Common Stock, acting through a PLS Shareholder Representative, Selvin Passen, M.D.; Passen Professional Services, P.A., a Maryland professional association ("PPS"), on behalf of and for the benefit of its former shareholder, Selvin Passen, M.D.; and Podiatric Pathology Laboratories, Inc., a Maryland corporation ("PPL"), on behalf of and for the benefit of the former PPL Shareholders who hold or will hold restricted shares of Corning Common Stock, acting through a PPL Shareholder Representative, Steven Berlin.

                              RECITALS:

WHEREAS, pursuant to an Agreement and Plans of Merger dated as of May 3, 1994 (the "Merger Agreement") between Corning, several Corning subsidiaries, and MML, MMD, PLS, PPS and PPL and certain of their respective shareholders, each of MML, MMD, PLS, PPS and PPL has agreed to merge with a subsidiary of Corning such that the MML, MMD, PLS, PPS and PPL Shareholders will receive pursuant to the Merger (as defined in the Merger Agreement) restricted shares of Corning Common Stock;

WHEREAS, the MML, MMD, PLS, PPS and PPL Shareholders wish to have the right to require Corning to register their shares of Corning Common Stock under the Securities Act of 1933, as amended; and

WHEREAS, the execution and delivery of this Agreement by Corning is a condition to the Closing under the Merger Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

                 (a) Closing Date: The Closing Date defined in the Merger Agreement.

        (b) Exchange Act: The Securities Exchange Act of 1934, as it is or may be amended.

        (c) Person: Any individual, partnership, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

        (d) Prospectus: The prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus.

        (e)      Registrable Securities:  As defined in Section 2(a) below.

        (f)      Registration:  As defined in Section 3 below.

        (g) Registration Statement: Any registration statement of Corning which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

        (h)      SEC:  The Securities and Exchange Commission.

        (i) Securities Act: The Securities Act of 1933, as it is or may be amended.

        (j) Underwritten Registration or Underwritten Offering: A Registration in which securities of Corning are sold to an underwriter for reoffering to the public.

2.      Securities Subject to this Agreement

        (a) Registrable Securities. The securities entitled to the benefit of this Agreement (the "Registrable Securities") are all shares of Corning Common Stock issued to MML, MMD, PLS, PPS and PPL Shareholders pursuant to the Merger Agreement and including the shares held in escrow under the Escrow Agreement as provided therein (including such shares received as share dividends or shares issued on stock splits, mergers, consolidations or other reorganizations), provided that, (subject to the shareholder election provided in the next sentence) a share of Corning Common Stock shall be a Registrable Security only for so long as such share continues to be a Restricted Security. A share of Corning Common Stock ceases to be a "Restricted Security" when it (i) has been effectively registered under the Securities Act and disposed of in accordance with the Registration Statement covering it, or (ii) can be sold to the public pursuant to Rule 144 (or any similar provisions then in force) under the Securities Act; provided, however, that any Shareholder may elect to sell pursuant to a Registration statement despite the availability of Rule 144, and

        (b) Holders of Registrable Securities. A Person is deemed to be a "holder" of Registrable Securities for purposes of this Agreement whenever such Person owns Registrable Securities or has the right to acquire such Registrable Securities, whether or not such acquisition has actually been effected and disregarding any legal restrictions upon the exercise of such right. A Person is deemed to be the holder of all Registrable Securities deposited by or on behalf of such Person with the Escrow Agent under the Escrow Agreement.

3.      Registration of Registrable Securities

        (a) Upon the written request of the MML Shareholder Representative (on behalf of the former MML, MMD, PLS, PPS and PPL Shareholders), Corning shall file, for the entire issue of Registrable Securities, a "shelf" registration statement on any appropriate form pursuant to Rule 415 (or similar rule that may be adopted by the SEC) under the Securities Act, as promptly as practicable but in no event later than 5 days after such request or, if such 5th day is not a business day, the first business day thereafter (the "Registration"). Corning shall use its best efforts to cause such Registration to become effective as promptly as possible after such filing and thereafter to keep such Registration continuously effective, and to prevent the happening of any event of the kind described in Section 4(c) (2)-(5) hereof that requires Corning to give notice pursuant to the last paragraph of Section 4 hereof, for a period (the "Applicable Period") of two years from the date on which the SEC declares the Registration effective or such shorter period which will terminate when all the Registrable Securities covered by the Registration have been sold pursuant to such Registration or under Rule 144.

        (b) The MML Shareholder Representative shall advise Corning in such written request of the proposed method of distribution and the holders who desire to sell their Registerable Securities pursuant to the Registration Statement.

        (c) Notwithstanding the foregoing, Corning may postpone the filing of a registration statement (for a period not exceeding 90 days) if its Board of Directors or the Executive Committee thereof in good faith determines that the filing or the distribution of the Registerable Securities will adversely interfere with a public offering by Corning or with a financing, acquisition, corporate reorganization or similar corporate transaction.

4.      Registration Procedures

        In connection with the registration of Registrable Securities pursuant to Section 3 hereof, Corning will use its best efforts to effect such registration to permit the sale of such

Registrable Securities in accordance with the intended method or methods of distribution by the selling holders thereof and accordingly will:

        (a) prepare and file with the SEC, as soon as practicable, a Registration Statement or Registration Statements on any appropriate form under the Securities Act, which form shall be available for the sale of the Registrable Securities to be covered thereby in accordance with the intended method or methods of distribution by the selling holders thereof and shall include all financial statements required by the SEC to be filed therewith; provided that before filing a Registration Statement or any amendments or supplements thereto or Prospectus, including in each case documents incorporated by reference, Corning will furnish to the holders of the Registrable Securities covered by such Registration Statement and the underwriters, if any, copies of all such documents at least five business days prior to the day they are proposed to be filed, which documents will be subject to the reasonable review of the MML and PPL Shareholder Representative and underwriters, and Corning will not file any Registration Statement or any amendment or supplement thereto or any Prospectus (including in each case such documents as are incorporated by reference) to which the MML or PPL Shareholder Representative or the underwriters, if any, shall reasonably object;

        (b) prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement as may be necessary to keep the Registration Statement effective for the Applicable Period; cause the Prospectus used in connection therewith to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the Applicable Period in accordance with the intended method or methods of distribution by the selling holders thereof set forth in such Registration Statement as amended or supplement to the Prospectus used in connection therewith;

        (c) notify the selling holders of Registrable Securities and the managing underwriters, if any, promptly, and (if requested by any such Person) confirm such advice in writing, (1) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective, (2) of any request by the SEC for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (3) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, (4) of the receipt by Corning of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceedings for such purpose, and (5) of the happening of any event which makes any statement made in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated therein by reference untrue or which requires the making of any changes in the Registration Statement, the Prospectus or any document incorporated therein by reference in order to make the statements therein not misleading;

        (d)      upon the occurrence of any event contemplated by paragraph
(c)(5) above, prepare a supplement or post-effective amendment to the Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, the Prospectus will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

        (e) use its best efforts to obtain the withdrawal at the earliest possible time of any order suspending or preventing the use of any Prospectus or suspending the effectiveness of the Registration Statement or any amendment or supplement thereto or suspending the qualification of any Corning Common Stock included in such Registration Statement for sale in any jurisdiction;

        (f) furnish each selling holder of Registrable Securities and each managing underwriter, if any, without charge, at least one signed copy of the Registration Statement and every post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference, and all exhibits (including those incorporated by reference);

        (g) deliver to each selling holder of Registrable Securities and the underwriters, if any, without charge, as many copies of the Prospectus (including each preliminary Prospectus) and any amendment or supplement thereto as such Persons may reasonably request; consent to the use of the Prospectus or any amendment or supplement thereto by each of the selling holders of Registrable Securities and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto;

        (h) prior to any public offering of Registrable Securities, register or qualify or cooperate with the selling holders of Registrable Securities, the underwriters, if any, and their respective counsel on a best efforts basis to register or qualify such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions as any selling holder or underwriter reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided that Corning will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified;

        (i) cooperate with the selling holders of Registrable Securities and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; enable such Registrable Securities to be in such denominations and registered in such names as the selling holders or managing underwriters may request at least two business days prior to any sale of Registrable Securities to the underwriters;

        (j) provide a CUSIP number for all Registrable Securities, not later than the effective date of the applicable registration;

        (k) enter into such agreements (including any underwriting agreements) and take all such other actions as the MML and PPL Shareholder Representatives may reasonably require in order to expedite or facilitate the disposition of such Registrable Securities and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration (1) make such representations and warranties to the holders of such Registrable Securities and the underwriters, if any, in form, substance and scope as are customarily made by issuers comparable to Corning to underwriters in primary underwritten offerings; (2) obtain opinions of counsel to Corning and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters,if any, and the MML and PPL Shareholder Representatives) addressed to each selling holder and the underwriters, if any, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such holders and underwriters; (3) obtain "cold comfort" letters and updates thereof from Corning's independent certified public accountants addressed to the selling holders of Registrable Securities and the underwriters, if any, such letters to be in customary form and covering such matters of the type customarily covered in "cold comfort" letters and as the MML and PPL Shareholder Representatives and underwriters, if any, shall reasonably require; and (4) deliver such documents and certificates as may be requested by the MML and PPL Shareholder Representatives and the managing underwriters, if any, to evidence compliance with clause (1) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by Corning, provided that if an underwriting agreement is entered into, the same shall set forth in full the indemnification provisions and procedures of Section 6 hereof with respect to all parties to be indemnified pursuant to said Section. The above shall be done at each closing under such underwriting or similar agreement or as and to the extent required thereunder;

        (l) make available for inspection by the MML and PPL Shareholder Representatives, any underwriter, or any attorney or accountant retained by the MML and PPL Shareholder Representatives or any underwriter, all financial and other records, pertinent corporate documents and properties of Corning, and cause Corning's officers, directors and employees to supply all information reasonably requested by any such representative, underwriter, attorney or accountant in connection with such registration; provided, that any records, information or documents that are designated by Corning in writing as confidential shall be kept confidential by such Persons unless disclosure of such records, information or documents is required by court or administrative order to become publicly available or becomes publicly available without the fault of such Person;

        (m) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make generally available to its security holders earnings statements satisfying the provisions of
Section 11(a) of the Securities Act and Rule 158 thereunder, as soon as practicable but in any event no later than 45 days after the end of any 12-month period (or 90 days, if such period is a fiscal year) (1) commencing at the end of any fiscal quarter in which

Registrable Securities are sold to underwriters in a firm or best efforts Underwritten Offering, or (2) if not sold to underwriters in such an offering, beginning with the first month of Corning's first fiscal quarter commencing after the effective date of the Registration Statement, which statements shall cover said 12-month periods; and

        (n) permit any selling holder of Registrable Securities which holder believes he, she or it may be deemed to be an underwriter to require the insertion in the Registration Statement, Prospectus, preliminary prospectus, or any supplement or amendment thereto, any material which in such holder's reasonable judgment should be inserted therein, provided that such material be furnished under circumstances as shall cause it to be subject to the indemnification provisions of Section 6(b) hereto and provided that Corning shall not be required to insert any material that it believes to contain any untrue statement of a material fact or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading.


        Corning may require such holder of Registrable Securities as to which any registration is being effected to furnish to Corning such information regarding the distribution of such securities as Corning may from time to time reasonably request in writing.

        Each holder of Registrable Securities agrees by reason of its acquisition and holding of such Registrable Securities that, upon receipt of any notice from Corning of the happening of any event of the kind described in Section 4(c) (2)-(5) hereof, such holder will forthwith discontinue disposition of Registrable Securities until such holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 4(d) hereof, or until it is advised in writing (the "Advice") by Corning that the use of the Prospectus may be resumed, and, if so directed by Corning in writing, such holder will deliver to Corning (at Corning's expense) all copies, other than permanent file copies then in such holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice.

5.      Registration Expenses

        (a) Except as such expenses provided in Section 5(b) below regarding the expenses incident to Corning's performance of or compliance with Section 3 of this Agreement are to be borne by Corning, all expenses, commissions, fees or discounts of underwriters, selling brokers, dealer managers or similar securities industry professionals relating to the distribution of the Registrable Securities and legal expenses of any Person other than Corning will be borne by the holders of Registrable Securities, regardless of whether the Registration Statement becomes effective.

        (b) All expenses incident to Corning's performance of or compliance with this Agreement including without limitation all registration and filing fees, fees with respect to listings or filings required to be made with the New York Stock Exchange Inc., fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger, telephone and delivery expenses, fees and disbursements of counsel for Corning and of all independent certified public accountants of Corning (including the expenses of any special audit and "cold comfort" letters required by or incidental to such performance), and securities acts liability insurance if Corning so desires, and reasonable fees and expenses of other Persons retained by Corning in connection with the registration, will be borne by Corning.

6.      Indemnification

        (a) Indemnification by Corning. Corning agrees to indemnify and hold harmless, to the full extent permitted by law, each holder of Registrable Securities, against all losses, claims, damages, liabilities and expenses (including reasonable attorney's fees and disbursements) caused by
(i) any violation of law by Corning in connection with or any breach by Corning of its undertakings hereunder or (ii) any untrue or alleged untrue statement of a material fact contained in any Registration Statement or any amendment or supplement thereto, Prospectus, preliminary prospectus or amendment or supplement thereto, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to Corning by such holder expressly for use therein or by such holder's failure to deliver a copy of the Registration Statement or Prospectus or any amendment or supplement thereto after Corning has furnished such holder with a sufficient number of copies of the same. Corning will also indemnify underwriters, selling brokers, dealer-managers and similar securities industry professionals participating in the distribution, their officers and directors and each Person who controls such persons (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities, if requested.

        (b) Indemnification by Holders of Registrable Securities. In connection with the Registration, each holder of Registrable Securities will furnish to Corning in writing such information and affidavits as Corning reasonably requests in connection with any Registration Statement or Prospectus and agrees to indemnify and hold harmless, to the full extent permitted by law, Corning, its directors and officers and each Person who controls Corning (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses (including reasonable attorney's fees and disbursements) resulting from any untrue statement of a material fact contained in the Registration Statement, Prospectus, preliminary prospectus, amendment or supplement thereto, or any omission of a material fact required to be stated in the Registration Statement or Prospectus or preliminary prospectus necessary to make the statements therein not misleading, to the extent, but only the extent, that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such holder to Corning specifically for inclusion in such Registration Statement, Prospectus, preliminary prospectus, amendment or supplement thereto. Corning shall be entitled to receive indemnities from underwriters, selling brokers, dealer-managers and similar securities industry professionals participating in the distribution, to the same extent as provided above with respect to information so furnished in writing by such Person specifically for the inclusion in any Prospectus or Registration Statement.

        (c) Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder will (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claims with counsel reasonably satisfactory to the indemnified party, provided, however, that any Person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claims, but the fees and expense of such counsel shall be at the expense of such Person unless (a) the indemnifying party has agreed to pay such fees or expenses, or (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such Person, or (c) in the reasonable judgment of any such Person, based upon advice of its counsel, a conflict of interest may exist between such Person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person). If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). No indemnifying party will be required to consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the indemnified party of a release from all liability in respect to such claim or litigation. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels.

        (d) Contribution. If for any reason the indemnification provided for in Sections 6(a) and (b) is unavailable to an indemnified party or insufficient to hold it harmless as contemplated by Sections 6(a) and
(b), then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations, provided that no selling holder shall be required to contribute an amount greater than the dollar amount of the proceeds received by such selling holder with respect to the sale of the shares of Corning Common Stock giving rise to the claim.

        (e) Survival of Indemnification Obligation. The indemnifications provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or the controlling Person of each indemnified party and will survive the transfer of the Registrable Securities.

7. Rule 144. In addition to its other obligations hereunder, Corning shall file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if Corning is not required to file such reports, it will, upon the request of any holder of Registrable Securities made after the Closing Date, make publicly available other information so long as necessary to permit sales pursuant to Rule 144 under the Securities Act), and it will take such further action as any holder of the Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Corning Common Stock without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any holder of Registrable Securities, Corning will deliver to such holder a written statement as to whether it has complied with such information and requirements.

8. Participation in Underwritten Registrations. If any of the Registrable Securities covered by the Registration Statement filed pursuant to Section 3 above are to be sold in an Underwritten Offering, the investment banker or investment bankers and manager or managers who will administer the offering will be selected by the holders of a majority of the outstanding shares of such Registrable Securities included in such offering, provided that such investment bankers and managers must be reasonably satisfactory to Corning.

        No Person may participate in any underwritten registration hereunder unless such Person (a) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Person entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements, provided that no selling holder of Registered Securities in any underwritten registration shall be required to make any representation or warranty to Corning or the underwriters other than representations and warranties regarding such holder and such holder's intended method of distribution. Nothing in this Section 8 shall be construed to create any additional rights regarding the registration of Registrable Securities in any Person otherwise than as set forth therein.

9.      Miscellaneous
        (a) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be waived, amended, modified or supplemented except by a written instrument signed on behalf of Corning and the MML, MMD, PLS, PPS and PPL Shareholder Representatives making specific reference to this agreement and expressing the intention to waive, amend, modify or supplement it.

        (b) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered or certified first-class mail, telex, telecopier, or air courier guaranteeing overnight delivery:

        (i)      if to MML, MMD, PLS, PPS    Selvin Passen, M.D.
                 Shareholders:               c/o Maryland Medical
                                              Laboratory, Inc.
                (c/o MML, MMD, PLS, PPS      1901 Sulphur Spring Road
                 Shareholder Representative) Baltimore, MD 21227-0580
                                             Facsimile: (410) 536-1633

        (ii)     if to PPL Shareholders:     Steven J. Berlin
                (c/o PPL Shareholder         c/o Podiatric Pathology
                                              Laboratories, Inc.
                 Representative)             1900 Sulphur Spring Road
                                             P.O. Box 7378
                                             Baltimore, MD 21227-0378
                                             Facsimile: (410)247-4770

                 copies to:                  Adelberg, Rudow,Dorf, Hendler
                                                    & Sameth
                                             600 Mercantile
                                              Bank & Trust Building
                                             2 Hopkins Plaza
                                             Baltimore, MD 21201
                                             Attn:  David B. Rudow, Esq.
                                             Facsimile: (410) 539-5834

                                             Piper & Marbury
                                             36 South Charles St.
                                             Baltimore, MD 21212
                                             Attn:  L. P. Scriggins, Esq.
                                             Facsimile: (410) 576-5052

        (iii)    if to Corning:              Corning Incorporated
                                             One Riverfront Plaza
                                             HQ E2-10
                                             Corning, NY 14831
                                             Attention:  The Secretary
                                             Facsimile:  (607) 974-6135

All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if by facsimile transmission; and on the next business day if timely delivered to an air courier guaranteeing overnight delivery.

        (c) Successors and Assigns, Shareholder Representatives. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, each subsequent holder of Registrable Securities. The MML and PPL Shareholder Representatives may resign and appoint successors only with the consent of the former MML, MMD, PLS, PPS and PPL Shareholders, and Corning shall be entitled to rely on the directions of the MML and PPL Shareholder Representatives herein until receipt of notice from them as to the due appointment of a successor, and Corning shall thereupon be entitled to rely on such notice in dealing with such successor representative.

        (d) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(e) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of any provision hereof.

        (f) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Maryland.

        (g) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any provision in any other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

        (h) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by Corning with respect to the securities issued pursuant to the Merger Agreement. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                           CORNING INCORPORATED


                                           By:_____________________________



                                           MARYLAND MEDICAL LABORATORY, INC.


                                           By:_____________________________



                                           ________________________________
                                           MML Shareholder Representative,
                                             Selvin Passen, M.D.


                                           MARYLAND MEDICAL DATA, INC.



                                           By:_____________________________


                                           ________________________________
                                           MMD Shareholder Representative,
                                             Selvin Passen, M.D.



                                           PHARMACEUTICAL LABORATORY
                                           SERVICES, INC.


                                           By:_____________________________


                                           ________________________________
                                           PLS Shareholder Representative,
                                             Selvin Passen, M.D.



                                           PASSEN PROFESSIONAL SERVICES, P.A.


                                           By:_____________________________
                                              Selvin Passen, M.D.
                                              Sole Shareholder



                                           PODIATRIC PATHOLOGY LABORATORIES,
                                           INC.


                                           By:_____________________________


                                           ________________________________
                                           PPL Shareholder Representative,
                                             Stephen J. Brick


REG.RTS.2

                                                          Exhibit 5.1




                     June 28, 1994



To the Board of Directors
of Corning Incorporated and
Corning Incorporated,
as general partner of
Corning Delaware, L.P.

Dear Sirs:

           As General Counsel of Corning Incorporated ("Corning") and Corning Delaware, L.P. ("Corning Delaware"), I have participated in the preparation of the Registration Statement on Form S-3 (No. 33-53821), as amended (the "Registration Statement"), filed by Corning and Corning Delaware today with the Securities and Exchange Commission with respect to (i) the issuance and sale of Corning Delaware's Convertible Monthly Income Preferred Securities (the "Preferred Securities"), (ii) the shares of Corning Series C Convertible Preferred Stock, $100 par value (the "Corning Series C Preferred Stock"), issuable upon certain events in exchange for the Preferred Securities, (iii) the shares of Corning Common Stock, $.50 par value (the "Corning Common Stock"), issuable upon conversion of the Preferred Securities and (iv) the guarantee (the "Guarantee") of the Preferred Securities by Corning.

          In this capacity, I have examined signed copies of the Registration Statement. I have also examined the originals, or copies identified to my satisfaction, of such corporate and partnership records of Corning and Corning Delaware, respectively, such other agreements and instruments, certificates of public officials and officers of Corning and Corning Delaware and other persons, and such other documents as I have deemed necessary as a basis for the opinions hereinafter expressed.

          Based upon the foregoing and having regard for such legal considerations that I deem relevant, I am of the opinion that:

          1. Corning has been duly incorporated and is validly existing under the laws of the State of New York and Corning Delaware has been duly formed and is validly existing as a limited partnership under the laws of the State of Delaware.

          2. When delivered and paid for as contemplated by the Registration Statement, the issuance of Preferred Securities in a public offering pursuant to the Registration Statement will have been duly authorized by all necessary partnership action on the part of Corning Delaware and the Preferred Securities will be legally issued, fully paid and non-assessable.

          3. The shares of the Corning Series C Preferred Stock issuable upon exchange of the Preferred Securities, when issued in accordance with the terms of Preferred Securities and the Fiscal Agency Agreement among Corning, Corning Delaware and Harris Trust and
Savings Bank (the "Fiscal Agency Agreement"), will have been duly authorized by all necessary corporate action on the part of Corning and will be legally issued, fully paid and non-assessable.

          4. The shares of the Corning Common Stock issuable upon conversion of the Preferred Securities, when issued in accordance with the terms of the Preferred Securities and the Fiscal Agency
Agreement, will have been duly authorized by all necessary corporate action on the part of Corning and will be legally issued, fully paid and non-assessable.

          5. The execution and delivery of the Guarantee has been duly authorized by Corning and, when duly executed and delivered by Corning in the manner described in the Registration Statement, the Guarantee will be legally issued, and constitute the legal, valid and binding obligation of Corning.

          I hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of my name under the heading "Validity of the Securities" in the related prospectus.




                                           Very truly yours,



                                           /s/ William C. Ughetta




12079

18595.1/NYL-4


                                                        Exhibit 8.1

                            [Draft]



June __, 1994




Corning Incorporated
One Riverfront Plaza
Corning, New York  14831

Corning Delaware, L.P.
c/o Corning Incorporated
One Riverfront Plaza
Corning, New York  14831


          Registration Statement on Form S-3
              (Registration No. 33-53821)
Dear Sirs:

          We are acting as special federal income tax counsel for Corning Delaware, L.P. ("Corning Delaware") and Corning Incorporated ("Corning") in connection with the registration of Convertible Monthly Income Preferred Securities (the "Preferred Securities") pursuant to a registration statement (No. 33-53821) on Form S-3 (the "Registration Statement") filed by Corning and Corning Delaware with the Securities and Exchange Commission. In connection therewith, we have participated in the preparation of, and have reviewed, the prospectus (the "Prospectus") included in the Registration Statement.

          We have examined and relied upon the Registration
Statement and, in each case as filed with the Registration Statement, the form of the Amended and Restated Agreement of Limited Partnership of Corning Delaware, L.P., the form of the Fiscal Agency Agreement among Corning Delaware and Corning and Harris Trust and Savings
Bank, as agent (the "Fiscal Agency Agreement"), the form of the convertible subordinated debentures issued and sold by Corning to Corning Delaware under the Fiscal Agency Agreement, and the
Guarantee Agreement of Corning (collectively, the "Operative
Documents").

          Based on the foregoing and assuming that the Operative Documents are executed and delivered in substantially the form we have examined and that the transactions contemplated to occur under the Operative Documents in fact occur in accordance with the terms thereof, we hereby confirm that the discussion set forth in the Prospectus under the caption "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS" accurately describes, subject to the limitations stated therein, the material federal income tax considerations relevant to the purchase, ownership and disposition of the Preferred Securities.

          We hereby consent to the use of this letter as an exhibit to the Registration Statement and to the use of our name under the caption "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS" in the Prospectus.

                                Very truly yours,



                                SHEARMAN & STERLING








LMB
PFR

                                                               EXHIBIT 12.1

                 COMPUTATION OF RATIO OF EARNINGS TO COMBINED
                    FIXED CHARGES AND PREFERRED DIVIDENDS
                     (DOLLARS IN MILLIONS, EXCEPT RATIOS)

                                           12 Weeks Ended                   Fiscal Year Ended
                                           Mar.      Mar.      Jan.     Jan.     Dec.      Dec.
                                            27,       28,       2,       3,       29,       30,     DEC. 31,
                                           1994      1993      1994     1993     1991      1990       1989
Income before taxes on income             $ 79.0    $ 69.6  $ 156.7   $336.6    $327.4    $328.1      $253.8
Adjustments:
 Share of earnings (losses) before
   taxes of 50% owned companies             26.9      23.1   (137.0)   103.2     165.4     175.9       206.9
 Loss before taxes of greater than
   50% owned unconsolidated
   subsidiaries                             (1.7)     (1.4)    (3.1)    (2.1)     (2.2)     (2.0)       (1.3)
 Distributed income of less than 50%
   owned companies and share of  loss
  if debt is guaranteed                                1.5      4.5     (4.3)      6.6       0.9         3.3
 Amortization of capitalized interest        2.9       2.7     13.0     11.8      10.2       8.8         7.2
 Fixed charges net of capitalized
   interest                                 42.2      29.3    155.8    130.3     126.4     112.5        91.2
Earnings before taxes and fixed
  charges as adjusted                     $149.3    $124.8  $ 189.9   $575.5    $633.8    $624.2      $561.1
Fixed charges:
 Interest incurred                        $ 26.4    $ 18.1  $  94.0   $ 68.9    $ 60.4    $ 58.6      $ 53.0
 Share of interest incurred of 50%
   owned companies and interest on
   guaranteed debt of less than 50%
   owned companies                           9.0       6.8     40.9     42.0      47.5      45.3        33.9
 Interest incurred by greater than 50%
   owned unconsolidated subsidiaries         0.2       0.2      0.8      0.9       0.9       1.0         1.2
 Portion of rent expense which
   represents interest factor                8.2       6.8     29.9     27.6      23.0      19.7        15.8
 Share of portion of rent expense
   which represents interest factor
  for  50% owned companies                   1.3       1.5      9.1      9.2       9.0       7.6         6.9
 Portion of rent expense which
   represents interest factor for
   greater than 50% owned
   unconsolidated subsidiaries                         0.3      0.1      0.1       0.1       0.1         0.1
 Amortization of debt costs                  0.5                1.8      1.5       0.4       0.4         0.3
Total fixed charges                         45.6      33.7    176.6    150.2     141.3     132.7       111.2
Capitalized interest                        (3.4)     (4.4)   (20.8)   (19.9)    (14.9)    (20.2)      (20.0)
Total fixed charges net of capitalized
  interest                                $ 42.2    $ 29.3  $ 155.8   $130.3    $126.4    $112.5      $ 91.2
Preferred dividends:
 Preferred dividend requirement           $  0.5    $  0.5  $   2.1   $  2.2    $  2.4    $  2.5      $  0.6
 Ratio of pre-tax income to net income      1.60      1.52     1.29     1.38      1.51      1.71        1.85
 Pre-tax preferred dividend
   requirement                               0.8       0.8      2.7      3.0       3.6       4.3         1.1
Fixed charges                               45.6      33.7    176.6    150.2     141.3     132.7       111.2
Fixed charges and pre-tax preferred
  dividend requirement                    $ 46.4    $ 34.5  $ 179.3   $153.2    $144.9    $137.0      $112.3
Ratio of earnings to combined fixed
  charges and preferred dividends            3.2x      3.6x     1.1x     3.8x      4.4x      4.6x        5.0x

                                                             EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated January 24, 1994 (except Note 16 which is as of February 7, 1994), appearing on Page 21 of the Corning Incorporated 1993 Annual Report on Form 10-K for the year ended January 2, 1994. We also consent to the incorporation by reference of our report dated January 20, 1994 on the financial statements of Dow Corning Corporation, which appears on Page 56 of the Corning Incorporated Annual Report on Form 10-K for the year ended January 2, 1994. We also consent to the references to us under the heading "Experts" and "Selected Consolidated Financial Data" in such Prospectus. However, it should be noted that Price Waterhouse has not prepared or certified such "Selected Consolidated Financial Data".


/s/ Price Waterhouse
1177 Avenue of the Americas
New York, New York
June 28, 1994

                                                                  EXHIBIT 23.2

                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated March 11, 1993 (except with respect to Note N, as to which the date is July 3, 1993) on the consolidated financial statements of Damon Corporation and Subsidiaries as of December 31, 1992 and 1991 and for each of the three years ended December 31, 1992 which are included in Corning's Current Report on Form 8-K filed on August 4, 1993 which is incorporated into this Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ Arthur Andersen & Co.
Boston, Massachusetts
June 27, 1994